Equitable Accumulator(SM)

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 1999

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for The Hudson River Trust and EQ Advisors Trust, which contain important information about their Portfolios.

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WHAT IS THE EQUITABLE ACCUMULATOR?

Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options or the account for special dollar cost averaging ("investment options").

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VARIABLE INVESTMENT OPTIONS
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o Alliance Money Market             o Lazard Large Cap Value
o Alliance High Yield               o Lazard Small Cap Value
o Alliance Common Stock             o MFS Growth with Income
o Alliance Aggressive Stock         o MFS Research
o Alliance Small Cap Growth         o MFS Emerging Growth Companies
o EQ/Alliance Premier Growth        o Morgan Stanley Emerging Markets Equity
o BT Equity 500 Index               o EQ/Putnam Growth & Income Value
o BT Small Company Index            o EQ/Putnam Investors Growth
o BT International Equity Index     o EQ/Putnam International Equity
o Capital Guardian U.S. Equity
o Capital Guardian Research
o Capital Guardian International
o JPM Core Bond
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You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 49.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates. It may be used for dollar cost averaging during your contract's first year.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
   IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity which is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax Sheltered Annuity ("TSA") - ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 1999, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

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2      Contents of this prospectus
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Contents of this prospectus

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EQUITABLE ACCUMULATOR(SM)

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Index of key words and phrases                                                 4
Who is Equitable Life?                                                         5
How to reach us                                                                6
Equitable Accumulator at a glance -- key features                              8

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FEE TABLE                                                                     11
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Examples                                                                      14
Condensed financial information                                               15
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1
CONTRACT FEATURES AND BENEFITS                                                16
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How you can purchase and contribute to your contract                          16
Owner and annuitant requirements                                              20
How you can make your contributions                                           20
What are your investment options under the contract?                          20
Portfolios of The Hudson River Trust                                          21
Portfolios of EQ Advisors Trust                                               21
Allocating your contributions                                                 24
Our baseBUILDER option                                                        26
Guaranteed minimum death benefit                                              28
Your right to cancel within a certain number of days                          29

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2
DETERMINING YOUR CONTRACT'S VALUE                                             30
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Your account value                                                            30
Your contract's value in the variable investment options                      30
Your contract's value in the fixed maturity options                           30
Your contract's value in the account for special dollar cost averaging        30

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"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

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                                              Contents of this prospectus      3
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3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                              31
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Transferring your account value                                               31
Rebalancing your account value                                                31

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4
ACCESSING YOUR MONEY                                                          32
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Withdrawing your account value                                                32
How withdrawals are taken from your account value                             33
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death benefit                         33
Loans under Rollover TSA contracts                                            34
Surrendering your contract to receive its cash value                          35
When to expect payments                                                       35
Choosing your annuity payout options                                          36

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5
CHARGES AND EXPENSES                                                          39
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Charges that Equitable Life deducts                                           39
Charges that the trusts deduct                                                41
Group or sponsored arrangements                                               41
Other distribution arrangements                                               42

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6
PAYMENT OF DEATH BENEFIT                                                      43
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Your beneficiary and payment of benefit                                       43
How death benefit payment is made                                             43
Beneficiary continuation option for Rollover IRA and
  Flexible Premium IRA contracts                                              44

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7
TAX INFORMATION                                                               45
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Overview                                                                      45
Transfers among investment options                                            45
Taxation of nonqualified annuities                                            45
Special rules for NQ contracts issued in Puerto Rico                          46
Individual retirement arrangements ("IRAs")                                   47
Special rules for nonqualified contracts in qualified plans                   57
Tax Sheltered Annuity contracts (TSAs)                                        57
Federal and state income tax withholding and
  information reporting                                                       62
Impact of taxes to Equitable Life                                             63

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8
MORE INFORMATION                                                              64
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About our Separate Account No. 49                                             64
About The Hudson River Trust and EQ Advisors Trust                            64
About our fixed maturity options                                              65
About the general account                                                     67
About other methods of payment                                                67
Dates and prices at which contract events occur                               68
About your voting rights                                                      68
About our year 2000 progress                                                  69
About legal proceedings                                                       70
About our independent accountants                                             70
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                               70
Distribution of the contracts                                                 70

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9
INVESTMENT PERFORMANCE                                                        72
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Benchmarks                                                                    72
Communicating performance data                                                81

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10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               83
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Appendices
I -- Condensed financial information                                         A-1
II -- Purchase considerations for QP contracts                               B-1
III -- Market value adjustment example                                       C-1
IV -- Guaranteed minimum death benefit example                               D-1

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STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
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4      Index of key words and phrases
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Index of key words and phrases

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This index should help you locate more information on the terms used in this prospectus.


                                                                           PAGE
account for special dollar cost
  averaging                                                                 24
account value                                                               30
annuitant                                                                   16
baseBUILDER                                                                 26
beneficiary                                                                 43
benefit base                                                                26
business day                                                                68
cash value                                                                  30
conduit IRA                                                                 51
contract date                                                                9
contract date anniversary                                                    9
contract year                                                                9
contributions to Roth IRAs                                                  54
  regular contributions                                                     54
  rollover contributions                                                    55
  conversion contributions                                                  55
  direct custodian-to-custodian
     transfers                                                              55
contributions to traditional IRAs                                           47
  regular contributions                                                     48
  rollover contributions                                                    50
  direct custodian-to-custodian
     transfers                                                              50
ERISA                                                                       34
fixed maturity amount                                                       22
fixed maturity options                                                      22
Flexible Premium IRA                                                       cover
Flexible Premium Roth IRA                                                  cover
guaranteed minimum death benefit                                            28
guaranteed minimum income benefit                                           26
IRA                                                                         47
IRS                                                                         45
investment options                                                          20
loan reserve account                                                        35
market adjusted amount                                                      23
market value adjustment                                                     23
maturity value                                                              23
NQ                                                                          45
participant                                                                 20
payout option                                                               36
Portfolio                                                                  cover
Processing Office                                                            6
QP                                                                          57
rate to maturity                                                            22
required beginning date                                                     52
Rollover IRA                                                               cover
Rollover TSA                                                               cover
Roth Conversion IRA                                                        cover
Roth IRA                                                                    54
SAI                                                                        cover
SEC                                                                        cover
TOPS                                                                         6
TSA                                                                         57
traditional IRA                                                             47
unit                                                                        30
variable investment options                                                 20


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.

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PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
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fixed maturity options          Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
variable investment options     Investment Funds
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
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                                                   Who is Equitable Life?      5
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Who is Equitable Life?
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We are The Equitable Life Assurance Society of the United States ("Equitable
Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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6      Who is Equitable Life?
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HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:

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FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
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Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014

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FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
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Equitable Accumulator
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
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Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
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Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

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REPORTS WE PROVIDE:
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o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.

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TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") SYSTEM:
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TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options; and

o  the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o  change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.

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BY INTERNET:
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You can also access information about your contract on the
Internet. Please visit our website at http://www.equitable.com, and click on EQAccess.

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                                                   Who is Equitable Life?      7
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CUSTOMER SERVICE REPRESENTATIVE:
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You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our Processing Office at the address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)   authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) cancellation of your Roth Conversion IRA contract or Flexible Premium Roth IRA and return to a Rollover IRA or Flexible Premium IRA contract;

(4)   election of the automatic investment program;

(5)   election of the rebalancing program;

(6)   to obtain a PIN required for TOPS;

(7)   requests for loans under Rollover TSA contracts;

(8)   spousal consent for loans under Rollover TSA contracts;

(9)   tax withholding election; and

(10)  beneficiary continuation option election.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)   address changes;

(2)   beneficiary changes;

(3)   transfers between investment options;

(4)   withdrawal requests;

(5)   contract surrender; and

(6)   requests to exercise your guaranteed minimum income benefit.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)   automatic investment program;

(2)   general dollar cost averaging;

(3)   rebalancing;

(4)   special dollar cost averaging;

(5)   substantially equal withdrawals;

(6)   systematic withdrawals; and

(7)   the date annuity payments are to begin.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

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8      Equitable Accumulator at a glance -- key features
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Equitable Accumulator at a glance -- key features

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
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PROFESSIONAL INVESTMENT      Equitable Accumulator's variable investment options invest in 22 different Portfolios
MANAGEMENT                   managed by professional investment advisers.
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FIXED MATURITY               o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Principal guarantees.
                               -- If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option.
                                  If you surrender your contract, a market value adjustment may also apply.

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ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging of your initial contribution.
COST AVERAGING
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TAX ADVANTAGES               o On earnings inside the    No tax on any dividends, interest or capital gains until you
                               contract                  make withdrawals from your contract or receive annuity
                                                         payments.
                             ------------------------------------------------------------------------------------------
                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             ------------------------------------------------------------------------------------------
                             If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
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BASEBUILDER(R)               baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death
PROTECTION                   benefit. This optional feature provides income protection for you while the annuitant lives, as well as a death benefit for the beneficiary should the annuitant die.
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CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts

                               o Initial minimum:        $5,000

                               o Additional minimum:     $1,000
                                                         $100 monthly, and $300 quarterly under our automatic
                                                         investment program (NQ contracts)
                             ------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts

                               o Initial minimum:        $2,000

                               o Additional minimum:     $50 ($50 under our automatic investment program)
                             ------------------------------------------------------------------------------------------
                             Maximum investment limitations may apply.
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

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                         Equitable Accumulator at a glance -- key features     9
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
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ACCESS TO YOUR MONEY   o Lump sum withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts

                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals. You may also incur income tax and a tax penalty.
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PAYOUT ALTERNATIVES    o Annuity payout options

                       o Income Manager(R) payout annuity options
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ADDITIONAL FEATURES    o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually and
                         annually)

                       o Unlimited free transfers

                       o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
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FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at an annual rate of 1.35%.

                       o Annual 0.30% benefit base charge or the optional baseBUILDER benefit. The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER." No additional charge if you want a guaranteed minimum death benefit only.

                       o Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less.
                         If your account value is $25,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make contributions.

                       o During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available.
                         The charge begins at 7% in the first contract year following a contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                         ----------------------------------------------------------------------------------------------
                         The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." The
                         "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
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
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10      Equitable Accumulator at a glance -- key features
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
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FEES AND               o We also deduct a charge for taxes such as premium taxes that may be imposed in your state.
CHARGES (CONTINUED)      This charge is generally deducted from the amount applied to an annuity payout option.

                       o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                       o Annual expenses of The Hudson River Trust and EQ Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25%
                         and other expenses.
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Annuitant issue ages   NQ: 0-83
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA: 20-83
                       Flexible Premium IRA: 20-70
                       QP: 20-75
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

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

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                                                               Fee table      11
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Fee table

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The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. Generally, the only charges shown in the table that are applicable to the fixed maturity options and the account for special dollar cost averaging are the annual administrative charge and the withdrawal charge. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

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CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
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

Mortality and expense risks (1)                                                             1.10%
Administrative (2)                                                                          0.25%
                                                                                            -----
Total annual expenses                                                                       1.35%
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FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY: CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH
CONTRACT DATE ANNIVERSARY
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Maximum annual administrative charge
  If your account value is less than $25,000                                                $30(3)

  If your account value is $25,000 or more                                                  $ 0

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CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
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WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you surrender your          Contract
contract or make certain withdrawals. The withdrawal charge percentage we use is              year
determined by the contract year in which you make the withdrawal or surrender your contract.  1 ................  7.00%
For each contribution, we consider the contract year in which we receive that contribution    2 ................  6.00
to be "contract year 1")(4)                                                                   3 ................  5.00
                                                                                              4 ................  4.00
                                                                                              5 ................  3.00
                                                                                              6 ................  2.00
                                                                                              7 ................  1.00
                                                                                              8+ ...............  0.00
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CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
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BASEBUILDER BENEFITS CHARGE (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(5)
                                                                                            0.30%
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

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12      Fee table
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THE HUDSON RIVER TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------

                                                                                                        TOTAL ANNUAL
                                                 INVESTMENT                                              EXPENSES(6)
                                                 MANAGEMENT                              OTHER         (AFTER EXPENSE
                                               ADVISORY FEES       12B-1 FEES(6)        EXPENSES         LIMITATION)
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
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Alliance Money Market(7)                            0.35%              0.25%              0.02%            0.62%
Alliance High Yield(7)                              0.60%              0.25%              0.03%            0.88%
Alliance Common Stock(7)                            0.36%              0.25%              0.03%            0.64%
Alliance Aggressive Stock (7)                       0.54%              0.25%              0.03%            0.82%
Alliance Small Cap Growth(7)                        0.90%              0.24%              0.06%            1.20%
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EQ ADVISORS TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------------------------
                                                                                          OTHER         TOTAL ANNUAL
                                                 INVESTMENT                             EXPENSES (8)     EXPENSES(8)
                                                MANAGEMENT &                          (AFTER EXPENSE   (AFTER EXPENSE
                                               ADVISORY FEES       12B-1 FEES(6)        LIMITATION)      LIMITATION)

EQ/Alliance Premier Growth(8)                       0.90%              0.25%              0.00%            1.15%
BT Equity 500 Index(8)                              0.25%              0.25%              0.05%            0.55%
BT Small Company Index(8)                           0.25%              0.25%              0.25%            0.75%
BT International Equity Index(8)                    0.35%              0.25%              0.40%            1.00%
Capital Guardian U.S. Equity(8)                     0.65%              0.25%              0.05%            0.95%
Capital Guardian Research(8)                        0.65%              0.25%              0.05%            0.95%
Capital Guardian International(8)                   0.75%              0.25%              0.20%            1.20%
JPM Core Bond(8)                                    0.45%              0.25%              0.10%            0.80%
Lazard Large Cap Value(8)                           0.55%              0.25%              0.15%            0.95%
Lazard Small Cap Value(8)                           0.80%              0.25%              0.15%            1.20%
MFS Growth with Income(8)                           0.55%              0.25%              0.05%            0.85%
MFS Research(8)                                     0.55%              0.25%              0.05%            0.85%
MFS Emerging Growth Companies(8)                    0.55%              0.25%              0.05%            0.85%
Morgan Stanley Emerging Markets Equity(8)           1.15%              0.25%              0.35%            1.75%
EQ/Putnam Growth & Income Value(8)                  0.55%              0.25%              0.05%            0.85%
EQ/Putnam Investors Growth(8)                       0.55%              0.25%              0.15%            0.95%
EQ/Putnam International Equity(8)                   0.70%              0.25%              0.25%            1.20%
-----------------------------------------------------------------------------------------------------------------------

Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

(3) For Flexible Premium IRA and Flexible Premium Roth IRA contracts, during the first two contract years this charge is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(4) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, and upon surrender of a contract.

(5) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER."

--------------------------------------------------------------------------------
                                                               Fee table      13
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(6) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

(7) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(8) The maximum investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for EQ Advisors Trust. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.50% for BT Small Company Index; 0.75% for BT International Equity Index; 0.70% for Capital Guardian U.S. Equity and Capital Guardian Research; 0.95% for Capital Guardian International; 0.55% for JPM Core Bond; 0.70% for Lazard Large Cap Value; 0.95% for Lazard Small Cap Value; 0.60% for MFS Growth with Income, MFS Research, and MFS Emerging Growth Companies; 1.50% for Morgan Stanley Emerging Markets Equity; 0.60% for EQ/Putnam Growth & Income Value; 0.70% for EQ/Putnam Investors Growth; 0.95% for EQ/Putnam International Equity. The expenses shown for the BT International Equity Index, BT Small Company Index, EQ/Putnam Investors Growth, and Lazard Large Cap Value Portfolios reflect an increase effective on May 1, 1999. During 1999, EQF plans to change its name to AXA Advisors, Inc.

      Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
      0.33% for BT Equity 500 Index; 1.31% for BT Small Company Index; 0.89% for BT International Equity Index; 0.33% for JPM Core Bond; 0.40% for Lazard Large Cap Value; 0.49% for Lazard Small Cap Value; 0.25% for MFS Research; 0.24% for MFS Emerging Growth Companies; 1.23% for Morgan Stanley Emerging Markets Equity; 0.24% for EQ/Putnam Growth & Income Value; 0.29% for EQ/Putnam Investors Growth; 0.51% for EQ/Putnam International Equity. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth; 0.74% for Capital Guardian U.S. Equity and Capital Guardian Research; 1.03% for Capital Guardian International; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the MFS Growth with Income Portfolio. The EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International Portfolios commenced operations on May 1, 1999.

      Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
14      Fee table
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract and elected baseBUILDER) would pay in the two situations (surrender and nonsurrender) illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on an estimated $10,000 average account value at the end of the contract year and the maximum charge of $30, so that the administrative charge per $1,000 is $3. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for the NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                      IF YOU SURRENDER YOUR CONTRACT AT THE END
                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                      WOULD BE:
                                  ----------------------------------------------
                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
Alliance Money Market             $93.00     $126.88     $163.38    $287.23
Alliance High Yield               $95.58     $134.62     $176.30    $312.98
Alliance Common Stock             $93.19     $127.47     $164.38    $289.23
Alliance Aggressive Stock         $94.98     $132.84     $173.34    $307.10
Alliance Small Cap Growth         $98.76     $144.12     $192.03    $343.81
--------------------------------------------------------------------------------
EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth        $98.26     $142.63          --         --
BT Equity 500 Index               $92.30     $124.78     $159.88    $280.19
BT Small Company Index            $94.29     $130.75     $169.85    $300.17
BT International Equity Index     $96.77     $138.19     $182.22    $324.65
Capital Guardian U.S. Equity      $96.27     $136.71          --         --
Capital Guardian Research         $96.27     $136.71          --         --
Capital Guardian International    $98.76     $144.12          --         --
JPM Core Bond                     $94.78     $132.24     $172.34    $305.12
Lazard Large Cap Value            $96.27     $136.71     $179.76    $319.80
Lazard Small Cap Value            $98.76     $144.12     $192.03    $343.81
MFS Growth with Income            $95.28     $133.74          --         --
MFS Research                      $95.28     $133.74     $174.83    $310.05
MFS Emerging Growth Companies     $95.28     $133.74     $174.83    $310.05
--------------------------------------------------------------------------------

                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                         THE END OF EACH PERIOD SHOWN, THE
                                                 EXPENSES WOULD BE:
                                  ----------------------------------------------
                                   1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------
THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
Alliance Money Market             $26.15    $80.35     $137.22     $292.13
Alliance High Yield               $28.73    $88.10     $150.14     $317.87
Alliance Common Stock             $26.34    $80.94     $138.21     $294.12
Alliance Aggressive Stock         $28.13    $86.31     $147.16     $311.98
Alliance Small Cap Growth         $31.91    $97.59     $165.86     $348.69
--------------------------------------------------------------------------------
EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth        $31.41    $96.11          --          --
BT Equity 500 Index               $25.45    $78.25     $133.71     $285.07
BT Small Company Index            $27.44    $84.23     $143.69     $305.09
BT International Equity Index     $29.92    $91.66     $156.05     $329.53
Capital Guardian U.S. Equity      $29.42    $90.17          --          --
Capital Guardian Research         $29.42    $90.17          --          --
Capital Guardian International    $31.91    $97.59          --          --
JPM Core Bond                     $27.93    $85.72     $146.17     $310.01
Lazard Large Cap Value            $29.42    $90.17     $153.58     $324.68
Lazard Small Cap Value            $31.91    $97.59     $165.86     $348.69
MFS Growth with Income            $28.43    $87.20          --          --
MFS Research                      $28.43    $87.20     $148.64     $314.93
MFS Emerging Growth Companies     $28.43    $87.20     $148.64     $314.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               Fee table      15
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                              IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                 OF EACH PERIOD SHOWN, THE EXPENSES
                                                              WOULD BE:
                                         --------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity     $104.22     $160.29     $218.58    $394.59
EQ/Putnam Growth & Income Value            $ 95.28     $133.74     $174.83    $310.05
EQ/Putnam Investors Growth                 $ 96.27     $136.71     $179.76    $319.80
EQ/Putnam International Equity             $ 98.76     $144.12     $192.03    $343.81
-------------------------------------------------------------------------------------------

                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                  THE END OF EACH PERIOD SHOWN, THE
                                                         EXPENSES WOULD BE:
                                         --------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
-------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity     $37.37     $113.76     $192.41     $399.49
EQ/Putnam Growth & Income Value            $28.43     $ 87.20     $148.64     $314.93
EQ/Putnam Investors Growth                 $29.42     $ 90.17     $153.58     $324.68
EQ/Putnam International Equity             $31.91     $ 97.59     $165.86     $348.69
-------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

CONDENSED FINANCIAL INFORMATION

Please see Appendix I, at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options.

--------------------------------------------------------------------------------
16      Contract features and benefits
--------------------------------------------------------------------------------


Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us we call "contributions." We require a minimum contribution amount for each type of contract. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT   MINIMUM                                                         LIMITATIONS ON
TYPE          ISSUE AGES      CONTRIBUTIONS                        SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------
 NQ           0 through 83    o $5,000 (initial)                   o After-tax money.         o No additional
                                                                                                contributions after
                              o $1,000 (additional)                o Paid to us by check or     age 84.
                                                                     transfer of
                                                                     contract
                                                                     value in a
                                                                     tax-deferred
                                                                     exchange
                                                                     under Section
                                                                     1035 of the
                                                                     Internal
                                                                     Revenue Code.
-----------------------------------------------------------------------------------------------------------------------
 Flexible     20 through 70   o $2,000 (initial)                   o "Regular" IRA            o No additional regular
 Premium IRA                                                         contributions.             IRA contributions in the
                              o $50 (additional after                                           calendar year you turn
                                the first contract year)           o Rollovers from a           age 70 1/2 and
                                                                     qualified plan.            thereafter.

                                                                   o Rollovers from a TSA.    o Total regular
                                                                                                contributions may not
                                                                   o Rollovers from another     exceed $2,000 each
                                                                     traditional individual     year.
                                                                     retirement
                                                                     arrangement.             o No additional rollover
                                                                                                or direct transfer
                                                                   o Direct custodian-          contributions after
                                                                     to-custodian transfers     age 71.
                                                                     from another
                                                                     traditional individual   o Rollover and direct
                                                                     retirement                 transfer contributions
                                                                     arrangement.               after age 70 1/2 must
                                                                                                be net of required
                                                                                                minimum distributions.

                              Although we accept rollover and direct transfer contributions under the Flexible Premium
                              IRA contract, we intend that this contract be used for ongoing regular contributions.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      17
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT   MINIMUM                                                      LIMITATIONS ON
TYPE             ISSUE AGES      CONTRIBUTIONS                     SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 83   o  $5,000 (initial)               o Rollovers from a         o No additional rollover
                                                                     qualified plan.            or direct transfer
                                 o  $1,000 (additional)                                         contributions after
                                                                   o Rollovers from a TSA.      age 84.

                                                                   o Rollovers from another   o Contributions after
                                                                     traditional individual     age 70 1/2 must be net
                                                                     retirement                 of required minimum
                                                                     arrangement.               distributions.

                                                                   o Direct                   o Regular IRA
                                                                     custodian-to-custodian     contributions are not
                                                                     transfers from another     permitted.
                                                                     traditional individual
                                                                     retirement
                                                                     arrangement.


                              Only rollover and direct transfer contributions are permitted under the Rollover IRA contract.
-----------------------------------------------------------------------------------------------------------------------
Flexible         20 through 83   o $2,000 (initial)                o "Regular" after-tax      o No additional regular
Premium Roth                                                          contributions.            after-tax contributions
IRA                              o $50 (additional after                                        after age 84.
                                   the first contract year)        o Rollovers from another
                                                                     Roth IRA.                o No additional rollover
                                                                                                or direct transfer
                                                                   o Conversion rollovers       contributions after
                                                                     from a traditional IRA.    age 84.


                                                                   o Direct transfers from    o Contributions are
                                                                     another Roth IRA.          subject to income
                                                                                                limits. See "Tax
                                                                                                information-
                                                                                                Contributions to
                                                                                                Roth IRAs."

                                 Although we accept rollover and direct transfer contributions under the Flexible
                                 Premium Roth IRA contract, we intend that this contract be used for ongoing regular contributions.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT   MINIMUM                                                      LIMITATIONS ON
TYPE             ISSUE AGES      CONTRIBUTIONS                     SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------
Roth             20 through 83   o $5,000 (initial)                o Rollovers from another   o No additional rollover
Conversion IRA                                                          Roth IRA.               or direct transfer
                                 o $1,000 (additional)                                          contributions after
                                                                   o Conversion rollovers       age 84.
                                                                      from a traditional IRA.
                                                                                              o Conversion rollovers
                                                                   o Direct transfers from      after age 70 1/2 must be
                                                                      another Roth IRA.         net of required
                                                                                                minimum distributions
                                                                                                for the traditional IRA
                                                                                                you are rolling over.

                                                                                              o You cannot roll over
                                                                                                funds from a traditional
                                                                                                IRA if your adjusted
                                                                                                gross income is
                                                                                                $100,000 or more.

                                                                                              o Regular after-tax
                                                                                                contributions are not
                                                                                                permitted.

                                 Only rollover and direct transfer contributions are permitted under the Roth Conversion
                                 IRA contract.
-----------------------------------------------------------------------------------------------------------------------
 QP              20 through 75    o $5,000 (initial)               o Only transfer            o Regular ongoing
                                                                     contributions from an      payroll contributions
                                  o $1,000 (additional)              existing qualified plan    are not permitted.
                                                                     trust as a change of
                                                                     investment vehicle       o No additional transfer
                                                                     under the plan.            contributions after
                                                                                                age 76.
                                                                   o The plan must be
                                                                     qualified under Section  o For defined benefit
                                                                     401(a) of the Internal     plans, employee
                                                                     Revenue Code.              contributions are not
                                                                                                permitted.
                                                                   o For 401(k) plans,
                                                                     transferred              o Contributions after age
                                                                     contributions may only     70 1/2 must be net of
                                                                     include employee           any required minimum
                                                                     pre-tax contributions.     distributions.
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                AVAILABLE
CONTRACT        FOR ANNUITANT   MINIMUM                                                         LIMITATIONS ON
TYPE            ISSUE AGES      CONTRIBUTIONS                        SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------

Rollover TSA    20 through 83   o $5,000 (initial)                   o Rollovers from another   o No additional rollover
                                                                       TSA contract or            or direct transfer
                                o $1,000 (additional)                  arrangement.               contributions after
                                                                                                  age 84.
                                                                     o Rollovers from a
                                                                       traditional IRA which    o Contributions after age
                                                                       was a "conduit" for        70 1/2 must be net of
                                                                       TSA funds previously       required minimum
                                                                       rolled over.               distributions.

                                                                     o Direct transfers from
                                                                       another contract or
                                                                       arrangement under
                                                                       Section 403(b) of the
                                                                       Internal Revenue Code,
                                                                       complying with IRS
                                                                       Revenue Ruling 90-24.
-----------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" later in this prospectus.

--------------------------------------------------------------------------------
20      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 22 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose among 22 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF THE HUDSON RIVER TRUST
-----------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME               OBJECTIVE                                       ADVISER
-----------------------------------------------------------------------------------------------------------------------
Alliance Money Market        High level of current income while preserving   Alliance Capital Management L.P.
                             assets and maintaining liquidity
-----------------------------------------------------------------------------------------------------------------------
Alliance High Yield          High return by maximizing current income and,   Alliance Capital Management L.P.
                             to the extent consistent with that objective,
                             capital appreciation
-----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock        Long-term growth of capital and increasing      Alliance Capital Management L.P.
                             income
-----------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock    Long-term growth of capital                     Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth    Long-term growth of capital                     Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-----------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth        Long-term growth of capital                        Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index               Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of Portfolio expenses) the total return
                                  of the Standard & Poor's 500 Composite Stock
                                  Price Index
-----------------------------------------------------------------------------------------------------------------------
BT Small Company Index            Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of Portfolio expenses) the total return
                                  of the Russell 2000 Index
-----------------------------------------------------------------------------------------------------------------------
BT International Equity Index     Replicate as closely as possible (before           Bankers Trust Company
                                  deduction of Portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
-----------------------------------------------------------------------------------------------------------------------


Capital Guardian U.S. Equity*      Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------
Capital Guardian Research*         Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------
Capital Guardian International*    Long-term growth of capital                        Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
22      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME             OBJECTIVE                                          ADVISER
-----------------------------------------------------------------------------------------------------------------------
JPM Core Bond              High total return consistent with moderate         J. P. Morgan Investment Management Inc.
                           risk of capital and maintenance
                           of liquidity
-----------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value     Capital appreciation                               Lazard Asset Management
-----------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value     Capital appreciation                               Lazard Asset Management
-----------------------------------------------------------------------------------------------------------------------
MFS Growth with Income     Reasonable current income and long-term            Massachusetts Financial Services Company
                           growth of capital and income
-----------------------------------------------------------------------------------------------------------------------
MFS Research               Long-term growth of capital and future income      Massachusetts Financial Services Company
-----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth        Long-term capital growth                           Massachusetts Financial Services Company
Companies
-----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging    Long-term capital appreciation                     Morgan Stanley Asset Management
Markets Equity
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income  Capital growth, current income is a secondary      Putnam Investment Management, Inc.
Value                      objective
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth Long-term growth of capital and any increased      Putnam Investment Management, Inc.
                           income that results from this growth
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam International    Capital appreciation                               Putnam Investment Management, Inc.
Equity
-----------------------------------------------------------------------------------------------------------------------


* May not curently be available in all states


Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.


See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o  the rate to maturity is 3%; or

o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

OPTIONS AT MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following options take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)   withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have left in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)   the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment

--------------------------------------------------------------------------------
24      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

The account for special dollar cost averaging is available for allocation of your initial contribution only under the special dollar cost averaging program. It is available only for the first year of your contract. We will guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate will be shown in your contract. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than seven years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on April 1, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 4.97% on April 1, 1999, we would have allocated $6,191.16 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately

--------------------------------------------------------------------------------
                                          Contract features and benefits      25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAMS. You may dollar cost average from the account for special dollar cost averaging into any of the variable investment options. You must allocate your entire initial contribution into the account. We will transfer your value in the account for special dollar cost averaging into the variable investment options that you select over the next 12 months or such other period we offer at the time. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we offer at the time. You may not allocate additional contributions to the account for special dollar cost averaging.

--------------------------------------------------------------------------------
The account for special dollar cost averaging provides guaranteed interest.
--------------------------------------------------------------------------------

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled monthly transfers to the variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

If the account for special dollar cost averaging is not available in your state, we offer a special dollar cost averaging program in the Alliance Money Market option. Under this program we will not deduct the mortality and expense risks and administrative charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program, which is in effect only for your first contract year. We reserve the right to discontinue offering the Alliance Money Market special dollar cost averaging program for new contracts once the account for special dollar cost averaging becomes available in a state. Your registered representative can provide information about state availability. You may also contact us directly.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                    ----------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options".

--------------------------------------------------------------------------------
26      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a combined guaranteed minimum income benefit and guaranteed minimum death benefit. The combined benefit is available if the annuitant is between the ages of 20 and 75. There is an additional charge for this benefit. See "baseBUILDER benefits charge" under "Charges and expenses."

--------------------------------------------------------------------------------
baseBUILDER provides income protection if you elect an income payout while the annuitant is alive and a death benefit if the annuitant dies.
--------------------------------------------------------------------------------

The guaranteed minimum income benefit component of baseBUILDER is described below under "Your guaranteed minimum income benefit under baseBUILDER." As part of baseBUILDER you have a choice of two guaranteed minimum death benefit options: either a "5% roll up to age 80" or an "annual ratchet to age 80." The two options are described under "Guaranteed minimum death benefit." The guaranteed minimum death benefit is provided under the contract even if you do not elect baseBUILDER, and for a broader range of annuitant ages at contract issue than those available under baseBUILDER. baseBUILDER is not currently available in New York.

YOUR GUARANTEED MINIMUM INCOME BENEFIT UNDER BASEBUILDER

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity contract. The Income Manager (Life Annuity with a Period Certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
We also refer to the guaranteed minimum income benefit as the "Living Benefit."
--------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT'S BENEFIT BASE.

On the contract date, your guaranteed minimum income benefit's benefit base ("benefit base") is equal to the initial contribution. Thereafter, the benefit base will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, the fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after age 80.

If you make an additional contribution to your contract, we will increase your current benefit base by the dollar amount of the additional contribution on the date that the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your benefit base for the withdrawal on the date that you make the withdrawal. See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing Your Money" for more detailed information. The benefit base will be reduced by any withdrawal charge remaining when you exercise your guaranteed minimum income benefit. Under Rollover TSA contracts, we will also reduce your benefit base by the amount of any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value and is used solely for purposes of calculating your guaranteed minimum income benefit.
--------------------------------------------------------------------------------

EXERCISING YOUR BENEFIT AND INCOME YOU WILL RECEIVE.

If you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (Life Annuity with a Period Certain) payout annuity contract, will be the greater of (i) your guaranteed minimum income benefit, and (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

--------------------------------------------------------------------------------
                                          Contract features and benefits      27
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The guaranteed minimum income benefit is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.

The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.

--------------------------------------------------------------------------------
                                    GUARANTEED MINIMUM
                              INCOME BENEFIT -- ANNUAL INCOME
     CONTRACT DATE                PAYABLE FOR LIFE WITH
ANNIVERSARY AT EXERCISE         10 YEAR PERIOD CERTAIN
--------------------------------------------------------------------------------
             7                          $ 8,315
            10                           10,341
            15                           14,924
--------------------------------------------------------------------------------

Under NQ, and all IRA contracts, you may exercise the guaranteed minimum income benefit only within 30 days following the seventh or later contract date anniversary under your contract. However, you may not exercise the benefit before the annuitant is age 60, or after the annuitant is age 83. There is an exception if the annuitant is between ages 20 and 44 when your contract is issued. In this case you may exercise the benefit following the 15th or later contract date anniversary, but not after the annuitant is age 83. See "Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts" below regarding exercising the benefit under QP and Rollover TSA contracts.

Your contract will terminate when you exercise your guaranteed minimum income benefit. You will then receive an Income Manager (Life Annuity with a Period Certain) payout annuity contract. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:

----------------------------------------
            LEVEL PAYMENTS*
----------------------------------------
                       PERIOD CERTAIN
                           YEARS
                    --------------------
  ANNUITANT'S
AGE AT EXERCISE        IRAS        NQ
----------------------------------------
  60 to 75              10         10
     76                  9         10
     77                  8         10
     78                  7         10
     79                  7         10
     80                  7         10
     81                  7          9
     82                  7          8
     83                  7          7
----------------------------------------

* Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, please see "Minimum distributions" under "Tax information," as to how this option may be affected if exercised after age 70 1/2.

You will begin receiving payments one payment period after the payout annuity contract is issued. For example, if you select monthly annuity payments, we will send your first payment to you approximately one month from the date your contract is issued.

Each year on your contract date anniversary, if you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may then notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

You may also apply your cash value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity contract, and you may always apply your account value to any of our annuity payout options. The traditional annuity payout options are discussed under "Accessing your money." These options differ from the Income Manager

--------------------------------------------------------------------------------
28      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

payout annuity contracts. They may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your registered representative. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT UNDER QP AND ROLLOVER TSA CONTRACTS. Under QP contracts, the guaranteed minimum income benefit may be exercised in the same manner as described above only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

Similarly, under Rollover TSA contracts the contract owner must convert the Rollover TSA contract in a direct rollover to a Rollover IRA contract according to our rules. The rollover to a Rollover IRA contract may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the Rollover TSA funds. See "Rollover or direct transfer contributions" under "Tax information" later in this prospectus.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; and 20 through 75 at issue of QP contracts.

You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit equals your initial contribution. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, the fixed maturity options and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum

--------------------------------------------------------------------------------
                                          Contract features and benefits      29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

Applicable for annuitant ages 80 through 83 when the contract is issued.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                   ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options, (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our Processing Office, or your registered representative, can provide you with the cancellation instructions.

--------------------------------------------------------------------------------
30      Determining your contract's value
--------------------------------------------------------------------------------


Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have allocated to the (i) variable investment options, (ii) fixed maturity options, and (iii) account for special dollar cost averaging. These amounts are subject to certain fees and charges discussed under "Charges and expenses." Under Rollover TSA contracts, if you have any outstanding loan your account value will include any amount in the loan reserve account.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, and less any withdrawal charge that may apply if you surrender your contract. If you have a Rollover TSA contract with an outstanding loan, your cash value also is reduced by the amount of any outstanding loan plus accrued interest. Please see "Surrendering your contract to receive its cash value" below.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract. Your value will also be reduced by the dollar amount of any withdrawals that you make.

The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options, or we transfer your loan amount to the loan reserve account under a TSA contract. In addition, when we deduct the baseBUILDER benefits charge and any withdrawal charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your initial contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

--------------------------------------------------------------------------------
                        Transferring your money among investment options      31
--------------------------------------------------------------------------------


Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that matures in the current calendar year, or if its rate to maturity is 3%.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

We will confirm all transfers in writing.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. However, it will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

You may not elect the rebalancing program if you are participating in a dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.
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32      Accessing your money
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Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."

--------------------------------------------------------------------------------
                                   METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                             SUBSTANTIALLY        MINIMUM
CONTRACT         LUMP SUM      SYSTEMATIC        EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                 Yes           Yes             No                No
--------------------------------------------------------------------------------
 Rollover IRA       Yes           Yes             Yes               Yes
--------------------------------------------------------------------------------
 Flexible
   Premium IRA      Yes           Yes             Yes               Yes
--------------------------------------------------------------------------------
 Roth Conversion
   IRA              Yes           Yes             Yes               Yes
--------------------------------------------------------------------------------
 Flexible
   Premium Roth
   IRA              Yes           Yes             Yes               No
--------------------------------------------------------------------------------
 QP                 Yes           No              No                Yes
--------------------------------------------------------------------------------
 Rollover TSA       Yes*          No              No                Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information -- Tax Sheltered Annuity contracts (TSAs)" below.

LUMP SUM WITHDRAWALS

(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $1,000. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS

(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2. You may not elect the systematic withdrawal method if you have balances in the account for special dollar cost averaging.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

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                                                    Accessing your money      33
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--------------------------------------------------------------------------------

SUBSTANTIALLY EQUAL WITHDRAWALS

(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

Substantially equal withdrawals are not subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available before you reach age
70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

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34      Accessing your money
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--------------------------------------------------------------------------------

INCOME BENEFIT

Benefit base -- Your current benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current benefit base on a pro rata basis.

DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 83 -- If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000).

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

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                                                    Accessing your money      35
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments," below. For the tax consequences of surrenders, see "Tax information."

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

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36      Accessing your money
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CHOOSING YOUR ANNUITY PAYOUT OPTIONS

The Equitable Accumulator offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

--------------------------------------------------------------------------------
Annuity payout options     Life annuity
                           Life annuity -- period
                            certain
                           Life annuity -- refund
                            certain
                           Period certain annuity
--------------------------------------------------------------------------------
Income Manager payout      Life annuity with a period
  options                   certain
                           Period certain annuity
--------------------------------------------------------------------------------

ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

The following annuity payout options are available as variable annuities:

o  Life annuity (except in New York).

o  Life annuity -- period certain.

o  Joint and survivor life annuity (100% to survivor).

o  Joint and survivor life period certain annuity (100% to survivor).


Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed income annuity option which can be elected in combination with the variable income annuity options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and

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                                                    Accessing your money      37
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--------------------------------------------------------------------------------

whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

We may offer other payout options not outlined here. Your registered representative can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.


For NQ and IRA contracts, unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years. The only payout options available under QP contracts and Rollover TSA contracts are the life annuity 10 year period certain and the joint and survivor life annuity 10 year period certain.


You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

The amount we apply to provide annuity payments will depend on the type of payout option you select. If you select a payout option that provides for payments for the rest of the annuitant's life, then we will apply your account value. If you select a payout option that provides for payments for a period certain, then we will apply your cash value. However, if the period certain is more than five years, we will apply not less than 95% of the account value. Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

INCOME MANAGER PAYOUT OPTIONS

For NQ and IRA contracts, two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

For QP contracts, the Income Manager payout options are available only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and the change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

For Rollover TSA contracts, the Income Manager payout annuity options are available only after the Rollover TSA contract is rolled over to a Rollover IRA contract. This may generally occur when you are age 59 1/2, or you have separated from service with the employer who provided the Rollover TSA funds.

The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ

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38      Accessing your money
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--------------------------------------------------------------------------------

and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

If you apply only part of the account value of your contract to either of the Income Manager payout annuities we will consider it a withdrawal and may deduct a withdrawal charge. We will not deduct a withdrawal charge if you apply all of your account value at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals). However, a new withdrawal charge schedule will apply under the Income Manager annuity. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the Income Manager annuity will be "contract year 1." In addition, we will not deduct a withdrawal charge if you apply all of your account value from your Equitable Accumulator contract when the dollar amount of the withdrawal charge under such contract is 2% or less. This means that no withdrawal charge schedule will apply under the Income Manager payout annuity contract.

You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager annuity. No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

You also may apply your account value to an Income Manager (Period Certain) annuity once withdrawal charges are no longer in effect under your contract. No withdrawal charges will apply under that Income Manager annuity.

The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your registered representative. To purchase an Income Manager annuity we also require the return of your contract.

We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.

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                                                    Charges and expenses      39
--------------------------------------------------------------------------------

Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge.

o  An administrative charge.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge (Flexible Premium IRA and Flexible Premium Roth IRA contracts only)

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o If you elect the optional benefit -- a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin -- charges for state premium and other taxes. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, before the deduction of any other charges, is less than $25,000. If your account value on such date is $25,000 or more, this charge will equal zero. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.

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40      Charges and expenses
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WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:

(1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                  CONTRACT YEAR
--------------------------------------------------------------------------------
                      1      2       3       4      5      6      7      8+
--------------------------------------------------------------------------------
Percentage of
   contribution       7%     6%     5%       4%     3%     2%     1%     0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

MINIMUM DISTRIBUTIONS. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 15% free withdrawal amount if you also make a lump sum withdrawal in any contract year.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      --    it provides continuous room and board to three or more persons;
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      --    it is supervised by a registered nurse or licensed practical nurse;

      --    it keeps daily medical records of each patient;

      --    it controls and records all medications dispensed; and

      --    its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our Processing Office.

BASEBUILDER BENEFITS CHARGE

If you elect the baseBUILDER combined guaranteed minimum income benefit and guaranteed minimum death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

o     Investment advisory fees ranging from 0.25% to 1.15%.

o     12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of The Hudson River Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

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Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.
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                                                Payment of death benefit      43
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Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is signed. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the combined baseBUILDER benefit or not. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. Under Rollover TSA contracts, you cannot have a successor owner/annuitant.

For Rollover IRA and Flexible Premium IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the person named to receive the death benefit upon the annuitant's death to be the successor owner, you should name a successor owner. You may name a different person that will become the successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the "beneficiary" for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have
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not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA AND FLEXIBLE PREMIUM IRA CONTRACTS

Upon your death under a Rollover IRA or Flexible Premium IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

If you die AFTER the "required beginning date" (see "Tax information") for required minimum distributions, the contract will continue if:

(a)   you were receiving minimum distribution withdrawals from this contract;
      and

(b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

If you die BEFORE the "required beginning date" (and therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may begin taking minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. These withdrawals will begin by December 31st of the calendar year following your death and will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used.

The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death.

While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.
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Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions for a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your
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investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see "Payment of Death Benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your
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personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are several types of IRAs, as follows:

o     "traditional IRAs," typically funded on a pre-tax basis;

o     Roth IRAs, first available in 1998, funded on an after-tax basis; and

o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.ustreas.gov).

The Equitable Accumulator IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Roth Flexible Premium IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. We expect to submit the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract.

CANCELLATION

You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:

o     regular contributions out of earned income or compensation; or
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o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular traditional IRA, direct transfer, and rollover contributions may be made to a Flexible Premium IRA contract. We only permit direct transfer and rollover contributions under a Rollover IRA contract. See "Rollovers and transfers" below.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

Limits on contributions

Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

Special rules for spouses

If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

Deductibility of contributions

The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with
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AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

($10,000-excess AGI)     times     $2,000 (or earned     Equals     the adjusted
--------------------      x        income, if less)        =        deductible
  divided by $10,000                                                contribution
                                                                    limit

Nondeductible regular contributions

If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions

If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o     regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o     regular contributions to a traditional IRA made after you reach age
      70 1/2; or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.
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Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o     qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o     other traditional IRAs.

You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o     Do it yourself

      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover

      You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o     only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o     a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     corrective distributions which fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     a death benefit payment to a beneficiary who is not your surviving spouse;
      or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases,
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traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" traditional IRA treatment:

      o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

      o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions

You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

When you have to take the first required minimum distribution

The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the
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calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1-April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions

There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an "account-based" method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

What if you take more than you need to for any year?

The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you
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take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take less than you need to for any year?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?

If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or
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o     used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable "rollover" contributions from traditional IRAs ("conversion" contributions); or

o     tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

Limits on regular contributions

Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:
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o     your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

When you can make contributions

Same as traditional IRAs.

Deductibility of contributions

Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

What is the difference between rollover and direct transfer transactions?

You may make rollover contributions to a Roth IRA from only two sources:

o     another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from
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a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o     Rollovers from a Roth IRA to another Roth IRA;

o     Direct transfers from a Roth IRA to another Roth IRA;

o     "Qualified Distributions" from Roth IRAs; and

o     Return of excess contributions or amounts recharacterized to a traditional
      IRA.

Qualified distributions from Roth IRAs

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you reach age 59 1/2; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

Nonqualified distributions from Roth IRAs

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.
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You must keep your own records of regular and conversion contributions to all
Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.

TAX SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

Employer-remitted contributions

The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of
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restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

Rollover or direct transfer contributions

You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o     termination of employment with the employer who provided the TSA funds; or

o     reaching age 59 1/2 even if you are still employed; or

o     disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o     you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o     rollover by check of the proceeds from another TSA; or

o     direct rollover from another TSA; or

o     direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.
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DISTRIBUTIONS FROM TSAS

General

Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions

If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA;

o     you reach age 59 1/2; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o     you take a "hardship" withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)   death; or

(3)   retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

Tax treatment of distributions

Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.
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Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above,

o     the participant fails to repay the interest or principal when due, or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early
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distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Same as traditional IRA with these differences:

When you have to take the first required minimum distribution

The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
      70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age
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59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o     if you are separated from service, any form of payout after you are age
      55; or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.
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FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o     any after-tax contributions you made to the plan; or

o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

o     hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     corrective distributions which fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     a death benefit payment to a beneficiary who is not your surviving spouse;
      or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.
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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Board of Trustees of The Hudson River Trust and EQ Advisors Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses, or in their SAIs which are available upon request.


PROPOSED SUBSTITUTION OF PORTFOLIOS. We are asking the SEC to approve the substitution of 14 newly created Portfolios of the EQ Advisors Trust for The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitutions"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of any


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Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

We believe that this Substitution will be in your best interest because you would have a single set of investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

You should note that:

o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

o We will bear all expenses directly relating to the Substitution transaction.

o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

o    The Substitution will have no tax consequences for you.

Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about the EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

We will notify you when we receive SEC approval, and again when the Substitution is complete.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:

--------------------------------------------------------------------------------
 FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH                  RATE TO MATURITY                     PRICE
MATURITY DATE OF                     AS OF                        PER $100 OF
 MATURITY YEAR                   APRIL 1, 1999                   MATURITY VALUE
--------------------------------------------------------------------------------
     2000                            3.25%                           $97.23
     2001                            4.04%                           $92.83
     2002                            4.33%                           $88.51
     2003                            4.46%                           $84.43
     2004                            4.52%                           $80.60
     2005                            4.67%                           $76.45
     2006                            4.77%                           $72.56
     2007                            4.79%                           $69.16
     2008                            4.87%                           $65.55
     2009                            4.97%                           $61.91
--------------------------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:
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      (a)   We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
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If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.
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Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA, AND ROTH FLEXIBLE PREMIUM IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Roth Flexible Premium IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Roth Flexible Premium IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited as long as it is not later than the 28th day of the month.
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You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day the New York Stock Exchange is open for trading. Each business day ends at the time trading on the exchange closes (or is suspended) for the day. We calculate unit values for our variable investment options as of the end of each business day. This usually is 4:00 p.m., Eastern Time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on either the 28th day of the month or the 1st day of the next month, whichever is the closest business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our Processing Office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

o     The election of trustees.

o     The formal approval of independent auditors selected for each trust.

o Any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been

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                                                        More information      69
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--------------------------------------------------------------------------------

received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission-critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

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70      More information
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There are many risks associated with year 2000 issues, including the risk that
Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information."

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA and Flexible Premium IRA contracts." You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement. Under federal income tax rules, in the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $35,452,793 for 1998, $9,566,343 for 1997, and $87,157
for 1996, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed

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Investment performance

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7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

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72      Investment performance
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--------------------------------------------------------------------------------


We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge under Flexible Premium IRA and Roth Flexible Premium IRA contracts, but do not take the charges for any applicable taxes such as premium taxes, or any applicable annuity administrative fee, into account.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on May 1, 1997.

In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

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                                                  Investment performance      73
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.

ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Small Stock Index and 50% Standard &
  Poor's Mid-Cap Total Return Index.

ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital International Europe,
  Australia, Far East Index.

BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

BT SMALL COMPANY INDEX: Russell 2000 Index.

BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International Europe,
  Australia, Far East Index.

JPM CORE BOND: Salomon Brothers Broad Investment Grade Bond.

LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.

LAZARD SMALL CAP VALUE: Russell 200 Index.

MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

MFS RESEARCH: Standard & Poor's 500 Index.

MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International
  Emerging Markets Free Price Return Index.

EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.

EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital International Europe,
  Australia, Far East Index.
--------------------------------------------------------------------------------

LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

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74      Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 1
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                        LENGTH OF INVESTMENT PERIOD
                                             --------------------------------------------------------------------------------
                                                                                            SINCE         SINCE     PORTFOLIO
                                                1           3          5         10        OPTION       PORTFOLIO   INCEPTION
VARIABLE INVESTMENT OPTIONS                   YEAR        YEARS      YEARS      YEARS     INCEPTION*    INCEPTION     DATE
-----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         (3.64)%      1.59%      2.40%      3.35%         --            --      7/13/81
-----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (13.96)%      7.72%      7.28%      8.93%         --            --       1/2/87
-----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         20.02%      24.05%     19.18%     16.35%         --            --      1/13/76
-----------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     (8.60)%      7.09%      8.76%     16.79%         --            --      1/27/86
-----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                    (13.03)%        --         --         --        5.51%         5.51%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                           16.14%         --         --         --       16.14%        16.14%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                       (10.93)%        --         --         --      (10.93)%      (10.93)%   12/31/97
-----------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 11.17%         --         --         --       11.17%        11.17%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                                  0.26%         --         --         --        0.26%         0.26%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                        11.14%         --         --         --       11.14%        11.14%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                       (15.62)%        --         --         --      (15.62)%      (15.62)%   12/31/97
-----------------------------------------------------------------------------------------------------------------------------
MFS Research                                  15.13%         --         --         --       15.64%        15.64%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 25.40%         --         --         --       24.05%        24.05%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity       (35.31)         --         --         --      (35.31)%      (28.99)%    8/20/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                4.00%         --         --         --       10.08%        10.08%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                    27.15%         --         --         --       26.08%        26.08%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                10.56%         --         --         --        9.98%         9.98%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------

----------
* The since inception dates for the variable investment options are as follows: Alliance Money Market, Alliance High Yield, Alliance Common Stock, Alliance Aggressive Stock, Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997).

      The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are: MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (May 1, 1999).

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                                                  Investment performance      75
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 2
       GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

---------------------------------------------------------------------------------------------------------------
                                                              LENGTH OF INVESTMENT PERIOD
                                         ----------------------------------------------------------------------
                                                                                                       SINCE
                                              1              3              5             10         PORTFOLIO
VARIABLE INVESTMENT OPTIONS                  YEAR          YEARS          YEARS          YEARS       INCEPTION*
---------------------------------------------------------------------------------------------------------------
Alliance Money Market                    $   963.60     $ 1,048.36     $ 1,126.12     $ 1,390.07             --
---------------------------------------------------------------------------------------------------------------
Alliance High Yield                      $   860.40     $ 1,250.11     $ 1,421.32     $ 2,352.06             --
---------------------------------------------------------------------------------------------------------------
Alliance Common Stock                    $ 1,200.20     $ 1,908.73     $ 2,404.59     $ 4,547.90             --
---------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $   914.00     $ 1,228.21     $ 1,521.63     $ 4,719.54             --
---------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                $   869.70             --             --             --     $ 1,113.16
---------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                      $ 1,161.40             --             --             --     $ 1,161.40
---------------------------------------------------------------------------------------------------------------
BT Small Company Index                   $   890.70             --             --             --     $   890.70
---------------------------------------------------------------------------------------------------------------
BT International Equity Index            $ 1,111.70             --             --             --     $ 1,111.70
---------------------------------------------------------------------------------------------------------------
JPM Core Bond                            $ 1,002.60             --             --             --     $ 1,002.60
---------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                   $ 1,111.40             --             --             --     $ 1,111.40
---------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                   $   843.80             --             --             --     $   843.80
---------------------------------------------------------------------------------------------------------------
MFS Research                             $ 1,151.30             --             --             --     $ 1,337.29
---------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies            $ 1,254.00             --             --             --     $ 1,538.76
---------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity   $   646.90             --             --             --     $   504.25
---------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value          $ 1,040.00             --             --             --     $ 1,211.78
---------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth               $ 1,271.50             --             --             --     $ 1,589.59
---------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity           $ 1,105.60             --             --             --     $ 1,209.59
---------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

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76      Investment performance
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--------------------------------------------------------------------------------

                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                   1 YEAR       3 YEARS     5 YEARS    10 YEARS     20 YEARS      INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                               3.66%        3.68%       3.49%       3.90%           --          5.38%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                                4.84%        4.87%       4.77%       5.20%           --          6.77%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          5.05%        5.18%       5.11%       5.44%           --          6.76%
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                                (6.66)%       9.57%       8.23%       9.39%           --          8.73%
----------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                         (0.44)%       8.21%       7.37%       9.34%           --          8.97%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          3.66%        9.11%       9.01%      11.08%           --         10.72%
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                              27.32%       25.56%      19.97%      16.74%        16.71%        14.53%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                     22.86%       22.23%      18.63%      16.72%        16.30%        16.01%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%       28.23%      24.06%      19.21%        17.76%        15.98%
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK                          (1.30)%       8.97%       9.67%      16.99%           --         15.88%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                             12.16%       16.33%      14.87%      15.44%           --         13.69%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          8.28%       17.77%      15.56%      16.49%           --         14.78%
----------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                          (5.73)%         --          --          --            --         10.53%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth                       (0.33)%         --          --          --            --         16.72%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          1.23%          --          --          --            --         16.58%
----------------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                                23.44%          --          --          --            --         23.44%
----------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                              26.78%          --          --          --            --         26.78%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%          --          --          --            --         28.58%
----------------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX                             (3.63)%         --          --          --            --         (3.63)%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                   1.53%          --          --          --            --          1.53%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         (2.54)%         --          --          --            --         (2.54)%
----------------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX                      18.47%          --          --          --            --         18.47%
----------------------------------------------------------------------------------------------------------------------------
 Lipper International                              12.17%          --          --          --            --         12.17%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         20.00%          --          --          --            --         20.00%
----------------------------------------------------------------------------------------------------------------------------
JPM CORE BOND                                       7.56%          --          --          --            --          7.56%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment Grade Debt          7.23%          --          --          --            --          7.23%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          8.72%          --          --          --            --          8.72%
----------------------------------------------------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE                             18.44%          --          --          --            --         18.44%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation                       24.16%          --          --          --            --         24.16%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%          --          --          --            --         28.58%
----------------------------------------------------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE                             (8.32)%         --          --          --            --         (8.32)%
----------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                   1.53%          --          --          --            --          1.53%
----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         (2.54)%         --          --          --            --         (2.54)%
----------------------------------------------------------------------------------------------------------------------------

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                                                  Investment performance      77
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                     TABLE 3 (continued)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-------------------------------------------------------------------------------------------------------
                                                                                               SINCE
                                         1 YEAR    3 YEARS   5 YEARS   10 YEARS   20 YEARS   INCEPTION*
-------------------------------------------------------------------------------------------------------
MFS RESEARCH                             22.43%       --        --        --         --        22.75%
-------------------------------------------------------------------------------------------------------
 Lipper Growth                           25.82%       --        --        --         --        28.73%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        31.63%
-------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES            32.70%       --        --        --         --        33.03%
-------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                          15.97%       --        --        --         --        22.72%
-------------------------------------------------------------------------------------------------------
 Benchmark                               (2.54)%      --        --        --         --        14.53%
-------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY  (28.01)%      --        --        --         --       (33.62)%
-------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                (30.50)%      --        --        --         --       (36.28)%
-------------------------------------------------------------------------------------------------------
 Benchmark                              (25.34)%      --        --        --         --       (28.92)%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE          11.30%       --        --        --         --        16.03%
-------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                  15.54%       --        --        --         --        21.32%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        31.63%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH               34.45%       --        --        --         --        35.53%
-------------------------------------------------------------------------------------------------------
 Lipper Growth                           25.82%       --        --        --         --        28.73%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        31.63%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY           17.86%       --        --        --         --        15.94%
-------------------------------------------------------------------------------------------------------
 Lipper International                    12.17%       --        --        --         --         9.06%
-------------------------------------------------------------------------------------------------------
 Benchmark                               20.00%       --        --        --         --        13.43%
-------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
78      Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 4
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   SINCE
                                        1 YEAR         3 YEARS        5 YEARS       10 YEARS      20 YEARS       INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                    3.66%          11.45%         18.71%         46.56%            --         149.59%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                     4.84%          15.34%         26.25%         66.09%            --         214.68%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                               5.05%          16.35%         28.27%         69.88%            --         214.45%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                     (6.66)%         31.56%         48.53%        145.25%            --         172.86%
---------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield              (0.44)%         26.80%         43.00%        145.62%            --         182.21%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                               3.66%          29.90%         53.96%        186.01%            --         239.69%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                   27.32%          97.96%        148.48%        370.07%      2,099.77%      2,154.10%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                          22.86%          84.52%        138.97%        388.00%      2,185.68%      3,490.04%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              28.58%         110.85%        193.91%        479.62%      2,530.43%      2,919.92%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK               (1.30)%         29.40%         58.67%        380.08%            --         572.32%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                  12.16%          58.64%        102.73%        334.88%            --         448.32%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                               8.28%          63.35%        106.12%        360.30%            --         494.67%
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH               (5.73)%            --             --             --             --          18.19%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth            (0.33)%            --             --             --             --          28.98%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                               1.23%             --             --             --             --          29.23%
---------------------------------------------------------------------------------------------------------------------------
BT EQUITY 500 INDEX                     23.44%             --             --             --             --          23.44%
---------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                   26.78%             --             --             --             --          26.78%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              28.58%             --             --             --             --          28.58%
---------------------------------------------------------------------------------------------------------------------------
BT SMALL COMPANY INDEX                  (3.63)%            --             --             --             --          (3.63)%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                        1.53%             --             --             --             --           1.49%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              (2.54)%            --             --             --             --          (2.54)%
---------------------------------------------------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX           18.47%             --             --             --             --          18.47%
---------------------------------------------------------------------------------------------------------------------------
 Lipper International                   12.17%             --             --             --             --          12.23%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              20.00%             --             --             --             --          20.00%
---------------------------------------------------------------------------------------------------------------------------
JPM CORE BOND                            7.56%             --             --             --             --           7.56%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment
 Grade Debt                              7.23%             --             --             --             --           7.23%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                               8.72%             --             --             --             --           8.72%
---------------------------------------------------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE                  18.44%             --             --             --             --          18.44%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation            24.16%             --             --             --             --          24.09%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              28.58%             --             --             --             --          28.58%
---------------------------------------------------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE                  (8.32)%            --             --             --             --          (8.32)%
---------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                        1.53%             --             --             --             --           1.53%
---------------------------------------------------------------------------------------------------------------------------
 Benchmark                              (2.54)%            --             --             --             --          (2.54)%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     Investment performance   79
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                               TABLE 4 (continued)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-------------------------------------------------------------------------------------------------------
                                                                                               SINCE
                                         1 YEAR    3 YEARS   5 YEARS   10 YEARS   20 YEARS   INCEPTION*
-------------------------------------------------------------------------------------------------------
MFS RESEARCH                             22.43%       --        --        --         --        40.79%
-------------------------------------------------------------------------------------------------------
 Lipper Growth                           25.82%       --        --        --         --        52.86%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        57.60%
-------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES            32.70%       --        --        --         --        60.99%
-------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                          15.97%       --        --        --         --        42.16%
-------------------------------------------------------------------------------------------------------
 Benchmark                               (2.54)%      --        --        --         --        25.40%
-------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY  (28.01)%      --        --        --         --       (42.83)%
-------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                (30.50)%      --        --        --         --       (45.67)%
-------------------------------------------------------------------------------------------------------
 Benchmark                              (25.34)%      --        --        --         --       (36.71)%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE          11.30%       --        --        --         --        28.16%
-------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                  15.54%       --        --        --         --        38.49%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        57.60%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH               34.45%       --        --        --         --        66.08%
-------------------------------------------------------------------------------------------------------
 Lipper Growth                           25.82%       --        --        --         --        52.86%
-------------------------------------------------------------------------------------------------------
 Benchmark                               28.58%       --        --        --         --        57.60%
-------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY           17.86%       --        --        --         --        27.98%
-------------------------------------------------------------------------------------------------------
 Lipper International                    12.17%       --        --        --         --        15.88%
-------------------------------------------------------------------------------------------------------
 Benchmark                               20.00%       --        --        --         --        23.42%
-------------------------------------------------------------------------------------------------------

----------
* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
80      Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN

------------------------------------------------------------------------------------------------------------------------------------
                                        1989     1990      1991     1992      1993     1994      1995     1996     1997       1998
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                   7.45%    6.50%     4.49%    1.91%     1.32%    2.36%     4.06%    3.64%    3.74%      3.66%
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                     3.46%   (2.70)%   22.48%   10.51%    21.19%   (4.33)%   18.01%   20.91%   16.58%     (6.66)%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                  23.60%   (9.59)%   35.69%    1.57%    22.83%   (3.70)%   30.34%   22.28%   27.16%     27.32%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock              41.22%    6.43%    83.89%   (4.71)%   14.89%   (5.35)%   29.54%   20.24%    9.04%     (1.30)%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                 --       --        --       --        --       --        --       --    25.38%+    (5.73)%
------------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                       --       --        --       --        --       --        --       --       --      23.44%
------------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                    --       --        --       --        --       --        --       --       --      (3.63)%
------------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index             --       --        --       --        --       --        --       --       --      18.47%
------------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                             --       --        --       --        --       --        --       --       --       7.56%
------------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                    --       --        --       --        --       --        --       --       --      18.44%
------------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                    --       --        --       --        --       --        --       --       --      (8.32)%
------------------------------------------------------------------------------------------------------------------------------------
MFS Research                              --       --        --       --        --       --        --       --    14.99%+    22.43%
------------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies             --       --        --       --        --       --        --       --    21.32%+    32.70%
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity    --       --        --       --        --       --        --       --   (20.59)%+  (28.01)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value           --       --        --       --        --       --        --       --    15.15%+    11.30%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                --       --        --       --        --       --        --       --    23.53%+    34.45%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity            --       --        --       --        --       --        --       --     8.59%+    17.86%
------------------------------------------------------------------------------------------------------------------------------------

----------
+ Returns for these options represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                  Investment performance      81
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;


o other appropriate indices of investment securities and averages for peer universes of mutual funds; or


o     data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                      Money Management Letter
--------------------------------------------------------------------------------
Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
--------------------------------------------------------------------------------
Business Week                                 National Underwriter
--------------------------------------------------------------------------------
Forbes                                        Pension & Investments
--------------------------------------------------------------------------------
Fortune                                       USA Today
--------------------------------------------------------------------------------
Institutional Investor                        Investor's Business Daily
--------------------------------------------------------------------------------
Money                                         The New York Times
--------------------------------------------------------------------------------
Kiplinger's Personal Finance                  The Wall Street Journal
--------------------------------------------------------------------------------
Financial Planning                            The Los Angeles Times
--------------------------------------------------------------------------------
Investment Adviser                            The Chicago Tribune
--------------------------------------------------------------------------------
Investment Management Weekly
--------------------------------------------------------------------------------

Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable insurance and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option and monthly for the Alliance High Yield option. The yields and effective yields assume the deduction of all contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge for taxes such

--------------------------------------------------------------------------------
82      Investment performance
--------------------------------------------------------------------------------


as premium tax. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

--------------------------------------------------------------------------------
                         Incorporation of certain documents by reference      83
--------------------------------------------------------------------------------


Incorporation of certain documents by reference

--------------------------------------------------------------------------------

      Equitable Life's annual report on Form 10-K for the year ended December 31, 1998 and a current report on Form 8-K dated April 9, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

      After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

      Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

      We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                            Appendix I: Condensed financial information      A-1
--------------------------------------------------------------------------------


Appendix I: Condensed financial information

--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION

--------------------------------------------------------------------------------
                                                   For the years ending
                                            ------------------------------------
                                            Dec. 31, 1997          Dec. 31, 1998
--------------------------------------------------------------------------------
THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
ALLIANCE AGGRESSIVE STOCK
--------------------------------------------------------------------------------
 Unit value                                      $70.28                $69.37
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 380                   939
--------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
 Unit value                                     $186.29               $237.18
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 434                 1,542
--------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
 Unit value                                      $29.96                $27.96
--------------------------------------------------------------------------------
 Number of units outstanding (000s)               1,256                 4,521
--------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
 Unit value                                      $25.00                $25.92
--------------------------------------------------------------------------------
 Number of units outstanding (000s)               1,153                 5,158
--------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
 Unit value                                      $12.54                $11.82
--------------------------------------------------------------------------------
 Number of units outstanding (000s)               2,521                 6,101
--------------------------------------------------------------------------------
EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
BT EQUITY 500 INDEX
--------------------------------------------------------------------------------
 Unit value                                      $10.00                $12.34
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  --                12,279
--------------------------------------------------------------------------------
BT SMALL COMPANY INDEX
--------------------------------------------------------------------------------
 Unit value                                      $10.00                 $9.64
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  --                 1,610
--------------------------------------------------------------------------------
BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
 Unit value                                      $10.00                $11.85
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  --                 1,827
--------------------------------------------------------------------------------
JPM CORE BOND
--------------------------------------------------------------------------------
 Unit value                                      $10.00                $10.76
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  --                 8,661
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A-2      Appendix I: Condensed financial information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      For the years ending
                                               ---------------------------------
                                               Dec. 31, 1997       Dec. 31, 1998
--------------------------------------------------------------------------------
LAZARD LARGE CAP VALUE
--------------------------------------------------------------------------------
 Unit value                                        $10.00              $11.84
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                    --               5,696
--------------------------------------------------------------------------------
LAZARD SMALL CAP VALUE
--------------------------------------------------------------------------------
 Unit value                                        $10.00               $9.17
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                    --               4,733
--------------------------------------------------------------------------------
MFS RESEARCH
--------------------------------------------------------------------------------
 Unit value                                        $11.50              $14.08
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 5,257              14,913
--------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
 Unit value                                        $12.13              $16.10
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 3,327               9,117
--------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
 Unit value                                         $7.94               $5.72
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                    --               1,805
--------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
 Unit value                                        $11.52              $12.82
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 8,113              24,343
--------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH
--------------------------------------------------------------------------------
 Unit value                                        $12.35              $16.61
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 2,581              10,072
--------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
 Unit value                                        $10.86              $12.80
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                 4,609              10,607
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Appendix II: Purchase considerations for QP contracts      B-1
--------------------------------------------------------------------------------


Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's "normal retirement benefit" that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the "accrued benefit" for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. Given that required minimum distributions must commence from the plan for annuitants after age 70 1/2 (unless the annuitant is not a 5% owner who provided the plan funds) trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

--------------------------------------------------------------------------------
                          Appendix III: Market value adjustment example      C-1
--------------------------------------------------------------------------------


Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.

------------------------------------------------------------------------------------------------------------------
                                                                     ASSUMED RATE TO MATURITY ON FEBRUARY 15, 2004
                                                                     ---------------------------------------------
                                                                                  5.00%          9.00%
------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                     $144,048       $119,487
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                      $131,080       $131,080
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1)-(2)                                                                    $ 12,968       $(11,593)
------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2004 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                        $ 4,501        $(4,851)
------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000-(4)]                                                              $ 45,499       $ 54,851
------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2)-(5)                                             $ 85,581       $ 76,229
------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                             $120,032       $106,915
------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                              $ 94,048       $ 69,487
------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                  Appendix IV: Guaranteed minimum death benefit example      D-1
--------------------------------------------------------------------------------


Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------
                                  5% ROLL UP TO
 END OF                               AGE 80          ANNUAL RATCHET TO AGE 80 GUARANTEED
CONTRACT                        GUARANTEED MINIMUM                  MINIMUM
  YEAR         ACCOUNT VALUE     DEATH BENEFIT(1)                DEATH BENEFIT
-----------------------------------------------------------------------------------------
  1              $105,000           $105,000(1)                   $105,000(3)
-----------------------------------------------------------------------------------------
  2              $115,500           $110,250(2)                   $115,500(3)
-----------------------------------------------------------------------------------------
  3              $129,360           $115,763(2)                   $129,360(3)
-----------------------------------------------------------------------------------------
  4              $103,488           $121,551(1)                   $129,360(4)
-----------------------------------------------------------------------------------------
  5              $113,837           $127,628(1)                   $129,360(4)
-----------------------------------------------------------------------------------------
  6              $127,497           $134,010(1)                   $129,360(4)
-----------------------------------------------------------------------------------------
  7              $127,497           $140,710(1)                   $129,360(4)
-----------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                          Page
Unit Values                                                                 2
Annuity Unit Values                                                         2
Custodian and Independent Accountants                                       3
Yield Information for the Alliance Money Market Option and
  Alliance High Yield Option                                                3
Long-Term Market Trends                                                     4
Key Factors in Retirement Planning                                          6
Financial Statements                                                        9

HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 1999.


________________________________________________________________________________
Name:


________________________________________________________________________________
Address:


________________________________________________________________________________
City           State   Zip


(EDISAI)

Equitable Accumulator(SM)

A combination variable and fixed deferred annuity contract

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for The Hudson River Trust and EQ Advisors Trust, which contain important information about their Portfolios.

PROSPECTUS DATED MAY 1, 1999
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?

 Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options or the account for special dollar cost averaging ("investment options").

--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o Alliance Money Market             o JPM Core Bond
 o Alliance High Yield               o Lazard Large Cap Value
 o Alliance Common Stock             o Lazard Small Cap Value
 o Alliance Aggressive Stock         o MFS Growth with Income
 o Alliance Small Cap Growth         o MFS Research
 o EQ/Alliance Premier Growth        o MFS Emerging Growth
 o BT Equity 500 Index                   Companies
 o BT Small Company Index            o Merrill Lynch Basic Value Equity
 o BT International Equity Index     o Merrill Lynch World Strategy
 o Capital Guardian U.S. Equity      o Morgan Stanley Emerging
 o Capital Guardian Research             Markets Equity
 o Capital Guardian International    o EQ/Putnam Growth & Income
 o EQ/Evergreen                          Value
 o EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
                                     o EQ/Putnam International Equity
--------------------------------------------------------------------------------
You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 49.

 FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


 ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates. It is only available for dollar cost averaging during your contract's first year.


 TYPES OF CONTRACTS. We offer the contracts for use as:

 o  A nonqualified annuity ("NQ") for after-tax contributions only.

 o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

    We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

 o An annuity which is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

 o An Internal Revenue Code Section 403(b) Tax Sheltered Annuity ("TSA") -- ("Rollover TSA").

 A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.

 Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 1999, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------
2 CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------

Contents of this prospectus

--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(SM)

------------------------------------------------------------------
Index of key words and phrases                                   4
Who is Equitable Life?                                           5
How to reach us                                                  6
Equitable Accumulator at a glance -- key features                8


------------------------------------------------------------------
FEE TABLE                                                       11
------------------------------------------------------------------
Examples                                                        14
Condensed financial information                                 15
------------------------------------------------------------------


------------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                                  16
------------------------------------------------------------------
How you can purchase and contribute to your contract            16
Owner and annuitant requirements                                20
How you can make your contributions                             20
What are your investment options under the contract?            20
Portfolios of The Hudson River Trust                            21
Portfolios of EQ Advisors Trust                                 21
Allocating your contributions                                   24
Our baseBUILDER option                                          26
Guaranteed minimum death benefit                                28
Your right to cancel within a certain number of days            29


------------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                               30
------------------------------------------------------------------
Your account value                                              30
Your contract's value in the variable investment options        30
Your contract's value in the fixed maturity options             30
Your contract's value in the account for special dollar cost
  averaging                                                     30

--------------------------------------------------------------------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                   CONTENTS OF THIS PROSPECTUS 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           31
------------------------------------------------------------------
Transferring your account value                                 31
Rebalancing your account value                                  31


------------------------------------------------------------------
ACCESSING YOUR MONEY                                            32
------------------------------------------------------------------
Withdrawing your account value                                  32
How withdrawals are taken from your account value               33
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                       33
Loans under Rollover TSA contracts                              34
Surrendering your contract to receive its cash value            35
When to expect payments                                         35
Choosing your annuity payout options                            36


------------------------------------------------------------------
CHARGES AND EXPENSES                                            39
------------------------------------------------------------------
Charges that Equitable Life deducts                             39
Charges that the trusts deduct                                  41
Group or sponsored arrangements                                 41
Other distribution arrangements                                 42


------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        43
------------------------------------------------------------------
Your beneficiary and payment of benefit                         43
How death benefit payment is made                               43
Beneficiary continuation option for Rollover IRA and
  Flexible Premium IRA contracts                                44


------------------------------------------------------------------
TAX INFORMATION                                                 45
------------------------------------------------------------------
Overview                                                        45
Transfers among investment options                              45
Taxation of nonqualified annuities                              45
Special rules for NQ contracts issued in Puerto Rico            46
Individual retirement arrangements (IRAs)                     47
Special rules for nonqualified contracts in qualified plans     57
Tax Sheltered Annuity contracts (TSAs)                          57
Federal and state income tax withholding and
  information reporting                                         62
Impact of taxes to Equitable Life                               63


------------------------------------------------------------------
MORE INFORMATION                                                64
------------------------------------------------------------------
About our Separate Account No. 49                               64
About The Hudson River Trust and EQ Advisors Trust              64
About our fixed maturity options                                65
About the general account                                       67
About other methods of payment                                  67
Dates and prices at which contract events occur                 68
About your voting rights                                        68
About our year 2000 progress                                    69
About legal proceedings                                         70
About our independent accountants                               70
Transfers of ownership, collateral assignments, loans,
  and borrowing                                                 70
Distribution of the contracts                                   70


------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          72
------------------------------------------------------------------
Benchmarks                                                      72
Communicating performance data                                  81


------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    83
------------------------------------------------------------------
Appendices
I   - Condensed financial information                          A-1
II  - Purchase considerations for QP contracts                 B-1
III - Market value adjustment example                          C-1
IV  - Guaranteed minimum death benefit example                 D-1


------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
------------------------------------------------------------------

--------------------------------------------------------------------------------
4 INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                        Page                                         Page
account for special dollar cost               guaranteed minimum death benefit        28
  averaging                             24    guaranteed minimum income benefit       26
account value                           30    IRA                                     47
annuitant                               16    IRS                                     45
baseBUILDER                             26    investment options                      20
beneficiary                             43    loan reserve account                    35
benefit base                            26    market adjusted amount                  23
business day                            68    market value adjustment                 23
cash value                              30    maturity value                          23
conduit IRA                             51    NQ                                      45
contract date                           9     participant                             20
contract date anniversary               9     payout option                           36
contract year                           9     Portfolio                             cover
contributions to Roth IRAs              54    Processing Office                       6
  regular contributions                 54    QP                                      57
  rollover contributions                55    rate to maturity                        23
  conversion contributions              55    required beginning date                 52
  direct custodian-to-custodian               Rollover IRA                          cover
     transfers                          55    Rollover TSA                          cover
contributions to traditional IRAs       47    Roth Conversion IRA                   cover
  regular contributions                 48    Roth IRA                                54
  rollover contributions                50    SAI                                   cover
  direct custodian-to-custodian               SEC                                   cover
     transfers                          50    TOPS                                    6
ERISA                                   34    TSA                                     57
fixed maturity amount                   23    traditional IRA                         47
fixed maturity options                  23    unit                                    30
Flexible Premium IRA                  cover   variable investment options             20
Flexible Premium Roth IRA             cover



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.

--------------------------------------------------------------------------------
PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options          Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
variable investment options     Investment Funds
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        Who is Equitable Life? 5
--------------------------------------------------------------------------------


Who is Equitable Life?


--------------------------------------------------------------------------------
We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

--------------------------------------------------------------------------------
6 WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") SYSTEM:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options; and

o  the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o  change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.


--------------------------------------------------------------------------------
BY INTERNET:
--------------------------------------------------------------------------------
You can also access information about your contract on the Internet. Please visit our website at http://www.equitable.com, and click on EQAccess.

--------------------------------------------------------------------------------
                                                        WHO IS EQUITABLE LIFE? 7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our Processing Office at the address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) cancellation of your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract;

(4) election of the automatic investment program;

(5) election of the rebalancing program;

(6) to obtain a PIN required for TOPS;

(7) requests for loans under Rollover TSA contracts;

(8) spousal consent for loans under Rollover TSA contracts;

(9) tax withholding election; and

(10) beneficiary continuation option election.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) withdrawal requests;

(5) contract surrender; and

(6) requests to exercise your guaranteed minimum income benefit.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.


    SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
8 EQUITABLE ACCUMULATOR AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------



Equitable Accumulator at a
glance -- key features


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL                 Equitable Accumulator's variable investment options invest in 26 different Portfolios managed by
INVESTMENT                   professional investment advisers.
MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY               o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.


                             o Principal guarantees.
                               -- If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.


-----------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging of your initial contribution.
COST AVERAGING
-----------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES               o On earnings inside the    No tax on any dividends, interest or capital gains until you make
                               contract                  withdrawals from your contract or receive annuity payments.
                             ------------------------------------------------------------------------------------------------
                             o On transfers inside the    No tax on transfers among investment options.
                               contract
                             ------------------------------------------------------------------------------------------------
                             If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
-----------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R)               baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum
PROTECTION                   death benefit. This optional feature provides income protection for you while the annuitant lives, as well as a death benefit for the beneficiary should the annuitant die.
-----------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts
                             o Initial minimum:         $ 5,000
                             o Additional minimum:      $ 1,000
                                                        $100 monthly, and $300 quarterly under our automatic
                                                        investment program (NQ contracts)
                             ------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:       $ 2,000
                               o Additional minimum:    $50 ($50 under our automatic investment program)
                             ------------------------------------------------------------------------------------------------
                             Maximum investment limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES 9
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                       You may incur a withdrawal charge for certain withdrawals. You may also incur income tax and a tax penalty.

--------------------------------------------------------------------------------
PAYOUT ALTERNATIVES    o Annuity payout options
                       o Income Manager(Reg. TM) payout annuity options
--------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually and
                         annually)
                       o Unlimited free transfers
                       o Waiver of withdrawal charge for disability, terminal
                         illness or confinement to a nursing home
--------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable
                         investment options for mortality and expense risks and administrative charges at an annual rate of 1.35%.

                       o Annual 0.30% benefit base charge for the optional
                         baseBUILDER benefit. The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER." No additional charge if you want a guaranteed minimum death benefit only.

                       o Under Flexible Premium IRA and Flexible Premium Roth
                         IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make
                         contributions.

                       o During the first seven contract years following a
                         contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                       ---------------------------------------------------------
                       The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
                       ---------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10 EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
FEES AND               o We also deduct a charge for taxes such as premium taxes that may be imposed in your state. This
CHARGES (CONTINUED)      charge is generally deducted from the amount applied to an annuity payout option.

                       o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                       o Annual expenses of The Hudson River Trust and EQ Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% and other expenses.
-----------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-83
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA: 20-83
                       Flexible Premium IRA: 20-70
                       QP: 20-75
-----------------------------------------------------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

--------------------------------------------------------------------------------
                                                               Fee table      11
--------------------------------------------------------------------------------


Fee table



--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. Generally, the only charges shown in the table that are applicable to the fixed maturity options and the account for special dollar cost averaging are the annual administrative charge and the withdrawal charge. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------
 Mortality and expense risks (1)                                                             1.10%
 Administrative (2)                                                                          0.25%
                                                                                             -----
 Total annual expenses                                                                       1.35%
------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------
 Maximum annual administrative charge

  If your account value is less than $25,000                                                 $  30(3)
  If your account value is $25,000 or more                                                   $   0

------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------
 WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted if you surrender               Contract
 your contract or make certain withdrawals. The withdrawal charge percentage                  year
 we use is determined by the contract year in which you make the withdrawal or                 1 .........7.00%
 surrender your contract. For each contribution, we consider the contract                      2 .........6.00
 year in which we receive that contribution to be "contract year 1")(4)                        3 .........5.00
                                                                                               4 .........4.00
                                                                                               5 .........3.00
                                                                                               6 .........2.00
                                                                                               7 .........1.00
                                                                                               8+ ........0.00


------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------
 BASEBUILDER BENEFITS CHARGE (calculated as a percentage of the benefit base.
 Deducted annually on each contract date anniversary)(5)                                      0.30%
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12      FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
THE HUDSON RIVER TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


-----------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
                                                                                         ANNUAL
                                     INVESTMENT                                       EXPENSES(6)
                                     MANAGEMENT                             OTHER     (AFTER EXPENSE
                                   ADVISORY FEES       12B-1 FEES(6)     EXPENSES      LIMITATION)
-----------------------------------------------------------------------------------------------------------------------
Alliance Money Market(7)                0.35%              0.25%            0.02%          0.62%
Alliance High Yield(7)                  0.60%              0.25%            0.03%          0.88%
Alliance Common Stock(7)                0.36%              0.25%            0.03%          0.64%
Alliance Aggressive Stock (7)           0.54%              0.25%            0.03%          0.82%
Alliance Small Cap Growth(7)            0.90%              0.24%            0.06%          1.20%
-----------------------------------------------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-----------------------------------------------------------------------------------------------------------------------
                                                                                                           TOTAL
                                                                                         OTHER             ANNUAL
                                                 INVESTMENT                           EXPENSES(8)       EXPENSES(8)
                                                MANAGEMENT &                        (AFTER EXPENSE     (AFTER EXPENSE
                                               ADVISORY FEES      12B-1 FEES(6)       LIMITATION)       LIMITATION)
-----------------------------------------------------------------------------------------------------------------------

EQ/Alliance Premier Growth(8)                       0.90%              0.25%              0.00%             1.15%
BT Equity 500 Index(8)                              0.25%              0.25%              0.05%             0.55%
BT Small Company Index(8)                           0.25%              0.25%              0.25%             0.75%
BT International Equity Index(8)                    0.35%              0.25%              0.40%             1.00%
Capital Guardian U.S. Equity(8)                     0.65%              0.25%              0.05%             0.95%
Capital Guardian Research(8)                        0.65%              0.25%              0.05%             0.95%
Capital Guardian International(8)                   0.75%              0.25%              0.20%             1.20%
EQ/Evergreen(8)                                     0.75%              0.25%              0.05%             1.05%
EQ/Evergreen Foundation(8)                          0.63%              0.25%              0.07%             0.95%
JPM Core Bond(8)                                    0.45%              0.25%              0.10%             0.80%
Lazard Large Cap Value(8)                           0.55%              0.25%              0.15%             0.95%
Lazard Small Cap Value(8)                           0.80%              0.25%              0.15%             1.20%
MFS Growth with Income(8)                           0.55%              0.25%              0.05%             0.85%
MFS Research(8)                                     0.55%              0.25%              0.05%             0.85%
MFS Emerging Growth Companies(8)                    0.55%              0.25%              0.05%             0.85%
Merrill Lynch Basic Value Equity(8)                 0.55%              0.25%              0.05%             0.85%
Merrill Lynch World Strategy(8)                     0.70%              0.25%              0.25%             1.20%
Morgan Stanley Emerging Markets Equity(8)           1.15%              0.25%              0.35%             1.75%
EQ/Putnam Growth & Income Value(8)                  0.55%              0.25%              0.05%             0.85%
EQ/Putnam Investors Growth(8)                       0.55%              0.25%              0.15%             0.95%
EQ/Putnam International Equity(8)                   0.70%              0.25%              0.25%             1.20%
-----------------------------------------------------------------------------------------------------------------------


----------
Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.
(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

(3) For Flexible Premium IRA and Flexible Premium Roth IRA contracts, during the first two contract years this charge is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

--------------------------------------------------------------------------------
                                                               Fee table      13
--------------------------------------------------------------------------------

(4) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, and upon surrender of a contract.

(5) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER."

(6) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

(7) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(8) The maximum investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for EQ Advisors Trust. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.50% for BT Small Company Index; 0.75% for BT International Equity Index; 0.70% for Capital Guardian U.S. Equity and Capital Guardian Research; 0.95% for Capital Guardian International; 0.80% for EQ/Evergreen; 0.70% for EQ/Evergreen Foundation; 0.55% for JPM Core Bond; 0.70% for Lazard Large Cap Value; 0.95% for Lazard Small Cap Value; 0.60% for MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, and Merrill Lynch Basic Value Equity; 0.95% for Merrill Lynch World Strategy; 1.50% for Morgan Stanley Emerging Markets Equity; 0.60% for EQ/Putnam Growth & Income Value; 0.70% for EQ/Putnam Investors Growth; 0.95% for EQ/Putnam International Equity. The expenses shown for the BT International Equity Index, BT Small Company Index, EQ/Putnam Investors Growth, and Lazard Large Cap Value Portfolios reflect an increase effective on May 1, 1999. During 1999, EQF plans to change its name to AXA Advisors, Inc.

      Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
      0.33% for BT Equity 500 Index; 1.31% for BT Small Company Index; 0.89% for BT International Equity Index; 0.33% for JPM Core Bond; 0.40% for Lazard Large Cap Value; 0.49% for Lazard Small Cap Value; 0.25% for MFS Research; 0.24% for MFS Emerging Growth Companies; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.24% for EQ/Putnam Growth & Income Value; 0.29% for EQ/Putnam Investors Growth; 0.51% for EQ/Putnam International Equity. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows:
      0.74% for EQ/Alliance Premier Growth; 0.74% for Capital Guardian U.S. Equity and Capital Guardian Research; 1.03% for Capital Guardian International; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios. The EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International Portfolios commenced operations on May 1, 1999.

      Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
14      Fee table
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract and elected baseBUILDER) would pay in the two situations (surrender and nonsurrender) illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on an estimated $10,000 average account value at the end of the contract year and the maximum charge of $30, so that the administrative charge per $1,000 is $3. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for the NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



                                      IF YOU SURRENDER YOUR CONTRACT AT THE END
                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                      WOULD BE:
                               -------------------------------------------------
                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
                               -------------------------------------------------

 THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
Alliance Money Market             $ 93.00     $ 126.88     $ 163.38    $ 287.23
Alliance High Yield               $ 95.58     $ 134.62     $ 176.30    $ 312.98
Alliance Common Stock             $ 93.19     $ 127.47     $ 164.38    $ 289.23
Alliance Aggressive Stock         $ 94.98     $ 132.84     $ 173.34    $ 307.10
Alliance Small Cap Growth         $ 98.76     $ 144.12     $ 192.03    $ 343.81
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth        $ 98.26     $ 142.63            -           -
BT Equity 500 Index               $ 92.30     $ 124.78     $ 159.88    $ 280.19
BT Small Company Index            $ 94.29     $ 130.75     $ 169.85    $ 300.17
BT International Equity Index     $ 96.77     $ 138.19     $ 182.22    $ 324.65
Capital Guardian U.S. Equity      $ 96.27     $ 136.71            -           -
Capital Guardian Research         $ 96.27     $ 136.71            -           -
Capital Guardian International    $ 98.76     $ 144.12            -           -
EQ/Evergreen                      $ 97.27     $ 139.68            -           -
EQ/Evergreen Foundation           $ 96.27     $ 136.71            -           -
JPM Core Bond                     $ 94.78     $ 132.24     $ 172.34    $ 305.12
Lazard Large Cap Value            $ 96.27     $ 136.71     $ 179.76    $ 319.80
Lazard Small Cap Value            $ 98.76     $ 144.12     $ 192.03    $ 343.81
MFS Growth with Income            $ 95.28     $ 133.74            -           -




                                    IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                       THE END OF EACH PERIOD SHOWN, THE
                                               EXPENSES WOULD BE:
                                ------------------------------------------------
                                   1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------
                         THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
Alliance Money Market             $ 26.15    $ 80.35     $ 137.22     $ 292.13
Alliance High Yield               $ 28.73    $ 88.10     $ 150.14     $ 317.87
Alliance Common Stock             $ 26.34    $ 80.94     $ 138.21     $ 294.12
Alliance Aggressive Stock         $ 28.13    $ 86.31     $ 147.16     $ 311.98
Alliance Small Cap Growth         $ 31.91    $ 97.59     $ 165.86     $ 348.69
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth        $ 31.41    $ 96.11            -            -
BT Equity 500 Index               $ 25.45    $ 78.25     $ 133.71     $ 285.07
BT Small Company Index            $ 27.44    $ 84.23     $ 143.69     $ 305.09
BT International Equity Index     $ 29.92    $ 91.66     $ 156.05     $ 329.53
Capital Guardian U.S. Equity      $ 29.42    $ 90.17            -            -
Capital Guardian Research         $ 29.42    $ 90.17            -            -
Capital Guardian International    $ 31.91    $ 97.59            -            -
EQ/Evergreen                      $ 30.42    $ 93.15            -            -
EQ/Evergreen Foundation           $ 29.42    $ 90.17            -            -
JPM Core Bond                     $ 27.93    $ 85.72     $ 146.17     $ 310.01
Lazard Large Cap Value            $ 29.42    $ 90.17     $ 153.58     $ 324.68
Lazard Small Cap Value            $ 31.91    $ 97.59     $ 165.86     $ 348.69
MFS Growth with Income            $ 28.43    $ 87.20            -            -

--------------------------------------------------------------------------------
                                                               FEE TABLE      15
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                         IF YOU SURRENDER YOUR CONTRACT AT THE END
                             OF EACH PERIOD SHOWN, THE EXPENSES
                                         WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------

MFS Research                              $  95.28     $ 133.74     $ 174.83    $ 310.05
MFS Emerging Growth Companies             $  95.28     $ 133.74     $ 174.83    $ 310.05
Merrill Lynch Basic Value Equity          $  95.28     $ 133.74     $ 174.83    $ 310.05
Merrill Lynch World Strategy              $  98.76     $ 144.12     $ 192.03    $ 343.81
Morgan Stanley Emerging Markets Equity    $ 104.22     $ 160.29     $ 218.58    $ 394.59
EQ/Putnam Growth & Income Value           $  95.28     $ 133.74     $ 174.83    $ 310.05
EQ/Putnam Investors Growth                $  96.27     $ 136.71     $ 179.76    $ 319.80
EQ/Putnam International Equity            $  98.76     $ 144.12     $ 192.03    $ 343.81
------------------------------------------------------------------------------------------


                          IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                             THE END OF EACH PERIOD SHOWN, THE
                                     EXPENSES WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
MFS Research                               $ 28.43   $  87.20     $ 148.64     $ 314.93
MFS Emerging Growth Companies              $ 28.43   $  87.20     $ 148.64     $ 314.93
Merrill Lynch Basic Value Equity           $ 28.43   $  87.20     $ 148.64     $ 314.93
Merrill Lynch World Strategy               $ 31.91   $  97.59     $ 165.86     $ 348.69
Morgan Stanley Emerging Markets Equity     $ 37.37   $ 113.76     $ 192.41     $ 399.49
EQ/Putnam Growth & Income Value            $ 28.43   $  87.20     $ 148.64     $ 314.93
EQ/Putnam Investors Growth                 $ 29.42   $  90.17     $ 153.58     $ 324.68
EQ/Putnam International Equity             $ 31.91   $  97.59     $ 165.86     $ 348.69
------------------------------------------------------------------------------------------



----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I, at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options.

--------------------------------------------------------------------------------
16      Contract features and benefits
--------------------------------------------------------------------------------


Contract features and benefits



--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us we call "contributions." We require a minimum contribution amount for each type of contract. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT        MINIMUM                                                               LIMITATIONS ON
TYPE          ISSUE AGES           CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
 NQ           0 through 83         o $5,000 (initial)             o After-tax money.                     o No additional
                                                                                                           contributions after
                                   o $1,000 (additional)          o Paid to us by check or                 age 84.
                                                                    transfer of contract value in a
                                                                    tax-deferred exchange under Section
                                                                    1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
 Flexible     20 through 70        o $2,000 (initial)             o "Regular" IRA                        o No additional regular
 Premium IRA                                                        contributions.                         IRA contributions in the
                                   o $50 (additional after                                                 calendar year you turn
                                     the first contract year)     o Rollovers from a                       age 70 1/2 and
                                                                    qualified plan.                        thereafter.

                                                                  o Rollovers from a TSA.
                                                                                                         o Total regular
                                                                  o Rollovers from another                 contributions may
                                                                    traditional individual                 not exceed $2,000
                                                                    retirement                             each year.
                                                                    arrangement.
                                                                                                         o No additional rollover
                                                                  o Direct custodian-                      or direct transfer
                                                                    to-custodian transfers                 contributions after
                                                                    from another                           age 71.
                                                                    traditional individual
                                                                    retirement arrangement.              o Rollover and direct
                                                                                                           transfer contributions
                                                                                                           after age 70 1/2 must
                                                                                                           be net of required
                                                                                                           minimum distributions.
                                   Although we accept rollover and direct transfer
                                   contributions under the Flexible Premium IRA
                                   contract, we intend that this contract be used for
                                   ongoing regular contributions.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
17      Contract features and benefits
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT        MINIMUM                                                               LIMITATIONS ON
TYPE          ISSUE AGES           CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------

 Rollover     20 through 83        o  $5,000 (initial)            o Rollovers from a                     o No additional rollover
 IRA                                                                qualified plan.                        or direct transfer
                                   o  $1,000 (additional)                                                  contributions after
                                                                  o Rollovers from a TSA.                  age 84.

                                                                  o Rollovers from another               o Contributions after
                                                                    traditional individual                 age 70 1/2 must be net
                                                                    retirement                             of required minimum
                                                                    arrangement.                           distributions.

                                                                  o Direct                               o Regular IRA
                                                                    custodian-to-custodian                 contributions are not
                                                                    transfers from another                 permitted.
                                                                    traditional individual
                                                                    retirement arrangement.

                                Only rollover and direct transfer contributions are permitted under the Rollover IRA contract.
------------------------------------------------------------------------------------------------------------------------------------
 Flexible     20 through 83   o  $2,000 (initial)                  o "Regular" after-tax                 o No additional regular
 Premium Roth                                                        contributions.                        after-tax contributions
 IRA                          o $50 (additional after                                                      after age 84.
                                the first contract year)           o Rollovers from another
                                                                     Roth IRA.                           o No additional rollover
                                                                                                           or direct transfer
                                                                   o Conversion rollovers                  contributions after
                                                                     from a traditional IRA.               age 84.

                                                                   o Direct transfers from               o Contributions are
                                                                     another Roth IRA.                     subject to income
                                                                                                           limits. See "Tax
                                                                                                           information --
                                                                                                           Contributions to
                                                                                                           Roth IRAs."

                                Although we accept rollover and direct transfer contributions under the Flexible Premium Roth IRA contract, we intend that this contract be used for ongoing regular contributions.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18      Contract features and benefits
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT        MINIMUM                                                               LIMITATIONS ON
TYPE          ISSUE AGES           CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Roth          20 through 83        o $5,000 (initial)             o Rollovers from another               o No additional rollover
Conversion                                                          Roth IRA.                              or direct transfer
                                   o $1,000 (additional)                                                   contributions after
                                                                  o Conversion rollovers                   age 84.
                                                                    from a traditional IRA.
                                                                                                         o Conversion rollovers
                                                                  o Direct transfers from                  after age 70 1/2 must be
                                                                    another Roth IRA.                      net of required
                                                                                                           minimum distributions
                                                                                                           for the traditional IRA
                                                                                                           you are rolling over.

                                                                                                         o You cannot roll over
                                                                                                           funds from a traditional
                                                                                                           IRA if your adjusted
                                                                                                           gross income is
                                                                                                           $100,000 or more.

                                                                                                         o Regular after-tax
                                                                                                           contributions are not
                                                                                                           permitted.

                                 Only rollover and direct transfer contributions are permitted under the Roth Conversion IRA contract.
------------------------------------------------------------------------------------------------------------------------------------
 QP           20 through 75        o $5,000 (initial)             o Only transfer                        o Regular ongoing
                                                                    contributions from an                  payroll contributions
                                   o $1,000 (additional)            existing qualified plan                are not permitted.
                                                                    trust as a change of
                                                                    investment vehicle                   o No additional transfer
                                                                    under the plan.                        contributions after
                                                                                                           age 76.
                                                                  o The plan must be
                                                                    qualified under Section              o For defined benefit
                                                                    401(a) of the Internal                 plans, employee
                                                                    Revenue Code.                          contributions are not
                                                                                                           permitted.
                                                                  o For 401(k) plans,
                                                                    transferred                          o Contributions after
                                                                    contributions may only                 age 70 1/2 must be net
                                                                    include employee                       of any required
                                                                    pre-tax contributions.                 minimum distributions.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      19
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT        MINIMUM                                                               LIMITATIONS ON
TYPE          ISSUE AGES           CONTRIBUTIONS                  SOURCE OF CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA  20 through 83        o $5,000 (initial)             o Rollovers from another               o No additional rollover
                                                                    TSA contract or                        or direct transfer
                                   o $1,000 (additional)            arrangement.                           contributions after
                                                                                                           age 84.
                                                                  o Rollovers from a
                                                                    traditional IRA which                o Contributions after age
                                                                    was a "conduit" for                    70 1/2 must be net of
                                                                    TSA funds previously                   required minimum
                                                                    rolled over.                           distributions.

                                                                  o Direct transfers from
                                                                    another contract or
                                                                    arrangement under
                                                                    Section 403(b) of the
                                                                    Internal Revenue Code,
                                                                    complying with IRS
                                                                    Revenue Ruling 90-24.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" later in this prospectus.

--------------------------------------------------------------------------------
20      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 OWNER AND ANNUITANT REQUIREMENTS

 Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

 Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

 Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------

 A participant is an individual who is currently, or was formerly participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

 HOW YOU CAN MAKE YOUR CONTRIBUTIONS


 Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

 For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail under "More information" later in this prospectus.

 Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
 Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

 Section 1035 exchanges


 You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


 WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

 Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.

 Variable investment options

 Your investment results in any one of the 26 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
     You can choose among 26 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF THE HUDSON RIVER TRUST
--------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME               OBJECTIVE                                       ADVISER
--------------------------------------------------------------------------------------------------------------
 Alliance Money Market       High level of current income while preserving   Alliance Capital Management L.P.
                             assets and maintaining liquidity
--------------------------------------------------------------------------------------------------------------
 Alliance High Yield         High return by maximizing current income and,   Alliance Capital Management L.P.
                             to the extent consistent with that objective,
                             capital appreciation
--------------------------------------------------------------------------------------------------------------
 Alliance Common Stock       Long-term growth of capital and increasing      Alliance Capital Management L.P.
                             income
--------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock   Long-term growth of capital                     Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth   Long-term growth of capital                     Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                        ADVISER
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth        Long-term growth of capital                      Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index               Replicate as closely as possible (before         Bankers Trust Company
                                   deduction of Portfolio expenses) the total
                                   return of the Standard & Poor's 500 Composite
                                   Stock Price Index
----------------------------------------------------------------------------------------------------------------------
 BT Small Company Index            Replicate as closely as possible (before         Bankers Trust Company
                                   deduction of Portfolio expenses) the total
                                   return of the Russell 2000 Index
----------------------------------------------------------------------------------------------------------------------
 BT International Equity Index     Replicate as closely as possible (before         Bankers Trust Company
                                   deduction of Portfolio expenses) the total
                                   return of the Morgan Stanley Capital
                                   International Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------

 Capital Guardian U.S. Equity*     Long-term growth of capital                      Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research*        Long-term growth of capital                      Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------
 Capital Guardian International*   Long-term growth of capital                      Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------

 EQ/Evergreen                      Capital appreciation                             Evergreen Asset Management Corp.
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
22      Contract features and benefits
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                        ADVISER
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation            In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                    conservation of capital, and capital appreciation
----------------------------------------------------------------------------------------------------------------------
 JPM Core Bond                      High total return consistent with moderate risk    J. P. Morgan Investment
                                    of capital and maintenance of liquidity            Management Inc.
----------------------------------------------------------------------------------------------------------------------
 Lazard Large Cap Value             Capital appreciation                               Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------
 Lazard Small Cap Value             Capital appreciation                               Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income             Reasonable current income and long-term            Massachusetts Financial Services
                                    growth of capital and income                       Company
----------------------------------------------------------------------------------------------------------------------
 MFS Research                       Long-term growth of capital and future income      Massachusetts Financial Services
                                                                                       Company
----------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth                Long-term capital growth                           Massachusetts Financial Services
  Companies                                                                            Company
----------------------------------------------------------------------------------------------------------------------
 Merrill Lynch Basic Value Equity   Capital appreciation and secondarily, income       Merrill Lynch Asset Management,
                                                                                       L.P.
----------------------------------------------------------------------------------------------------------------------
 Merrill Lynch World Strategy       High total investment return                       Merrill Lynch Asset Management,
                                                                                       L.P.
----------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging            Long-term capital appreciation                     Morgan Stanley Asset Management
  Markets Equity
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income          Capital growth, current income is a secondary      Putnam Investment Management,
  Value                             objective                                          Inc.
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth         Long-term growth of capital and any increased      Putnam Investment Management,
                                    income that results from this growth               Inc.
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity     Capital appreciation                               Putnam Investment Management,
                                                                                       Inc.
----------------------------------------------------------------------------------------------------------------------



* May not currently be available in all states.

Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.

See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.

--------------------------------------------------------------------------------
                                          Contract features and benefits      23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Fixed maturity options

 We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
 Fixed maturity options ranging from one to ten years to maturity.
--------------------------------------------------------------------------------

 The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

 On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

 Fixed maturity options and maturity dates. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 are available at any time.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

 o the fixed maturity option's maturity date is within the current calendar year; or

 o  the rate to maturity is 3%; or

 o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

 Options at maturity date. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following options take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

 (a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

 (b) withdraw the maturity value (there may be a withdrawal charge).

 If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.


 Market value adjustment. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


 (a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity

--------------------------------------------------------------------------------
24      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

      in effect at that time for new allocations to that same fixed maturity option, and

 (b) the length of time remaining until the maturity date.

 In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

 We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


 Account for special dollar cost averaging

 The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

 The account for special dollar cost averaging is available for allocation of your initial contribution only under the special dollar cost averaging program. It is available only for the first year of your contract. We will guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate will be shown in your contract. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.


 ALLOCATING YOUR CONTRIBUTIONS

 You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


 Self-directed allocation

 You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


 Principal assurance allocation

 Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than seven years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

 For example, if your initial contribution is $10,000, and on April 1, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 4.97% on April 1, 1999, we would have allocated $6,191.16 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

--------------------------------------------------------------------------------
                                          Contract features and benefits      25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."


 Dollar cost averaging

 We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
 Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

 Special dollar cost averaging programs. You may dollar cost average from the account for special dollar cost averaging into any of the variable investment options. You must allocate your entire initial contribution into the account. We will transfer your value in the account for special dollar cost averaging into the variable investment options that you select over the next 12 months or such other period we offer at the time. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we offer at the time. You may not allocate additional contributions to the account for special dollar cost averaging.

--------------------------------------------------------------------------------
 The account for special dollar cost averaging provides guaranteed interest.
--------------------------------------------------------------------------------

 The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled monthly transfers to the variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

 If the account for special dollar cost averaging is not available in your state, we offer a special dollar cost averaging program in the Alliance Money Market option. Under this program we will not deduct the mortality and expense risks and administrative charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program, which is in effect only for your first contract year. We reserve the right to discontinue offering the Alliance Money Market special dollar cost averaging program for new contracts once the account for special dollar cost averaging becomes available in a state. Your registered representative can provide information about state availability. You may also contact us directly.

 General dollar cost averaging program. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month.

 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled.

--------------------------------------------------------------------------------
26      Contract features and benefits
--------------------------------------------------------------------------------

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                   ----------------------------------------

 You may not elect dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" below.


 OUR BASEBUILDER OPTION

 The baseBUILDER option offers you a combined guaranteed minimum income benefit and guaranteed minimum death benefit. The combined benefit is available if the annuitant is between the ages of 20 and 75. There is an additional charge for this benefit. See "baseBUILDER benefits charge" under "Charges and expenses."

--------------------------------------------------------------------------------
 baseBUILDER provides income protection if you elect an income payout while the annuitant is alive and a death benefit if the annuitant dies.
--------------------------------------------------------------------------------

 The guaranteed minimum income benefit component of baseBUILDER is described below under "Your guaranteed minimum income benefit under baseBUILDER." As part of baseBUILDER you have a choice of two guaranteed minimum death benefit options: either a "5% roll up to age 80" or an "annual ratchet to age 80." The two options are described under "Guaranteed minimum death benefit." The guaranteed minimum death benefit is provided under the contract even if you do not elect baseBUILDER, and for a broader range of annuitant ages at contract issue than those available under baseBUILDER. baseBUILDER is not currently available in New York.


 Your guaranteed minimum income benefit under baseBUILDER

 The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity contract. The Income Manager (Life Annuity with a Period Certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
 We also refer to the guaranteed minimum income benefit as the "Living
 Benefit."
--------------------------------------------------------------------------------

 Guaranteed minimum income benefit's benefit base.
 On the contract date, your guaranteed minimum income benefit's benefit base ("benefit base") is equal to the initial contribution. Thereafter, the benefit base will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, the fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after age 80.

 If you make an additional contribution to your contract, we will increase your current benefit base by the dollar amount of the additional contribution on the date that the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your benefit base for the withdrawal on the date that you make the withdrawal. See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing Your Money" for more detailed information. The benefit base will be reduced by any withdrawal charge remaining when you exercise your guaranteed minimum income benefit. Under Rollover TSA contracts, we will also reduce your benefit base by the amount of any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit.

--------------------------------------------------------------------------------
                                          Contract features and benefits      27
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Your benefit base is not an account value or a cash value and is used solely for purposes of calculating your guaranteed minimum income benefit.
--------------------------------------------------------------------------------

 Exercising your benefit and income you will receive.
 If you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (Life Annuity with a Period Certain) payout annuity contract, will be the greater of (i) your guaranteed minimum income benefit, and (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

 The guaranteed minimum income benefit is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

--------------------------------------------------------------------------------
 The guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

 Illustrations of guaranteed minimum income benefit.
 The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.


------------------------------------------------------------------
                                     GUARANTEED MINIMUM
                            INCOME BENEFIT -- ANNUAL INCOME
      CONTRACT DATE              PAYABLE FOR LIFE WITH
 ANNIVERSARY AT EXERCISE         10 YEAR PERIOD CERTAIN
------------------------------------------------------------------
             7                          $ 8,315
            10                           10,341
            15                           14,924
------------------------------------------------------------------


 Under NQ, and all IRA contracts, you may exercise the guaranteed minimum income benefit only within 30 days following the seventh or later contract date anniversary under your contract. However, you may not exercise the benefit before the annuitant is age 60, or after the annuitant is age 83. There is an exception if the annuitant is between ages 20 and 44 when your contract is issued. In this case you may exercise the benefit following the 15th or later contract date anniversary, but not after the annuitant is age 83. See "Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts" below regarding exercising the benefit under QP and Rollover TSA contracts.

 Your contract will terminate when you exercise your guaranteed minimum income benefit. You will then receive an Income Manager (Life Annuity with a Period Certain) payout annuity contract. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:




----------------------------------------
            LEVEL PAYMENTS*
----------------------------------------
                       PERIOD CERTAIN
                           YEARS
                    --------------------
   ANNUITANT'S
 AGE AT EXERCISE         IRAS         NQ
----------------------------------------

 60 to 75                 10         10
    76                     9         10
    77                     8         10
    78                     7         10
    79                     7         10
    80                     7         10
    81                     7          9
    82                     7          8
    83                     7          7
----------------------------------------


 * Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, please see "Minimum distributions" under "Tax information," as to how this option may be affected if exercised after age
   70 1/2.


 You will begin receiving payments one payment period after the payout annuity contract is issued. For example, if you select monthly annuity payments, we will send your first payment to you approximately one month from the date your contract is issued.

 Each year on your contract date anniversary, if you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may then notify us within 30 days following the contract date anniversary if you want to exercise the

--------------------------------------------------------------------------------
28      Contract features and benefits
--------------------------------------------------------------------------------

 guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

 You may also apply your cash value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity contract, and you may always apply your account value to any of our annuity payout options. The traditional annuity payout options are discussed under "Accessing your money." These options differ from the Income Manager payout annuity contracts. They may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative.

 The Income Manager (Life Annuity with a Period Certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your registered representative. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

 Successor annuitant/contract owner. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

 Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts. Under QP contracts, the guaranteed minimum income benefit may be exercised in the same manner as described above only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

 Similarly, under Rollover TSA contracts the contract owner must convert the Rollover TSA contract in a direct rollover to a Rollover IRA contract according to our rules. The rollover to a Rollover IRA contract may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the Rollover TSA funds. See "Rollover or direct transfer contributions" under "Tax information" later in this prospectus.


 GUARANTEED MINIMUM DEATH BENEFIT

 Applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; and 20 through 75 at issue of QP contracts.

 You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

 5% roll up to age 80. On the contract date, the guaranteed minimum death benefit equals your initial contribution. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, the fixed maturity options and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

--------------------------------------------------------------------------------
                                             Contract features and benefits   29
--------------------------------------------------------------------------------

 The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

 Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

 Applicable for annuitant ages 80 through 83 when the contract is issued.

 On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                   ----------------------------------------

 Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.

 See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

 Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options, (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.

 If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our Processing Office, or your registered representative, can provide you with the cancellation instructions.

--------------------------------------------------------------------------------
30      Determining your contract's value
--------------------------------------------------------------------------------


Determining your contract's value


--------------------------------------------------------------------------------

 YOUR ACCOUNT VALUE

 Your "account value" is the total of the values you have allocated to the (i) variable investment options, (ii) fixed maturity options, and (iii) account for special dollar cost averaging. These amounts are subject to certain fees and charges discussed under "Charges and expenses." Under Rollover TSA contracts, if you have any outstanding loan your account value will include any amount in the loan reserve account.

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, and less any withdrawal charge that may apply if you surrender your contract. If you have a Rollover TSA contract with an outstanding loan, your cash value also is reduced by the amount of any outstanding loan plus accrued interest. Please see "Surrendering your contract to receive its cash value."


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract. Your value will also be reduced by the dollar amount of any withdrawals that you make.

 The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options, or we transfer your loan amount to the loan reserve account under a TSA contract. In addition, when we deduct the baseBUILDER benefits charge and any withdrawal charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


 YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 Your value in the account for special dollar cost averaging at any time will equal your initial contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

--------------------------------------------------------------------------------
                          Transferring your money among investment options    31
--------------------------------------------------------------------------------


Transferring your money among investment options
--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

 o You may not transfer any amount to the account for special dollar cost averaging.

 o You may not transfer to a fixed maturity option that matures in the current calendar year, or if its rate to maturity is 3%.

 o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

 You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office.
 Transfer requests should specify:

 (1)  the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and

 (3)  the investment options to and from which you are transferring.

 We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

 We will confirm all transfers in writing.


 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. However, it will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.
 -------------------------------------------------------------------------------
 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
 -------------------------------------------------------------------------------

 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

 You may not elect the rebalancing program if you are participating in a dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


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32  Accessing your money
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Accessing your money
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--------------------------------------------------------------------------------
 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."


--------------------------------------------------------------------------------
                                         METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                SUBSTANTIALLY        MINIMUM
 CONTRACT         LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                 Yes           Yes             No                  No
--------------------------------------------------------------------------------
 Rollover IRA       Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Flexible
   Premium IRA      Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Roth Conversion
   IRA              Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Flexible
   Premium Roth
   IRA              Yes           Yes             Yes                 No
--------------------------------------------------------------------------------
 QP                 Yes           No              No                  Yes
--------------------------------------------------------------------------------
 Rollover TSA       Yes*          No              No                  Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information -- Tax Sheltered Annuity contracts (TSAs)."


 Lump sum withdrawals
 (All contracts)

 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $1,000. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

 Systematic withdrawals
 (NQ and all IRA contracts)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2. You may not elect the systematic withdrawal method if you have balances in the account for special dollar cost averaging.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


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                                                    Accessing your money      33
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--------------------------------------------------------------------------------

 Substantially equal withdrawals
 (All IRA contracts)

 The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 Minimum distribution withdrawals
 (Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only -- See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
 For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:
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34      Accessing your money
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--------------------------------------------------------------------------------

 Income benefit

 Benefit base -- Your current benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current benefit base on a pro rata basis.


 Death benefit

 5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue ages 80 through 83 -- If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1) the date annuity payments begin,

 (2) the date the contract terminates, and

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                                                    Accessing your money      35
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.

 Loan reserve account. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments," below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1)   the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

 We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


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36      Accessing your money
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--------------------------------------------------------------------------------

 CHOOSING YOUR ANNUITY PAYOUT OPTIONS

 The Equitable Accumulator offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

 You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

----------------------------------------------------------
 Annuity payout options     Life annuity
                            Life annuity -- period
                             certain
                            Life annuity -- refund
                             certain
                            Period certain annuity
----------------------------------------------------------
 Income Manager payout      Life annuity with a period
   options                   certain
                            Period certain annuity
----------------------------------------------------------

 Annuity payout options

 You can choose from among the following annuity payout options:

 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

 o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

 All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

 The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

 The following annuity payout options are available as variable annuities:

 o  Life annuity (except in New York).

 o  Life annuity -- period certain.

 o Joint and survivor life annuity (100% to survivor).

 o Joint and survivor life period certain annuity (100% to survivor).


 Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed income annuity option which can be elected in combination with the variable income annuity options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and

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                                                    Accessing your money      37
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

 We may offer other payout options not outlined here. Your registered representative can provide details.


 Selecting an annuity payout option

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.


 For NQ and IRA contracts, unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years. The only payout options available under QP contracts and Rollover TSA contracts are the life annuity 10 year period certain and the joint and survivor life annuity 10 year period certain.


 You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

 The amount we apply to provide annuity payments will depend on the type of payout option you select. If you select a payout option that provides for payments for the rest of the annuitant's life, then we will apply your account value. If you select a payout option that provides for payments for a period certain, then we will apply your cash value. However, if the period certain is more than five years, we will apply not less than 95% of the account value. Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


 Income Manager payout options

 For NQ and IRA contracts, two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

 For QP contracts, the Income Manager payout options are available only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and the change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

 For Rollover TSA contracts, the Income Manager payout annuity options are available only after the Rollover TSA contract is rolled over to a Rollover IRA contract. This may generally occur when you are age 59 1/2, or you have separated from service with the employer who provided the Rollover TSA funds.

 The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ


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38      Accessing your money
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--------------------------------------------------------------------------------

 and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

 If you apply only part of the account value of your contract to either of the Income Manager payout annuities we will consider it a withdrawal and may deduct a withdrawal charge. We will not deduct a withdrawal charge if you apply all of your account value at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals). However, a new withdrawal charge schedule will apply under the Income Manager annuity. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the Income Manager annuity will be "contract year 1." In addition, we will not deduct a withdrawal charge if you apply all of your account value from your Equitable Accumulator contract when the dollar amount of the withdrawal charge under such contract is 2% or less. This means that no withdrawal charge schedule will apply under the Income Manager payout annuity contract.

 You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager annuity. No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

 You also may apply your account value to an Income Manager (Period Certain) annuity once withdrawal charges are no longer in effect under your contract. No withdrawal charges will apply under that Income Manager annuity.

 The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your registered representative. To purchase an Income Manager annuity we also require the return of your contract. We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.

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                                                Charges and expenses          39
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Charges and expenses
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge.

 o  An administrative charge.

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o On each contract date anniversary -- an annual administrative charge (Flexible Premium IRA and Flexible Premium Roth IRA contracts only)

 o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

 o If you elect the optional benefit -- a charge for the optional baseBUILDER benefit.

 o At the time annuity payments are to begin - charges for state premium and other taxes. An annuity administrative fee may also apply.

 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.


 Mortality and expense risks charge

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


 Administrative charge

 We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 Annual administrative charge (Flexible Premium IRA and Flexible Premium Roth IRA contracts only)

 Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, before the deduction of any other charges, is less than $25,000. If your account value on such date is $25,000 or more, this charge will equal zero. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


 Withdrawal charge

 A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract


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--------------------------------------------------------------------------------
40      Charges and expenses
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 year that, in total, exceed the 15% free withdrawal amount, described below, or
 (2) if you surrender your contract to receive its cash value.

 The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                                  CONTRACT YEAR
--------------------------------------------------------------------------------
                    1     2        3        4       5       6        7       8+
--------------------------------------------------------------------------------
 Percentage of
   contribution     7%    6%      5%        4%      3%      2%      1%       0%
--------------------------------------------------------------------------------

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

 The withdrawal charge does not apply in the circumstances described below.

 15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 Minimum distributions. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 15% free withdrawal amount if you also make a lump sum withdrawal in any contract year.

 Disability, terminal illness or confinement to nursing home. The withdrawal charge also does not apply if:

 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;


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                                                     Charges and expenses     41
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    - it keeps daily medical records of each patient;

    - it controls and records all medications dispensed; and

    - its primary service is other than to provide housing for residents.

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our Processing Office.


 baseBUILDER benefits charge

 If you elect the baseBUILDER combined guaranteed minimum income benefit and guaranteed minimum death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 Charges for state premium and other applicable taxes

 We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 Annuity administrative fee

 We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

 CHARGES THAT THE TRUSTS DEDUCT

 The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

 o Investment advisory fees ranging from 0.25% to 1.15%.

 o  12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.


 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of The Hudson River Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced


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42      Charges and expenses
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 charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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                                                   Payment of death benefit   43
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Payment of death benefit
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 YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is signed. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the combined baseBUILDER benefit or not. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


 Effect of the annuitant's death

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. Under Rollover TSA contracts, you cannot have a successor owner/annuitant.

 For Rollover IRA and Flexible Premium IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership.

 When an NQ contract owner dies before the annuitant

 Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the person named to receive the death benefit upon the annuitant's death to be the successor owner, you should name a successor owner. You may name a different person that will become the successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the "beneficiary" for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

 o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have


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44      Payment of death benefit
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 not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


 Successor owner and annuitant

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


 BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA AND FLEXIBLE PREMIUM IRA CONTRACTS

 Upon your death under a Rollover IRA or Flexible Premium IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

 If you die AFTER the "required beginning date" (see "Tax information") for required minimum distributions, the contract will continue if:

 (a)   you were receiving minimum distribution withdrawals from this contract;
       and

 (b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

 If you die BEFORE the "required beginning date" (and therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may begin taking minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. These withdrawals will begin by December 31st of the calendar year following your death and will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used.

 The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death.

 While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.


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                                                         Tax information      45
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Tax information
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 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


 TRANSFERS AMONG INVESTMENT OPTIONS

 You can make transfers among investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES


 Contributions

 You may not deduct the amount of your contributions for a nonqualified annuity contract.


 Contract earnings

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 Annuity payments

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your


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46      Tax information
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 investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 Payments made before annuity payments begin

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


 Contracts purchased through exchanges

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

 o The owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

 The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.


 Surrenders

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

 Death benefit payments made to a beneficiary after your death

 For the rules applicable to death benefits, see "Payment of Death Benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 Early distribution penalty tax

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN
 PUERTO RICO

 Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your


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                                                              Tax information 47
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 personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 General

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are several types of IRAs, as follows:

 o  "Traditional IRAs," typically funded on a pre-tax basis;

 o  Roth IRAs, first available in 1998, funded on an after-tax basis; and

 o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.ustreas.gov).

 The Equitable Accumulator IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. We expect to submit the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract.


 Cancellation

 You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

 Traditional individual retirement annuities (traditional IRAs)


 Contributions to traditional IRAs

 Individuals may make three different types of contributions to a traditional
 IRA:

 o  regular contributions out of earned income or compensation; or


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 o  tax-free "rollover" contributions; or

 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

 Regular traditional IRA, direct transfer, and rollover contributions may be made to a Flexible Premium IRA contract. We only permit direct transfer and rollover contributions under a Rollover IRA contract. See "Rollovers and transfers" below.


 Regular contributions to traditional IRAs


 Limits on contributions

 Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


 Special rules for spouses

 If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age
 70 1/2.


 Deductibility of contributions

 The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with




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                                                         Tax information      49
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 AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



                         times     $2,000 (or earned     Equals   the adjusted
($10,000-excess AGI)
----------------------
  divided by $10,000       x        income, if less)       =       deductible
                                                                  contribution
                                                                  limit


 Nondeductible regular contributions

 If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


 When you can make regular contributions

 If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


 Excess contributions

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age
    70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.


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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.


 Rollovers and transfers

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 Rollovers from qualified plans or TSAs

 There are two ways to do rollovers:

 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 Rollovers from traditional IRAs to traditional IRAs

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases,


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 traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


 Withdrawals, payments and transfers of funds out of traditional IRAs


 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.


 Taxation of payments

 Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" traditional IRA treatment:

   o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

   o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

 Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


 Required minimum distributions


 Lifetime required minimum distributions

 You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.


 When you have to take the first required minimum distribution

 The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum
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 calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age
 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


 How you can calculate required minimum distributions

 There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an "account-based" method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

 No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


 Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

 No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.


 What if you take more than you need to for any year?

 The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you


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 take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


 What if you take less than you need to for any year?

 Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.


 What are the required minimum distribution payments after you die?

 If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


 Successor annuitant and owner

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 Payments to a beneficiary after your death

 IRA death benefits are taxed the same as IRA distributions.


 Borrowing and loans are prohibited transactions

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 Early distribution penalty tax

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition); or


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 o  used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


 Roth individual retirement annuities (Roth IRAs)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

 Contributions to Roth IRAs

 Individuals may make four different types of contributions to a Roth IRA:

 o  regular after-tax contributions out of earnings; or

 o taxable "rollover" contributions from traditional IRAs ("conversion" contributions); or


 o  tax-free rollover contributions from other Roth IRAs; or


 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 Regular contributions to Roth IRAs


 Limits on regular contributions

 Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:


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 o  your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.


 When you can make contributions

 Same as traditional IRAs.


 Deductibility of contributions

 Roth IRA contributions are not tax deductible.


 Rollovers and direct transfers


 What is the difference between rollover and direct transfer transactions?

 You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


 Conversion contributions to Roth IRAs

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from


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 a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.


 Withdrawals, payments and transfers of funds out of Roth IRAs


 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 Distributions from Roth IRAs

 Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollovers from a Roth IRA to another Roth IRA;

 o  Direct transfers from a Roth IRA to another Roth IRA;

 o  "Qualified Distributions" from Roth IRAs; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.


 Qualified distributions from Roth IRAs

 Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


 Nonqualified distributions from Roth IRAs

 Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.


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 You must keep your own records of regular and conversion contributions to all
 Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


 Required minimum distributions at death

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

 Payments to a beneficiary after your death

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


 Borrowing and loans are prohibited transactions

 Same as traditional IRA.


 Excess contributions

 Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 Early distribution penalty tax

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


 TAX SHELTERED ANNUITY CONTRACTS (TSAS)

 General

 This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


 Contributions to TSAs

 There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.


 Employer-remitted contributions

 The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of


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 restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


 Rollover or direct transfer contributions

 You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.
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 Distributions from TSAs


 General

 Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


 Withdrawal restrictions

 If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA;

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a "hardship" withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur:

 (1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

 (2)   death; or

 (3)   retirement; or

 (4) termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


 Tax treatment of distributions

 Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.


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 Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


 Payments to a beneficiary after your death

 Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


 Loans from TSAs

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above,

 o  the participant fails to repay the interest or principal when due, or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early
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 distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


 Tax-deferred rollovers and direct transfers

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


 Required minimum distributions

 Same as traditional IRA with these differences:


 When you have to take the first required minimum distribution

 The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.


 Spousal consent rules

 This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 Early distribution penalty tax

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age


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 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.


 Federal income tax withholding on periodic annuity payments

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


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 Federal income tax withholding on non-periodic annuity payments (withdrawals)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


 Mandatory withholding from TSA and qualified plan distributions

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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 ABOUT OUR SEPARATE ACCOUNT NO. 49

 Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

 Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

 (2)   to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

 (5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

 (6)   to restrict or eliminate any voting rights as to Separate Account No. 49;
       and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

 The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

 The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Board of Trustees of The Hudson River Trust and EQ Advisors Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses, or in their SAIs which are available upon request.


 Proposed substitution of Portfolios. We are asking the SEC to approve the substitution of 14 newly created Portfolios of the EQ Advisors Trust for The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitution"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of
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 Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

 We believe that this Substitution will be in your best interest because you would have a single set of investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

 You should note that:

 o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

 o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

 o  We will bear all expenses directly relating to the Substitution transaction.

 o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

 o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

 o The Substitution will have no tax consequences for you.

 Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about the EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

 Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

 We will notify you when we receive SEC approval, and again when the Substitution is complete.



 ABOUT OUR FIXED MATURITY OPTIONS


 Rates to maturity and price per $100 of maturity value

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:


--------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH    RATE TO MATURITY         PRICE
 MATURITY DATE OF        AS OF             PER $100 OF
   MATURITY YEAR     APRIL 1, 1999        MATURITY VALUE
--------------------------------------------------------------
       2000              3.25%                $97.23
       2001              4.04%                $92.83
       2002              4.33%                $88.51
       2003              4.46%                $84.43
       2004              4.52%                $80.60
       2005              4.67%                $76.45
       2006              4.77%                $72.56
       2007              4.79%                $69.16
       2008              4.87%                $65.55
       2009              4.97%                $61.91
-------------------------------------------------------------

 How we determine the market value adjustment

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:


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   (a)     We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


 Investments under the fixed maturity options

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.
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 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT


 Wire transmittals

 We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

 Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.


 Automatic investment program - for NQ, Flexible Premium IRA, and Flexible Premium Roth IRA contracts only

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

 For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited as long as it is not later than the 28th day of the month.
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 You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 Business day

 Our business day is any day the New York Stock Exchange is open for trading. Each business day ends at the time trading on the exchange closes (or is suspended) for the day. We calculate unit values for our variable investment options as of the end of each business day. This usually is 4:00 p.m., Eastern Time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

 o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on either the 28th day of the month or the 1st day of the next month, whichever is the closest business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

 Contributions and transfers

 o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our Processing Office.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

 o  The election of trustees.

 o  The formal approval of independent auditors selected for each trust.

 o Any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been

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                                                  More information            69
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.


 Voting rights of others

 Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


 Separate Account No. 49 voting rights

 If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


 Changes in applicable law

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


 ABOUT OUR YEAR 2000 PROGRESS

 Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

 In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission- critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

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70      More information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

 To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).


 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information."

 You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA and Flexible Premium IRA contracts." You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement. Under federal income tax rules, in the case of such a transfer, we will impose a withdrawal charge, if one applies.


 DISTRIBUTION OF THE CONTRACTS

 Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $35,452,793 for 1998, $9,566,343 for 1997, and $87,157 for 1996, as the
 distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

 The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its

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                                                        More information      71
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

--------------------------------------------------------------------------------
72      Investment performance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. The results shown reflect past performance. They do not indicate how the variable investment options may perform in the future. They also do not represent the results earned by any particular investor. Your results will differ.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not take the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee into account.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on August 1, 1997.

 In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
                                                  Investment performance      73
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Small Stock Index
   and 50% Standard & Poor's Mid-Cap Total Return Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 EQ/EVERGREEN: Russell 2000 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 JPM CORE BOND: Salomon Brothers Broad Investment Grade Bond.
 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 200 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500
   Index/24% Morgan Stanley Capital International Europe, Australia,
   Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+
   14% Salomon Brothers World Government Bond (excluding
   U.S.)/and 5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.
 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
--------------------------------------------------------------------------------

 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

--------------------------------------------------------------------------------
74   Investment performance
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                               TABLE 1
                            AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998
------------------------------------------------------------------------------------------------------------------------------------

                                                                      LENGTH OF INVESTMENT PERIOD
                                           -----------------------------------------------------------------------------------------
                                                                                            SINCE        SINCE      PORTFOLIO
                                                1           3          5         10        OPTION      PORTFOLIO    INCEPTION
 VARIABLE INVESTMENT OPTIONS                  YEAR        YEARS      YEARS      YEARS    INCEPTION*    INCEPTION       DATE
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         (3.64)%      1.59%      2.40%      3.35%          -             -      7/13/81
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (13.96)%      7.72%      7.28%      8.93%          -             -       1/2/87
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         20.02%      24.05%     19.18%     16.35%          -             -      1/13/76
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     (8.60)%      7.09%      8.76%     16.79%          -             -      1/27/86
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                    (13.03)%         -          -          -        5.51%         5.51%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                           16.14%          -          -          -       16.14%        16.14%    12/31/97
------------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                       (10.93)%         -          -          -      (10.93)%      (10.93)%   12/31/97
------------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 11.17%          -          -          -       11.17%        11.17%    12/31/97
------------------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                                  0.26%          -          -          -        0.26%         0.26%    12/31/97
------------------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                        11.14%          -          -          -       11.14%        11.14%    12/31/97
------------------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                       (15.62)%         -          -          -      (15.62)%      (15.62)%   12/31/97
------------------------------------------------------------------------------------------------------------------------------------
MFS Research                                  15.13%          -          -          -       15.64%        15.64%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 25.40%          -          -          -       24.05%        24.05%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity               2.78%          -          -          -        9.86%         9.86%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                  (1.92)%         -          -          -        1.19%         1.19%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity       (35.31)          -          -          -      (35.31)%      (28.99)%    8/20/97
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                4.00%          -          -          -       10.08%        10.08%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                    27.15%          -          -          -       26.08%        26.08%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                10.56%          -          -          -        9.98%         9.98%      5/1/97
------------------------------------------------------------------------------------------------------------------------------------


----------
* The since inception dates for the variable investment options are as follows: Alliance Money Market, Alliance High Yield, Alliance Common Stock, Alliance Aggressive Stock, Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1,
      1997); Merrill Lynch Basic Value Equity and Merrill Lynch World Strategy (August 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31,
      1997).

      The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are:
      EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (May 1, 1999).

--------------------------------------------------------------------------------
                                               Investment performance         75
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                      TABLE 2
                         GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998
-------------------------------------------------------------------------------------------------------------------
                                                               LENGTH OF INVESTMENT PERIOD
                                       ----------------------------------------------------------------------------
                                                                                                       SINCE
                                               1             3              5             10         PORTFOLIO
VARIABLE INVESTMENT OPTIONS                  YEAR          YEARS          YEARS          YEARS       INCEPTION*

Alliance Money Market                    $  963.60       $1,048.36     $1,126.12       $1,390.07             -
-------------------------------------------------------------------------------------------------------------------
Alliance High Yield                      $  860.40       $1,250.11     $1,421.32       $2,352.06             -
-------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                    $1,200.20       $1,908.73     $2,404.59       $4,547.90             -
-------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                $  914.00       $1,228.21     $1,521.63       $4,719.54             -
-------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                $  869.70               -             -               -     $1,113.16
-------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                      $1,161.40               -             -               -     $1,161.40
-------------------------------------------------------------------------------------------------------------------
BT Small Company Index                   $  890.70               -             -               -     $  890.70
-------------------------------------------------------------------------------------------------------------------
BT International Equity Index            $1,111.70               -             -               -     $1,111.70
-------------------------------------------------------------------------------------------------------------------
JPM Core Bond                            $1,002.60               -             -               -     $1,002.60
-------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                   $1,111.40               -             -               -     $1,111.40
-------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                   $  843.80               -             -               -     $  843.80
-------------------------------------------------------------------------------------------------------------------
MFS Research                             $1,151.30               -             -               -     $1,337.29
-------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies            $1,254.00               -             -               -     $1,538.76
-------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity         $1,027.80               -             -               -     $1,206.83
-------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy             $  980.80               -             -               -     $1,023.94
-------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity   $  646.90               -             -               -     $  504.25
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value          $1,040.00               -             -               -     $1,211.78
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth               $1,271.50               -             -               -     $1,589.59
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity           $1,105.60               -             -               -     $1,209.59
-------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
76    Investment performance
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                               TABLE 3
                                   ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                  1 YEAR       3 YEARS     5 YEARS    10 YEARS     20 YEARS       INCEPTION*
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                              3.66%        3.68%       3.49%       3.90%            -          5.38%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                                4.84%        4.87%       4.77%       5.20%            -          6.77%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          5.05%        5.18%       5.11%       5.44%            -          6.76%
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                               (6.66)%       9.57%       8.23%       9.39%            -          8.73%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                         (0.44)%       8.21%       7.37%       9.34%            -          8.97%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          3.66%        9.11%       9.01%      11.08%            -         10.72%
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                             27.32%       25.56%      19.97%      16.74%        16.71%        14.53%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                                     22.86%       22.23%      18.63%      16.72%        16.30%        16.01%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%       28.23%      24.06%      19.21%        17.76%        15.98%
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                         (1.30)%       8.97%       9.67%      16.99%            -         15.88%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                             12.16%       16.33%      14.87%      15.44%            -         13.69%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          8.28%       17.77%      15.56%      16.49%            -         14.78%
------------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                         (5.73)%          -           -           -             -         10.53%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth                       (0.33)%          -           -           -             -         16.72%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          1.23%           -           -           -             -         16.58%
------------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                               23.44%           -           -           -             -         23.44%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                              26.78%           -           -           -             -         26.78%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%           -           -           -             -         28.58%
------------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                            (3.63)%          -           -           -             -         (3.63)%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                   1.53%           -           -           -             -          1.53%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         (2.54)%          -           -           -             -         (2.54)%
------------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                     18.47%           -           -           -             -         18.47%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper International                              12.17%           -           -           -             -         12.17%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         20.00%           -           -           -             -         20.00%
------------------------------------------------------------------------------------------------------------------------------------
 JPM CORE BOND                                      7.56%           -           -           -             -          7.56%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment Grade Debt          7.23%           -           -           -             -          7.23%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                          8.72%           -           -           -             -          8.72%
------------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            18.44%           -           -           -             -         18.44%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation                       24.16%           -           -           -             -         24.16%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         28.58%           -           -           -             -         28.58%
------------------------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                            (8.32)%          -           -           -             -         (8.32)%
------------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                                   1.53%           -           -           -             -          1.53%
------------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                         (2.54)%          -           -           -             -         (2.54)%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             Investment performance           77
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                         TABLE 3 (CONTINUED)
                                   ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:
-----------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                          1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS      INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              22.43%         -           -           -           -           22.75%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             25.82%         -           -           -           -           28.73%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 28.58%         -           -           -           -           31.63%
-----------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES             32.70%         -           -           -           -           33.03%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                            15.97%         -           -           -           -           22.72%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 (2.54)%        -           -           -           -           14.53%
-----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY          10.08%         -           -           -           -           15.76%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    15.54%         -           -           -           -           21.32%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 28.58%         -           -           -           -           31.63%
-----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY               5.38%         -           -           -           -            5.50%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio           9.34%         -           -           -           -           11.15%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 19.55%         -           -           -           -           20.00%
-----------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                  (28.01)%        -           -           -           -          (33.62)%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                  (30.50)%        -           -           -           -          (36.28)%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                (25.34)%        -           -           -           -          (28.92)%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE           11.30%         -           -           -           -           16.03%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    15.54%         -           -           -           -           21.32%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 28.58%         -           -           -           -           31.63%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH                34.45%         -           -           -           -           35.53%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             25.82%         -           -           -           -           28.73%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 28.58%         -           -           -           -           31.63%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY            17.86%         -           -           -           -           15.94%
-----------------------------------------------------------------------------------------------------------------------
 Lipper International                      12.17%         -           -           -           -            9.06%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                                 20.00%         -           -           -           -           13.43%
-----------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
78 Investment performance
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                        TABLE 4
                            CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                SINCE
                                      1 YEAR        3 YEARS       5 YEARS      10 YEARS       20 YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                  3.66%         11.45%        18.71%       46.56%              -          149.59%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                    4.84%         15.34%        26.25%       66.09%              -          214.68%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                              5.05%         16.35%        28.27%       69.88%              -          214.45%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                   (6.66)%        31.56%        48.53%      145.25%              -          172.86%
-----------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield             (0.44)%        26.80%        43.00%      145.62%              -          182.21%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                              3.66%         29.90%        53.96%      186.01%              -          239.69%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                 27.32%         97.96%       148.48%      370.07%       2,099.77%       2,154.10%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                         22.86%         84.52%       138.97%      388.00%       2,185.68%       3,490.04%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%        110.85%       193.91%      479.62%       2,530.43%       2,919.92%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK             (1.30)%        29.40%        58.67%      380.08%              -          572.32%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                 12.16%         58.64%       102.73%      334.88%              -          448.32%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                              8.28%         63.35%       106.12%      360.30%              -          494.67%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH             (5.73)%            -             -            -               -           18.19%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth           (0.33)%            -             -            -               -           28.98%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                              1.23%             -             -            -               -           29.23%
-----------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                   23.44%             -             -            -               -           23.44%
-----------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                  26.78%             -             -            -               -           26.78%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%             -             -            -               -           28.58%
-----------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                (3.63)%            -             -            -               -           (3.63)%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                       1.53%             -             -            -               -            1.49%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             (2.54)%            -             -            -               -           (2.54)%
-----------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX         18.47%             -             -            -               -           18.47%
-----------------------------------------------------------------------------------------------------------------------
 Lipper International                  12.17%             -             -            -               -           12.23%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             20.00%             -             -            -               -           20.00%
-----------------------------------------------------------------------------------------------------------------------
 JPM CORE BOND                          7.56%             -             -            -               -            7.56%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Investment
  Grade Debt                            7.23%             -             -            -               -            7.23%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                              8.72%             -             -            -               -            8.72%
-----------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                18.44%             -             -            -               -           18.44%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Capital Appreciation           24.16%             -             -            -               -           24.09%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%             -             -            -               -           28.58%
-----------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                (8.32)%            -             -            -               -           (8.32)%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                       1.53%             -             -            -               -            1.53%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             (2.54)%            -             -            -               -          (2.54)%
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  Investment performance      79
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                  TABLE 4 (CONTINUED)
                            CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:
-----------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                      1 YEAR     3 YEARS     5 YEARS     10 YEARS     20 YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                          22.43%       -           -           -            -              40.79%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                         25.82%       -           -           -            -              52.86%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%       -           -           -            -              57.60%
-----------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES         32.70%       -           -           -            -              60.99%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                        15.97%       -           -           -            -              42.16%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             (2.54)%      -           -           -            -              25.40%
-----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY      10.08%       -           -           -            -              27.65%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                15.54%       -           -           -            -              15.59%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%       -           -           -            -              57.60%
-----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY           5.38%       -           -           -            -               9.34%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio       9.34%       -           -           -            -              19.41%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             19.55%       -           -           -            -              33.33%
-----------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                      (28.01)%      -           -           -            -             (42.83)%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets              (30.50)%      -           -           -            -             (45.67)%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                            (25.34)%      -           -           -            -             (36.71)%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME
  VALUE                                11.30%       -           -           -            -              28.16%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                15.54%       -           -           -            -              38.49%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%       -           -           -            -              57.60%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH            34.45%       -           -           -            -              66.08%
-----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                         25.82%       -           -           -            -              52.86%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             28.58%       -           -           -            -              57.60%
-----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY        17.86%       -           -           -            -              27.98%
-----------------------------------------------------------------------------------------------------------------------
 Lipper International                  12.17%       -           -           -            -              15.88%
-----------------------------------------------------------------------------------------------------------------------
 Benchmark                             20.00%       -           -           -            -              23.42%
-----------------------------------------------------------------------------------------------------------------------


----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
80    Investment performance
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                              TABLE 5
                                    YEAR-BY-YEAR RATES OF RETURN
---------------------------------------------------------------------------------------------------
                                             1989        1990        1991        1992        1993
---------------------------------------------------------------------------------------------------
Alliance Money Market                        7.45%       6.50%       4.49%       1.91%       1.32%
---------------------------------------------------------------------------------------------------
Alliance High Yield                          3.46%      (2.70)%     22.48%      10.51%      21.19%
---------------------------------------------------------------------------------------------------
Alliance Common Stock                       23.60%      (9.59)%     35.69%       1.57%      22.83%
---------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                   41.22%       6.43%      83.89%      (4.71)%     14.89%
---------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       -           -           -           -           -
---------------------------------------------------------------------------------------------------
BT Equity 500 Index                             -           -           -           -           -
---------------------------------------------------------------------------------------------------
BT Small Company Index                          -           -           -           -           -
---------------------------------------------------------------------------------------------------
BT International Equity Index                   -           -           -           -           -
---------------------------------------------------------------------------------------------------
JPM Core Bond                                   -           -           -           -           -
---------------------------------------------------------------------------------------------------
Lazard Large Cap Value                          -           -           -           -           -
---------------------------------------------------------------------------------------------------
Lazard Small Cap Value                          -           -           -           -           -
---------------------------------------------------------------------------------------------------
MFS Research                                    -           -           -           -           -
---------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   -           -           -           -           -
---------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                -           -           -           -           -
---------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                    -           -           -           -           -
---------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          -           -           -           -           -
---------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 -           -           -           -           -
---------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                      -           -           -           -           -
---------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                  -           -           -           -           -
---------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                              1994        1995       1996          1997            1998
-----------------------------------------------------------------------------------------------------------
Alliance Money Market                         2.36%       4.06%      3.64%          3.74%          3.66%
-----------------------------------------------------------------------------------------------------------
Alliance High Yield                          (4.33)%     18.01%     20.91%         16.58%         (6.66)%
-----------------------------------------------------------------------------------------------------------
Alliance Common Stock                        (3.70)%     30.34%     22.28%         27.16%         27.32%
-----------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                    (5.35)%     29.54%     20.24%          9.04%         (1.30)%
-----------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -           -          -          25.38%+        (5.73)%
-----------------------------------------------------------------------------------------------------------
BT Equity 500 Index                              -           -          -              -          23.44%
-----------------------------------------------------------------------------------------------------------
BT Small Company Index                           -           -          -              -          (3.63)%
-----------------------------------------------------------------------------------------------------------
BT International Equity Index                    -           -          -              -          18.47%
-----------------------------------------------------------------------------------------------------------
JPM Core Bond                                    -           -          -              -           7.56%
-----------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                           -           -          -              -          18.44%
-----------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                           -           -          -              -          (8.32)%
-----------------------------------------------------------------------------------------------------------
MFS Research                                     -           -          -          14.99%+         22.43%
-----------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -           -          -          21.32%+         32.70%
-----------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                 -           -          -          15.97%+         10.08%
-----------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                     -           -          -           3.76%+          5.38%
-----------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -           -          -         (20.59)%+      (28.01)%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -           -          -          15.15%+         11.30%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                       -           -          -          23.53%+         34.45%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   -           -          -           8.59%+         17.86%
-----------------------------------------------------------------------------------------------------------


----------
+ Returns for these options represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                 Investment performance       81
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;


 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or


 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:



--------------------------------------------------------------------------------
 Barron's                                      Money Management Letter
--------------------------------------------------------------------------------
 Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
--------------------------------------------------------------------------------
 Business Week                                 National Underwriter
--------------------------------------------------------------------------------
 Forbes                                        Pension & Investments
--------------------------------------------------------------------------------
 Fortune                                       USA Today
--------------------------------------------------------------------------------
 Institutional Investor                        Investor's Business Daily
--------------------------------------------------------------------------------
 Money                                         The New York Times
--------------------------------------------------------------------------------
 Kiplinger's Personal Finance                  The Wall Street Journal
--------------------------------------------------------------------------------
 Financial Planning                            The Los Angeles Times
--------------------------------------------------------------------------------
 Investment Adviser                            The Chicago Tribune
--------------------------------------------------------------------------------
 Investment Management Weekly
--------------------------------------------------------------------------------


 Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable insurance and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Reports consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 Yield information

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The yields and effective yields assume the deduction of all contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge for taxes such

--------------------------------------------------------------------------------
82     Investment performance
--------------------------------------------------------------------------------


 as premium tax. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

--------------------------------------------------------------------------------
                   Incorporation of certain documents by reference            83
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Incorporation of certain documents by reference
--------------------------------------------------------------------------------


   Equitable Life's annual report on Form 10-K for the year ended December 31, 1998 and a current report on Form 8-K dated April 9, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

   After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

   Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

   We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

   Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

--------------------------------------------------------------------------------
                            Appendix I: Condensed financial information      A-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix I: Condensed financial information
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION


--------------------------------------------------------------------------------
                                             FOR THE YEARS ENDING
                                      ------------------------------------
                                         DEC. 31, 1997     DEC. 31, 1998
--------------------------------------------------------------------------------

 THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK
--------------------------------------------------------------------------------
 Unit value                               $  70.28         $  69.37
--------------------------------------------------------------------------------
 Number of units outstanding (000s)            380              939
--------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
 Unit value                               $ 186.29         $ 237.18
--------------------------------------------------------------------------------
 Number of units outstanding (000s)            434            1,542
--------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
 Unit value                               $  29.96         $  27.96
--------------------------------------------------------------------------------
 Number of units outstanding (000s)          1,256            4,521
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
 Unit value                               $  25.00         $  25.92
--------------------------------------------------------------------------------
 Number of units outstanding (000s)          1,153            5,158
--------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
 Unit value                               $  12.54         $  11.82
--------------------------------------------------------------------------------
 Number of units outstanding (000s)          2,521            6,101
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
 BT EQUITY 500 INDEX
--------------------------------------------------------------------------------
 Unit value                               $  10.00         $  12.34
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              -           12,279
--------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX
--------------------------------------------------------------------------------
 Unit value                               $  10.00         $   9.64
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              -            1,610
--------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
 Unit value                               $  10.00         $  11.85
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              -            1,827
--------------------------------------------------------------------------------
 JPM CORE BOND
--------------------------------------------------------------------------------
 Unit value                               $  10.00         $  10.76
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              -            8,661
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A-2       Appendix I: Condensed financial information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                 FOR THE YEARS ENDING
                                           -----------------------------------
                                             DEC. 31, 1997     DEC. 31, 1998
--------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
--------------------------------------------------------------------------------
 Unit value                                    $ 10.00          $  11.84
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  -             5,696
--------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE
--------------------------------------------------------------------------------
 Unit value                                    $ 10.00          $   9.17
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  -             4,733
--------------------------------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------------------------------
 Unit value                                    $ 11.50          $  14.08
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              5,257            14,913
--------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
 Unit value                                    $ 12.13          $  16.10
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              3,327             9,117
--------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY
--------------------------------------------------------------------------------
 Unit value                                    $ 11.60          $  12.76
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              1,182             4,389
--------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY
--------------------------------------------------------------------------------
 Unit value                                    $ 10.38          $  10.94
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                306               717
--------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
 Unit value                                    $  7.94          $   5.72
--------------------------------------------------------------------------------
 Number of units outstanding (000s)                  -             1,805
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
 Unit value                                    $ 11.52          $  12.82
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              8,113            24,343
--------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
--------------------------------------------------------------------------------
 Unit value                                    $ 12.35          $  16.61
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              2,581            10,072
--------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
 Unit value                                    $ 10.86          $  12.80
--------------------------------------------------------------------------------
 Number of units outstanding (000s)              4,609            10,607
--------------------------------------------------------------------------------


Appendix I: Condensed financial information

--------------------------------------------------------------------------------
                  Appendix II: Purchase considerations for QP contracts      B-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix II: Purchase considerations for QP contracts
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP Contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's "normal retirement benefit" that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the "accrued benefit" for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. Given that required minimum distributions must commence from the plan for annuitants after age 70 1/2 (unless the annuitant is not a 5% owner who provided the plan funds) trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

--------------------------------------------------------------------------------
                          Appendix III: Market value adjustment example      C-1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.


--------------------------------------------------------------------------------
                                                        ASSUMED RATE TO MATURITY
                                                          ON FEBRUARY 15, 2004
                                                      --------------------------
                                                             5.00%        9.00%
--------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                               $ 144,048    $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                $ 131,080    $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                             $  12,968    $ (11,593)
--------------------------------------------------------------------------------
 ON FEBRUARY 15, 2004 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal:
   (3) x [$50,000/(1)]                                   $   4,501    $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                       $  45,499    $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                     $  85,581    $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                                       $ 120,032    $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                        $  94,048    $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                Appendix IV: Guaranteed minimum death benefit example        D-1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Appendix IV: Guaranteed minimum death benefit example
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
                             5% ROLL UP TO
 END OF                         AGE 80                  ANNUAL RATCHET TO AGE 80
CONTRACT                   GUARANTEED MINIMUM               GUARANTEED MINIMUM
 YEAR     ACCOUNT VALUE    DEATH BENEFIT(1)                   DEATH BENEFIT
--------------------------------------------------------------------------------
  1          $105,000          $  105,000(1)                 $  105,000(3)
--------------------------------------------------------------------------------
  2          $115,500          $  110,250(2)                 $  115,500(3)
--------------------------------------------------------------------------------
  3          $129,360          $  115,763(2)                 $  129,360(3)
--------------------------------------------------------------------------------
  4          $103,488          $  121,551(1)                 $  129,360(4)
--------------------------------------------------------------------------------
  5          $113,837          $  127,628(1)                 $  129,360(4)
--------------------------------------------------------------------------------
  6          $127,497          $  134,010(1)                 $  129,360(4)
--------------------------------------------------------------------------------
  7          $127,497          $  140,710(1)                 $  129,360(4)
--------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value. Statement of Additional Information

--------------------------------------------------------------------------------
Statement of additional information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                        PAGE

Unit Values                                                              2
Annuity Unit Values                                                      2
Custodian and Independent Accountants                                    3
Yield Information for the Alliance Money Market
Option and Alliance High Yield Option                                    3
Long-Term Market Trends                                                  4
Key Factors in Retirement Planning                                       6
Financial Statements                                                     9


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547 Secaucus, NJ 07096-1547

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -

Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated
  May 1, 1999.


------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City           State   Zip






(EDIMLFSAI)

Equitable Accumulator(SM)
Select

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 1999

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for The Hudson River Trust and EQ Advisors Trust, which contain important information about their Portfolios.
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?

Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.




--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o  Alliance Money Market             o  JPM Core Bond
 o  Alliance High Yield               o  Lazard Large Cap Value
 o  Alliance Common Stock             o  Lazard Small Cap Value
 o  Alliance Aggressive Stock         o  MFS Growth with Income
 o  Alliance Small Cap Growth         o  MFS Research
 o  EQ/Alliance Premier Growth        o  MFS Emerging Growth
 o  BT Equity 500 Index                     Companies
 o  BT Small Company Index            o  Morgan Stanley Emerging
 o  BT International Equity Index           Markets Equity
 o  Capital Guardian U.S. Equity      o  EQ/Putnam Growth & Income Value
 o  Capital Guardian Research         o  EQ/Putnam Investors Growth
 o  Capital Guardian International    o  EQ/Putnam International Equity


You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 49.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity which is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax Sheltered Annuity ("TSA") -- ("Rollover TSA").



A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 1999, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.








THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------
2    Contents of this prospectus
--------------------------------------------------------------------------------


Contents of this prospectus



--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(SM) SELECT
---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Select at a glance -- key features      8

---------------------------------------------------------------
FEE TABLE                                                    10
---------------------------------------------------------------
Example                                                      13
Condensed Financial Information                              14
---------------------------------------------------------------

---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               15
---------------------------------------------------------------
How you can purchase and contribute to your contract         15
Owner and annuitant requirements                             18
How you can make your contributions                          18
What are your investment options under the contract?         18
Portfolios of The Hudson River Trust                         19
Portfolios of EQ Advisors Trust                              19
Allocating your contributions                                22
Our baseBUILDER option                                       23
Guaranteed minimum death benefit                             26
Your right to cancel within a certain number of days         26

---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            28
---------------------------------------------------------------
Your account value                                           28
Your contract's value in the variable investment options     28
Your contract's value in the fixed maturity options          28



--------------------------------------------------------------------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                 CONTENTS OF THIS PROSPECTUS   3
--------------------------------------------------------------------------------

-------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           29
-------------------------------------------------------------------
Transferring your account value                                 29
Rebalancing your account value                                  29

-------------------------------------------------------------------
ACCESSING YOUR MONEY                                            30
-------------------------------------------------------------------
Withdrawing your account value                                  30
How withdrawals are taken from your account value               31
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      31
Loans under Rollover TSA contracts                              32
Surrendering your contract to receive its cash value            33
When to expect payments                                         33
Choosing your annuity payout options                            33

-------------------------------------------------------------------
CHARGES AND EXPENSES                                            36
-------------------------------------------------------------------
Charges that Equitable Life deducts                             36
Charges that the trusts deduct                                  37
Group or sponsored arrangements                                 37

-------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        38
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         38
How death benefit payment is made                               38
Beneficiary continuation option for Rollover IRA contracts      39

-------------------------------------------------------------------
TAX INFORMATION                                                 40
-------------------------------------------------------------------
Overview                                                        40
Transfers among investment options                              40
Taxation of nonqualified annuities                              40
Special rules for NQ contracts issued in Puerto Rico            41
Individual retirement arrangements (IRAs)                       42
Special rules for nonqualified contracts in qualified plans     50
Tax Sheltered Annuity contracts (TSAs)                          50
Federal and state income tax withholding and
   information reporting                                        55
Impact of taxes to Equitable Life                               56

-------------------------------------------------------------------
MORE INFORMATION                                                57
-------------------------------------------------------------------
About our Separate Account No. 49                               57
About The Hudson River Trust and EQ Advisors Trust              57
About our fixed maturity options                                58
About the general account                                       60
About other methods of payment                                  60
Dates and prices at which contract events occur                 60
About your voting rights                                        61
About our year 2000 progress                                    62
About legal proceedings                                         62
About our independent accountants                               63
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                63
Distribution of the contracts                                   63

-------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          64
-------------------------------------------------------------------
Benchmarks                                                      64
Communicating performance data                                  73

-------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    75
-------------------------------------------------------------------
Appendices
I - Condensed financial information                             A-1
II - Purchase considerations for QP contracts                   B-1
III - Market value adjustment example                           C-1
IV - Guaranteed minimum death benefit example                   D-1

-------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------------------

--------------------------------------------------------------------------------
4    Index of key words and phrases
--------------------------------------------------------------------------------


Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                          PAGE IN
TERM                                     PROSPECTUS

  account value                             28
  annuitant                                 15
  baseBUILDER                               23
  beneficiary                               38
  benefit base                              24
  business day                              60
  cash value                                28
  conduit IRA                               45
  contract date                             17
  contract date anniversary                 17
  contract year                             17
  contributions to Roth IRAs                48
    rollover contributions                  48
    conversion contributions                48
    direct custodian-to-custodian
       transfers                            48
  contributions to traditional IRAs         42
    rollover contributions                  43
    direct custodian-to-custodian
       transfers                            43
  ERISA                                     32
  fixed maturity amount                     20
  fixed maturity options                    20
  guaranteed minimum death benefit          26
  guaranteed minimum income benefit         23
  IRA                                       42
  IRS                                       40
  investment options                        18
  loan reserve account                      32
  market adjusted amount                    21
  market value adjustment                   21
  maturity value                            21
  NQ                                        40
  participant                               18
  payout option                             33
  Portfolio                                cover
  Processing Office                          6
  QP                                        50
  rate to maturity                          20
  recharacterized                           43
  required beginning date                   45
  Rollover IRA                             cover
  Rollover TSA                             cover
  Roth IRA                                  47
  Roth Conversion IRA                      cover
  SAI                                      cover
  SEC                                      cover
  TOPS                                       6
  TSA                                       50
  traditional IRA                           42
  unit                                      28
  variable investment options               18


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.





  ---------------------------------------------------------------------------
  PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
  ---------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Who is Equitable Life?   5
--------------------------------------------------------------------------------



Who is Equitable Life?


--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

--------------------------------------------------------------------------------
6    WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------


HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") SYSTEM
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options; and

o    the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o    change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.

--------------------------------------------------------------------------------
 BY INTERNET:
--------------------------------------------------------------------------------


You can also access information about your contract on the Internet. Please visit our website at http://www.equitable.com, and click on EQAccess.

--------------------------------------------------------------------------------
                                                      WHO IS EQUITABLE LIFE?   7
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


You should send all contributions, notices, and requests to our Processing Office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  authorization for telephone transfers by your registered representative;

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) cancellation of your Roth Conversion IRA contract and return to a Rollover IRA contract;

(4)  election of the automatic investment program;

(5)  election of the rebalancing program;

(6)  to obtain a PIN required for TOPS;

(7)  requests for loans under Rollover TSA contracts;

(8)  spousal consent for loans under Rollover TSA contracts;

(9)  tax withholding election; and

(10) beneficiary continuation option election.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  withdrawal requests;

(5)  contract surrender; and

(6)  requests to exercise your guaranteed minimum income benefit.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
8    EQUITABLE ACCUMULATOR SELECT AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------



Equitable Accumulator Select at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL         Equitable Accumulator Select's variable investment options
INVESTMENT           invest in 22 different Portfolios managed by professional
MANAGEMENT           investment advisers.

--------------------------------------------------------------------------------
FIXED MATURITY       o    10 fixed maturity options with maturities ranging from
OPTIONS                   approximately 1 to 10 years.

                     o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                     o    Principal guarantees.

                          - If you make withdrawals or transfers from a fixed
                            maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------
TAX ADVANTAGES       o    On earnings inside the    No tax on any dividends,
                          contract                  interest or capital gains
                                                    until you make withdrawals
                                                    from your contract or
                                                    receive annuity payments.
                     -----------------------------------------------------------
                     o    On transfers inside the   No tax on transfers among
                          contract                  investment options.
                     -----------------------------------------------------------
                     If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

--------------------------------------------------------------------------------
BASEBUILDER(Reg. TM) baseBUILDER combines a guaranteed minimum income benefit
PROTECTION           with a guaranteed minimum death benefit. This optional
                     feature provides income protection for you while the annuitant lives, as well as a death benefit for the beneficiary should the annuitant die.

--------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS o   Initial minimum:        $25,000
                     o   Additional minimum:     $ 1,000
                                                 $100 monthly, and $300
                                                 quarterly under our automatic
                                                 investment program (NQ
                                                 contracts)
                     -----------------------------------------------------------
                     Maximum investment limitations may apply.

--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY o   Lump sum withdrawals

                     o   Several withdrawal options on a periodic basis

                     o   Loans under Rollover TSA contracts

                     o   Contract surrender

                     You may incur income tax and a tax penalty.

--------------------------------------------------------------------------------
PAYOUT ALTERNATIVES  o   Annuity payout options

                     o   Income Manager(Reg. TM) payout annuity options
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  EQUITABLE ACCUMULATOR SELECT AT A GLANCE -- KEY FEATURES     9
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
ADDITIONAL FEATURES  o   Dollar cost averaging

                     o   Automatic investment program

                     o Account value rebalancing (quarterly, semiannually, and annually)

                     o   Unlimited free transfers

--------------------------------------------------------------------------------
FEES AND CHARGES     o   Daily charges on amounts invested in variable
                         investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.60%.

                     o Annual 0.30% benefit base charge for the optional baseBUILDER benefit. The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER." No additional charge if you want a guaranteed minimum death benefit only.

                     o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.

                     o We also deduct a charge for taxes such as premium taxes that may be imposed in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                     o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                     o Annual expenses of The Hudson River Trust and EQ Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% and other expenses.

--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES NQ: 0-85
                     Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-85
                     QP: 20-75
--------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

--------------------------------------------------------------------------------
10   FEE TABLE
--------------------------------------------------------------------------------



Fee table


--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------
 Mortality and expense risks(1)                                       1.10%
 Administrative(2)                                                    0.25%
 Distribution                                                         0.25%
                                                                      ----
 Total annual expenses                                                1.60%
--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE
 OPTIONAL BENEFIT
--------------------------------------------------------------------------------
 BASEBUILDER BENEFITS CHARGE (calculated as a percentage of
 the benefit base. Deducted annually on each contract date
 anniversary)(3)                                                      0.30%
--------------------------------------------------------------------------------
THE HUDSON RIVER TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

--------------------------------------------------------------------------------





                                                                                        TOTAL
                                                                                        ANNUAL
                                    INVESTMENT                                       EXPENSES(4)
                                   MANAGEMENT &                           OTHER     (AFTER EXPENSE
                                  ADVISORY FEES       12B-1 FEES(4)     EXPENSES      LIMITATION)
                                 ---------------   -----------------   ----------   ---------------

Alliance Money Market(5)               0.35%              0.25%            0.02%          0.62%
Alliance High Yield(5)                 0.60%              0.25%            0.03%          0.88%
Alliance Common Stock(5)               0.36%              0.25%            0.03%          0.64%
Alliance Aggressive Stock(5)           0.54%              0.25%            0.03%          0.82%
Alliance Small Cap Growth(5)           0.90%              0.24%            0.06%          1.20%

--------------------------------------------------------------------------------
                                                                  FEE TABLE   11
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)




---------------------------------------------------------------------------------------------------------------
                                                                                                    TOTAL
                                                                                   OTHER            ANNUAL
                                          INVESTMENT                           EXPENSES(6)       EXPENSES(6)
                                        MANAGEMENT &                         (AFTER EXPENSE     (AFTER EXPENSE
                                       ADVISORY FEES       12B-1 FEES(4)       LIMITATION)       LIMITATION)
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth(6)               0.90%              0.25%               0.00%             1.15%
BT Equity 500 Index(6)                      0.25%              0.25%               0.05%             0.55%
BT Small Company Index(6)                   0.25%              0.25%               0.25%             0.75%
BT International Equity Index(6)            0.35%              0.25%               0.40%             1.00%
Capital Guardian U.S. Equity(6)             0.65%              0.25%               0.05%             0.95%
Capital Guardian Research(6)                0.65%              0.25%               0.05%             0.95%
Capital Guardian International(6)           0.75%              0.25%               0.20%             1.20%
JPM Core Bond(6)                            0.45%              0.25%               0.10%             0.80%
Lazard Large Cap Value(6)                   0.55%              0.25%               0.15%             0.95%
Lazard Small Cap Value(6)                   0.80%              0.25%               0.15%             1.20%
MFS Growth with Income(6)                   0.55%              0.25%               0.05%             0.85%
MFS Research(6)                             0.55%              0.25%               0.05%             0.85%
MFS Emerging Growth Companies(6)            0.55%              0.25%               0.05%             0.85%
Morgan Stanley Emerging Markets
  Equity(6)                                 1.15%              0.25%               0.35%             1.75%
EQ/Putnam Growth & Income
  Value(6)                                  0.55%              0.25%               0.05%             0.85%
EQ/Putnam Investors Growth(6)               0.55%              0.25%               0.15%             0.95%
EQ/Putnam International Equity(6)           0.70%              0.25%               0.25%             1.20%
---------------------------------------------------------------------------------------------------------------


----------
Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

(3) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER."

(4) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

(5) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average

--------------------------------------------------------------------------------
12   FEE TABLE
--------------------------------------------------------------------------------


     daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(6) The maximum investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for EQ Advisors Trust. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.50% for BT Small Company Index; 0.75% for BT International Equity Index; 0.70% for Capital Guardian U.S. Equity and Capital Guardian Research; 0.95% for Capital Guardian International; 0.55% for JPM Core Bond; 0.70% for Lazard Large Cap Value; 0.95% for Lazard Small Cap Value; 0.60% for MFS Growth with Income, MFS Research, and MFS Emerging Growth Companies; 1.50% for Morgan Stanley Emerging Markets Equity; 0.60% for EQ/Putnam Growth & Income Value; 0.70% for EQ/Putnam Investors Growth; 0.95% for EQ/Putnam International Equity. The expenses shown for the BT International Equity Index, BT Small Company Index, EQ/Putnam Investors Growth, and Lazard Large Cap Value Portfolios reflect an increase effective on May 1, 1999. During 1999, EQF plans to change its name to AXA Advisors, Inc.

     Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
     0.33% for BT Equity 500 Index; 1.31% for BT Small Company Index; 0.89% for BT International Equity Index; 0.33% for JPM Core Bond; 0.40% for Lazard Large Cap Value; 0.49% for Lazard Small Cap Value; 0.25% for MFS Research; 0.24% for MFS Emerging Growth Companies; 1.23% for Morgan Stanley Emerging Markets Equity; 0.24% for EQ/Putnam Growth & Income Value; 0.29% for EQ/Putnam Investors Growth; 0.51% for EQ/Putnam International Equity. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth; 0.74% for Capital Guardian U.S. Equity and Capital Guardian Research; 1.03% for Capital Guardian International; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the MFS Growth with Income Portfolio. The EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian International, and Capital Guardian Research Portfolios commenced operations on May 1, 1999.

     Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
                                                               FEE TABLE      13
--------------------------------------------------------------------------------

EXAMPLE
The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.




--------------------------------------------------------------------------------------------------

                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:
                                           ----------------------------------------------------
                                              1 YEAR       3 YEARS       5 YEARS       10 YEARS
--------------------------------------------------------------------------------------------------
 THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------------------------
Alliance Money Market                       $ 25.70      $  79.22      $ 135.68      $ 290.79
Alliance High Yield                         $ 28.28      $  86.95      $ 148.53      $ 316.23
Alliance Common Stock                       $ 25.90      $  79.81      $ 136.67      $ 292.77
Alliance Aggressive Stock                   $ 27.68      $  85.16      $ 145.57      $ 310.42
Alliance Small Cap Growth                   $ 31.45      $  96.40      $ 164.16      $ 346.68
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  $ 30.96      $  94.93             -             -
BT Equity 500 Index                         $ 25.01      $  77.13      $ 132.19      $ 283.84
BT Small Company Index                      $ 26.99      $  83.08      $ 142.11      $ 303.58
BT International Equity Index               $ 29.47      $  90.50      $ 154.42      $ 327.76
Capital Guardian U.S. Equity                $ 28.97      $  89.02             -             -
Capital Guardian Research                   $ 28.97      $  89.02             -             -
Capital Guardian International              $ 31.45      $  96.40             -             -
JPM Core Bond                               $ 27.49      $  84.57      $ 144.58      $ 308.45
Lazard Large Cap Value                      $ 28.97      $  89.02      $ 151.96      $ 322.95
Lazard Small Cap Value                      $ 31.45      $  96.40      $ 164.16      $ 346.68
MFS Growth with Income                      $ 27.98      $  86.05             -             -
MFS Research                                $ 27.98      $  86.05      $ 147.04      $ 313.31
MFS Emerging Growth Companies               $ 27.98      $  86.05      $ 147.04      $ 313.31
Morgan Stanley Emerging Markets Equity      $ 36.91      $ 112.51      $ 190.55      $ 396.85
EQ/Putnam Growth & Income Value             $ 27.98      $  86.05      $ 147.04      $ 313.31
EQ/Putnam Investors Growth                  $ 28.97      $  89.02      $ 151.96      $ 322.95
EQ/Putnam International Equity              $ 31.45      $  96.40      $ 164.16      $ 346.68
--------------------------------------------------------------------------------------------------


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

--------------------------------------------------------------------------------
14   FEE TABLE
--------------------------------------------------------------------------------


IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I, at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options.

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     15
--------------------------------------------------------------------------------


Contract features and benefits



--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us we call "contributions."
We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                AVAILABLE
 CONTRACT       FOR ANNUITANT                                        LIMITATIONS ON
 TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS             CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------
 NQ             0 through 85    o After-tax money.                   o No additional contributions after
                                                                       age 86.
                                o Paid to us by check or transfer
                                  of contract value in a tax-deferred
                                  exchange under Section 1035 of the
                                  Internal Revenue Code.
--------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 85   o Rollovers from a qualified plan.   o No additional rollover or direct
                                                                       transfer contributions after
                                o Rollovers from a TSA.                age 86.

                                o Rollovers from another
                                  traditional individual             o Contributions after age 70 1/2
                                  retirement arrangement.              must be net of required
                                                                       minimum distributions.
                                o Direct custodian-to-custodian
                                  transfers from another             o Regular IRA contributions are
                                  traditional individual               not permitted.
                                  retirement arrangement.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
16   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------
                AVAILABLE
 CONTRACT       FOR ANNUITANT                                        LIMITATIONS ON
 TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS             CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------
 Roth           20 through 85   o Rollovers from another Roth        o No additional rollover or direct
 Conversion                       IRA.                                 transfer contributions after
 IRA                                                                   age 86.
                                o Conversion rollovers from a
                                  traditional IRA.                   o Conversion rollovers after
                                                                       age 70 1/2 must be net of
                                o Direct transfers from another        required minimum distributions
                                  Roth IRA.                            for the traditional IRA you are
                                                                       rolling over.

                                                                     o You cannot roll over funds from
                                                                       a traditional IRA if your adjusted
                                                                       gross income is $100,000 or
                                                                       more.

                                                                     o Regular after-tax contributions
                                                                       are not permitted.

--------------------------------------------------------------------------------------------------------
 QP             20 through 75   o Only transfer contributions from   o Regular ongoing payroll
                                  an existing qualified plan trust     contributions are not permitted.
                                  as a change of investment
                                  vehicle under the plan.            o Only one additional contribution
                                                                       may be made during a contract
                                o The plan must be qualified           year.
                                  under Section 401(a) of the
                                  Internal Revenue Code.             o No additional transfer
                                                                       contributions after age 76.
                                o For 401(k) plans, transferred
                                  contributions may only include     o For defined benefit plans,
                                  employee pre-tax contributions.      employee contributions are not
                                                                       permitted.

                                                                     o Contributions after age 70 1/2
                                                                       must be net of any required
                                                                       minimum distributions.

--------------------------------------------------------------------------------------------------------
 Rollover TSA   20 through 85   o Rollovers from another TSA         o No additional rollover or direct
                                  contract or arrangement.             transfer contributions after
                                                                       age 86.
                                o Rollovers from a traditional IRA
                                  which was a "conduit" for TSA      o Contributions after age 70 1/2
                                  funds previously rolled over.        must be net of required
                                                                       minimum distributions.
                                o Direct transfers from another
                                  contract or arrangement under
                                  Section 403(b) of the Internal
                                  Revenue Code, complying with
                                  IRS Revenue Ruling 90-24.

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     17
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.
--------------------------------------------------------------------------------
The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
--------------------------------------------------------------------------------
For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" later in this prospectus.

--------------------------------------------------------------------------------
18   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly participating in an eligible employer's QP or TSA plan.
-----------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
-----------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Select NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 22 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose among 22 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     19
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF THE HUDSON RIVER TRUST
--------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME               OBJECTIVE                                       ADVISER
--------------------------------------------------------------------------------------------------------------
 Alliance Money Market       High level of current income while preserving   Alliance Capital Management L.P.
                             assets and maintaining liquidity
--------------------------------------------------------------------------------------------------------------
 Alliance High Yield         High return by maximizing current income        Alliance Capital Management L.P.
                             and, to the extent consistent with that
                             objective, capital appreciation
--------------------------------------------------------------------------------------------------------------
 Alliance Common Stock       Long-term growth of capital and increasing      Alliance Capital Management L.P.
                             income
--------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock   Long-term growth of capital                     Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth   Long-term growth of capital                     Alliance Capital Management L.P.

--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
 PORTFOLIOS OF EQ ADVISORS TRUST
--------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                        ADVISER
--------------------------------------------------------------------------------------------------------------

EQ/Alliance Premier Growth        Long-term growth of capital                      Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------
BT Equity 500 Index               Replicate as closely as possible (before         Bankers Trust Company
                                  deduction of Portfolio expenses) the total
                                  return of the Standard & Poor's 500
                                  Composite Stock Price Index
--------------------------------------------------------------------------------------------------------------
BT Small Company Index            Replicate as closely as possible (before         Bankers Trust Company
                                  deduction of Portfolio expenses) the total
                                  return of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------
BT International Equity Index     Replicate as closely as possible (before         Bankers Trust Company
                                  deduction of Portfolio expenses) the total
                                  return of the Morgan Stanley Capital
                                  International Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity*     Long-term growth of capital                      Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------
Capital Guardian Research*        Long-term growth of capital                      Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------
Capital Guardian International*   Long-term growth of capital                      Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
20   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
-------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME              OBJECTIVE                                           ADVISER
-------------------------------------------------------------------------------------------------------------------------
JPM Core Bond               High total return consistent with moderate risk     J.P. Morgan Investment Management Inc.
                            of capital and maintenance of liquidity
-------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value      Capital appreciation                                Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value      Capital appreciation                                Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income      Reasonable current income and long-term             Massachusetts Financial Services Company
                            growth of capital and income
-------------------------------------------------------------------------------------------------------------------------
MFS Research                Long-term growth of capital and future income       Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth         Long-term capital growth                            Massachusetts Financial Services Company
 Companies
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging     Long-term capital appreciation                      Morgan Stanley Asset Management
 Markets Equity
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth            Capital growth, current income is a secondary       Putnam Investment Management, Inc.
 & Income Value             objective
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors         Long-term growth of capital and any increased       Putnam Investment Management, Inc.
 Growth                     income that results from this growth
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International     Capital appreciation                                Putnam Investment Management, Inc.
 Equity
-------------------------------------------------------------------------------------------------------------------------

* May not currently be available in all states.


Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.

See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     21
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3%; or

o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

OPTIONS AT MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following options take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment

--------------------------------------------------------------------------------
22   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than seven years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on April 1, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 4.72% on April 1, 1999, we would have allocated $6,338.82 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the Alliance Money Market option into any of the other variable investment options. You must allocate your entire initial contribution into the Alliance Money Market option. We will transfer your value in the Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. The transfer date will be

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     23
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we may offer. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the Alliance Money Market option. You may not allocate additional contributions to the Alliance Money Market option under this program.

The only amounts that should be transferred from the Alliance Money Market option are your regularly scheduled monthly transfers to the other variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the Alliance Money Market option to the other investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                   ----------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a combined guaranteed minimum income benefit and guaranteed minimum death benefit. The combined benefit is available if the annuitant is between the ages of 20 and 75. There is an additional charge for this benefit. See "baseBUILDER benefits charge" under "Charges and expenses."

--------------------------------------------------------------------------------
baseBUILDER provides income protection if you elect an income payout while the annuitant is alive and a death benefit if the annuitant dies.
--------------------------------------------------------------------------------

The guaranteed minimum income benefit component of baseBUILDER is described below under "Your guaranteed minimum income benefit under baseBUILDER." As part of baseBUILDER you have a choice of two guaranteed minimum death benefit options: either a "5% roll up to age 80" or an "annual ratchet to age 80." The two options are described under "Guaranteed minimum death benefit." The guaranteed minimum death benefit is provided under the contract even if you do not elect baseBUILDER, and for a broader range of annuitant ages at contract issue than those available under baseBUILDER.

YOUR GUARANTEED MINIMUM INCOME BENEFIT UNDER BASEBUILDER

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity contract. The Income Manager (Life Annuity with a Period Certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
24   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 We also refer to the guaranteed minimum income benefit as the "Living
 Benefit."
--------------------------------------------------------------------------------


GUARANTEED MINIMUM INCOME BENEFIT'S BENEFIT BASE.
On the contract date, your guaranteed minimum income benefit's benefit base ("benefit base") is equal to the initial contribution. Thereafter, your benefit base will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging program. Amounts in the Alliance Money Market option, the fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after age 80.

If you make an additional contribution to your contract, we will increase your current benefit base by the dollar amount of the additional contribution on the date that the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your benefit base for the withdrawal on the date that you make the withdrawal. See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for more detailed information. Under Rollover TSA contracts, we will reduce your benefit base by the amount of any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value and is used solely for purposes of calculating your guaranteed minimum income benefit.
--------------------------------------------------------------------------------

EXERCISING YOUR BENEFIT AND INCOME YOU WILL RECEIVE.
If you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (Life Annuity with a Period Certain) payout annuity contract, will be the greater of (i) your guaranteed minimum income benefit, and (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

The guaranteed minimum income benefit is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.
The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.

--------------------------------------------------------------------------------
                                                 GUARANTEED MINIMUM
                                          INCOME BENEFIT -- ANNUAL INCOME
      CONTRACT DATE                          PAYABLE FOR LIFE WITH
 ANNIVERSARY AT EXERCISE                      10 YEAR PERIOD CERTAIN
--------------------------------------------------------------------------------
             7                                         $ 8,315
            10                                          10,341
            15                                          14,924
--------------------------------------------------------------------------------

Under NQ, Rollover IRA, and Roth Conversion IRA contracts, you may exercise the guaranteed minimum income benefit only within 30 days following the seventh or later contract date anniversary under your contract. However, you may not exercise the benefit before the annuitant is age 60, or after the annuitant is age 83. There is an exception if the annuitant is between ages 20 and 44 when your contract is issued. In this case you may exercise the benefit following the 15th or later contract date anniversary, but not after the annuitant is age 83. See "Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts" below regarding exercising the benefit under QP and Rollover TSA contracts.

Your contract will terminate when you exercise your guaranteed minimum income benefit. You will then receive an Income Manager (Life Annuity with a Period Certain)

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                                           CONTRACT FEATURES AND BENEFITS     25
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

payout annuity contract. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:



                                 LEVEL PAYMENTS*
--------------------------------------------------------------------------------
                                      PERIOD CERTAIN YEARS
                                   -------------------------
                                     ROLLOVER IRA
                                      AND ROTH
                  ANNUITANT'S        CONVERSION
                AGE AT EXERCISE          IRA             NQ
--------------------------------------------------------------------------------


                 60 to 75                10           10
                 76                       9           10
                 77                       8           10
                 78                       7           10
                 79                       7           10
                 80                       7           10
                 81                       7            9
                 82                       7            8
                 83                       7            7
--------------------------------------------------------------------------------

* Other forms and periods certain may also be available. For Rollover IRA contracts, please see "Minimum distributions" under "Tax information," as to how this option may be affected if exercised after age 70 1/2.


You will begin receiving payments one payment period after the payout annuity contract is issued. For example, if you select monthly annuity payments, we will send your first payment to you approximately one month from the date your contract is issued.

Each year on your contract date anniversary, if you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may then notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

You may also apply your cash value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity contract, and you may always apply your account value to any of our annuity payout options. The annuity payout options are discussed under "Accessing your money." These options differ from the Income Manager payout annuity contracts. They may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative.

The Income Manager (Life Annuity with a Period Certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your registered representative. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT UNDER QP AND ROLLOVER TSA CONTRACTS. Under QP contracts, the guaranteed minimum income benefit may be exercised in the same manner as described above only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

Similarly, under Rollover TSA contracts the contract owner must convert the Rollover TSA contract in a direct rollover to a Rollover IRA contract according to our rules. The rollover to a Rollover IRA contract may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the Rollover TSA funds. See "Rollover or direct transfer contributions" under "Tax information" later in this prospectus.

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26   CONTRACT FEATURES AND BENEFITS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; and 20 through 75 at issue of QP contracts.

You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% roll up to age 80. On the contract date, the guaranteed minimum death benefit equals your initial contribution. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option) and in the special dollar cost averaging program. Amounts in the Alliance Money Market option, the fixed maturity options and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

Applicable for annuitant ages 80 through 85 when the contract is issued.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options and
(ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. However,

--------------------------------------------------------------------------------
                                           CONTRACT FEATURES AND BENEFITS     27
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our Processing Office, or your registered representative, can provide you with the cancellation instructions.

--------------------------------------------------------------------------------
28   Determining your contract's value
--------------------------------------------------------------------------------


Determining your contract's value



--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE

 Your "account value" is the total of the values you have allocated to the (i) variable investment options and (ii) fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses." Under Rollover TSA contracts, if you have any outstanding loan your account value will include any amount in the loan reserve account.

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. If you have a Rollover TSA contract with an outstanding loan, your cash value also is reduced by the amount of any outstanding loan plus accrued interest. Please see "Surrendering your contract to receive its cash value."


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract. Your value will also be reduced by the dollar amount of any withdrawals that you make.

 The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks, administrative, and distribution expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts between investment options. In addition, when we deduct the baseBUILDER benefits charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

--------------------------------------------------------------------------------
                         Transferring your money among investment options     29
--------------------------------------------------------------------------------


Transferring your money among investment options



--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

 o You may not transfer to a fixed maturity option that matures in the current calendar year, or if its rate to maturity is 3%.

 o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

 You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office.
 Transfer requests should specify:

 (1) the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and

 (3) the investment options to and from which you are transferring.

 We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

 We will confirm all transfers in writing.


 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. However, it will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.
 -------------------------------------------------------------------------------

 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
 -------------------------------------------------------------------------------

 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

 You may not elect the rebalancing program if you are participating in a dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

--------------------------------------------------------------------------------
30   ACCESSING YOUR MONEY
--------------------------------------------------------------------------------


Accessing your money



--------------------------------------------------------------------------------

 WITHDRAWING YOUR ACCOUNT VALUE


 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                                       METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                            SUBSTANTIALLY        MINIMUM
 CONTRACT       LUMP SUM     SYSTEMATIC         EQUAL          DISTRIBUTION

 NQ               Yes           Yes             No                 No
--------------------------------------------------------------------------------
 Rollover IRA     Yes           Yes             Yes                Yes
--------------------------------------------------------------------------------
 Roth
  Conversion
  IRA             Yes           Yes             Yes                No
--------------------------------------------------------------------------------
 QP               Yes           No              No                 Yes
--------------------------------------------------------------------------------
 Rollover
  TSA             Yes*          No              No                 Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information -- Tax Sheltered Annuity contracts (TSAs)."


 LUMP SUM WITHDRAWALS
 (All contracts)

 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $1,000. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


 SYSTEMATIC WITHDRAWALS
 (NQ, Rollover IRA, and Roth Conversion IRA contracts only)


 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own a Rollover IRA or Roth Conversion IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


 SUBSTANTIALLY EQUAL WITHDRAWALS
 (Rollover IRA and Roth Conversion IRA contracts only)

 The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have

--------------------------------------------------------------------------------
                                                       ACCESSING YOUR MONEY   31
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 MINIMUM DISTRIBUTION WITHDRAWALS
 (Rollover IRA, QP, and Rollover TSA contracts only -- See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
 -------------------------------------------------------------------------------
 For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
 -------------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


 INCOME BENEFIT

 Benefit base -- Your current benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current benefit base on a pro rata basis.

 DEATH BENEFIT

 5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on

--------------------------------------------------------------------------------
32   ACCESSING YOUR MONEY
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1) the date annuity payments begin,

 (2) the date the contract terminates, and

 (3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.

 LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is

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                                                       ACCESSING YOUR MONEY   33
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--------------------------------------------------------------------------------

 processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments," below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1) the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

 We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


CHOOSING YOUR ANNUITY PAYOUT OPTIONS

 The Equitable Accumulator Select offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

 You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.



--------------------------------------------------------------
 Annuity payout options     Life annuity
                            Life annuity -- period
                             certain
                            Life annuity -- refund
                             certain
                            Period certain annuity
--------------------------------------------------------------
 Income Manager payout      Life annuity with a period
   options                  certain
                            Period certain annuity
--------------------------------------------------------------

 ANNUITY PAYOUT OPTIONS

 You can choose from among the following annuity payout options:

 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because

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34   ACCESSING YOUR MONEY
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--------------------------------------------------------------------------------

    there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

 o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

 All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

 The life annuity, life annuity -- period certain, and life annuity -- refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

 The following annuity payout options are available as variable annuities:

 o  Life annuity.

 o  Life annuity -- period certain.

 o  Joint and survivor life annuity (100% to survivor).

 o  Joint and survivor life period certain annuity (100% to survivor).

 Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed income annuity option which can be elected in combination with the variable income annuity options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

 We may offer other payout options not outlined here. Your registered representative can provide details.

 SELECTING AN ANNUITY PAYOUT OPTION

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.

 For NQ, Rollover IRA, and Roth Conversion IRA contracts, unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years. The only payout options available under QP contracts and Rollover TSA contracts are the life annuity 10 year period certain and the joint and survivor life annuity 10 year period certain.

 You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be

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                                                       ACCESSING YOUR MONEY   35
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--------------------------------------------------------------------------------

 later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

 Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


 INCOME MANAGER PAYOUT OPTIONS

 For NQ, Rollover IRA, and Roth Conversion IRA contracts, two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

 For QP contracts, the Income Manager payout options are available only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and the change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

 For Rollover TSA contracts, the Income Manager payout annuity options are available only after the Rollover TSA contract is rolled over to a Rollover IRA contract. This may generally occur when you are age 59 1/2, or you have separated from service with the employer who provided the Rollover TSA funds.

 The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

 No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

 The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your registered representative. To purchase an Income Manager annuity we also require the return of your contract. We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.


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36   Charges and expenses
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Charges and expenses



--------------------------------------------------------------------------------

 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge.

 o  An administrative charge.

 o  A distribution charge.

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

 o At the time annuity payments are to begin charges for state premium and other taxes. An annuity administrative fee may also apply.

 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities, including an Equitable Accumulator contract that has a withdrawal charge but no distribution charge. This other contract may also provide higher rates to maturity for the fixed maturity options. A current prospectus for this other Equitable Accumulator contract may be obtained from your registered representative.


 MORTALITY AND EXPENSE RISKS CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


 ADMINISTRATIVE CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 DISTRIBUTION CHARGE

 We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


 BASEBUILDER BENEFITS CHARGE

 If you elect the baseBUILDER combined guaranteed minimum income benefit and guaranteed minimum death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity

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                                                       CHARGES AND EXPENSES   37
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

 We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands ).


 ANNUITY ADMINISTRATIVE FEE

 We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.


 CHARGES THAT THE TRUSTS DEDUCT

 The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

 o Investment advisory fees ranging from 0.25% to 1.15%.

 o 12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.


 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of The Hudson River Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variations will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

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38   PAYMENT OF DEATH BENEFIT
--------------------------------------------------------------------------------


Payment of death benefit



--------------------------------------------------------------------------------

 YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is signed. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the combined baseBUILDER benefit or not. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. Under Rollover TSA contracts, you cannot have a successor owner/annuitant.

 For Rollover IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership.

 WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

 Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the person named to receive the death benefit upon the annuitant's death to be the successor owner, you should name a successor owner. You may name a different person that will become the successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the "beneficiary" for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

 o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the

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                                                   PAYMENT OF DEATH BENEFIT   39
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--------------------------------------------------------------------------------

 annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


 SUCCESSOR OWNER AND ANNUITANT

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


 BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA CONTRACTS

 Upon your death under a Rollover IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

 If you die AFTER the "required beginning date" (see "Tax information") for required minimum distributions, the contract will continue if:

 (a) you were receiving minimum distribution withdrawals from this contract;
     and

 (b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

 If you die BEFORE the "required beginning date" (and therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may begin taking minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. These withdrawals will begin by December 31st of the calendar year following your death and will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used.

 The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death.

 While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value.


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40   TAX INFORMATION
--------------------------------------------------------------------------------


Tax information



--------------------------------------------------------------------------------

 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


 TRANSFERS AMONG INVESTMENT OPTIONS

 You can make transfers among investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES


 Contributions

 You may not deduct the amount of your contributions for a nonqualified annuity contract.


 CONTRACT EARNINGS

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 ANNUITY PAYMENTS

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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                                                            TAX INFORMATION   41
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


 CONTRACTS PURCHASED THROUGH EXCHANGES

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

 o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

 The tax basis of the source contract carries over to the Equitable Accumulator Select NQ contract.


 SURRENDERS

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

 Death benefit payments made to a beneficiary after your death

 For the rules applicable to death benefits, see "Payment of Death Benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 EARLY DISTRIBUTION PENALTY TAX

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN
 PUERTO RICO

 Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your


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42   TAX INFORMATION
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--------------------------------------------------------------------------------

 personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


 GENERAL

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are several types of IRAs, as follows:

 o  "Traditional IRAs," typically funded on a pre-tax basis;

 o  Roth IRAs, first available in 1998, funded on an after-tax basis; and

 o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http:// www.irs.ustreas.gov).

 The Equitable Accumulator Select IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator Select IRA contract has been approved by the IRS as to form for use as a traditional IRA. We expect to submit the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select IRA contract.


 CANCELLATION

 You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


 Contributions to traditional IRAs

 Individuals may make three different types of contributions to a traditional
 IRA:

 o  tax-free "rollover" contributions; or

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 o  direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers"); or

 o  regular contributions out of earned income or compensation.

 We require that all of your contributions to the Equitable Accumulator Select Rollover IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below. Since we do not permit regular contributions under the Equitable Accumulator Select Rollover IRA contract, we do not discuss them in great detail in this prospectus.


 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age
    70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.

 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

 Any amount contributed to a traditional IRA after you reach age 701|M/21/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 Rollovers from qualified plans or TSAs

 There are two ways to do rollovers:

 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

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 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 Taxation of payments

 Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


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 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" traditional IRA treatment:

   o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

   o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

 Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS

 Lifetime required minimum distributions

 You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 When you have to take the first required minimum distribution

 The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

 How you can calculate required minimum distributions

 There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

 Account-based method. If you choose an "account-based" method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual


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 account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

 No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

 Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

 No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

 What if you take more than you need to for any year?

 The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

 What if you take less than you need to for any year?

 Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

 What are the required minimum distribution payments after you die?

 If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract

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 within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

 Successor annuitant and owner

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


 ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

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 The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


 CONTRIBUTIONS TO ROTH IRAS

 Individuals may make four different types of contributions to a Roth IRA:

 o taxable "rollover" contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"); or

 o  regular after-tax contributions out of earnings.

 Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules


 ROLLOVERS AND DIRECT TRANSFERS

 What is the difference between rollover and direct transfer transactions?

 You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


 Conversion contributions to Roth IRAs

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax exempt. Instead, the distribution from the traditional IRA is generally fully taxable.

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 For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
 70 1/2.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 DISTRIBUTIONS FROM ROTH IRAS

 Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollovers from a Roth IRA to another Roth IRA;

 o  Direct transfers from a Roth IRA to another Roth IRA;

 o  "Qualified Distributions" from Roth IRAs; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.

 Qualified distributions from Roth IRAs

 Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

 Nonqualified distributions from Roth IRAs

 Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records

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 pertaining to such contributions and distributions until your interests in all
 Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


 REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.



 Payments to a beneficiary after your death

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 Same as traditional IRA.


 EXCESS CONTRIBUTIONS

 Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 EARLY DISTRIBUTION PENALTY TAX

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


 TAX SHELTERED ANNUITY CONTRACTS (TSAS)


 GENERAL

 This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

 CONTRIBUTIONS TO TSAS

 There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.

 Employer-remitted contributions

 The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


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 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

 Rollover or direct transfer contributions

 You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM TSAS

 General

 Depending on the terms of the employer plan and your employment status, you may have to get your employer's


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 consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

 Withdrawal restrictions

 If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA;

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o  you take a "hardship" withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur:

 (1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

 (2)  death; or

 (3)  retirement; or

 (4) termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 Tax treatment of distributions

 Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable,


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 except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


 LOANS FROM TSAS

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above,

 o  the participant fails to repay the interest or principal when due, or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

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 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


 REQUIRED MINIMUM DISTRIBUTIONS

 Same as traditional IRA with these differences:

 When you have to take the first required minimum distribution

 The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.


 SPOUSAL CONSENT RULES

 This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

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 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


 FEDERAL AND STATE INCOME TAX WITHHOLDING
 AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.


 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We

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 apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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 ABOUT OUR SEPARATE ACCOUNT NO. 49

 Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

 Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

 (5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

 (6) to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

 The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

 The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Board of Trustees of The Hudson River Trust and EQ Advisors Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses, or in their SAIs which are available upon request.

 PROPOSED SUBSTITUTION OF PORTFOLIOS. We are asking the SEC to approve the substitution of 14 newly created Portfolios of the EQ Advisors Trust for The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitution"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of
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 Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

 We believe that this Substitution will be in your best interest because you would have a single set of investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

 You should note that:

 o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

 o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

 o  We will bear all expenses directly relating to the Substitution transaction.

 o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

 o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

 o  The Substitution will have no tax consequences for you.

 Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about the EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

 Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

 We will notify you when we receive SEC approval, and again when the Substitution is complete.


 ABOUT OUR FIXED MATURITY OPTIONS


 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:





   FIXED MATURITY
      OPTIONS
 WITH FEBRUARY 15TH       RATE TO MATURITY         PRICE
  MATURITY DATE OF             AS OF            PER $100 OF
    MATURITY YEAR          APRIL 1, 1999       MATURITY VALUE
--------------------   ---------------------   ---------------

        2000                   3.00%               $97.44
        2001                   3.79%               $93.25
        2002                   4.08%               $89.12
        2003                   4.21%               $85.22
        2004                   4.27%               $81.54
        2005                   4.42%               $77.54
        2006                   4.52%               $73.77
        2007                   4.54%               $70.47
        2008                   4.62%               $66.95
        2009                   4.72%               $63.39


 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

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   (a)  We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.
 -------------------------------------------------------------------------------
 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
 -------------------------------------------------------------------------------

 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the
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 obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT


 WIRE TRANSMITTALS

 We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

 Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

 Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

 After your contract has been issued, additional contributions may be transmitted by wire.


 AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

 The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited as long as it is not later than the 28th day of the month.

 You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions

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                                                           MORE INFORMATION   61
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


 BUSINESS DAY

 Our business day is any day the New York Stock Exchange is open for trading. Each business day ends at the time trading on the exchange closes (or is suspended) for the day. We calculate unit values for our variable investment options as of the end of each business day. This is usually 4:00 p.m., Eastern Time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

 o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on either the 28th day of the month or the 1st day of the next month, whichever is the closest business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

 o The election of trustees.

 o The formal approval of independent auditors selected for each trust.

 o Any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.


 VOTING RIGHTS OF OTHERS

 Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages

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62   MORE INFORMATION
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

 SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

 If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

 CHANGES IN APPLICABLE LAW

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

 ABOUT OUR YEAR 2000 PROGRESS

 Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

 In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission-critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

 There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

 To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).


 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely

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                                                           MORE INFORMATION   63
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information."

 You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA contracts." You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement.


 DISTRIBUTION OF THE CONTRACTS

 Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $35,452,793 for 1998, $9,566,343 for 1997, and $87,157 for 1996, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

 The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will not exceed 1% annually of the account value on a contract date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

--------------------------------------------------------------------------------
64   Investment performance
--------------------------------------------------------------------------------


Investment performance



--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the optional baseBUILDER benefits charge, but do not take the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee into account.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the optional baseBUILDER benefits charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on October 1, 1997.

 In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
                                                     INVESTMENT PERFORMANCE   65
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

------------------------------------------------------------------
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index. ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Small Stock Index
   and 50% Standard & Poor's Mid-Cap Total Return Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index. CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.
 BT SMALL COMPANY INDEX: Russell 2000 Index.
 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 JPM CORE BOND: Salomon Brothers Broad Investment Grade Bond. LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.
 LAZARD SMALL CAP VALUE: Russell 200 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index. EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index. EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

--------------------------------------------------------------------------------
66   Investment performance
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            SINCE        SINCE      PORTFOLIO
                                                1           3          5         10        OPTION      PORTFOLIO    INCEPTION
VARIABLE INVESTMENT OPTIONS                   YEAR        YEARS      YEARS      YEARS    INCEPTION*    INCEPTION       DATE
-----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         3.40%       3.20%      2.97%      3.34%          -             -      7/13/81
-----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                          (6.90)%      9.11%      7.72%      8.85%          -             -       1/2/87
-----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                        27.00%      25.05%     19.42%     16.22%          -             -      1/13/76
-----------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                    (1.55)%      8.51%      9.16%     16.54%          -             -      1/27/86
-----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                    (5.97)%         -          -          -        8.35%         8.35%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                          23.13%          -          -          -       23.13%        23.13%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                       (3.87)%         -          -          -       (3.87)%       (3.87)%   12/31/97
-----------------------------------------------------------------------------------------------------------------------------
BT International Equity Index                18.17%          -          -          -       18.17%        18.17%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
JPM Core Bond                                 7.28%          -          -          -        7.28%         7.28%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                       18.14%          -          -          -       18.14%        18.14%    12/31/97
-----------------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                       (8.56)%         -          -          -       (8.56)%       (8.56)%   12/31/97
-----------------------------------------------------------------------------------------------------------------------------
MFS Research                                 22.12%          -          -          -       18.24%        18.24%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                32.37%          -          -          -       26.45%        26.45%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity      (28.19)%         -          -          -      (28.19)%      (24.67)%    8/20/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value              11.02%          -          -          -       12.82%        12.82%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                   34.11%          -          -          -       28.44%        28.44%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity               17.56%          -          -          -       12.72%        12.72%      5/1/97
-----------------------------------------------------------------------------------------------------------------------------

----------
* The since inception dates for the variable investment options are as follows: Alliance Money Market, Alliance High Yield, Alliance Common Stock, Alliance Aggressive Stock, Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (October 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, JPM Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, and Morgan Stanley Emerging Markets Equity (December 31, 1997).

  The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are: MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, and Capital Guardian International (May 1, 1999).

--------------------------------------------------------------------------------
                                                     INVESTMENT PERFORMANCE   67
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                       ----------------------------------------------------------------------------
                                                                                                         SINCE
                                                1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------
Alliance Money Market                      $ 1,034.00     $ 1,099.25     $ 1,157.42     $ 1,388.83              -
Alliance High Yield                        $   931.00     $ 1,299.09     $ 1,450.09     $ 2,335.95              -
Alliance Common Stock                      $ 1,270.00     $ 1,955.50     $ 2,428.99     $ 4,494.80              -
Alliance Aggressive Stock                  $   984.50     $ 1,277.63     $ 1,549.85     $ 4,619.71              -
Alliance Small Cap Growth                  $   940.30              -              -              -     $ 1,173.92
BT Equity 500 Index                        $ 1,231.30              -              -              -     $ 1,231.30
BT Small Company Index                     $   961.30              -              -              -     $   961.30
BT International Equity Index              $ 1,181.70              -              -              -     $ 1,181.70
JPM Core Bond                              $ 1,072.80              -              -              -     $ 1,072.80
Lazard Large Cap Value                     $ 1,181.40              -              -              -     $ 1,181.40
Lazard Small Cap Value                     $   914.40              -              -              -     $   914.40
MFS Research                               $ 1,221.20              -              -              -     $ 1,398.09
MFS Emerging Growth Companies              $ 1,323.70              -              -              -     $ 1,598.96
Morgan Stanley Emerging Markets Equity     $   718.10              -              -              -     $   567.48
EQ/Putnam Growth & Income Value            $ 1,110.20              -              -              -     $ 1,272.79
EQ/Putnam Investors Growth                 $ 1,341.10              -              -              -     $ 1,649.62
EQ/Putnam International Equity             $ 1,175.60              -              -              -     $ 1,270.65


----------
* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
68   INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                                  1 YEAR       3 YEARS     5 YEARS    10 YEARS      20 YEARS     INCEPTION*

 ALLIANCE MONEY MARKET                              3.40%        3.42%       3.23%       3.63%            -          5.11%
 Lipper Money Market                                4.84%        4.87%       4.77%       5.20%            -          6.77%
 Benchmark                                          5.05%        5.18%       5.11%       5.44%            -          6.76%
 ALLIANCE HIGH YIELD                               (6.90)%       9.30%       7.96%       9.11%            -          8.45%
 Lipper High Current Yield                         (0.44)%       8.21%       7.37%       9.34%            -          8.97%
 Benchmark                                          3.66%        9.11%       9.01%      11.08%            -         10.72%
 ALLIANCE COMMON STOCK                             27.00%       25.24%      19.66%      16.44%        16.42%        14.24%
 Lipper Growth                                     22.86%       22.23%      18.63%      16.72%        16.30%        16.01%
 Benchmark                                         28.58%       28.23%      24.06%      19.21%        17.76%        15.98%
 ALLIANCE AGGRESSIVE STOCK                         (1.55)%       8.69%       9.39%      16.69%            -         15.59%
 Lipper Mid-Cap Growth                             12.16%       16.33%      14.87%      15.44%            -         13.69%
 Benchmark                                          8.28%       17.77%      15.56%      16.49%            -         14.78%
 ALLIANCE SMALL CAP GROWTH                         (5.97)%          -           -           -             -         10.25%
 Lipper Small Company Growth                       (0.33)%          -           -           -             -         16.72%
 Benchmark                                          1.23%           -           -           -             -         16.58%
 BT EQUITY 500 INDEX                               23.13%           -           -           -             -         23.13%
 Lipper S&P 500 Index                              26.78%           -           -           -             -         26.78%
 Benchmark                                         28.58%           -           -           -             -         28.58%
 BT SMALL COMPANY INDEX                            (3.87)%          -           -           -             -         (3.87)%
 Lipper Small Cap                                   1.53%           -           -           -             -          1.53%
 Benchmark                                         (2.54)%          -           -           -             -         (2.54)%
 BT INTERNATIONAL EQUITY INDEX                     18.17%           -           -           -             -         18.17%
 Lipper International                              12.17%           -           -           -             -         12.17%
 Benchmark                                         20.00%           -           -           -             -         20.00%
 JPM CORE BOND                                      7.28%           -           -           -             -          7.28%
 Lipper Intermediate Investment Grade Debt          7.23%           -           -           -             -          7.23%
 Benchmark                                          8.72%           -           -           -             -          8.72%
 BT LAZARD LARGE CAP VALUE                         18.14%           -           -           -             -         18.14%
 Lipper Capital Appreciation                       24.16%           -           -           -             -         24.16%
 Benchmark                                         28.58%           -           -           -             -         28.58%
 LAZARD SMALL CAP VALUE                            (8.56)%          -           -           -             -         (8.56)%
 Lipper Small Cap                                   1.53%           -           -           -             -          1.53%
 Benchmark                                         (2.54)%          -           -           -             -         (2.54)%
 MFS RESEARCH                                      22.12%           -           -           -             -         22.44%
 Lipper Growth                                     25.82%           -           -           -             -         28.73%
 Benchmark                                         28.58%           -           -           -             -         31.63%
 MFS EMERGING GROWTH COMPANIES                     32.37%           -           -           -             -         32.69%
 Lipper Mid-Cap                                    15.97%           -           -           -             -         22.72%
 Benchmark                                         (2.54)%          -           -           -             -         14.53%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     INVESTMENT PERFORMANCE   69
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                         1 YEAR        3 YEARS     5 YEARS    10 YEARS    20 YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS
  EQUITY                                  (28.19)%        -           -           -           -           (33.79)%
 Lipper Emerging Markets                  (30.50)%        -           -           -           -           (36.28)%
 Benchmark                                (25.34)%        -           -           -           -           (28.92)%
 EQ/PUTNAM GROWTH & INCOME VALUE           11.02%         -           -           -           -            15.74%
 Lipper Growth & Income                    15.54%         -           -           -           -            21.32%
 Benchmark                                 28.58%         -           -           -           -            31.63%
 EQ/PUTNAM INVESTORS GROWTH                34.11%         -           -           -           -            35.19%
 Lipper Growth                             25.82%         -           -           -           -            28.73%
 Benchmark                                 28.58%         -           -           -           -            31.63%
 EQ/PUTNAM INTERNATIONAL EQUITY            17.56%         -           -           -           -            15.64%
 Lipper International                      12.17%         -           -           -           -             9.06%
 Benchmark                                 20.00%         -           -           -           -            13.43%
----------------------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
70   INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

--------------------------------------------------------------------------------
                                             1 YEAR     3 YEARS     5 YEARS
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                         3.40%      10.60%      17.22%
 Lipper Money Market                           4.84%      15.34%      26.25%
 Benchmark                                     5.05%      16.35%      28.27%
 ALLIANCE HIGH YIELD                          (6.90)%     30.56%      46.65%
 Lipper High Current Yield                    (0.44)%     26.80%      43.00%
 Benchmark                                     3.66%      29.90%      53.96%
 ALLIANCE COMMON STOCK                        27.00%      96.46%     145.35%
 Lipper Growth                                22.86%      84.52%     138.97%
 Benchmark                                    28.58%     110.85%     193.91%
 ALLIANCE AGGRESSIVE STOCK                    (1.55)%     28.42%      56.67%
 Lipper Mid-Cap Growth                        12.16%      58.64%     102.73%
 Benchmark                                     8.28%      63.35%     106.12%
 ALLIANCE SMALL CAP GROWTH                    (5.97)%         -           -
 Lipper Small Company Growth                  (0.33)%         -           -
 Benchmark                                     1.23%          -           -
 BT EQUITY 500 INDEX                          23.13%          -           -
 Lipper S&P 500 Index                         26.78%          -           -
 Benchmark                                    28.58%          -           -
 BT SMALL COMPANY INDEX                       (3.87)%         -           -
 Lipper Small Cap                              1.53%          -           -
 Benchmark                                    (2.54)%         -           -
 BT INTERNATIONAL EQUITY INDEX                18.17%          -           -
 Lipper International                         12.17%          -           -
 Benchmark                                    20.00%          -           -
 JPM CORE BOND                                 7.28%          -           -
 Lipper Intermediate Investment Grade Debt     7.23%          -           -
 Benchmark                                     8.72%          -           -
 LAZARD LARGE CAP VALUE                       18.14%          -           -
 Lipper Capital Appreciation                  24.16%          -           -
 Benchmark                                    28.58%          -           -
 LAZARD SMALL CAP VALUE                       (8.56)%         -           -
 Lipper Small Cap                              1.53%          -           -
 Benchmark                                    (2.54)%         -           -
 MFS RESEARCH                                 22.12%          -           -
 Lipper Growth                                25.82%          -           -
 Benchmark                                    28.58%          -           -
 MFS EMERGING GROWTH COMPANIES                32.37%          -           -
 Lipper Mid-Cap                               15.97%          -           -
 Benchmark                                    (2.54)%         -           -
---------------------------------------------------------------------------

                                                                        SINCE
                                            10 YEARS    20 YEARS      INCEPTION*
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                         42.89%           -       138.78%
 Lipper Money Market                           66.09%           -       214.68%
 Benchmark                                     69.88%           -       214.45%
 ALLIANCE HIGH YIELD                          139.11%           -       164.68%
 Lipper High Current Yield                    145.62%           -       182.21%
 Benchmark                                    186.01%           -       239.69%
 ALLIANCE COMMON STOCK                        358.29%    1,991.24%    2,026.84%
 Lipper Growth                                388.00%    2,185.68%    3,490.04%
 Benchmark                                    479.62%    2,530.43%    2,919.92%
 ALLIANCE AGGRESSIVE STOCK                    368.05%           -       550.62%
 Lipper Mid-Cap Growth                        334.88%           -       448.32%
 Benchmark                                    360.30%           -       494.67%
 ALLIANCE SMALL CAP GROWTH                         -            -        17.69%
 Lipper Small Company Growth                       -            -        28.98%
 Benchmark                                         -            -        29.23%
 BT EQUITY 500 INDEX                               -            -        23.13%
 Lipper S&P 500 Index                              -            -        26.78%
 Benchmark                                         -            -        28.58%
 BT SMALL COMPANY INDEX                            -            -        (3.87)%
 Lipper Small Cap                                  -            -         1.49%
 Benchmark                                         -            -        (2.54)%
 BT INTERNATIONAL EQUITY INDEX                     -            -        18.17%
 Lipper International                              -            -        12.23%
 Benchmark                                         -            -        20.00%
 JPM CORE BOND                                     -            -         7.28%
 Lipper Intermediate Investment Grade Debt         -            -         7.23%
 Benchmark                                         -            -         8.72%
 LAZARD LARGE CAP VALUE                            -            -        18.14%
 Lipper Capital Appreciation                       -            -        24.09%
 Benchmark                                         -            -        28.58%
 LAZARD SMALL CAP VALUE                            -            -        (8.56)%
 Lipper Small Cap                                  -            -         1.53%
 Benchmark                                         -            -        (2.54)%
 MFS RESEARCH                                      -            -        40.19%
 Lipper Growth                                     -            -        52.86%
 Benchmark                                         -            -        57.60%
 MFS EMERGING GROWTH COMPANIES                     -            -        60.31%
 Lipper Mid-Cap                                    -            -        42.16%
 Benchmark                                         -            -        25.40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     INVESTMENT PERFORMANCE   71
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:



---------------------------------------------------------------------------

                                         1 YEAR        3 YEARS     5 YEARS
---------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                  (28.19)%    -           -
 Lipper Emerging Markets                  (30.50)%    -           -
 Benchmark                                (25.34)%    -           -
 EQ/PUTNAM GROWTH & INCOME VALUE           11.02%     -           -
 Lipper Growth & Income                    15.54%     -           -
 Benchmark                                 28.58%     -           -
 EQ/PUTNAM INVESTORS GROWTH                34.11%     -           -
 Lipper Growth                             25.82%     -           -
 Benchmark                                 28.58%     -           -
 EQ/PUTNAM INTERNATIONAL EQUITY            17.56%     -           -
 Lipper International                      12.17%     -           -
 Benchmark                                 20.00%     -           -
---------------------------------------------------------------------------


------------------------------------------------------------------------------
                                                                     SINCE
                                          10 YEARS    20 YEARS     INCEPTION*
------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                      -           -          (43.02)%
 Lipper Emerging Markets                      -           -          (45.67)%
 Benchmark                                    -           -          (36.71)%
 EQ/PUTNAM GROWTH & INCOME VALUE              -           -           27.62%
 Lipper Growth & Income                       -           -           38.49%
 Benchmark                                    -           -           57.60%
 EQ/PUTNAM INVESTORS GROWTH                   -           -           65.38%
 Lipper Growth                                -           -           52.86%
 Benchmark                                    -           -           57.60%
 EQ/PUTNAM INTERNATIONAL EQUITY               -           -           27.44%
 Lipper International                         -           -           15.88%
 Benchmark                                    -           -           23.42%
------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
72   INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN

--------------------------------------------------------------------------------------------------------
                                             1989        1990        1991        1992        1993
--------------------------------------------------------------------------------------------------------
Alliance Money Market                        7.18%       6.23%       4.23%       1.65%       1.06%
Alliance High Yield                          3.20%      (2.95)%     22.17%      10.23%      20.88%
Alliance Common Stock                       23.28%      (9.82)%     35.34%       1.31%      22.52%
Alliance Aggressive Stock                   40.86%       6.16%      83.43%      (4.95)%     14.59%
Alliance Small Cap Growth                       -           -           -           -           -
BT Equity 500 Index                             -           -           -           -           -
BT Small Company Index                          -           -           -           -           -
BT International Equity Index                   -           -           -           -           -
JPM Core Bond                                   -           -           -           -           -
Lazard Large Cap Value                          -           -           -           -           -
Lazard Small Cap Value                          -           -           -           -           -
MFS Research                                    -           -           -           -           -
MFS Emerging Growth Companies                   -           -           -           -           -
Morgan Stanley Emerging Markets Equity          -           -           -           -           -
EQ/Putnam Growth & Income Value                 -           -           -           -           -
EQ/Putnam Investors Growth                      -           -           -           -           -
EQ/Putnam International Equity                  -           -           -           -           -
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                              1994        1995       1996           1997           1998
--------------------------------------------------------------------------------------------------------
Alliance Money Market                         2.10%       3.80%      3.37%          3.48%          3.40%
Alliance High Yield                          (4.58)%     17.71%     20.60%         16.28%         (6.90)%
Alliance Common Stock                        (3.94)%     30.01%     21.97%         26.84%         27.00%
Alliance Aggressive Stock                    (5.59)%     29.21%     19.93%          8.77%         (1.55)%
Alliance Small Cap Growth                        -           -          -          25.16%+        (5.97)%
BT Equity 500 Index                              -           -          -              -          23.13%
BT Small Company Index                           -           -          -              -          (3.87)%
BT International Equity Index                    -           -          -              -          18.17%
JPM Core Bond                                    -           -          -              -           7.28%
Lazard Large Cap Value                           -           -          -              -          18.14%
Lazard Small Cap Value                           -           -          -              -          (8.56)%
MFS Research                                     -           -          -          14.80%+        22.12%
MFS Emerging Growth Companies                    -           -          -          21.11%+        32.37%
Morgan Stanley Emerging Markets Equity           -           -          -         (20.66)%+      (28.19)%
EQ/Putnam Growth & Income Value                  -           -          -          14.96%+        11.02%
EQ/Putnam Investors Growth                       -           -          -          23.32%+        34.11%
EQ/Putnam International Equity                   -           -          -           8.40%+        17.56%
---------------------------------------------------------------------------------------------------------


----------
+ Returns for these options represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                     Investment performance   73
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
 Barron's                                      Money Management Letter
 Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
 Business Week                                 National Underwriter
 Forbes                                        Pension & Investments
 Fortune                                       USA Today
 Institutional Investor                        Investor's Business Daily
 Money                                         The New York Times
 Kiplinger's Personal Finance                  The Wall Street Journal
 Financial Planning                            The Los Angeles Times
 Investment Adviser                            The Chicago Tribune
 Investment Management Weekly
--------------------------------------------------------------------------------

 Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable insurance and annuity contracts, and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The yields and effective yields assume the deduction of all contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge for taxes such as premium tax. The yields and effective yields for the

--------------------------------------------------------------------------------
74   INVESTMENT PERFORMANCE
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

--------------------------------------------------------------------------------
                           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE    75
--------------------------------------------------------------------------------



Incorporation of Certain Documents by Reference



--------------------------------------------------------------------------------

 Equitable Life's annual report on Form 10-K for the year ended December 31, 1998 and a current report on Form 8-K dated April 9, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

 Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

 We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary
 (telephone: (212) 554-1234).

Appendix I: Condensed financial information

--------------------------------------------------------------------------------
                               Appendix I: Condensed financial information   A-1
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION

--------------------------------------------------------------------------------
                                                   FOR THE YEARS ENDING
                                             -----------------------------------
                                              DEC. 31, 1997     DEC. 31, 1998
--------------------------------------------------------------------------------
 THE HUDSON RIVER TRUST OPTIONS
--------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK
--------------------------------------------------------------------------------
   Unit value                                 $ 68.19             $ 67.13
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                  16
--------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
   Unit value                                 $176.22             $223.79
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               1                  35
--------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
   Unit value                                 $ 29.13             $ 27.12
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               2                 170
--------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
   Unit value                                 $ 23.98             $ 24.80
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 349
--------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
   Unit value                                 $ 12.52             $ 11.77
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 211
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
--------------------------------------------------------------------------------
 BT EQUITY 500 INDEX
--------------------------------------------------------------------------------
   Unit value                                 $ 10.00             $ 12.31
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 951
--------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX
--------------------------------------------------------------------------------
   Unit value                                 $ 10.00             $  9.61
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 211
--------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
   Unit value                                 $ 10.00             $ 11.82
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 248
--------------------------------------------------------------------------------
 JPM CORE BOND
--------------------------------------------------------------------------------
   Unit value                                 $ 10.00             $ 10.73
--------------------------------------------------------------------------------
   Number of units outstanding (000s)               -                 379
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A-2   Appendix I: Condensed financial information
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                     FOR THE YEARS ENDING
                                               ---------------------------------
                                               DEC. 31, 1997       DEC. 31, 1998
--------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
--------------------------------------------------------------------------------
   Unit value                                      $ 10.00              $ 11.81
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    -                  315
--------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE
--------------------------------------------------------------------------------
   Unit value                                      $ 10.00              $  9.14
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    -                  344
--------------------------------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------------------------------
   Unit value                                      $ 11.48              $ 14.02
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    1                  410
--------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
   Unit value                                      $ 12.11              $ 16.03
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    2                  200
--------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
   Unit value                                      $  7.93              $  5.70
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    -                  203
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
   Unit value                                      $ 11.50              $ 12.76
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                   17                  714
--------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
--------------------------------------------------------------------------------
   Unit value                                      $ 12.33              $ 16.54
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    -                  282
--------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
   Unit value                                      $ 10.84              $ 12.75
--------------------------------------------------------------------------------
   Number of units outstanding (000s)                    4                  422
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Appendix II: Purchase considerations for QP contracts   B-1
--------------------------------------------------------------------------------



B-1   Appendix II: Purchase considerations for QP contracts




--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's "normal retirement benefit" that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the "accrued benefit" for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. Given that required minimum distributions must commence from the plan for annuitants after age 70 1/2 (unless the annuitant is not a 5% owner who provided the plan funds) trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

--------------------------------------------------------------------------------
                             Appendix III: Market value adjustment example   C-1
--------------------------------------------------------------------------------


Appendix III: Market value adjustment example



--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.

--------------------------------------------------------------------------------
                                                          ASSUMED RATE TO
                                                      MATURITY ON FEBRUARY 15,
                                                               2004
                                                      ------------------------
                                                          5.00%       9.00%
                                                      ------------------------
AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                             $144,048   $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                              $131,080   $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                           $ 12,968   $ (11,593)
--------------------------------------------------------------------------------
On February 15, 2004 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal:  (3) x [$50,000/(1)]              $  4,501   $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                     $ 45,499   $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                   $ 85,581   $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                                     $120,032   $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                      $ 94,048   $  69,487
--------------------------------------------------------------------------------
You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                     Appendix IV: Guaranteed minimum death benefit example   D-1
--------------------------------------------------------------------------------


Appendix IV: Guaranteed minimum death benefit example



--------------------------------------------------------------------------------
The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
                                  5% ROLL UP TO
   END OF                             AGE 80          ANNUAL RATCHET TO AGE 80
 CONTRACT                       GUARANTEED MINIMUM      GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE    DEATH BENEFIT(1)          DEATH BENEFIT
--------------------------------------------------------------------------------
  1              $105,000          $  105,000(1)            $  105,000(3)
--------------------------------------------------------------------------------
  2              $115,500          $  110,250(2)            $  115,500(3)
--------------------------------------------------------------------------------
  3              $129,360          $  115,763(2)            $  129,360(3)
--------------------------------------------------------------------------------
  4              $103,488          $  121,551(1)            $  129,360(4)
--------------------------------------------------------------------------------
  5              $113,837          $  127,628(1)            $  129,360(4)
--------------------------------------------------------------------------------
  6              $127,497          $  134,010(1)            $  129,360(4)
--------------------------------------------------------------------------------
  7              $127,497          $  140,710(1)            $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.
(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.
(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information




--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                       PAGE

Unit Values                                                              2
Annuity Unit Values                                                      2
Custodian and Independent Accountants                                    3
Yield Information for the Alliance Money Market Option and
  Alliance High Yield Option                                             3
Long-Term Market Trends                                                  4
Key Factors in Retirement Planning                                       6
Financial Statements                                                     9



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49


Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547
  Secaucus, NJ 07096-1547



Please send me an Equitable Accumulator Select SAI for Separate Account No. 49 dated May 1, 1999:


------------------------------------------------------------------------------
Name


------------------------------------------------------------------------------
Address

------------------------------------------------------------------------------
City                  State       Zip



(EDISELSAI)

Equitable Accumulator(SM)

A combination variable and fixed deferred annuity contract

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for The Hudson River Trust and EQ Advisors Trust, which contain important information about their Portfolios.

PROSPECTUS DATED MAY 1, 1999
--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?

Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout and distribution options. The distribution options available under the contract are the Assured Payment Option and APO Plus. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options or the account for special dollar cost averaging ("investment options").

--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME OPTIONS
--------------------------------------------------------------------------------
 DOMESTIC FIXED INCOME                  AGGRESSIVE FIXED INCOME
--------------------------------------------------------------------------------
 o Alliance Money Market                o Alliance High Yield
 o Alliance Intermediate
     Government Securities
--------------------------------------------------------------------------------
 EQUITY OPTIONS
--------------------------------------------------------------------------------
 DOMESTIC EQUITY                        INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
 o T. Rowe Price Equity Income          o Alliance Global
 o EQ/Putnam Growth & Income            o Alliance International
    Value                               o T. Rowe Price International
 o Alliance Growth & Income                 Stock
 o MFS Growth with Income               o Morgan Stanley Emerging
 o BT Equity 500 Index                      Markets Equity
 o Merrill Lynch Basic Value Equity     o BT International Equity Index
 o Alliance Common Stock
 o MFS Research
 o EQ/Alliance Premier Growth
 o Capital Guardian Research
 o Capital Guardian U.S. Equity
--------------------------------------------------------------------------------
 AGGRESSIVE EQUITY
--------------------------------------------------------------------------------
 o BT Small Company Index               o Alliance Small Cap Growth
 o Alliance Aggressive Stock            o MFS Emerging Growth
 o EQ/Evergreen                             Companies
 o Warburg Pincus Small Company
    Value
--------------------------------------------------------------------------------
 ASSET ALLOCATION OPTIONS
--------------------------------------------------------------------------------
 o Alliance Conservative Investors      o Alliance Growth Investors
 o EQ/Putnam Balanced                   o Merrill Lynch World Strategy
 o EQ/Evergreen Foundation
--------------------------------------------------------------------------------

              Alliance Equity Index (Available only under APO Plus)

--------------------------------------------------------------------------------

You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 45.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account also pays fixed interest at guaranteed rates. It is only available for dollar cost averaging during your contract's first year.

TYPES OF CONTRACTS. We offer the contracts for use as:
o  A nonqualified annuity ("NQ") for after-tax contributions only.

o  An individual retirement annuity ("IRA"), either traditional IRA or Roth
   IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." The Assured Payment Option and APO Plus are available under Rollover IRA and Flexible Premium IRA contracts.

   We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity which is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax Sheltered Annuity ("TSA") - ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract. Under Rollover IRA or Flexible Premium IRA contracts you may elect the Assured Payment Option or APO Plus with a minimum initial contribution of $10,000.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 1999, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

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2 CONTENTS OF THIS PROSPECTUS
--------------------------------------------------------------------------------

Contents of this prospectus

--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(SM)


------------------------------------------------------------------
Index of key words and phrases                                   4
Who is Equitable Life?                                           5
How to reach us                                                  6
Equitable Accumulator at a glance - key features                 8


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FEE TABLE                                                       11
------------------------------------------------------------------
Examples                                                        14
Condensed financial information                                 15


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CONTRACT FEATURES AND BENEFITS                                  16
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How you can purchase and contribute to your contract            16
Owner and annuitant requirements                                20
How you can make your contributions                             20
What are your investment options under the contract?            20
Portfolios of The Hudson River Trust                            21
Portfolios of EQ Advisors Trust                                 21
Allocating your contributions                                   26
Our baseBUILDER option                                          27
Guaranteed minimum death benefit                                30
Your right to cancel within a certain number of days            31


------------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                               32
------------------------------------------------------------------
Your account value                                              32
Your contract's value in the variable investment options        32
Your contract's value in the fixed maturity options             32
Your contract's value in the account for special dollar cost
  averaging                                                     32
--------------------------------------------------------------------------------
"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                                   CONTENTS OF THIS PROSPECTUS 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           33
------------------------------------------------------------------
Transferring your account value                                 33
Rebalancing your account value                                  33


------------------------------------------------------------------
ACCESSING YOUR MONEY                                            34
------------------------------------------------------------------
Assured Payment Option and APO Plus                             34
Withdrawing your account value                                  38
How withdrawals are taken from your account value               40
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      40
Loans under Rollover TSA contracts                              41
Surrendering your contract to receive its cash value            42
When to expect payments                                         42
Choosing your annuity payout options                            43


------------------------------------------------------------------
CHARGES AND EXPENSES                                            46
------------------------------------------------------------------
Charges that Equitable Life deducts                             46
Charges that the trusts deduct                                  48
Group or sponsored arrangements                                 48
Other distribution arrangements                                 49


------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        50
------------------------------------------------------------------
Your beneficiary and payment of benefit                         50
How death benefit payment is made                               51
Beneficiary continuation option for Rollover IRA and
   Flexible Premium IRA contracts                               51


------------------------------------------------------------------
TAX INFORMATION                                                 53
------------------------------------------------------------------
Overview                                                        53
Transfers among investment options                              53
Taxation of nonqualified annuities                              53
Special rules for NQ contracts issued in Puerto Rico            54
Individual retirement arrangements (IRAs)                       55
Special rules for nonqualified contracts in qualified plans     66
Tax Sheltered Annuity contracts (TSAs)                          66
Federal and state income tax withholding and
   information reporting                                        71
Impact of taxes to Equitable Life                               72


------------------------------------------------------------------
MORE INFORMATION                                                73
------------------------------------------------------------------
About our Separate Account No. 45                               73
About The Hudson River Trust and EQ Advisors Trust              73
About our fixed maturity options                                74
About the general account                                       75
About other methods of payment                                  76
Dates and prices at which contract events occur                 76
About your voting rights                                        77
About our year 2000 progress                                    78
About legal proceedings                                         78
About our independent accountants                               78
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                78
Distribution of the contracts                                   79


------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          80
------------------------------------------------------------------
Benchmarks                                                      80
Communicating performance data                                  91


------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    93
------------------------------------------------------------------
Appendices
I   - Condensed financial information                          A-1
II  - Purchase considerations for QP contracts                 B-1
III - Market value adjustment example                          C-1
IV  - Guaranteed minimum death benefit example                 D-1
V   - Example of payments under the Assured Payment
      Option and APO Plus                                      E-1
VI  - Assured Payment Option and APO Plus contracts
      issued in the state of Maryland                          F-1


------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
------------------------------------------------------------------

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4 INDEX OF KEY WORDS AND PHRASES
--------------------------------------------------------------------------------

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.





                                         PAGE                                             PAGE
  account for special dollar cost                   Flexible Premium Roth IRA             cover
    averaging                             25        guaranteed minimum death benefit        30
  account value                           32        guaranteed minimum income benefit       28
  annuitant                               16        IRA                                     55
  APO Plus                                37        IRS                                     53
  Assured Payment Option                  34        investment options                      20
  baseBUILDER                             27        loan reserve account                    42
  beneficiary                             50        market adjusted amount                  23
  benefit base                            28        market value adjustment                 24
  business day                            76        maturity value                          23
  cash value                              32        NQ                                      53
  conduit IRA                             59        participant                             20
  contract date                            9        payout option                           43
  contract date anniversary                9        Portfolio                             cover
  contract year                            9        Processing Office                        6
  contributions to Roth IRAs              63        QP                                      66
    regular contributions                 63        rate to maturity                        23
    rollover contributions                64        required beginning date                 60
    conversion contributions              64        Rollover IRA                          cover
    direct custodian-to-custodian                   Rollover TSA                          cover
       transfers                          64        Roth Conversion IRA                   cover
  contributions to traditional IRAs       55        Roth IRA                                63
    regular contributions                 56        SAI                                   cover
    rollover contributions                58        SEC                                   cover
    direct custodian-to-custodian                   TOPS                                     6
       transfers                          58        TSA                                     66
  ERISA                                   41        traditional IRA                         55
  fixed maturity amount                   23        unit                                    32
  fixed maturity options                  23        variable investment options             20
  Flexible Premium IRA                  cover


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your Equitable associate can provide further explanation about your contract.

--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
 fixed maturity options          Guarantee Periods (GIROs in Supplemental Materials)
 variable investment options     Investment Funds
 account value                   Annuity Account Value
 rate to maturity                Guaranteed Rates
--------------------------------------------------------------------------------


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                                                        Who is Equitable Life? 5
--------------------------------------------------------------------------------


Who is Equitable Life?


--------------------------------------------------------------------------------

 We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

 Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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6 WHO IS EQUITABLE LIFE?
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:


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FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014


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FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") SYSTEM:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options; and

o  the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o  change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.


--------------------------------------------------------------------------------
BY INTERNET:
--------------------------------------------------------------------------------
You can also access information about your contract on the Internet. Please visit our website at http://www.equitable.com, and click on EQAccess.

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                                                        WHO IS EQUITABLE LIFE? 7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our Processing Office at the address above.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(2) cancellation of your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract;

(3) election of the Assured Payment Option or APO Plus;

(4) election of the automatic investment program;

(5) election of the rebalancing program;

(6) to obtain a PIN required for TOPS;

(7) requests for loans under Rollover TSA contracts;

(8) spousal consent for loans under Rollover TSA contracts;

(9) tax withholding election; and

(10) beneficiary continuation option election.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) withdrawal requests;

(5) contract surrender; and

(6) requests to exercise your guaranteed minimum income benefit.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) Assured Payment Option or APO Plus;

(6) substantially equal withdrawals;

(7) systematic withdrawals; and

(8) the date annuity payments are to begin.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
8 EQUITABLE ACCUMULATOR AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------



Equitable Accumulator at a
glance -- key features


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL                 Equitable Accumulator's variable investment options invest in 30 different Portfolios managed by
INVESTMENT                   professional investment advisers.
MANAGEMENT
-----------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY               o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years. Under the
OPTIONS                        Assured Payment Option and APO Plus, 5 additional fixed maturity options with maturities ranging from 11 to 15 years.

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Principal guarantees.
                               -- If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-----------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging of your initial contribution.
COST AVERAGING
-----------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES               o On earnings inside the    No tax on any dividends, interest or capital gains until you make
                               contract                  withdrawals from your contract or receive annuity payments.
                             ------------------------------------------------------------------------------------------------
                             o On transfers inside the    No tax on transfers among investment options.
                               contract
                             ------------------------------------------------------------------------------------------------
                             If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.
-----------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R)               baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum
PROTECTION                   death benefit. This optional feature provides income protection for you while the annuitant lives, as well as a death benefit for the beneficiary should the annuitant die.
-----------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts
                             o Initial minimum:         $5,000
                             o Additional minimum:      $1,000
                                                        $100 monthly, and $300 quarterly under our automatic
                                                        investment program (NQ contracts)
                             ------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:       $2,000
                               o Additional minimum:    $50 ($50 under our automatic investment program)
                             ------------------------------------------------------------------------------------------------
                             o Assured Payment Option and APO Plus under Rollover IRA and Flexible Premium
                               IRA Contracts
                               o Initial minimum:       $10,000
                               o Additional minimum:    $1,000
                             ------------------------------------------------------------------------------------------------
                             Maximum investment limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------

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                              EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES 9
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Assured Payment Option

                       o APO Plus

                       o Lump sum withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts

                       o Contract surrender

                       You may incur a withdrawal charge for certain
                       withdrawals. You may also incur income tax and a tax
                       penalty.
--------------------------------------------------------------------------------
PAYOUT ALTERNATIVES    o Annuity payout options

                       o Income Manager(Reg. TM) payout annuity options
--------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and
                         annually)

                       o Unlimited free transfers

                       o Waiver of withdrawal charge for disability, terminal
                         illness or confinement to a nursing home
--------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable
                         investment options for mortality and expense risks and administrative charges at an annual rate of 1.35%.

                       o Annual 0.30% benefit base charge for the optional
                         baseBUILDER benefit. The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER." No additional charge if you want a guaranteed minimum death benefit only.

                       o Under Flexible Premium IRA and Flexible Premium Roth
                         IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make
                         contributions.

                       o During the first seven contract years following a
                         contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                         -------------------------------------------------------
                         The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
                         -------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10 EQUITABLE ACCUMULATOR AT A GLANCE -- KEY FEATURES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
FEES AND               o We also deduct a charge for taxes such as premium taxes that may be imposed in your state. This
CHARGES (CONTINUED)      charge is generally deducted from the amount applied to an annuity payout option.

                       o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payout options.

                       o Annual expenses of The Hudson River Trust and EQ Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% and other expenses.
-----------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-83
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA: 20-83
                       Flexible Premium IRA: 20-70
                       QP: 20-75
-----------------------------------------------------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your Equitable associate, or call us, if you have any questions.

--------------------------------------------------------------------------------
                                                               Fee table      11
--------------------------------------------------------------------------------


Fee table



--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. Generally, the only charges shown in the table that are applicable to the fixed maturity options and the account for special dollar cost averaging are the annual administrative charge and the withdrawal charge. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


--------------------------------------------------------------------------------

CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY
NET ASSETS

--------------------------------------------------------------------------------

 Mortality and expense risks (1)                                 1.10%

 Administrative (2)                                              0.25%
                                                                 -----
 Total annual expenses                                           1.35%

--------------------------------------------------------------------------------

FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA
CONTRACTS ONLY: CHARGES WE DEDUCT FROM YOUR
ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY

--------------------------------------------------------------------------------
 Maximum annual administrative charge
  If your account value is less than $25,000                    $30(3)
  If your account value is $25,000 or more                      $0
--------------------------------------------------------------------------------

CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE
TIME YOU REQUEST CERTAIN TRANSACTIONS

--------------------------------------------------------------------------------

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS            Contract
(deducted if you surrender Contract your contract               year
or make certain withdrawals. The withdrawal charge                1........7.00%
percentage we use is year determined by the                       2........6.00
contract year in which you make the withdrawal or                 3........5.00
surrender your contract. For each contribution, we                4........4.00
consider the contract year in which we receive                    5........3.00
that contribution to be "contract year 1")(4)                     6........2.00
                                                                  7........1.00
                                                                  8+.......0.00

--------------------------------------------------------------------------------

CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH
YEAR IF YOU ELECT THE OPTIONAL BENEFIT

--------------------------------------------------------------------------------

BASEBUILDER BENEFITS CHARGE (calculated as a
percentage of the benefit base. Deducted annually
on each contract date anniversary)(5)                         0.30%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12      FEE TABLE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

THE HUDSON RIVER TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



---------------------------------------------------------------------------------------------------------------------
                                                                                                           TOTAL
                                                                                                           ANNUAL
                                                      INVESTMENT                                         EXPENSES(6)
                                                      MANAGEMENT                           OTHER       (AFTER EXPENSE
                                                    ADVISORY FEES       12B-1 FEES(6)     EXPENSES       LIMITATION)
---------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock (7)                            0.54%              0.25%            0.03%          0.82%
Alliance Common Stock(7)                                 0.36%              0.25%            0.03%          0.64%
Alliance Conservative Investors(7)                       0.48%              0.25%            0.05%          0.78%
Alliance Equity Index(7)                                 0.31%              0.25%            0.03%          0.59%
Alliance Global(7)                                       0.64%              0.25%            0.07%          0.96%
Alliance Growth & Income(7)                              0.55%              0.25%            0.03%          0.83%
Alliance Growth Investors(7)                             0.51%              0.25%            0.04%          0.80%
Alliance High Yield(7)                                   0.60%              0.25%            0.03%          0.88%
Alliance Intermediate Government Securities(7)           0.50%              0.25%            0.05%          0.80%
Alliance International(7)                                0.90%              0.25%            0.16%          1.31%
Alliance Money Market(7)                                 0.35%              0.25%            0.02%          0.62%
Alliance Small Cap Growth(7)                             0.90%              0.24%            0.06%          1.20%
---------------------------------------------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



---------------------------------------------------------------------------------------------------------------------
                                                                                                            TOTAL
                                                                                          OTHER            ANNUAL
                                                 INVESTMENT                           EXPENSES(8)       EXPENSES(8)
                                                MANAGEMENT &                        (AFTER EXPENSE     (AFTER EXPENSE
                                               ADVISORY FEES       12B-1 FEE(6)       LIMITATION)       LIMITATION)
---------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth(8)                       0.90%              0.25%              0.00%             1.15%
BT Equity 500 Index(8)                              0.25%              0.25%              0.05%             0.55%
BT International Equity Index(8)                    0.35%              0.25%              0.40%             1.00%
BT Small Company Index(8)                           0.25%              0.25%              0.25%             0.75%
Capital Guardian Research(8)                        0.65%              0.25%              0.05%             0.95%
Capital Guardian U.S. Equity(8)                     0.65%              0.25%              0.05%             0.95%
EQ/Evergreen(8)                                     0.75%              0.25%              0.05%             1.05%
EQ/Evergreen Foundation(8)                          0.63%              0.25%              0.07%             0.95%
MFS Emerging Growth Companies(8)                    0.55%              0.25%              0.05%             0.85%
MFS Growth with Income(8)                           0.55%              0.25%              0.05%             0.85%
MFS Research(8)                                     0.55%              0.25%              0.05%             0.85%
Merrill Lynch Basic Value Equity(8)                 0.55%              0.25%              0.05%             0.85%
Merrill Lynch World Strategy(8)                     0.70%              0.25%              0.25%             1.20%
Morgan Stanley Emerging Markets Equity(8)           1.15%              0.25%              0.35%             1.75%
EQ/Putnam Balanced(8)                               0.55%              0.25%              0.10%             0.90%
EQ/Putnam Growth & Income Value(8)                  0.55%              0.25%              0.05%             0.85%
T. Rowe Price Equity Income(8)                      0.55%              0.25%              0.05%             0.85%
T. Rowe Price International Stock(8)                0.75%              0.25%              0.20%             1.20%
Warburg Pincus Small Company Value(8)               0.65%              0.25%              0.10%             1.00%
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                               Fee table      13
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


----------
Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

(3) For Flexible Premium IRA and Flexible Premium Roth IRA contracts, during the first two contract years this charge is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(4) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, and upon surrender of a contract.

(5) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER."

(6) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

(7) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(8) The maximum investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for EQ Advisors Trust. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.75% for BT International Equity Index; 0.50% for BT Small Company Index; 0.70% for Capital Guardian Research and Capital Guardian U.S. Equity; 0.80% for EQ/Evergreen; 0.70% for EQ/Evergreen Foundation; 0.60% for MFS Emerging Growth Companies, MFS Growth with Income, MFS Research, and Merrill Lynch Basic Value Equity; 0.95% for Merrill Lynch World Strategy; 1.50% for Morgan Stanley Emerging Markets Equity; 0.65% for EQ/Putnam Balanced; 0.60% for EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.95% for T. Rowe Price International Stock; and 0.75% for Warburg Pincus Small Company Value. The expenses shown for the BT International Equity Index and BT Small Company Index Portfolios reflect an increase effective on May 1, 1999.

      Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
      0.33% for BT Equity 500 Index; 0.89% for BT International Equity Index; 1.31% for BT Small Company Index;0.24% for MFS Emerging Growth Companies; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.24% for EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; and 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios. The EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity Portfolios commenced operations on May 1, 1999.

      Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
14      Fee table
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner who has purchased a Flexible Premium IRA or Flexible Premium Roth IRA contract would pay in the two situations (surrender and nonsurrender) illustrated. The examples show the expenses if (1) baseBUILDER is elected and (2) APO Plus is elected. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on an estimated $10,000 average account value at the end of the contract year and the maximum charge of $30, so that the administrative charge per $1,000 is $3. Since the annual administrative charge only applies under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the charges shown in the examples would be lower for the NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                                   (1) EXPENSES REFLECTING BASEBUILDER ELECTION

-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
                                              -------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
 THE HUDSON RIVER TRUST OPTIONS
-----------------------------------------------------------------------------------------------

Alliance Aggressive Stock                       $94.98      $132.84      $173.34     $307.10
Alliance Common Stock                           $93.19      $127.47      $164.38     $289.23
Alliance Conservative Investors                 $94.59      $131.65      $171.35     $303.16
Alliance Global                                 $96.37      $137.00      $180.25     $320.78
Alliance Growth & Income                        $95.08      $133.14      $173.83     $308.07
Alliance Growth Investors                       $94.78      $132.24      $172.34     $305.12
Alliance High Yield                             $95.58      $134.62      $176.30     $312.98
Alliance Intermediate Government Securities     $94.78      $132.24      $172.34     $305.12
Alliance International                          $99.85      $147.36      $197.38     $354.17
Alliance Money Market                           $93.00      $126.88      $163.38     $287.23
Alliance Small Cap Growth                       $98.76      $144.12      $192.03     $343.81
-----------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST OPTIONS
-----------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                      $98.26      $142.63            -           -
BT Equity 500 Index                             $92.30      $124.78      $159.88     $280.19
BT International Equity Index                   $96.77      $138.19      $182.22     $324.65
BT Small Company Index                          $94.29      $130.75      $169.85     $300.17
Capital Guardian Research                       $96.27      $136.71            -           -
Capital Guardian U.S. Equity                    $96.27      $136.71            -           -
EQ/Evergreen                                    $97.27      $139.68            -           -
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR  3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
 THE HUDSON RIVER TRUST OPTIONS
-----------------------------------------------------------------------------------------------
Alliance Aggressive Stock                       $28.13   $ 86.31     $147.16     $311.98
Alliance Common Stock                           $26.34   $ 80.94     $138.21     $294.12
Alliance Conservative Investors                 $27.74   $ 85.13     $145.19     $308.05
Alliance Global                                 $29.52   $ 90.47     $154.07     $325.65
Alliance Growth & Income                        $95.08   $133.14     $173.83     $308.07
Alliance Growth Investors                       $27.93   $ 85.72     $146.17     $310.01
Alliance High Yield                             $28.73   $ 88.10     $150.14     $317.87
Alliance Intermediate Government Securities     $27.93   $ 85.72     $146.17     $310.01
Alliance International                          $33.00   $100.84     $171.21     $359.07
Alliance Money Market                           $26.15   $ 80.35     $137.22     $292.13
Alliance Small Cap Growth                       $31.91   $ 97.59     $165.86     $348.69
-----------------------------------------------------------------------------------------------

 EQ ADVISORS TRUST OPTIONS
-----------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                      $31.41   $96.11            -           -
BT Equity 500 Index                             $25.45   $78.25      $133.71     $285.07
BT International Equity Index                   $29.92   $91.66      $156.05     $329.53
BT Small Company Index                          $27.44   $84.23      $143.69     $305.09
Capital Guardian Research                       $29.42   $90.17            -           -
Capital Guardian U.S. Equity                    $29.42   $90.17            -           -
EQ/Evergreen                                    $30.42   $93.15            -           -
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               FEE TABLE      15
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                              IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                 OF EACH PERIOD SHOWN, THE EXPENSES
                                                               WOULD BE:
                                         -------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                    $ 96.27      $136.71            -           -
MFS Emerging Growth Companies              $ 95.28      $133.74      $174.83     $310.05
MFS Growth with Income                     $ 95.28      $133.74            -           -
MFS Research                               $ 95.28      $133.74      $174.83     $310.05
Merrill Lynch Basic Value Equity           $ 95.28      $133.74      $174.83     $310.05
Merrill Lynch World Strategy               $ 98.76      $144.12      $192.03     $343.81
Morgan Stanley Emerging Markets Equity     $104.22      $160.29      $218.58     $394.59
EQ/Putnam Balanced                         $ 95.78      $135.22      $177.29     $314.94
EQ/Putnam Growth & Income Value            $ 95.28      $133.74      $174.83     $310.05
T. Rowe Price Equity Income                $ 95.28      $133.74      $174.83     $310.05
T. Towe Price International Stock          $ 98.76      $144.12      $192.03     $343.81
Warburg Pincus Small Company Value         $ 96.77      $138.19      $182.22     $324.65
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                          EXPENSES WOULD BE:
                                         ------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                     $29.42     $ 90.17           -            -
MFS Emerging Growth Companies               $28.43     $ 87.20     $148.64      $314.93
MFS Growth with Income                      $28.43     $ 87.20           -            -
MFS Research                                $28.43     $ 87.20     $148.64      $314.93
Merrill Lynch Basic Value Equity            $28.43     $ 87.20     $148.64      $314.93
Merrill Lynch World Strategy                $31.91     $ 97.59     $165.86      $348.69
Morgan Stanley Emerging Markets Equity      $37.37     $113.76     $192.41      $399.49
EQ/Putnam Balanced                          $28.93     $ 88.70     $151.13      $319.83
EQ/Putnam Growth & Income Value             $28.43     $ 87.20     $148.64      $314.93
T. Rowe Price Equity Income                 $28.43     $ 87.20     $148.64      $314.93
T. Towe Price International Stock           $31.91     $ 97.59     $165.86      $348.69
Warburg Pincus Small Company Value          $29.92     $ 91.66     $156.05      $329.53
-----------------------------------------------------------------------------------------------

                                    (2) EXPENSES REFLECTING APO PLUS ELECTION


--------------------------------------------------------------------------------------------------------------------------
                            IF YOU SURRENDER YOUR CONTRACT AT THE END         IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                               OF EACH PERIOD SHOWN, THE EXPENSES                THE END OF EACH PERIOD SHOWN, THE
                                            WOULD BE:                                    EXPENSES WOULD BE:
                        ------------------------------------------------- ------------------------------------------------
                           1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock     $93.19      $121.20      $151.48     $258.02      $23.19     $71.20      $121.48      $258.02
Alliance Equity Index     $92.70      $119.71      $148.97     $252.93      $22.70     $69.71      $118.97      $252.93
--------------------------------------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT AN ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I, at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options.

--------------------------------------------------------------------------------
16      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
1
Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us we call "contributions." We require a minimum contribution amount for each type of contract. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------

The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT    MINIMUM                                                         LIMITATIONS ON
TYPE           ISSUE AGES       CONTRIBUTIONS                        SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------
 NQ           0 through 83    o $5,000 (initial)                   o After-tax money.         o No additional
                                                                                                contributions after
                              o $1,000 (additional)                o Paid to us by check or     age 84.
                                                                     transfer of contract
                                                                     value in a tax-deferred
                                                                     exchange under Section
                                                                     1035 of the Internal
                                                                     Revenue Code.

------------------------------------------------------------------------------------------------------------------------------
 Flexible     20 through 70   o $2,000 (initial)                   o "Regular" IRA            o No additional regular
 Premium IRA                                                         contributions.             IRA contributions in the
                              o $50 (additional after                                           calendar year you turn
                                the first contract year)            o Rollovers from a          age 70 1/2 and
                                                                      qualified plan.           thereafter.

                                                                   o Rollovers from a TSA.    o Total regular
                                                                                                contributions may
                                                                   o Rollovers from another     not exceed $2,000
                                                                     traditional individual     each year.
                                                                     retirement arrangement.

                                                                    o Direct custodian-       o No additional rollover
                                                                      to-custodian transfers    or direct transfer
                                                                      from another              contributions after
                                                                      traditional individual    age 71.
                                                                      retirement arrangement.
                                                                                              o Rollover and direct
                                                                                                transfer contributions
                                                                                                after age 70 1/2 must
                                                                                                be net of required
                                                                                                minimum distributions.

                              Although we accept rollover and direct transfer contributions under the Flexible Premium IRA contract, we intend that this contract be used for ongoing regular contributions.
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
17      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
CONTRACT         FOR ANNUITANT   MINIMUM                                                      LIMITATIONS ON
TYPE             ISSUE AGES      CONTRIBUTIONS                     SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------
 Rollover IRA   20 through 83   o  $5,000 (initial)               o Rollovers from a         o No additional rollover
                                                                    qualified plan.            or direct transfer
                                o  $1,000 (additional)                                         contributions after
                                                                  o Rollovers from a TSA.      age 84.

                                                                  o Rollovers from another
                                                                    traditional individual   o Contributions after
                                                                    retirement                 age 70 1/2 must be net
                                                                    arrangement.               of required minimum
                                                                                               distributions.
                                                                  o Direct
                                                                    custodian-to-custodian   o Regular IRA
                                                                    transfers from another     contributions are not
                                                                    traditional individual     permitted.
                                                                    retirement
                                                                    arrangement.



                                Only rollover and direct transfer contributions are permitted under the Rollover IRA contract.
------------------------------------------------------------------------------------------------------------------------------

 Flexible       20 through 83   o  $2,000 (initial)               o "Regular" after-tax      o No additional regular
 Premium                                                            contributions.             after-tax contributions
 Roth IRA                       o  $50 (additional after                                       after age 84.
                                   the first contract year)
                                                                  o Rollovers from another
                                                                    Roth IRA.                o No additional rollover
                                                                                               or direct transfer
                                                                  o Conversion rollovers       contributions after
                                                                    from a traditional IRA.    age 84.

                                                                  o Direct transfers from
                                                                    another Roth IRA.        o Contributions are
                                                                                               subject to income
                                                                                               limits. See "Tax
                                                                                               information --
                                                                                               Contributions to
                                                                                               Roth IRAs."

                                Although we accept rollover and direct transfer contributions under the Flexible Premium Roth
                                IRA contract, we intend that this contract be used for ongoing regular contributions.
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
18      Contract features and benefits
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
 CONTRACT         FOR ANNUITANT    MINIMUM                                                         LIMITATIONS ON
 TYPE             ISSUE AGES       CONTRIBUTIONS                       SOURCE OF CONTRIBUTIONS     CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------
 Roth            20 through 83   o  $5,000 (initial)                  o Rollovers from another   o No additional rollover
 Conversion IRA                                                         Roth IRA.                  or direct transfer
                                 o  $1,000 (additional)                                            contributions after
                                                                      o Conversion rollovers       age 84.
                                                                        from a traditional IRA.
                                                                                                 o Conversion rollovers
                                                                      o Direct transfers from      after age 70 1/2 must be
                                                                        another Roth IRA.          net of required
                                                                                                   minimum distributions
                                                                                                   for the traditional IRA
                                                                                                   you are rolling over.

                                                                                                 o You cannot roll over
                                                                                                   funds from a traditional
                                                                                                   IRA if your adjusted
                                                                                                   gross income is
                                                                                                   $100,000 or more.

                                                                                                 o Regular after-tax
                                                                                                   contributions are not
                                                                                                   permitted.

                                 Only rollover and direct transfer contributions are permitted under the Roth Conversion IRA contract.
------------------------------------------------------------------------------------------------------------------------------

 QP              20 through 75   o  $5,000 (initial)                  o Only transfer            o Regular ongoing
                                                                        contributions from an      payroll contributions
                                 o  $1,000 (additional)                 existing qualified plan    are not permitted.
                                                                        trust as a change of
                                                                        investment vehicle       o No additional transfer
                                                                        under the plan.            contributions after
                                                                                                   age 76.

                                                                      o The plan must be         o For defined benefit
                                                                        qualified under Section    plans, employee
                                                                        401(a) of the Internal     contributions are not
                                                                        Revenue Code.              permitted.

                                                                      o For 401(k) plans,        o Contributions after
                                                                        transferred                age 70 1/2 must be net
                                                                        contributions may only     of any required
                                                                        include employee           minimum distributions.
                                                                        pre-tax contributions.

------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
 CONTRACT        FOR ANNUITANT        MINIMUM                                                         LIMITATIONS ON
 TYPE            ISSUE AGES           CONTRIBUTIONS                        SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------
 Rollover TSA   20 through 83       o  $ 5,000 (initial)                o Rollovers from another   o No additional rollover
                                                                          TSA contract or            or direct transfer
                                    o  $ 1,000 (additional)               arrangement.               contributions after
                                                                                                     age 84.
                                                                        o Rollovers from a
                                                                          traditional IRA which    o Contributions after age
                                                                          was a "conduit" for        70 1/2 must be net of
                                                                          TSA funds previously       required minimum
                                                                          rolled over.               distributions.

                                                                        o Direct transfers from
                                                                          another contract or
                                                                          arrangement under
                                                                          Section 403(b) of the
                                                                          Internal Revenue Code,
                                                                          complying with IRS
                                                                          Revenue Ruling 90-24.
------------------------------------------------------------------------------------------------------------------------------

 Rollover       53 1/2 through 83   o  $10,000 (initial)                o Rollovers from a         o Additional rollover or
 IRA or                                                                   qualified plan.            direct transfer
 Flexible                           o  $ 1,000 (additional)                                          contributions may be
 Premium                                                                                             made until the earlier
 IRA with                                                               o Rollovers from a TSA.      of age 84 or within
 Assured                                                                                             seven years from the
 Payment                                                                o Rollovers from another     end of the fixed period.
 Option or                                                                traditional individual
 APO Plus                                                                 retirement               o Contributions after age
                                                                          arrangement.               70 1/2 must be net of
                                                                                                     required minimum
                                                                        o Direct                     distributions.
                                                                          custodian-to-custodian
                                                                          transfers from another
                                                                          traditional individual
                                                                          retirement
                                                                          arrangement.
------------------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" later in this prospectus.

--------------------------------------------------------------------------------
20      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 OWNER AND ANNUITANT REQUIREMENTS

 Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

 Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

 Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------

 A participant is an individual who is currently, or was formerly participating in an eligible employer's QP or TSA plan.

--------------------------------------------------------------------------------

 HOW YOU CAN MAKE YOUR CONTRIBUTIONS


 Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

 Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail under "More information" later in this prospectus.

 Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the Equitable associate submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

 Our "business day" is any day the New York Stock Exchange is open for trading.

--------------------------------------------------------------------------------

 Section 1035 exchanges


 You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


 WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

 Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.


 Variable investment options

 Your investment results in any one of the 30 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------

     You can choose among 30 variable investment options.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Contract features and benefits      21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                         PORTFOLIOS OF THE HUDSON RIVER TRUST
----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                     OBJECTIVE                                         ADVISER
----------------------------------------------------------------------------------------------------------------------
 Alliance Aggressive Stock         Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                   income
----------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's       Alliance Capital Management L.P.
                                   opinion, undue risk to principal
----------------------------------------------------------------------------------------------------------------------
 Alliance Equity Index             Total return (before deduction of Portfolio       Alliance Capital Management L.P.
 (available only under APO Plus)   expenses) that approximates the total return
                                   performance of the Standard & Poor's 500
                                   Composite Index
----------------------------------------------------------------------------------------------------------------------
 Alliance Global                   Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Growth & Income          High total return through a combination of        Alliance Capital Management L.P.
                                   current income and capital appreciation
----------------------------------------------------------------------------------------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's   Alliance Capital Management L.P.
                                   determination of reasonable risk
----------------------------------------------------------------------------------------------------------------------
 Alliance High Yield               High return by maximizing current income and,     Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
----------------------------------------------------------------------------------------------------------------------
 Alliance Intermediate             High current income consistent with relative      Alliance Capital Management L.P.
  Government Securities            stability of principal
----------------------------------------------------------------------------------------------------------------------
 Alliance International            Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
 Alliance Money Market             High level of current income while preserving     Alliance Capital Management L.P.
                                   assets and maintaining liquidity
----------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth         Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                          PORTFOLIOS OF EQ ADVISORS TRUST
--------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                         ADVISER
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth      Long-term growth of capital                       Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index             Replicate as closely as possible (before          Bankers Trust Company
                                 deduction of Portfolio expenses) the total
                                 return of the Standard & Poor's 500
                                 Composite Stock Price Index
--------------------------------------------------------------------------------------------------------------------
 BT International Equity Index   Replicate as closely as possible (before          Bankers Trust Company
                                 deduction of Portfolio expenses) the total
                                 return of the Morgan Stanley Capital
                                 International Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
22      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                 PORTFOLIOS OF EQ ADVISORS TRUST
--------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                      OBJECTIVE                                          ADVISER
----------------------------------- -------------------------------------------------- -----------------------------------------
 BT Small Company Index             Replicate as closely as possible (before           Bankers Trust Company
                                    deduction of Portfolio expenses) the total
                                    return of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research*         Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity*      Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                       Capital appreciation                               Evergreen Asset Management Corp.
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation            In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                    conservation of capital, and capital appreciation
--------------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth                Long-term capital growth                           Massachusetts Financial Services Company
  Companies
--------------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income             Reasonable current income and long-term            Massachusetts Financial Services Company
                                    growth of capital and income
--------------------------------------------------------------------------------------------------------------------------------
 MFS Research                       Long-term growth of capital and future income      Massachusetts Financial Services Company
--------------------------------------------------------------------------------------------------------------------------------
 Merrill Lynch Basic Value Equity   Capital appreciation and secondarily, income       Merrill Lynch Asset Management, L.P.
--------------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging            Long-term capital appreciation                     Morgan Stanley Asset Management
  Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Balanced                 Balanced investment                                Putnam Investment Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income          Capital growth, current income is a secondary      Putnam Investment Management, Inc.
  Value                             objective
--------------------------------------------------------------------------------------------------------------------------------
 Merrill Lynch World Strategy       High total investment return                       Merrill Lynch Asset Management, L.P.
--------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price Equity Income        Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                    appreciation
--------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price International        Long-term growth of capital                        Rowe Price-Fleming International, Inc.
  Stock
--------------------------------------------------------------------------------------------------------------------------------
 Warburg Pincus Small Company       Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
  Value
--------------------------------------------------------------------------------------------------------------------------------

*     May not currently be available in all states.

--------------------------------------------------------------------------------
                                          Contract features and benefits      23
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.

 See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.

 Fixed maturity options

 We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options with maturity dates ranging from eleven to fifteen years. We provide distributions during the fixed period under the Assured Payment Option and APO Plus by allocating your contributions to fixed maturity options that mature in consecutive order. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

 The fixed maturity options are generally not available in contracts issued in Maryland. In Maryland the fixed maturity options are only available under the Assured Payment Option and APO Plus which are issued as separate contracts rather than as a part of a Rollover IRA or Flexible Premium IRA contract. See Appendix VI for more information on the Assured Payment Option and APO Plus contracts available in Maryland.

--------------------------------------------------------------------------------

 Fixed maturity options ranging from one to ten years to maturity. Assured Payment Option and APO Plus offer additional fixed maturity options for years eleven to fifteen.

--------------------------------------------------------------------------------

 The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

 On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

 Fixed maturity options and maturity dates. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 are available at any time.

 Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options ending on February 15th for each of the maturity years 2010 through 2014.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

 o the fixed maturity option's maturity date is within the current calendar year; or

 o  the rate to maturity is 3%; or

--------------------------------------------------------------------------------
24      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

 Options at maturity date. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following options take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

 (a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

 (b) withdraw the maturity value (there may be a withdrawal charge).

 If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.


 Rates to maturity and price per $100 of maturity value

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:



-----------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY          PRICE
 MATURITY DATE OF            AS OF              PER $100 OF
   MATURITY YEAR         APRIL 1, 1999        MATURITY VALUE
-----------------------------------------------------------------
       2000                   3.25%               $97.23
       2001                   4.04%               $92.83
       2002                   4.33%               $88.51
       2003                   4.46%               $84.43
       2004                   4.52%               $80.60
       2005                   4.67%               $76.45
       2006                   4.77%               $72.56
       2007                   4.79%               $69.16
       2008                   4.87%               $65.55
       2009                   4.97%               $61.91
-----------------------------------------------------------------

 Available under the Assured Payment Option and APO Plus



-----------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH         RATE TO MATURITY          PRICE
 MATURITY DATE OF            AS OF              PER $100 OF
   MATURITY YEAR         APRIL 1, 1999         MATURITY VALUE
-----------------------------------------------------------------
       2010                   4.90%                $59.41
       2011                   4.90%                $56.63
       2012                   4.90%                $53.99
       2013                   4.90%                $51.46
       2014                   4.90%                $49.05
-----------------------------------------------------------------

 Market value adjustment. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

 (a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

 (b) the length of time remaining until the maturity date.

 In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


 We provide an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information"

--------------------------------------------------------------------------------
                                          Contract features and benefits      25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.

 Separate account for the fixed maturity options. Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account later in this prospectus under "More information."

 Off maturity date payments. Under Assured Payment Option and APO Plus, you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution or account value to the separate account for the fixed maturity options, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

 After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the fixed period.

--------------------------------------------------------------------------------

 Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.

--------------------------------------------------------------------------------

 We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


 Account for special dollar cost averaging

 The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

 The account for special dollar cost averaging is available for allocation of your initial contribution only under the special dollar cost averaging program. It is available only for the first year of your contract. We will guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate will be shown in your contract. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.

--------------------------------------------------------------------------------
26      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

THE CONTRACT FEATURES AND BENEFITS DESCRIBED BELOW DO NOT APPLY WHEN THE ASSURED PAYMENT OPTION OR APO PLUS IS IN EFFECT UNDER A ROLLOVER IRA OR FLEXIBLE PREMIUM IRA CONTRACT. FOR INFORMATION REGARDING YOUR CONTRACT BENEFITS UNDER THE ASSURED PAYMENT OPTION OR APO PLUS, SEE "ACCESSING YOUR MONEY ASSURED PAYMENT OPTION AND APO PLUS."

 ALLOCATING YOUR CONTRIBUTIONS

 You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.

 Self-directed allocation

 You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

 Principal assurance allocation

 Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than seven years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

 For example, if your initial contribution is $10,000, and on April 1, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 4.97% on April 1, 1999, we would have allocated $6,191.16 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

 The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

 Dollar cost averaging

 We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------

 Units measure your value in each variable investment option.

--------------------------------------------------------------------------------

 Special dollar cost averaging programs. You may dollar cost average from the account for special dollar cost averaging into any of the variable investment options. You must allocate your entire initial contribution into the account. We will transfer your value in the account for special dollar cost averaging into the variable investment options that you select over the next 12 months. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will

--------------------------------------------------------------------------------
                                          Contract features and benefits      27
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 be transferred out by the end of the first contract year. You may not allocate additional contributions to the account for special dollar cost averaging.

--------------------------------------------------------------------------------

 The account for special dollar cost averaging provides guaranteed interest.

--------------------------------------------------------------------------------

 The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled monthly transfers to the variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

 If the account for special dollar cost averaging is not available in your state, we offer a special dollar cost averaging program in the Alliance Money Market option. Under this program we will not deduct the mortality and expense risks and administrative charges from assets in the Alliance Money Market option. You may not allocate amounts other than your initial contribution to this program, which is in effect only for your first contract year. We reserve the right to discontinue offering the Alliance Money Market special dollar cost averaging program for new contracts once the account for special dollar cost averaging becomes available in a state. Your Equitable associate can provide information about state availability. You may also contact us directly.

 General dollar cost averaging program. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month.

 The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled.

 If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                    ----------------------------------------

 You may not elect dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


 OUR BASEBUILDER OPTION

 The baseBUILDER option offers you a combined guaranteed minimum income benefit and guaranteed minimum death benefit. The combined benefit is available if the annuitant is between the ages of 20 and 75. There is an additional charge for this benefit. See "baseBUILDER benefits charge" under "Charges and expenses."

--------------------------------------------------------------------------------

 baseBUILDER provides income protection if you elect an income payout while the annuitant is alive and a death benefit if the annuitant dies.

--------------------------------------------------------------------------------

 The guaranteed minimum income benefit component of baseBUILDER is described below under "Your guaranteed minimum income benefit under baseBUILDER." As part of baseBUILDER you have a choice of two guaranteed minimum death benefit options: either a "5% roll up to age 80" or an "annual ratchet to age 80." Under Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we offer an additional option, a "5% roll up to age 70" for ages 20 through 60. The options are described under "Guaranteed minimum death benefit." The 5% roll up to age 80 and annual ratchet to age 80 guaranteed minimum death benefits are provided under the contract even if you do not elect baseBUILDER, and for a broader range of annuitant

--------------------------------------------------------------------------------
28      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 ages at contract issue than those available under baseBUILDER. The 5% roll up to age 70 guaranteed minimum death benefit is only available if baseBUILDER is elected. baseBUILDER is not currently available in New York.


 Your guaranteed minimum income benefit under baseBUILDER

 The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity contract. The Income Manager (Life Annuity with a Period Certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------

 We also refer to the guaranteed minimum income benefit as the "Living
 Benefit."

--------------------------------------------------------------------------------

 Guaranteed minimum income benefit's benefit base.

 On the contract date, your guaranteed minimum income benefit's benefit base ("benefit base") is equal to the initial contribution. Thereafter, the benefit base will be credited with interest each day through the annuitant's age 80 (age 70 if the 5% roll up to age 70 is elected). The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option and Alliance Intermediate Government Securities option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, Alliance Intermediate Government Securities option, fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after age 80 (age 70 if the 5% roll up to age 70 is elected).

 If you make an additional contribution to your contract, we will increase your current benefit base by the dollar amount of the additional contribution on the date that the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your benefit base for the withdrawal on the date that you make the withdrawal. See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing Your Money" for more detailed information. The benefit base will be reduced by any withdrawal charge remaining when you exercise your guaranteed minimum income benefit. Under Rollover TSA contracts, we will also reduce your benefit base by the amount of any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit.

--------------------------------------------------------------------------------

 Your benefit base is not an account value or a cash value and is used solely for purposes of calculating your guaranteed minimum income benefit.

--------------------------------------------------------------------------------

 Exercising your benefit and income you will receive.

 If you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (Life Annuity with a Period Certain) payout annuity contract, will be the greater of (i) your guaranteed minimum income benefit, and (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

 The guaranteed minimum income benefit is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

--------------------------------------------------------------------------------

 The guaranteed minimum income benefit should be regarded as a safety net only.

--------------------------------------------------------------------------------

 Illustrations of guaranteed minimum income benefit.

 The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option, Alliance Intermediate

--------------------------------------------------------------------------------
                                             Contract features and benefits   29
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 Government Securities option or the fixed maturity options.



--------------------------------------------------------------
                                     GUARANTEED MINIMUM
                             INCOME BENEFIT -- ANNUAL INCOME
         CONTRACT DATE           PAYABLE FOR LIFE WITH
 ANNIVERSARY AT EXERCISE         10 YEAR PERIOD CERTAIN
--------------------------------------------------------------
             7                          $ 8,315
            10                           10,341
            15                           14,924
--------------------------------------------------------------

 Under NQ, and all IRA contracts, you may exercise the guaranteed minimum income benefit only within 30 days following the seventh or later contract date anniversary under your contract. However, you may not exercise the benefit before the annuitant is age 60, or after the annuitant is age 83. There is an exception if the annuitant is between ages 20 and 44 when your contract is issued. In this case you may exercise the benefit following the 15th or later contract date anniversary, but not after the annuitant is age 83. See "Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts" below regarding exercising the benefit under QP and Rollover TSA contracts.

 Your contract will terminate when you exercise your guaranteed minimum income benefit. You will then receive an Income Manager (Life Annuity with a Period Certain) payout annuity contract. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:


----------------------------------------
            LEVEL PAYMENTS*
----------------------------------------
                       PERIOD CERTAIN
                           YEARS
                    --------------------
   ANNUITANT'S
 AGE AT EXERCISE       IRAS       NQ
----------------------------------------
    60 to 75           10         10
       76               9         10
       77               8         10
       78               7         10
       79               7         10
       80               7         10
       81               7          9
       82               7          8
       83               7          7
----------------------------------------

 * Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, please see "Minimum distributions" under "Tax information," as to how this option may be affected if exercised after age
   70 1/2.


 You will begin receiving payments one payment period after the payout annuity contract is issued. For example, if you select monthly annuity payments, we will send your first payment to you approximately one month from the date your contract is issued.

 Each year on your contract date anniversary, if you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may then notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

 You may also apply your cash value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity contract, and you may always apply your account value to any of our annuity payout options. The traditional annuity payout options are discussed under "Accessing your money." These options differ from the Income Manager payout annuity contracts. They may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your Equitable associate.

 The Income Manager (Life Annuity with a Period Certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your Equitable associate. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

 Successor annuitant/contract owner. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income


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--------------------------------------------------------------------------------
30      Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

 Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts. Under QP contracts, the guaranteed minimum income benefit may be exercised in the same manner as described above only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

 Similarly, under Rollover TSA contracts the contract owner must convert the Rollover TSA contract in a direct rollover to a Rollover IRA contract according to our rules. The rollover to a Rollover IRA contract may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the Rollover TSA funds. See "Rollover or direct transfer contributions" under "Tax information" later in this prospectus.


 GUARANTEED MINIMUM DEATH BENEFIT

 Applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; and 20 through 75 at issue of QP contracts.

 You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

 5% roll up to age 80. On the contract date, the guaranteed minimum death benefit equals your initial contribution. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option and Alliance Intermediate Government Securities option) and in the special dollar cost averaging programs. Amounts in the Alliance Money Market option, Alliance Intermediate Government Securities option, fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

 The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

 Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

 If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.


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                                       Contract features and benefits         31
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 Optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected.

 5% roll up to age 70. Your guaranteed minimum death benefit will be calculated as described above under "5% roll up to age 80" except that interest will be credited only through age 70. Additional contributions or withdrawals will also be adjusted as described above under "5% roll up to age 80."

 Applicable for annuitant ages 80 through 83 when the contract is issued.

 On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

 Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit. For contracts issued in New York, the guaranteed minimum death benefit at the annuitant's death will never be less than your value in the variable investment options, plus the sum of the fixed maturity amounts in each fixed maturity option.

 See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

 Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options, (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

 We may require that you wait six months before you may apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.

 If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our Processing Office, or your Equitable associate, can provide you with the cancellation instructions.


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--------------------------------------------------------------------------------
32  Determining your contract's value
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
2
Determining your contract's value
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 YOUR ACCOUNT VALUE

 Your "account value" is the total of the values you have allocated to the (i) variable investment options, (ii) fixed maturity options, and (iii) account for special dollar cost averaging. These amounts are subject to certain fees and charges discussed under "Charges and expenses." Under Rollover TSA contracts, if you have any outstanding loan your account value will include any amount in the loan reserve account.

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, and less any withdrawal charge that may apply if you surrender your contract. If you have a Rollover TSA contract with an outstanding loan, your cash value also is reduced by the amount of any outstanding loan plus accrued interest. Please see "Surrendering your contract to receive its cash value."


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract. Your value will also be reduced by the dollar amount of any withdrawals that you make.

 The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks and administrative expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts among investment options, or we transfer your loan amount to the loan reserve account under a TSA contract. In addition, when we deduct the baseBUILDER benefits charge and any withdrawal charge the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value. Your value will also include any amounts held in the separate account to provide for payments off maturity dates under the Assured Payment Option and APO Plus.


 YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

 Your value in the account for special dollar cost averaging at any time will equal your initial contribution allocated to that option, plus interest, less\ the sum of all amounts that have been transferred to the variable investment options you have selected.


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                        Transferring your money among investment options      33
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3
Transferring your money among investment options
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

 o You may not transfer any amount to the account for special dollar cost averaging.

 o You may not transfer to a fixed maturity option that matures in the current calendar year, or if its rate to maturity is 3%.

 o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

 o A transfer request while the Assured Payment Option or APO Plus is in effect will terminate the option.

 You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office.
 Transfer requests should specify:

 (1)   the contract number,

 (2) the dollar amounts or percentages of your current account value to be transferred, and

 (3)   the investment options to and from which you are transferring.

 We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

 We will confirm all transfers in writing.

 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. However, it will occur on the same day of the month as the contract date).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

--------------------------------------------------------------------------------

 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your Equitable associate or other financial adviser before electing the program.
--------------------------------------------------------------------------------

 You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

 You may not elect the rebalancing program if you are participating in a dollar cost averaging program or if the Assured Payment Option or APO Plus are in effect. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


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34      Accessing your money
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4
Accessing your money
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 ASSURED PAYMENT OPTION AND APO PLUS

 (Rollover IRA and Flexible Premium IRA contracts only)

 We offer two options, the Assured Payment Option and APO Plus, under which you may receive distributions from your Rollover IRA or Flexible Premium IRA contract. If you choose one of these two distribution options you will receive guaranteed payments for a specified period of time we call the "fixed period." When the fixed period ends you will continue to receive payments for as long as you are living. Payments based solely on your life are made on a "single life" basis. You may also elect to receive "joint and survivor" payments that are based on the joint lifetimes of you and a joint annuitant.

 You can elect the Assured Payment Option or APO Plus in the application or at a later date, provided that your account value is at least $10,000 at the time of election.

 Assured Payment Option and APO Plus benefits will differ for contracts issued in Maryland. See Appendix VI at the end of this prospectus for more information.

 Assured Payment Option

 How we allocate your contributions. In order to provide for the payments you receive during the fixed period, we allocate a portion of your initial contribution or account value to fixed maturity options that mature in consecutive date order. The remaining portion is allocated to the "life contingent annuity" to provide for the payments you will receive after the fixed period. The payments are intended to pay out your entire account value by the end of the fixed period. If you are age 70 1/2 or older, the payments are also designed to satisfy minimum distribution requirements. See "Tax Information."

--------------------------------------------------------------------------------

 The life contingent annuity provides for the payments after the fixed period ends.

--------------------------------------------------------------------------------

 We determine the allocation of your contributions based on a number of factors. They are:

 o  the amount of your contribution;

 o  the form of payments;

 o your age and sex (and the age and sex of the joint annuitant, if joint and survivor payments are elected);

 o  the frequency of the payments; and

 o  the fixed period.

     We then allocate your initial contribution among:

 (1)   the fixed maturity options;

 (2) the separate account that holds amounts allocated to the fixed maturity options if we need to make payments to you off maturity dates; and

 (3)   the life contingent annuity.

 We will allocate your additional contributions in the same manner. Additional contributions will increase the level of your future payments. You may not change this allocation.

 While the Assured Payment Option is in effect, no amounts may be allocated to the variable investment options and the account for special dollar cost averaging.

 If you are using funds from multiple sources to purchase the Rollover IRA or Flexible Premium IRA contract with the Assured Payment Option in effect, we will allocate your contributions to the Alliance Money Market option until we receive all amounts under the contract. Once all amounts are received we will then apply them under the Assured Payment Option.

 Payments. The payments you receive will increase by 10% every three years during the fixed period on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the life contingent annuity will be 10% greater than the final payment made under the fixed period.

 Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise, as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you

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                                                    Accessing your money      35
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 are age 59 1/2. If you are at least age 59 1/2 at the time the Assured
 Payment Option is elected you may choose to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

--------------------------------------------------------------------------------

 The deferral period together with the fixed period may be referred to as a "liquidity period." You will be able to make withdrawals before the end of the fixed period. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.

--------------------------------------------------------------------------------

 Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available if you are older than age 80. If your deferred payment start date is after you reach age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.

 See Appendix V for an example of how payments are made under the Assured Payment Option.

 If you are age 70 1/2 or older, your payments during the fixed period are designed to meet required minimum distributions under your contract. We determine the amount of the payments based on the value in each fixed maturity option and the assigned value of the life contingent annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You may then choose to have an additional amount withdrawn under your contract. We will treat such withdrawal as a lump sum withdrawal. However, no withdrawal charge will apply. We will then adjust your future scheduled payments so that the minimum distribution rules are met. You also have the option to take the amount from other traditional IRA funds you may have.

 Fixed period. The fixed period based on your age at the time the contract is issued (or your age at the time the Assured Payment Option is elected) will be as follows:



-------------------------------------------------------
  AGE*                           FIXED PERIOD
-------------------------------------------------------
  59 1/2 through 70               15 years
  71 through 75                   12 years
  76 through 80                   9 years
  81 through 83                   6 years
-------------------------------------------------------

 If you defer the date payments will start, your fixed period will be as follows:



---------------------------------------------------------
                                  FIXED PERIOD
                            BASED ON DEFERRAL PERIOD
                        ---------------------------------
                             1-36       37-60       61-72
   AGE*                   MONTHS       MONTHS     MONTHS
---------------------------------------------------------
 53 1/2 through 70      12 years     9 years     9 years
 71 through 75          9 years      9 years     N/A
 76 through 80          6 years      6 years     N/A
 81 through 83          N/A          N/A         N/A
---------------------------------------------------------

 * For joint and survivor payments, the fixed period is based on the age of the younger annuitant.


 Purchase restrictions for joint and survivor payments

 If you elect payments on a joint and survivor basis;

 o  the joint annuitant must be your spouse; and

 o  neither you nor the joint annuitant can be over age 83.

 Payments after the fixed period. After the end of the fixed period, we will continue your payments under the life contingent annuity if either you or the joint annuitant is living. Payments continue throughout your lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the fixed period.


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36      Accessing your money
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--------------------------------------------------------------------------------

 The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.

--------------------------------------------------------------------------------

 THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF YOU (OR THE JOINT ANNUITANT) ARE LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF THE JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR THE JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

 Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. Your first payment under the life contingent annuity will be 10% greater than the final payment under the fixed period. After the fixed period we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

 Allocation of withdrawals. Only lump sum withdrawals are permitted under the Assured Payment Option. We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your fixed period. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. These amounts will be taken from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates. The amounts are then allocated to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for your life and the life of the joint annuitant. The first increase in your payments will take place no later than the date of the next planned increase.

 Withdrawals are subject to a withdrawal charge and will have a 10% free withdrawal amount available. No withdrawal charges will apply to the payments made during the fixed period or a withdrawal made to meet the minimum distribution requirement under the contract.

 Death benefit. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is the greater of:

 (1)   your account value; and

 (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

 We will not make any payments under the life contingent annuity after your death unless you have elected payments on a joint and survivor basis. If you elect joint and one-half or joint and two-thirds to survivor payments, at your death or the joint annuitant's death, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------

 A death benefit is never payable under the life contingent annuity. The death benefit applies only during the fixed period.

--------------------------------------------------------------------------------

 Termination. The Assured Payment Option will be terminated if you:

 (1) cancel the option at any time by sending a written request satisfactory to us; or

 (2) submit an additional contribution and you do not want it allocated under the Assured Payment Option; or

 (3) request a transfer of your account value; or

 (4) request a change in the date the payments are to start under the life contingent annuity.


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                                                    Accessing your money      37
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--------------------------------------------------------------------------------

 Once the Assured Payment Option has ended, the life contingent annuity will remain in effect and payments will be made if you or the joint annuitant, are living on the date payments are to start. No additional amounts will be allocated under the life contingent annuity. You may elect to restart the Assured Payment Option by submitting a written request satisfactory to us, but no sooner than three years after the option was terminated. If you own an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract and you elected the Assured Payment Option at age 70 1/2 or older and subsequently terminate this option, required minimum distributions must continue to be made under your contract. Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax information."

 Annuity payout options and surrendering the contract. Once your contract is surrendered or an annuity payout option is chosen, we will return the contract to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

 APO Plus

 APO Plus is a variation of the Assured Payment Option. Except as indicated below, APO Plus operates under the same guidelines as the Assured Payment Option. Under APO Plus you will be able to keep a portion of your value in the Alliance Common Stock option or the Alliance Equity Index option, whichever one you choose. Once you have selected a variable investment option it may not be changed.

 You may not elect APO Plus if the Assured Payment Option is already in effect.

 APO Plus allows you to remain invested in the variable investment option for longer than would be possible if you had applied your entire account value all at once to the Assured Payment Option or to an annuity payout option.

 How we allocate your contributions. We allocate a portion of your initial contribution or account value to the Assured Payment Option. Under the Assured Payment Option amounts are allocated to the fixed maturity options, the separate account for payments off maturity dates, and the life contingent annuity to provide you with a minimum level amount of lifetime payments. Your remaining account value is allocated to the variable investment option you select. Periodically during the fixed period we transfer a portion of your value in the variable investment option to the fixed maturity options to increase your guaranteed level payments under the Assured Payment Option.

 The amount allocated under the Assured Payment Option will provide for level payments. The amount of the level payments are equal to the amount of the initial payment that would have been provided if you had allocated your entire initial contribution or account value under the Assured Payment Option. The difference between the amount required for level payments and the amount required for increasing payments provided under the Assured Payment Option, is allocated to the variable investment option you selected. If you have any value in the fixed maturity options at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to activate the Assured Payment Option.

 Fixed period. The fixed period and deferral period schedule shown for the Assured Payment Option will also apply under APO Plus.

 On the third February 15th following the date your first payment is made during the fixed period, a portion of your value in the variable investment option is transferred to the Assured Payment Option in order to increase your level payments. If you elect a deferral period of three years or more, a portion of your value in the variable investment option will be allocated to the Assured Payment Option on the February 15th before the date your first payment is made. If your payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th for the purpose of this transfer to the Assured Payment Option.

 The transfer of amounts to the Assured Payment Option is repeated each third year during the fixed period. The first increase in payments will be reflected in the payment made to you after three full years of payments and then every three years after that. Immediately following your last payment


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38      Accessing your money
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--------------------------------------------------------------------------------

 during the fixed period, your remaining value in the variable investment option is first allocated to the life contingent annuity to change the level payments previously purchased to increasing payments. If you have any value remaining after the increasing payments are purchased, this amount is allocated to the life contingent annuity to further increase your lifetime payments. If your value in the variable investment option is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased as much as possible.

 While APO Plus provides you with a minimum amount of level guaranteed lifetime payments under the Assured Payment Option, the total amount of income that you will receive over time will depend on the investment performance of the variable investment option which you selected. It will also depend on the current rates to maturity and the cost of the life contingent annuity, which also varies. As a result, the combined amount of guaranteed lifetime income you receive under APO Plus may be more or less than the amount that could have been purchased if your entire initial contribution or account value had been allocated to the Assured Payment Option.

 See Appendix V for an example of the payments purchased under APO Plus.

 Allocation of additional contributions. Any additional contributions you make may only be allocated to the variable investment option. We do not permit additional contributions after the end of the fixed period.

 Withdrawals. If you take a lump sum withdrawal or if a lump sum withdrawal is made to satisfy minimum distribution requirements such withdrawal will be taken from your value in the variable investment option unless you specify otherwise. If there is insufficient value in the variable investment option any additional amount will be taken from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates, in the same manner as described above for the Assured Payment Option.

 Death Benefit. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the greater of:

 (1)   your value in the fixed maturity options; and

 (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

 When the greater of (1) and (2) above is determined, the value in the variable investment option is added. A death benefit is never payable under the life contingent annuity.

 Termination of APO Plus. You may terminate APO Plus at any time by submitting a written request satisfactory to us. You may choose one of the following two options if you terminate APO Plus:

 (1) your contract will operate under the Equitable Accumulator Rollover IRA or Flexible Premium IRA rules; or

 (2)   you may elect the Assured Payment Option.

 If you elect the Assured Payment Option, your remaining value in the variable investment option will be allocated to the fixed maturity options, the separate account to provide for payments off maturity dates, and the life contingent annuity. A market value adjustment may apply for any amounts allocated from a fixed maturity option. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current account value, current rates to maturity for the fixed maturity options, and current purchase rates under the life contingent annuity as of the date of the quote. The actual amount of future income you would receive depends on the rates in effect on the day you switch to the Assured Payment Option.


 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the


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--------------------------------------------------------------------------------

 methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."



--------------------------------------------------------------------------------
                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                              SUBSTANTIALLY        MINIMUM
 CONTRACT          LUMP SUM     SYSTEMATIC        EQUAL           DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                  Yes           Yes             No                  No
--------------------------------------------------------------------------------
 Rollover IRA*       Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Flexible
   Premium IRA*      Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Roth Conversion
   IRA               Yes           Yes             Yes                 Yes
--------------------------------------------------------------------------------
 Flexible Premium
   Roth IRA          Yes           Yes             Yes                 No
--------------------------------------------------------------------------------
 QP                  Yes           No              No                  Yes
--------------------------------------------------------------------------------
 Rollover TSA        Yes**         No              No                  Yes
--------------------------------------------------------------------------------

 * If Assured Payment Option or APO Plus is elected, only lump sum withdrawals are available.

 ** For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information -- Tax Sheltered Annuity contracts (TSAs)."


 Lump sum withdrawals

 (All contracts)

 You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $1,000. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

 Lump sum withdrawals in excess of the 15% (10% under Assured Payment Option or APO Plus) free withdrawal amount may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

 Systematic withdrawals

 (NQ and all IRA contracts)

 You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

 You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

 We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

 You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2. You may not elect the systematic withdrawal method if you have balances in the account for special dollar cost averaging.

 You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

 Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


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40      Accessing your money
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 Substantially equal withdrawals

 (All IRA contracts)

 The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

 You may elect to take substantially equal withdrawals at any time before age 59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

 You may not elect substantially equal withdrawals if you have balances in the account for special dollar cost averaging.

 Substantially equal withdrawals are not subject to a withdrawal charge.


 Minimum distribution withdrawals
 (Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only -- See "Tax information")

 We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

 We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

 Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

 For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

 HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


 HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

 Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


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                                                     Accessing your money     41
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 Income benefit

 Benefit base - Your current benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current benefit base on a pro rata basis.


 Death benefit

 5% roll up to age 80 or age 70 - If you elect the 5% roll up to age 80 or 5% roll up to age 70 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

 Annuitant issue ages 80 through 83 - If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                    ----------------------------------------

 Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

 The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


 LOANS UNDER ROLLOVER TSA CONTRACTS

 You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

 You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

 We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

 (1) the date annuity payments begin,

 (2) the date the contract terminates, and

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42      Accessing your money
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 (3)   the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

 Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.

 Loan reserve account. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


 SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

 You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

 You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments," below. For the tax consequences of surrenders, see "Tax information."


 WHEN TO EXPECT PAYMENTS

 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

 (1)   the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

 We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


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                                                   Accessing your money       43
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 CHOOSING YOUR ANNUITY PAYOUT OPTIONS

 The Equitable Accumulator offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

 You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.



----------------------------------------------------------
 Annuity payout options     Life annuity
                            Life annuity - period
                             certain
                            Life annuity - refund
                             certain
                            Period certain annuity
----------------------------------------------------------
 Income Manager payout      Life annuity with a period
   options                   certain
                            Period certain annuity
----------------------------------------------------------

 Annuity payout options

 You can choose from among the following annuity payout options:

 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity - period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

 o Life annuity - refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

 All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

 The life annuity, life annuity - period certain, and life annuity - refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

 The following annuity payout options are available as variable annuities:

 o  Life annuity (except in New York).

 o  Life annuity - period certain.

 o  Joint and survivor life annuity (100% to survivor).

 o  Joint and survivor life period certain annuity (100% to survivor).

 Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed annuity payout option which can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and


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44      Accessing your money
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 whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

 We may offer other payout options not outlined here. Your Equitable associate can provide details.


 Selecting an annuity payout option

 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.

 For NQ and IRA contracts, unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years. The only payout options available under QP contracts and Rollover TSA contracts are the life annuity 10 year period certain and the joint and survivor life annuity 10 year period certain.

 You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

 Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

 The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

 The amount we apply to provide annuity payments will depend on the type of payout option you select. If you select a payout option that provides for payments for the rest of the annuitant's life, then we will apply your account value. If you select a payout option that provides for payments for a period certain, then we will apply your cash value. However, if the period certain is more than five years, we will apply not less than 95% of the account value. Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


 Income Manager payout options

 For NQ and IRA contracts, two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

 For QP contracts, the Income Manager payout options are available only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and the change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

 For Rollover TSA contracts, the Income Manager payout annuity options are available only after the Rollover TSA contract is rolled over to a Rollover IRA contract. This may generally occur when you are age 59 1/2, or you have separated from service with the employer who provided the Rollover TSA funds.

 The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ


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                                                   Accessing your money       45
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--------------------------------------------------------------------------------

 and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

 If you apply only part of the account value of your contract to either of the Income Manager payout annuities we will consider it a withdrawal and may deduct a withdrawal charge. We will not deduct a withdrawal charge if you apply all of your account value at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals). However, a new withdrawal charge schedule will apply under the Income Manager annuity. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the Income Manager annuity will be "contract year 1." In addition, we will not deduct a withdrawal charge if you apply all of your account value from your Equitable Accumulator contract when the dollar amount of the withdrawal charge under such contract is 2% or less. This means that no withdrawal charge schedule will apply under the Income Manager payout annuity contract.

 You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Income Manager annuity. No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

 You also may apply your account value to an Income Manager (Period Certain) annuity once withdrawal charges are no longer in effect under your contract. No withdrawal charges will apply under that Income Manager annuity.

 The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your Equitable associate. To purchase an Income Manager annuity we also require the return of your contract. We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.


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46      Charges and expenses
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5
Charges and expenses
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

 o  A mortality and expense risks charge.

 o  An administrative charge.

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

 o On each contract date anniversary - an annual administrative charge (Flexible Premium IRA and Flexible Premium Roth IRA contracts only)

 o At the time you make certain withdrawals or surrender your contract - a withdrawal charge.

 o If you elect the optional benefit - a charge for the optional baseBUILDER benefit.

 o At the time annuity payments are to begin - charges for state premium and other taxes. An annuity administrative fee may also apply.

 More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your Equitable associate for more information.


 Mortality and expense risks charge

 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


 Administrative charge

 We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


 Annual administrative charge (Flexible Premium IRA and Flexible Premium Roth IRA contracts only)

 Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, before the deduction of any other charges, is less than $25,000. If your account value on such date is $25,000 or more, this charge will equal zero. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


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                                                    Charges and expenses      47
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 Withdrawal charge

 A withdrawal charge applies in two circumstances:

 (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

 The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                    CONTRACT YEAR
--------------------------------------------------------------------------------
                    1       2        3        4       5       6        7     8+
--------------------------------------------------------------------------------
 Percentage of
   contribution     7%      6%      5%        4%      3%      2%      1%     0%
--------------------------------------------------------------------------------

 If the Assured Payment Option or APO Plus is in effect, the withdrawal charge is equal to a percentage of the contributions withdrawn minus any amounts allocated to the life contingent annuity.

 For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

 The withdrawal charge does not apply in the circumstances described below.

 15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

 The free withdrawal amount is 10% of your account value under the Assured Payment Option and APO Plus.

 Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

 Minimum distributions. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 15% free withdrawal amount if you also make a lump sum withdrawal in any contract year.

 Disability, terminal illness or confinement to nursing home. The withdrawal charge also does not apply if:

 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States,


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48      Charges and expenses
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    Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;

    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;

    - it keeps daily medical records of each patient;

    - it controls and records all medications dispensed; and

    - its primary service is other than to provide housing for residents.

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your Equitable associate can provide more information or you may contact our Processing Office.


 baseBUILDER benefits charge

 If you elect the baseBUILDER combined guaranteed minimum income benefit and guaranteed minimum death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

 We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

 Charges for state premium and other applicable taxes

 We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 Annuity administrative fee

 We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.


 CHARGES THAT THE TRUSTS DEDUCT

 The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

 o Investment advisory fees ranging from 0.25% to 1.15%.

 o  12b-1 fees of 0.25%.

 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.


 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit,


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                                                    Charges and expenses      49
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 or offer variable investment options that invest in shares of The Hudson River
 Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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50      Payment of death benefit
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6
Payment of death benefit
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 YOUR BENEFICIARY AND PAYMENT OF BENEFIT

 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is signed. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

 The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the combined baseBUILDER benefit or not. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.

 The death benefit payable under the Assured Payment Option or APO Plus is described earlier in this prospectus. See "Assured Payment Option and APO Plus."


 Effect of the annuitant's death

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

 Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. Under Rollover TSA contracts, you cannot have a successor owner/annuitant.

 For Rollover IRA and Flexible Premium IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership.

 When an NQ contract owner dies before the annuitant

 Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the person named to receive the death benefit upon the annuitant's death to be the successor owner, you should name a successor owner. You may name a different person that will become the successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the "beneficiary" for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

 Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

 o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

 o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).


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                                                     Payment of death benefit 51
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 o  If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


 HOW DEATH BENEFIT PAYMENT IS MADE

 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.


 Successor owner and annuitant

 If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

 If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


 BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA AND FLEXIBLE PREMIUM IRA CONTRACTS

 Upon your death under a Rollover IRA or Flexible Premium IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

 If you die AFTER the "required beginning date" (see "Tax information") for required minimum distributions, the contract will continue if:

 (a) you were receiving minimum distribution withdrawals from this contract;
       and

 (b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

 The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

 If you die BEFORE the "required beginning date" (and therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may begin taking minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. These withdrawals will begin by December 31st of the calendar year following your death and will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used.

 The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death. This option may not be elected if the Assured Payment Option or APO Plus were in effect at the time of your death.

 While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit)


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52      Payment of death benefit
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 provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value and no withdrawal charges will apply.


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                                                         Tax information      53
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7
Tax information
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 OVERVIEW

 In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

 We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

 If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
 TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

 Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


 TRANSFERS AMONG INVESTMENT OPTIONS

 You can make transfers among investment options inside the contract without triggering taxable income.

 TAXATION OF NONQUALIFIED ANNUITIES


 Contributions

 You may not deduct the amount of your contributions for a nonqualified annuity contract.


 Contract earnings

 Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

 All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


 Annuity payments

 Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

 For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your


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54      Tax information
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 investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

 Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


 Payments made before annuity payments begin

 If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


 Contracts purchased through exchanges

 You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

 o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

 o The owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

 The tax basis of the source contract carries over to the Equitable Accumulator NQ contract.


 Surrenders

 If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

 Death benefit payments made to a beneficiary after your death

 For the rules applicable to death benefits, see "Payment of death benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


 Early distribution penalty tax

 If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


 SPECIAL RULES FOR NQ CONTRACTS ISSUED IN

 PUERTO RICO

 Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your


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                                                         Tax information      55
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 personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


 INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

 General

 "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

 There are several types of IRAs, as follows:

 o  "Traditional IRAs," typically funded on a pre-tax basis;

 o  Roth IRAs, first available in 1998, funded on an after-tax basis; and

 o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

 Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

 You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.ustreas.gov).

 The Equitable Accumulator IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

 The Equitable Accumulator IRA contract has been approved by the IRS as to form for use as a traditional IRA. We expect to submit the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator IRA contract.


 Cancellation

 You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

 Traditional individual retirement annuities (traditional IRAs)


 Contributions to traditional IRAs

 Individuals may make three different types of contributions to a traditional
 IRA:

 o  regular contributions out of earned income or compensation; or


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56      Tax information
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 o  tax-free "rollover" contributions; or

 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

 Regular traditional IRA, direct transfer, and rollover contributions may be made to a Flexible Premium IRA contract. We only permit direct transfer and rollover contributions under a Rollover IRA contract. See "Rollovers and transfers" below.


 Regular contributions to traditional IRAs


 Limits on contributions

 Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


 Special rules for spouses

 If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age
 70 1/2.


 Deductibility of contributions

 The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

 IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

 IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.

 If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

 If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with


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                                                        Tax information       57
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 AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

 Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

 To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:




                            times   $2,000 (or earned  Equals    the adjusted
($10,000-excess AGI)          x     income, if less)     =       deductible
-------------------------                                        contribution
  divided by $10,000                                             limit




 Nondeductible regular contributions

 If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of traditional IRAs" below.

 If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


 When you can make regular contributions

 If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


 Excess contributions

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age
    70 1/2; or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.


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 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.


 Rollovers and transfers

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

 You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 Rollovers from qualified plans or TSAs

 There are two ways to do rollovers:

 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


 Rollovers from traditional IRAs to traditional IRAs

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases,


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 traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


 Withdrawals, payments and transfers of funds out of traditional IRAs


 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.


 Taxation of payments

 Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

 o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" traditional IRA treatment:

   o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

   o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

 Similar rules apply in the case of a TSA.

 However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

 Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


 Required minimum distributions


 Lifetime required minimum distributions

 You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.


 When you have to take the first required minimum distribution

 The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum
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 calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age
 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


 How you can calculate required minimum distributions

 There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 Account-based method. If you choose an "account-based" method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

 No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


 Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

 No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.


 What if you take more than you need to for any year?

 The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you


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 take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


 What if you take less than you need to for any year?

 Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.


 What are the required minimum distribution payments after you die?

 If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

 If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


 Successor annuitant and owner

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 Payments to a beneficiary after your death

 IRA death benefits are taxed the same as IRA distributions.


 Required minimum distributions under the Assured Payment Option and APO Plus

 Although the life contingent annuity portion of the Assured Payment Option and APO Plus does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your traditional IRA this value must be included. This must be done even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

 You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

 If you surrender your contract, or withdraw any remaining account value before your payments under the life contingent annuity begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other traditional IRA funds you may have. Or, you may convert your traditional IRA life contingent annuity
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 contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your traditional IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the traditional IRA, you would not have to include its value when determining future required minimum distributions.

 If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

 Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.

 Borrowing and loans are prohibited transactions

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 Early distribution penalty tax

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o used to pay certain extraordinary medical expenses (special federal income tax definition); or

 o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

 o used to pay certain first-time home buyer expenses (special federal income tax definition); or

 o used to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your


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 contract as changing your pattern of substantially equal withdrawals or Income
 Manager payments for purposes of determining whether the penalty applies.


 Roth individual retirement annuities (Roth IRAs)

 This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

 The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


 Contributions to Roth IRAs

 Individuals may make four different types of contributions to a Roth IRA:

 o  regular after-tax contributions out of earnings; or

 o taxable "rollover" contributions from traditional IRAs ("conversion" contributions); or

 o  tax-free rollover contributions from other Roth IRAs; or

 o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

 Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


 Regular contributions to Roth IRAs


 Limits on regular contributions

 Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

 With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

 However, you can make regular Roth IRA contributions in reduced amounts when:

 o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

 o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

 If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.


 When you can make contributions

 Same as traditional IRAs.


 Deductibility of contributions

 Roth IRA contributions are not tax deductible.

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 Rollovers and direct transfers


 What is the difference between rollover and direct transfer transactions?

 You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

 You may not make contributions to a Roth IRA from a qualified plan under
 Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

 The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
 IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

 You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



 Conversion contributions to Roth IRAs

 In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax exempt.)

 There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

 You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

 Finally, you cannot make conversion contributions to a Roth IRA to the extent
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 subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.


 Withdrawals, payments and transfers of funds out of Roth IRAs


 No federal income tax law restrictions on withdrawals

 You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


 Distributions from Roth IRAs

 Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

 The following distributions from Roth IRAs are free of income tax:

 o  Rollovers from a Roth IRA to another Roth IRA;

 o  Direct transfers from a Roth IRA to another Roth IRA;

 o  "Qualified Distributions" from Roth IRAs; and

 o  Return of excess contributions or amounts recharacterized to a traditional
    IRA.


 Qualified distributions from Roth IRAs

 Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

 You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


 Nonqualified distributions from Roth IRAs

 Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

 You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

 Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


 Required minimum distributions at death

 Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.



 Payments to a beneficiary after your death

 Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


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 Borrowing and loans are prohibited transactions

 Same as traditional IRA.


 Excess contributions

 Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

 Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

 You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


 Early distribution penalty tax

 Same as traditional IRA.

 For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


 SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

 Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


 TAX SHELTERED ANNUITY CONTRACTS (TSAS)


 General

 This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


 Contributions to TSAs

 There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

 If you make a direct transfer, you must fill out our transfer form.


 Employer-remitted contributions

 The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

 Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


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 Rollover or direct transfer contributions

 You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o  direct transfer under Revenue Ruling 90-24 from another TSA.

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 Distributions from TSAs


 General

 Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


 Withdrawal restrictions

 If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

 o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA;

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or


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 o you take a "hardship" withdrawal (special federal income tax definition).

 If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

 This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur:

 (1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

 (2)   death; or

 (3)   retirement; or

 (4) termination of employment in all Texas public institutions of higher education.

 For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

 Tax treatment of distributions

 Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

 If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


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 Payments to a beneficiary after your death

 Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

 Loans from TSAs

 You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

 TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 The amount borrowed and not repaid may be treated as a distribution if:

 o  the loan does not qualify under the conditions above,

 o  the participant fails to repay the interest or principal when due, or

 o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

 In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

 Tax-deferred rollovers and direct transfers

 You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

 You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

 The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.
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 Direct transfers of TSA funds from one TSA to another under Revenue Ruling
 90-24 are not distributions.


 Required minimum distributions

 Same as traditional IRA with these differences:


 When you have to take the first required minimum distribution

 The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.


 Spousal consent rules

 This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


 Early distribution penalty tax

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


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 FEDERAL AND STATE INCOME TAX WITHHOLDING
 AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:

 o We might have to withhold on amounts we pay under a free look or cancellation.

 o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.


 Federal income tax withholding on periodic annuity payments

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 Federal income tax withholding on non-periodic annuity payments (withdrawals)

 For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

 You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


 Mandatory withholding from TSA and qualified plan distributions

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20%
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 rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.


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 ABOUT OUR SEPARATE ACCOUNT NO. 45

 Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

 Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

 (5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

 (6)   to restrict or eliminate any voting rights as to Separate Account No. 45;
       and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


 ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

 The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

 The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Board of Trustees of The Hudson River Trust and EQ Advisors Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses, or in their SAIs which are available upon request.

 Proposed substitution of Portfolios. We are asking the SEC to approve the substitution of 14 newly created Portfolios of the EQ Advisors Trust for The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitution"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of
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 Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

 We believe that this Substitution will be in your best interest because you would have a single set of variable investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

 You should note that:

 o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

 o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

 o  We will bear all expenses directly relating to the Substitution transaction.

 o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

 o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

 o  The Substitution will have no tax consequences for you.

 Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about the EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

 Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

 We will notify you when we receive SEC approval, and again when the Substitution is complete.


 ABOUT OUR FIXED MATURITY OPTIONS


 How we determine the market value adjustment

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

       (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

       (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


       (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

       (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2)   We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


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 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

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 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

 Investments under the fixed maturity options

 Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

 ABOUT THE GENERAL ACCOUNT

 Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations. Amounts applied to the life contingent annuity become part of our general account.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.
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 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT


 Automatic investment program -- for NQ, Flexible Premium IRA, and Flexible Premium Roth IRA contracts only

 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts. It is also not available under the Assured Payment Option or APO Plus.

 For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited as long as it is not later than the 28th day of the month.

 You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.

 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 Business day

 Our business day is any day the New York Stock Exchange is open for trading. Each business day ends at the time trading on the exchange closes (or is suspended) for the day. We calculate unit values for our variable investment options as of the end of each business day. This usually is 4:00 p.m., Eastern Time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

 o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

 o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

 o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on either the 28th day of the month or the 1st day of the next month, whichever is the closest business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


 Contributions and transfers

 o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

--------------------------------------------------------------------------------
                                             More information                 77
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our Processing Office.

 o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

 o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

 o  The election of trustees.

 o  The formal approval of independent auditors selected for each trust.

 o Any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

 Voting rights of others

 Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

 Separate Account No. 45 voting rights

 If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

 Changes in applicable law

 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

--------------------------------------------------------------------------------
78 More information
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 ABOUT OUR YEAR 2000 PROGRESS

 Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

 In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission- critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

 There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

 To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).


 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.


 ABOUT OUR INDEPENDENT ACCOUNTANTS

 The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information."

 You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that

--------------------------------------------------------------------------------
                                                  More information            79
--------------------------------------------------------------------------------

 provided the funds does not restrict them, loans are available under a Rollover TSA contract.

 For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA and Flexible Premium IRA contracts." You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement. Under federal income tax rules, in the case of such a transfer, we will impose a withdrawal charge, if one applies.


 DISTRIBUTION OF THE CONTRACTS

 EQ Financial Consultants, Inc. ("EQF"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. During 1999, EQF plans to change its name to AXA Advisors, Inc. EQF serves as the principal underwriter of Separate Account No. 45. EQF is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EQF's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between EQF, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid EQF distribution fees of $325,380 for 1998, as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 and $888,486 for 1996 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.

 The contracts will be sold by registered representatives of EQF and its affiliates, who are also our licensed insurance agents. EQF may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

--------------------------------------------------------------------------------
80    Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
9
Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. The results shown reflect past performance. They do not indicate how the variable investment options may perform in the future. They also do not represent the results earned by any particular investor. Your results will differ.

 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but do not take the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee into account.

 Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

 In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on May 1, 1998.

 In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

 EQ Advisors Trust commenced operations on May 1, 1997.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charges, or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
                                                 Investment performance       81
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


 ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Small Stock Index and 50% Standard
   & Poor's Mid-Cap Total Return Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond Composite Index and
   30% Standard & Poor's 500 Index.

 ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.

 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

 ALLIANCE GROWTH & INCOME: 75% Standard & Poor's 500 Index and 25% Value Line
   Convertibles Index.

 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index and 30% Lehman
   Government/Corporate Bond Index.

 ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.

 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman Intermediate Government
   Bond Index.

 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International Europe, Australia,
   Far East Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital International Europe,
   Australia, Far East Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

 EQ/EVERGREEN: Russell 2000 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman Brothers
   Aggregate Bond Index.

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500 Index/24% Morgan
   Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International
   Emerging Markets Free Price Return Index.

 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40% Lehman Government/
   Corporate Bond Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.


--------------------------------------------------------------------------------

 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital International Europe, Australia, Far East Index.

 WARBURG PINCUS SMALL COMPANY VALUE: Russell 2000 Index.

 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products.

--------------------------------------------------------------------------------
82 Investment performance
--------------------------------------------------------------------------------


                                    TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998



--------------------------------------------------------------------------------
                                                    LENGTH OF INVESTMENT PERIOD
                                              ----------------------------------
                                                     1           3          5
 VARIABLE INVESTMENT OPTIONS                       YEAR        YEARS      YEARS
--------------------------------------------------------------------------------
Alliance Aggressive Stock                          (8.60)%      7.09%      8.76%
--------------------------------------------------------------------------------
Alliance Common Stock                              20.02%      24.05%     19.18%
--------------------------------------------------------------------------------
Alliance Conservative Investors                     4.77%       7.00%      6.64%
--------------------------------------------------------------------------------
Alliance Equity Index                              18.73%      24.05%         -
--------------------------------------------------------------------------------
Alliance Global                                    12.56%      12.27%     11.55%
--------------------------------------------------------------------------------
Alliance Growth & Income                           11.64%      18.96%     15.09%
--------------------------------------------------------------------------------
Alliance Growth Investors                           9.93%      12.51%     11.18%
--------------------------------------------------------------------------------
Alliance High Yield                               (13.96)%      7.72%      7.28%
--------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (1.27)%      2.49%      2.60%
--------------------------------------------------------------------------------
Alliance International                              1.51%       1.81%         -
--------------------------------------------------------------------------------
Alliance Money Market                              (3.64)%      1.59%      2.40%
--------------------------------------------------------------------------------
Alliance Small Cap Growth                         (13.03)%         -          -
--------------------------------------------------------------------------------
BT Equity 500 Index                                16.14%          -          -
--------------------------------------------------------------------------------
BT International Equity Index                      11.17%          -          -
--------------------------------------------------------------------------------
BT Small Company Index                            (10.93)%         -          -
--------------------------------------------------------------------------------
MFS Emerging Growth Companies                      25.40%          -          -
--------------------------------------------------------------------------------
MFS Research                                       15.13%          -          -
--------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                    2.78%          -          -
--------------------------------------------------------------------------------
Merrill Lynch World Strategy                       (1.92)%         -          -
--------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity            (35.31)%         -          -
--------------------------------------------------------------------------------
EQ/Putnam Balanced                                  3.00%          -          -
--------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     4.00%          -          -
--------------------------------------------------------------------------------
T. Rowe Price Equity Income                         0.30%          -          -
--------------------------------------------------------------------------------
T. Rowe Price International Stock                   4.86%          -          -
--------------------------------------------------------------------------------
Warburg Pincus Small Company Value                (18.52)%         -          -
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                                         LENGTH OF INVESTMENT PERIOD
                                                 --------------------------------------------------
                                                              SINCE        SINCE      PORTFOLIO
                                                  10         OPTION      PORTFOLIO    INCEPTION
 VARIABLE INVESTMENT OPTIONS                     YEARS     INCEPTION*    INCEPTION       DATE
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                         16.79%          -             -      1/27/86
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Alliance Common Stock                             16.35%          -             -      1/13/76
---------------------------------------------------------------------------------------------------
Alliance Conservative Investors                       -        8.58%         7.08%     10/2/89
---------------------------------------------------------------------------------------------------
Alliance Equity Index                                 -       23.15%        20.82%      3/1/94
---------------------------------------------------------------------------------------------------
Alliance Global                                   12.58%      12.90%         9.65%     8/27/97
---------------------------------------------------------------------------------------------------
Alliance Growth & Income                              -       18.15%        12.26%     10/1/93
---------------------------------------------------------------------------------------------------
Alliance Growth Investors                             -       13.87%        12.68%     10/2/89
---------------------------------------------------------------------------------------------------
Alliance High Yield                                8.93%          -             -       1/2/87
---------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities           -        3.78%         4.71%      4/1/91
---------------------------------------------------------------------------------------------------
Alliance International                                -        3.67%         4.00%      4/3/95
---------------------------------------------------------------------------------------------------
Alliance Money Market                              3.35%          -             -      7/13/81
---------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -        5.51%         5.51%      5/1/97
---------------------------------------------------------------------------------------------------
BT Equity 500 Index                                   -       16.14%        16.14%    12/31/97
---------------------------------------------------------------------------------------------------
BT International Equity Index                         -       11.17%        11.17%    12/31/97
---------------------------------------------------------------------------------------------------
BT Small Company Index                                -      (10.93)%      (10.93)%   12/31/97
---------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -       24.05%        24.05%      5/1/97
---------------------------------------------------------------------------------------------------
MFS Research                                          -       15.64%        15.64%      5/1/97
---------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                      -        9.86%         9.86%      5/1/97
---------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                          -        1.19%         1.19%      5/1/97
---------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -      (35.31)%      (28.99)%    8/20/97
---------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -        8.69%         8.69%      5/1/97
---------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -       10.08%        10.08%      5/1/97
---------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -       11.02%        11.02%      5/1/97
---------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -        1.23%         1.23%      5/1/97
---------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -       (1.03)%       (1.03)%     5/1/97
---------------------------------------------------------------------------------------------------

----------

* The since inception dates for the variable investment options are as follows: Alliance Aggressive Stock, Alliance Common Stock, Alliance Conservative Investors, Alliance Equity Index, Alliance Global, Alliance Growth & Income, Alliance Growth Investors, Alliance High Yield, Alliance Intermediate Government Securities, Alliance International, Alliance Money Market, Alliance Small Cap Growth, BT Equity 500 Index, BT International Equity Index, BT Small Company Index, EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, MFS Emerging Growth Companies, MFS Research, Merrill Lynch Basic Value Equity, Merrill Lynch World Strategy, Morgan Stanley Emerging Markets Equity, T. Rowe Price Equity Income, T. Rowe Price International Stock, and Warburg Pincus Small Company Value (May 1, 1998).


     The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are:
     EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (May 1, 1999).

--------------------------------------------------------------------------------
                                                       Investment performance 83
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                                        TABLE 2
                           GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

-----------------------------------------------------------------------------------------------------------------------
                                                                    LENGTH OF INVESTMENT PERIOD
                                              -------------------------------------------------------------------------
                                                                                                             SINCE
                                                    1             3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      YEAR          YEARS          YEARS          YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     $  914.00      $1,228.21      $1,521.63      $4,719.54              -
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         $1,200.20      $1,908.73      $2,404.59      $4,547.90              -
----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors               $1,047.70      $1,225.00      $1,379.44              -     $1,982.04
---------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                         $1,187.30      $1,908.72              -              -     $2,574.27
---------------------------------------------------------------------------------------------------------------------
Alliance Global                               $1,125.60      $1,414.94      $1,726.85      $3,269.70     $3,019.33
---------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income                      $1,116.40      $1,683.32      $2,019.39              -     $2,001.59
---------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                     $1,099.30      $1,424.03      $1,698.74              -     $3,300.32
---------------------------------------------------------------------------------------------------------------------
Alliance High Yield                           $  860.40      $1,250.11      $1,421.32      $2,352.06             -
---------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities   $  987.30      $1,076.51      $1,137.21              -     $1,444.69
---------------------------------------------------------------------------------------------------------------------
Alliance International                        $1,015.10      $1,055.26              -              -     $1,169.83
----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         $  963.60      $1,048.36      $1,126.12      $1,390.07              -
----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                     $  869.70              -              -              -      $1,113.16
----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                           $1,161.40              -              -              -      $1,161.40
----------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 $1,111.70              -              -              -      $1,111.70
----------------------------------------------------------------------------------------------------------------------
BT Small Company Index                        $  890.70              -              -              -      $  890.70
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 $1,254.00              -              -              -      $1,538.76
----------------------------------------------------------------------------------------------------------------------
MFS Research                                  $1,151.30              -              -              -      $1,337.29
----------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity              $1,027.80              -              -              -      $1,206.83
----------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                  $  980.80              -              -              -      $1,023.94
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity        $  646.90              -              -              -      $  504.25
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                            $1,030.00              -              -              -      $1,181.35
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               $1,040.00              -              -              -      $1,211.78
---------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                   $1,003.00              -              -              -     $1,232.45
---------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock             $1,048.60              -              -              -     $1,024.67
---------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value            $  814.80              -              -              -     $  979.50
----------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
84 Investment performance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                        TABLE 3
                            ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                         1 YEAR       3 YEARS     5 YEARS     10 YEARS      20 YEARS     INCEPTION*
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                (1.30)%       8.97%       9.67%        16.99%            -         15.88%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                   12.16%       16.33%      14.87%        15.44%            -         13.69%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.28%       17.77%      15.56%        16.49%            -         14.78%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                    27.32%       25.56%      19.97%        16.74%        16.71%        14.53%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Growth                           22.86%       22.23%      18.63%        16.72%        16.30%        16.01%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%       28.23%      24.06%        19.21%        17.76%        15.98%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS          12.07%        8.93%       7.65%            -             -          8.24%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio               14.20%       15.62%      14.31%            -             -         12.55%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               15.59%       14.45%      13.37%            -             -         12.08%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                    26.03%       25.56%          -             -             -         22.35%
-----------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index                    28.05%       27.67%          -             -             -         24.31%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%       28.23%          -             -             -         24.79%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                          19.86%       14.05%      12.43%        12.97%            -         10.76%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Global                           14.34%       14.67%      11.98%        11.21%            -          9.64%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               24.34%       17.77%      15.68%        10.66%            -          9.55%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH & INCOME                 18.94%       20.57%      15.93%            -             -         14.97%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                  15.61%       21.25%      18.35%            -             -         17.89%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.10%       23.99%      21.07%            -             -         20.48%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                17.23%       14.28%      12.08%            -             -         14.21%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio               14.20%       15.62%      14.31%            -             -         12.55%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               22.85%       22.69%      19.96%            -             -         15.55%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                      (6.66)%       9.57%       8.23%         9.39%            -          8.73%
-----------------------------------------------------------------------------------------------------------------------
  Lipper High Current Yield               (0.44)%       8.21%       7.37%         9.34%            -          8.97%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                3.66%        9.11%       9.01%        11.08%            -         10.72%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               6.03%        4.56%       3.71%            -             -          5.41%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Intermediate Government           7.68%        6.21%       5.91%            -             -          7.25%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.49%        6.74%       6.45%            -             -          7.60%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                    8.81%        3.90%          -             -             -          5.76%
-----------------------------------------------------------------------------------------------------------------------
  Lipper International                    13.02%        9.94%          -             -             -         10.74%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.00%        9.00%          -             -             -          9.68%
-----------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.66%        3.68%       3.49%         3.90%            -          5.38%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                      4.84%        4.87%       4.77%         5.20%            -          6.77%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                5.05%        5.18%       5.11%         5.44%            -          6.76%
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       Investment performance 85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                 TABLE 3 (CONTINUED)

                           ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

--------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                          1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS     INCEPTION*
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                 (5.73)%         -           -           -           -           10.53%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small Company Growth              (0.33)%         -           -           -           -           16.72%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                 1.23%          -           -           -           -           16.58%
--------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                       23.44%          -           -           -           -           23.44%
--------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index                     26.78%          -           -           -           -           26.78%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%          -           -           -           -           28.58%
--------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX             18.47%          -           -           -           -           18.47%
--------------------------------------------------------------------------------------------------------------------
  Lipper International                     12.17%          -           -           -           -           12.17%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                20.00%          -           -           -           -           20.00%
--------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                    (3.63)%         -           -           -           -           (3.63)%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                          1.53%          -           -           -           -            1.53%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                (2.54)%         -           -           -           -           (2.54)%
--------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES             32.70%          -           -           -           -           33.03%
--------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                           15.97%          -           -           -           -           22.72%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                (2.54)%         -           -           -           -           14.53%
--------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              22.43%          -           -           -           -           22.75%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth                            25.82%          -           -           -           -           28.73%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%          -           -           -           -           31.63%
--------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY          10.08%          -           -           -           -           15.76%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                   15.54%          -           -           -           -           21.32%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%          -           -           -           -           31.63%
--------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY               5.38%          -           -           -           -            5.50%
--------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio          9.34%          -           -           -           -           11.15%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                19.55%           -           -           -           -           20.00%
--------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                  (28.01)%         -           -           -           -          (33.62)%
--------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                 (30.50)%         -           -           -           -          (36.28)%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                               (25.34)%         -           -           -           -          (28.92)%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                        10.30%          -           -           -           -           14.38%
--------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                          14.61%          -           -           -           -           17.83%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                21.36%          -           -           -           -           23.48%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE           11.30%          -           -           -           -           16.03%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                   15.54%          -           -           -           -           21.32%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                28.58%          -           -           -           -           31.63%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
86 Investment performance
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------




                                                 TABLE 3 (CONTINUED)
                           ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:


--------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                            1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
--------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                  7.60%     -           -           -           -           17.14%
--------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                       10.76%     -           -           -           -           19.07%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  28.58%     -           -           -           -           31.63%
--------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK           12.16%     -           -           -           -            5.57%
--------------------------------------------------------------------------------------------------------------------
  Lipper International                       12.17%     -           -           -           -            9.06%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                  20.00%     -           -           -           -            13.43%
--------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE         (11.22)%    -           -           -           -            2.84%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                            1.53%     -           -           -           -           16.77%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                                 (2.54)%     -           -           -           -           14.53%
--------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       Investment performance 87
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                                           TABLE 4
                               CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                         1 YEAR        3 YEARS       5 YEARS       10 YEARS        20 YEARS     INCEPTION*
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                (1.30)%        29.40%        58.67%        380.08%              -        572.32%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                   12.16%         58.64%       102.73%        334.88%              -        448.32%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.28%         63.35%       106.12%        360.30%              -        494.67%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                    27.32%         97.96%       148.48%        370.07%       2,099.77%     2,154.10%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                           22.86%         84.52%       138.97%        388.00%       2,185.68%     3,490.04%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%        110.85%       193.91%        479.62%       2,530.43%     2,919.92%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS          12.07%         29.27%        44.55%             -               -        107.87%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio               14.20%         55.28%        97.15%             -               -        202.48%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               15.59%         49.92%        87.28%             -               -        187.40%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                    26.03%         97.97%            -              -               -       165.205
-----------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index                    28.05%        108.12%            -              -               -        186.34%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               28.58%        110.85%            -              -               -        192.17%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                          19.86%         48.36%        79.63%        238.62%              -        218.67%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Global                           14.34%         51.58%        77.94%        194.96%              -        188.08%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               24.34%         63.34%       107.19%        175.31%              -        181.57%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH & INCOME                 18.94%         75.29%       109.41%             -               -        108.03%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                  15.61%         79.05%       133.95%             -               -        139.10%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.10%         90.62%       160.09%             -               -        166.00%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                17.23%         49.26%        76.90%             -               -        241.78%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio               14.20%         55.28%        97.15%             -               -        202.48%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               22.85%         84.68%       148.41%             -               -        280.88%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                      (6.66)%        31.56%        48.53%        145.25%              -        172.86%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper High Current Yield               (0.44)%        26.80%        43.00%        145.62%              -        182.21%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                3.66%         29.90%        53.96%        186.01%              -        239.69%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                    6.03%         14.30%        19.96%             -               -         50.39%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Intermediate Government           7.68%         19.84%        33.36%             -               -         72.35%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                8.49%         21.61%        36.71%             -               -         76.55%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                    8.81%         12.15%            -              -               -         23.33%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper International                    13.02%         33.62%            -              -               -         47.74%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                               20.00%         29.52%            -              -               -         41.40%
-----------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.66%         11.45%        18.71%         46.56%              -        149.59%
-----------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                      4.84%         15.34%        26.25%         66.09%              -        214.68%
-----------------------------------------------------------------------------------------------------------------------------
  Benchmark                                5.05%         16.35%        28.27%         69.88%              -        214.45%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
88 Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                     TABLE 4 (CONTINUED)

                               CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:


--------------------------------------------------------------------------------------------------------------------
                                                                                                          SINCE
                                         1 YEAR       3 YEARS     5 YEARS     10 YEARS     20 YEARS    INCEPTION*
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH             (5.73)%      -           -           -            -               18.19%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small Company Growth          (0.33)%      -           -           -            -               28.98%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                             1.23%       -           -           -            -               29.23%
--------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                   23.44%       -           -           -            -               23.44%
-------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index                 26.78%       -           -           -            -               26.78%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            28.58%       -           -           -            -               28.58%
--------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX         18.47%       -           -           -            -               18.47%
--------------------------------------------------------------------------------------------------------------------
  Lipper International                 12.17%       -           -           -            -               12.23%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            20.00%       -           -           -            -               20.00%
--------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                (3.63)%      -           -           -            -               (3.63)%
--------------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                      1.53%       -           -           -            -                1.49%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            (2.54)%      -           -           -            -               (2.54)%
--------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES         32.70%       -           -           -            -               60.99%
--------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                       15.97%       -           -           -            -               42.16%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            (2.54)%      -           -           -            -               25.40%
--------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                          22.43%       -           -           -            -               40.79%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth                        25.82%       -           -           -            -               52.86%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            28.58%       -           -           -            -               57.60%
--------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY      10.08%       -           -           -            -               27.65%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income               15.54%       -           -           -            -               15.59%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            28.58%       -           -           -            -               57.60%
--------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY           5.38%       -           -           -            -                9.34%
--------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio      9.34%       -           -           -            -               19.41%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            19.55%       -           -           -            -               33.33%
--------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                      (28.01)%      -           -           -            -              (42.83)%
--------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets             (30.50)%      -           -           -            -              (45.67)%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                           (25.34)%      -           -           -            -              (36.71)%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                    10.30%       -           -           -            -               25.12%
--------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                      14.61%       -           -           -            -               31.59%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            21.36%       -           -           -            -               42.22%
--------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME
  VALUE                                11.30%       -           -           -            -               28.16%
--------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income               15.54%       -           -           -            -               38.49%
--------------------------------------------------------------------------------------------------------------------
  Benchmark                            28.58%       -           -           -            -               57.60%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       Investment performance 89
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                              TABLE 4 (CONTINUED)
                        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:


--------------------------------------------------------------------------------------------------------------
                                                                                                    SINCE
                                    1 YEAR       3 YEARS     5 YEARS     10 YEARS     20 YEARS   INCEPTION*
--------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME       7.60%       -           -           -            -             30.21%
--------------------------------------------------------------------------------------------------------------
  Lipper Equity Income            10.76%       -           -           -            -             33.92%
--------------------------------------------------------------------------------------------------------------
  Benchmark                       28.58%       -           -           -            -             57.60%
--------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL
  STOCK                           12.16%       -           -           -            -              9.46%
--------------------------------------------------------------------------------------------------------------
  Lipper International            12.17%       -           -           -            -             15.88%
--------------------------------------------------------------------------------------------------------------
  Benchmark                       20.00%       -           -           -            -             23.42%
--------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY
  VALUE                          (11.22)%      -           -           -            -              4.79%
--------------------------------------------------------------------------------------------------------------
  Lipper Small Cap                 1.53%       -           -           -            -             29.95%
--------------------------------------------------------------------------------------------------------------
  Benchmark                      (2.54)%      -           -           -            -              25.40%
--------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
90 Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                    TABLE 5
                                         YEAR-BY-YEAR RATES OF RETURN




--------------------------------------------------------------------------------------------------------------
                                                  1989         1990        1991         1992         1993
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                         41.22%       6.43%       83.89%       (4.71)%     14.89%
--------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             23.60%      (9.59)%      35.69%        1.57%      22.83%
--------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    2.67%       4.66%       17.97%        4.03%       9.04%
--------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                 -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Alliance Global                                   24.72%      (7.58)%      28.47%       (2.10)%     30.01%
--------------------------------------------------------------------------------------------------------------
Alliance Growth & Income                              -           -            -            -       (0.66)%
--------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          3.42%       8.89%       46.53%        3.22%      13.43%
--------------------------------------------------------------------------------------------------------------
Alliance High Yield                                3.46%      (2.70)%      22.48%       10.51%      21.19%
--------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities           -           -        10.92%        3.90%       8.78%
--------------------------------------------------------------------------------------------------------------
Alliance International                                -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Alliance Money Market                              7.45%       6.50%        4.49%        1.91%       1.32%
--------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                                   -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
BT International Equity Index                         -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
BT Small Company Index                                -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
MFS Research                                          -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                      -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                          -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -           -            -            -           -
--------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -           -            -            -           -
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                  1994         1995        1996         1997         1998
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                         (5.35)%     29.54%       20.24%        9.04%       (1.30)%
--------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             (3.70)%     30.34%       22.28%       27.16%       27.32%
--------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                   (5.63)%     18.49%        3.52%       11.43%       12.07%
--------------------------------------------------------------------------------------------------------------
Alliance Equity Index                             (0.26)%     34.31%       20.42%       30.45%       26.03%
--------------------------------------------------------------------------------------------------------------
Alliance Global                                    3.56%      16.92%       12.76%        9.77%       19.86%
--------------------------------------------------------------------------------------------------------------
Alliance Growth & Income                          (2.16)%     22.10%       18.16%       24.73%       18.94%
--------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                         (4.70)%     24.36%       10.80%       14.92%       17.23%
--------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (4.33)%     18.01%       20.91%       16.58%       (6.66)%
--------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities       (5.90)%     11.52%        2.11%        5.58%        6.03%
--------------------------------------------------------------------------------------------------------------
Alliance International                                -        9.97%        8.04%       (4.60)%       8.81%
--------------------------------------------------------------------------------------------------------------
Alliance Money Market                              2.36%       4.06%        3.64%        3.74%        3.66%
--------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -           -            -        25.38%+      (5.73)%
--------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                                   -           -            -            -        23.44%
--------------------------------------------------------------------------------------------------------------
BT International Equity Index                         -           -            -            -        18.47%
--------------------------------------------------------------------------------------------------------------
BT Small Company Index                                -           -            -            -        (3.63)%
--------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -           -            -        21.32%+      32.70%
--------------------------------------------------------------------------------------------------------------
MFS Research                                          -           -            -        14.99%+      22.43%
--------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity                      -           -            -        15.97%+      10.08%
--------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                          -           -            -         3.76%+       5.38%
--------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -           -            -       (20.59)%+    (28.01)%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -           -            -        13.43%+      10.30%
--------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -           -            -        15.15%+      11.30%
--------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -           -            -        21.01%+       7.60%
--------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -           -            -        (2.41)%+     12.16%
--------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -           -            -        18.04%+     (11.22)%
--------------------------------------------------------------------------------------------------------------

----------
+ Returns for these Portfolios represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
                                                       Investment performance 91
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:


 Barron's                                      Money Management Letter
 Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
 Business Week                                 National Underwriter
 Forbes                                        Pension & Investments
 Fortune                                       USA Today
 Institutional Investor                        Investor's Business Daily
 Money                                         The New York Times
 Kiplinger's Personal Finance                  The Wall Street Journal
 Financial Planning                            The Los Angeles Times
 Investment Adviser                            The Chicago Tribune
 Investment Management Weekly

Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable insurance and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


     Yield information

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The yields and effective yields assume the deduction of all contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge for taxes such

--------------------------------------------------------------------------------
92 Investment performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

as premium tax. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

--------------------------------------------------------------------------------
                              Incorporation of certain documents by reference 93
--------------------------------------------------------------------------------



10
Incorporation of certain documents by reference

--------------------------------------------------------------------------------

      Equitable Life's annual report on Form 10-K for the year ended December 31, 1998 and a current report on Form 8-K dated April 9, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

      After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

      Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

      We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

--------------------------------------------------------------------------------
                                Appendix I: Condensed financial information  A-1
--------------------------------------------------------------------------------


Appendix I: Condensed financial information



--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION




                                                   FOR THE YEAR ENDING
                                                       DEC. 31, 1998
                                                 ------------------------
 THE HUDSON RIVER TRUST OPTIONS
------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK
------------------------------------------------------------------------------
  Unit value                                             $69.37
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        293
------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
------------------------------------------------------------------------------
  Unit value                                             $37.18
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        550
------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
------------------------------------------------------------------------------
  Unit value                                             $21.20
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        659
------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
------------------------------------------------------------------------------
  Unit value                                             $26.73
------------------------------------------------------------------------------
  Number of units outstanding (000s)                          2
------------------------------------------------------------------------------
 ALLIANCE GLOBAL
------------------------------------------------------------------------------
  Unit value                                             $32.58
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        354
------------------------------------------------------------------------------
 ALLIANCE GROWTH & INCOME
------------------------------------------------------------------------------
  Unit value                                             $20.99
------------------------------------------------------------------------------
  Number of units outstanding (000s)                      1,853
------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------
  Unit value                                             $34.84
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        694
------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
------------------------------------------------------------------------------
  Unit value                                             $27.96
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        801
------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
------------------------------------------------------------------------------
  Unit value                                             $15.25
------------------------------------------------------------------------------
  Number of units outstanding (000s)                        929
------------------------------------------------------------------------------

------------------------------------------------------------------------------
A-2  Appendix I: Condensed financial information
------------------------------------------------------------------------------


------------------------------------------------------------------------------



                                                 FOR THE YEAR ENDING
                                                  DEC. 31, 1998
                                             ------------------------

 ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------
  Unit value                                         $12.40
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    166
------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
------------------------------------------------------------------------------
  Unit value                                         $25.92
------------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,566
------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------
  Unit value                                         $11.82
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    775
------------------------------------------------------------------------------
 EQ ADVISORS TRUST OPTIONS
------------------------------------------------------------------------------
 BT EQUITY 500 INDEX
------------------------------------------------------------------------------
  Unit value                                         $12.34
------------------------------------------------------------------------------
  Number of units outstanding (000s)                  2,426
------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------
  Unit value                                         $11.85
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    242
------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX
------------------------------------------------------------------------------
  Unit value                                         $ 9.64
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    284
------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------
  Unit value                                         $16.10
------------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,942
------------------------------------------------------------------------------
 MFS RESEARCH
------------------------------------------------------------------------------
  Unit value                                         $14.08
------------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,479
------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY
------------------------------------------------------------------------------
  Unit value                                         $12.76
------------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,009
------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY
------------------------------------------------------------------------------
  Unit value                                         $10.94
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    140
------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------------------
  Unit value                                         $ 5.72
------------------------------------------------------------------------------
  Number of units outstanding (000s)                    177
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Appendix I: Condensed financial information  A-3
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


                                             FOR THE YEAR ENDING
                                              DEC. 31, 1998
                                          ------------------------

 EQ/PUTNAM BALANCED
------------------------------------------------------------------------------
  Unit value                                     $12.51
------------------------------------------------------------------------------
  Number of units outstanding (000s)              1,136
------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------------
  Unit value                                     $12.82
------------------------------------------------------------------------------
  Number of units outstanding (000s)                867
------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------------------
  Unit value                                     $13.02
------------------------------------------------------------------------------
  Number of units outstanding (000s)              1,059
------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------
  Unit value                                     $10.95
------------------------------------------------------------------------------
  Number of units outstanding (000s)                705
------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------------------------
  Unit value                                     $10.48
------------------------------------------------------------------------------
  Number of units outstanding (000s)                560
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Appendix II: Purchase considerations for QP contracts  B-1
--------------------------------------------------------------------------------


Appendix II: Purchase considerations for QP contracts




--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP Contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's "normal retirement benefit" that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the "accrued benefit" for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. Given that required minimum distributions must commence from the plan for annuitants after age 70 1/2 (unless the annuitant is not a 5% owner who provided the plan funds) trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

--------------------------------------------------------------------------------
                              Appendix III: Market value adjustment example  C-1
--------------------------------------------------------------------------------



Appendix III: Market value adjustment example




--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.



-----------------------------------------------------------------------------------------------
                                                  ASSUMED RATE TO MATURITY ON FEBRUARY 15, 2004
                                                  ---------------------------------------------
                                                                        5.00%        9.00%
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $119,487
-----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $131,080
-----------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968    $(11,593)
-----------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2004 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501    $ (4,851)
-----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499    $ 54,851
-----------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $ 76,229
-----------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $106,915
-----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $ 69,487
-----------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                      Appendix IV: Guaranteed minimum death benefit example  D-1
--------------------------------------------------------------------------------



Appendix IV: Guaranteed minimum death benefit example




--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



------------------------------------------------------------------------------------------
                                   5% ROLL UP TO
   END OF                             AGE 80          ANNUAL RATCHET TO AGE 80 GUARANTEED
 CONTRACT                       GUARANTEED MINIMUM                 MINIMUM
   YEAR         ACCOUNT VALUE    DEATH BENEFIT(1)               DEATH BENEFIT
------------------------------------------------------------------------------------------
  1              $105,000          $105,000(1)                   $105,000(3)
------------------------------------------------------------------------------------------
  2              $115,500          $110,250(2)                   $115,500(3)
------------------------------------------------------------------------------------------
  3              $129,360          $115,763(2)                   $129,360(3)
------------------------------------------------------------------------------------------
  4              $103,488          $121,551(1)                   $129,360(4)
------------------------------------------------------------------------------------------
  5              $113,837          $127,628(1)                   $129,360(4)
------------------------------------------------------------------------------------------
  6              $127,497          $134,010(1)                   $129,360(4)
------------------------------------------------------------------------------------------
  7              $127,497          $140,710(1)                   $129,360(4)
------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80
(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80
(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

--------------------------------------------------------------------------------
                       Appendix V: Example of payments under the Assured Payment
                                                         Option and APO Plus E-1
--------------------------------------------------------------------------------



Appendix V: Example of payments under the Assured Payment Option and APO Plus


--------------------------------------------------------------------------------

The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on February 14, 1997 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1998. It assumes that the fixed period is 15 years and that the life contingent annuity will provide payments on a single life basis. Based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on February 14, 1997, the initial payment would be $6,730.77 and would increase in each three-year period to a final payment of $9,854.53. The first payment under the life contingent annuity would be $10,839.98.

The the rates to maturity as of February 14, 1997 for fixed maturity options maturing on February 15, 1998 through 2012 are: 4.40%, 4.69%, 4.86%, 5.00%,
5.11%, 5.22%, 5.32%, 5.41%, 5.50%, 5.57%, 5.56%, 5.56%, 5.56%, 5.56% and 5.56%,
respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the life contingent annuity on a single life basis. Assuming election of the Alliance Common Stock option based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on February 14, 1997, the same initial payment of $6,730.77 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,949.12 is needed to purchase the initial payment stream, and the remaining $21,050.87 is invested in the variable investment options. Any future increase in payments under APO Plus will depend on the investment performance in the Alliance Common Stock option.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the variable investment option, the value in the variable investment option would grow to $21,050.87 and $26,518.03 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the variable investment option to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the life contingent annuity. Based on the rates to maturity for the fixed maturity options and purchase rates for the life contingent annuity as of February 14, 1997, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.

Under both options, while you are living payments increase annually after the 16th year under the life contingent annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


ANNUAL PAYMENTS



-----------------------------------------------------------------------------
              GUARANTEED INCREASING      ILLUSTRATIVE       ILLUSTRATIVE
                   PAYMENTS               PAYMENTS            PAYMENTS
                   UNDER THE               UNDER               UNDER
   YEARS    ASSURED PAYMENT OPTION      APO PLUS AT 0%     APO PLUS AT 8%
-----------------------------------------------------------------------------
   1-3           $ 6,730.77             $6,730.77         $ 6,730.77
-----------------------------------------------------------------------------
   4-6           $ 7,403.85             $7,100.57         $ 7,520.00
-----------------------------------------------------------------------------
   7-9           $ 8,144.23             $7,483.79         $ 8,345.92
-----------------------------------------------------------------------------
  10-12          $ 8,958.66             $7,868.31         $ 9,191.42
-----------------------------------------------------------------------------
  13-15          $ 9,854.53             $8,217.67         $10,010.94
-----------------------------------------------------------------------------
    16           $10,839.98             $8,475.41         $10,731.67
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
E2  Appendix V: Example of payments under the Assured Payment
    Option and APO Plus
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

As described above, a portion of the illustrated contribution is applied to the life contingent annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to fixed maturity options under the former than the latter. In this illustration, $80,458.33 is allocated under the Assured Payment Option to the fixed maturity options and under APO Plus, $68,020.34 is allocated to the fixed maturity options. In addition, under APO Plus $21,050.87 is allocated to the variable investment option. The balance of the $100,000 ($19,541.67 and $10,928.78, respectively) is applied to the life contingent annuity.

The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the the rates to maturity and life contingent annuity purchase rates in effect on the day the contribution is applied. It is assumed that no lump sum withdrawals are taken.

--------------------------------------------------------------------------------
                      Appendix VI: Assured Payment Option and APO Plus contracts issued in the state of Maryland  F-1
--------------------------------------------------------------------------------



Appendix VI: Assured Payment Option and APO Plus contracts issued in the state of Maryland


--------------------------------------------------------------------------------

THE FOLLOWING INFORMATION SPECIFIES THE VARIATIONS THAT RELATE TO THE ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN MARYLAND.

The Assured Payment Option and APO Plus (available only as traditional IRAs) are issued as separate contracts rather than as a distribution option under a Rollover IRA or Flexible Premium IRA contract.

You may purchase an Assured Payment Option of APO Plus contract with a minimum single contribution of $10,000. You may also choose to apply the account value from a Flexible Premium IRA or Rollover IRA contract to purchase an Assured Payment Option or APO Plus contract. Your account value will be applied as a single contribution.

We will allocate your single contribution in the same manner as described under "Assured Payment Option and APO Plus" earlier in this prospectus. You are not permitted to make additional contributions under the Assured Payment Option and APO Plus.

PAYMENTS. Your payments must begin within 13 months after the contract date. You may not elect to defer your payments.

DEATH BENEFIT. If you die during the fixed period, we will continue payments to your designated beneficiary. Your beneficiary may choose to discontinue the payments and receive a lump sum amount. If the lump sum is elected within one year of your death, the amount will be equal the death benefit payable under the Assured Payment Option and APO Plus.

TERMINATING THE CONTRACT. You may choose to terminate the contract by surrendering the contract as described under "Surrendering your contract to receive its cash value." We will return the contract to you with a notation that the life contingent annuity is still in effect. The date payments are to start under the life contingent annuity will be moved forward.

TAX INFORMATION. The Assured Payment Option and APO Plus contracts have not been submitted to the IRS for approval as to form for use as a traditional IRA.

--------------------------------------------------------------------------------
Statement of additional information
--------------------------------------------------------------------------------



Statement of additional
information



--------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                                     PAGE
Unit Values                                                                            2
Annuity Unit Values                                                                    2
Custodian and Independent Accountants                                                  3
Yield Information for the Alliance Money Market Option, Alliance High Yield Option,
and Alliance Intermediate Government Securities Option                                 3
Long-Term Market Trends                                                                4
Key Factors in Retirement Planning                                                     6
Financial Statements                                                                   9

HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator
  P.O. Box 1547
  Secaucus, NJ 07096-1547


Please send me an Equitable Accumulator SAI for Separate Account No. 45 dated May 1, 1999.


------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City                         State                     Zip









(AGENTSAI)

Equitable Accumulator(SM)
Select

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 1999

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for The Hudson River Trust and EQ Advisors Trust, which contain important information about their Portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?


Equitable Accumulator Select is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.


--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
 Fixed Income Options:
--------------------------------------------------------------------------------
 Domestic Fixed Income                 Aggressive Fixed Income
--------------------------------------------------------------------------------
 o Alliance Money Market               o Alliance High Yield
 o Alliance Intermediate
    Government Securities
--------------------------------------------------------------------------------
 Equity Options:
--------------------------------------------------------------------------------
 Domestic Equity                       International Equity
--------------------------------------------------------------------------------
 o T. Rowe Price Equity Income         o Alliance Global
 o EQ/Putnam Growth & Income           o Alliance International
    Value                              o T. Rowe Price International
 o Alliance Growth & Income               Stock
 o MFS Growth with Income              o Morgan Stanley Emerging
 o BT Equity 500 Index                    Markets Equity
 o Merrill Lynch Basic Value Equity    o BT International Equity Index
 o Alliance Common Stock
 o MFS Research
 o EQ/Alliance Premier Growth
 o Capital Guardian Research
 o Capital Guardian U.S. Equity
--------------------------------------------------------------------------------
 Aggressive Equity
--------------------------------------------------------------------------------
 o BT Small Company Index              o Alliance Small Cap Growth
 o Alliance Aggressive Stock           o MFS Emerging Growth
 o EQ/Evergreen                           Companies
 o Warburg Pincus Small Company
    Value
--------------------------------------------------------------------------------
 Asset Allocation Options:
--------------------------------------------------------------------------------
 o Alliance Conservative Investors     o Alliance Growth Investors
 o EQ/Putnam Balanced                  o Merrill Lynch World Strategy
 o EQ/Evergreen Foundation
--------------------------------------------------------------------------------

You may allocate amounts to any of the variable investment options. They, in turn, invest in a corresponding securities portfolio ("Portfolio") of The Hudson River Trust or EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related Portfolio. Each variable investment option is a subaccount of our Separate Account No. 45.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity which is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax Sheltered Annuity ("TSA") - ("Rollover TSA").


A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 1999, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our Processing Office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's website at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

--------------------------------------------------------------------------------
2    Contents of this prospectus
--------------------------------------------------------------------------------


Contents of this prospectus




--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(SM) SELECT


---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Select at a glance - key features       8
---------------------------------------------------------------
FEE TABLE                                                    10
---------------------------------------------------------------
Example                                                      13

---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               15
---------------------------------------------------------------
How you can purchase and contribute to your contract         15
Owner and annuitant requirements                             17
How you can make your contributions                          17
What are your investment options under the contract?         17
Portfolios of The Hudson River Trust                         18
Portfolios of EQ Advisors Trust                              18
Allocating your contributions                                21
Our baseBUILDER option                                       22
Guaranteed minimum death benefit                             25
Your right to cancel within a certain number of days         26

---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            27
---------------------------------------------------------------
Your account value                                           27
Your contract's value in the variable investment options     27
Your contract's value in the fixed maturity options          27

--------------------------------------------------------------------------------

"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner. Contents of this prospectus

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

--------------------------------------------------------------------------------
                                               Contents of this prospectus     3
--------------------------------------------------------------------------------




-------------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                           28
-------------------------------------------------------------------
Transferring your account value                                 28
Rebalancing your account value                                  28


-------------------------------------------------------------------
ACCESSING YOUR MONEY                                            29
-------------------------------------------------------------------
Withdrawing your account value                                  29
How withdrawals are taken from your account value               30
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death
   benefit                                                      30
Loans under Rollover TSA contracts                              31
Surrendering your contract to receive its cash value            32
When to expect payments                                         32
Choosing your annuity payout options                            32


-------------------------------------------------------------------
CHARGES AND EXPENSES                                            35
-------------------------------------------------------------------
Charges that Equitable Life deducts                             35
Charges that the trusts deduct                                  36
Group or sponsored arrangements                                 36


-------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                        37
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         37
How death benefit payment is made                               37
Beneficiary continuation option for Rollover IRA contracts      38


-------------------------------------------------------------------
TAX INFORMATION                                                 39
-------------------------------------------------------------------
Overview                                                        39
Transfers among investment options                              39
Taxation of nonqualified annuities                              39
Special rules for NQ contracts issued in Puerto Rico            40
Individual retirement arrangements (IRAs)                       41
Special rules for nonqualified contracts in qualified plans     49
Tax Sheltered Annuity contracts (TSAs)                          49
Federal and state income tax withholding and
   information reporting                                        54
Impact of taxes to Equitable Life                               55


-------------------------------------------------------------------
MORE INFORMATION                                                56
-------------------------------------------------------------------
About our Separate Account No. 45                               56
About The Hudson River Trust and EQ Advisors Trust              56
About our fixed maturity options                                57
About the general account                                       59
About other methods of payment                                  59
Dates and prices at which contract events occur                 59
About your voting rights                                        60
About our year 2000 progress                                    61
About legal proceedings                                         61
About our independent accountants                               61
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                61
Distribution of the contracts                                   62


-------------------------------------------------------------------
INVESTMENT PERFORMANCE                                          63
-------------------------------------------------------------------
Benchmarks                                                      63
Communicating performance data                                  72


-------------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                    74
-------------------------------------------------------------------
Appendices
I - Purchase considerations for QP contracts                   A-1
II - Market value adjustment example                           B-1
III - Guaranteed minimum death benefit example                 C-1

-------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------------------

--------------------------------------------------------------------------------
4    Index of key words and phrases
--------------------------------------------------------------------------------



Index of key words and phrases



--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                          Page in
Term                                     Prospectus
  account value                             27
  annuitant                                 15
  baseBUILDER                               22
  beneficiary                               37
  benefit base                              23
  business day                              59
  cash value                                27
  conduit IRA                               44
  contract date                             16
  contract date anniversary                 16
  contract year                             16
  contributions to Roth IRAs                47
    rollover contributions                  47
    conversion contributions                47
    direct custodian-to-custodian
       transfers                            47
  contributions to traditional IRAs         41
    rollover contributions                  42
    direct custodian-to-custodian
       transfers                            42
  ERISA                                     31
  fixed maturity amount                     20
  fixed maturity options                    20
  guaranteed minimum death benefit          25
  guaranteed minimum income benefit         23
  IRA                                       41
  IRS                                       39
  investment options                        17
  loan reserve account                      31
  market adjusted amount                    20
  market value adjustment                   20
  maturity value                            20
  NQ                                        39
  participant                               17
  payout option                             32
  Portfolio                                cover
  Processing Office                          6
  QP                                        49
  rate to maturity                          20
  recharacterized                           42
  required beginning date                   44
  Rollover IRA                             cover
  Rollover TSA                             cover
  Roth IRA                                  46
  Roth Conversion IRA                      cover
  SAI                                      cover
  SEC                                      cover
  TOPS                                       6
  TSA                                       49
  traditional IRA                           41
  unit                                      27
  variable investment options               17

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your Equitable associate can provide further explanation about your contract or supplemental materials.

  ----------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
  ----------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (GIROs in supplemental
                                materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Who is Equitable Life?   5
--------------------------------------------------------------------------------



Who is Equitable Life?



--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

--------------------------------------------------------------------------------
6    Who is Equitable Life?
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our Processing Office as listed below for any of the following purposes:


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator Select
c/o First Chicago National Processing Center
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------


o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year);

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") SYSTEM
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options; and

o    the daily unit values for the variable investment options.

You can also:

o change your allocation percentages and/or transfer among the investment options; and

o    change your personal identification number (PIN).

TOPS is normally available seven days a week, 24 hours a day, by calling toll-free 1-888-909-7770. Of course, for reasons beyond our control, the service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone are genuine. For example, we will require certain personal identification information before we will act on telephone instructions and we will provide written confirmation of your transfers. We will not be liable for following telephone instructions we reasonably believe to be genuine.


--------------------------------------------------------------------------------
 BY INTERNET:
--------------------------------------------------------------------------------

You can also access information about your contract on the Internet. Please visit our website at http://www.equitable.com, and click on EQAccess.

--------------------------------------------------------------------------------
                                                      Who is Equitable Life?   7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our Processing Office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(2) cancellation of your Roth Conversion IRA contract and return to a Rollover IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  to obtain a PIN required for TOPS;

(6)  requests for loans under Rollover TSA contracts;

(7)  spousal consent for loans under Rollover TSA contracts;

(8)  tax withholding election; and

(9)  beneficiary continuation option election.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  withdrawal requests;

(5)  contract surrender; and

(6)  requests to exercise your guaranteed minimum income benefit.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
8    Equitable Accumulator Select at a glance - key features
--------------------------------------------------------------------------------


Equitable Accumulator Select at a glance - key features

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Professional           Equitable Accumulator Select's variable investment
investment             options invest in 30 different Portfolios
management             managed by professional investment advisers.
--------------------------------------------------------------------------------
Fixed maturity         o  10 fixed maturity options with maturities ranging from
options                   approximately 1 to 10 years.

                       o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                       o  Principal guarantees.

                          -  If you make withdrawals or transfers from a fixed
                             maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------
Tax advantages         o  On earnings inside the  No tax on any dividends,
                          contract                interest or capital gains
                                                  until you make withdrawals
                                                  from your contract or receive
                                                  annuity payments.
                       ---------------------------------------------------------
                       o  On transfers inside the No tax on transfers among
                          contract                investment options.
                       ---------------------------------------------------------
                       If you are buying a contract to fund a retirement plan
                       that already provides tax deferral under sections of the
                       Internal Revenue Code (IRA, QP, and Rollover TSA), you
                       should do so for the contract's features and benefits
                       other than tax deferral. In such situations, the tax
                       deferral of the contract does not provide additional
                       benefits.
--------------------------------------------------------------------------------
baseBUILDER(Reg. TM)   baseBUILDER combines a guaranteed minimum income benefit
protection             with a guaranteed minimum death benefit. This optional
                       feature provides income protection for you while the
                       annuitant lives, as well as a death benefit for the
                       beneficiary should the annuitant die.
--------------------------------------------------------------------------------
Contribution amounts   o  Initial minimum:     $25,000

                       o  Additional minimum:  $ 1,000
                                               $100 monthly and $300 quarterly
                                               under our automatic investment
                                               program (NQ contracts)
                       ---------------------------------------------------------
                       Maximum investment limitations may apply.
--------------------------------------------------------------------------------
Access to your money   o  Lump sum withdrawals

                       o  Several withdrawal options on a periodic basis

                       o  Loans under Rollover TSA contracts

                       o  Contract surrender

                       You may incur income tax and a tax penalty.
--------------------------------------------------------------------------------
Payout alternatives    o  Annuity payout options

                       o  Income Manager(Reg. TM) payout annuity options
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Equitable Accumulator Select at a glance - key features     9
--------------------------------------------------------------------------------


Additional features    o  Dollar cost averaging
                       o  Automatic investment program
                       o  Account value rebalancing (quarterly, semiannually,
                          and annually)
                       o  Unlimited free transfers
--------------------------------------------------------------------------------
Fees and charges

                       o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.60%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit. The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER." No additional charge if you want a guaranteed minimum death benefit only.

                       o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.

                       o We also deduct a charge for taxes such as premium taxes that may be imposed in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We generally deduct a $350 annuity administrative fee from amounts applied to purchase certain life annuity payment options.

                       o  Annual expenses of The Hudson River Trust and EQ
                          Advisors Trust Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. These expenses include management and advisory fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% and other expenses.
--------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA, and Rollover
                       TSA: 20-85
                       QP: 20-75
--------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your Equitable associate, or call us, if you have any questions.

--------------------------------------------------------------------------------
10   Fee table
--------------------------------------------------------------------------------


Fee table


--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges for taxes, such as premium taxes, may also apply. Also, an administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus. For a complete description of Portfolio charges and expenses, please see the attached prospectuses for The Hudson River Trust and EQ Advisors Trust.

The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.



--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
 Mortality and expense risks(1)                                        1.10%
 Administrative(2)                                                     0.25%
 Distribution                                                          0.25%
                                                                       ----
 Total annual expenses                                                 1.60%
--------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------
 baseBUILDER benefits charge (calculated as a percentage of
 the benefit base.  Deducted annually on each contract date
 anniversary)(3)                                                       0.30%
--------------------------------------------------------------------------------

THE HUDSON RIVER TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



---------------------------------------------------------------------------------------------------------
                                                                                               Total
                                                                                              Annual
                                          Investment                                        Expenses(4)
                                         Management &                           Other      (After expense
                                        Advisory Fees       12b-1 Fees(4)     Expenses      limitation)
---------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock(5)                 0.54%              0.25%            0.03%          0.82%
Alliance Common Stock(5)                     0.36%              0.25%            0.03%          0.64%
Alliance Conservative Investors(5)           0.48%              0.25%            0.05%          0.78%
Alliance Global(5)                           0.64%              0.25%            0.07%          0.96%
Alliance Growth & Income(5)                  0.55%              0.25%            0.03%          0.83%
Alliance Growth Investors(5)                 0.51%              0.25%            0.04%          0.80%
Alliance High Yield(5)                       0.60%              0.25%            0.03%          0.88%
Alliance Intermediate Government
  Securities(5)                              0.50%              0.25%            0.05%          0.80%
Alliance International(5)                    0.90%              0.25%            0.16%          1.31%
Alliance Money Market(5)                     0.35%              0.25%            0.02%          0.62%
Alliance Small Cap Growth(5)                 0.90%              0.24%            0.06%          1.20%
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               Fee table      11
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



-----------------------------------------------------------------------------------------------------------------
                                                                                                      Total
                                                                                    Other             Annual
                                            Investment                            Expenses(6)       Expenses(6)
                                           Management &                         (After expense     (After expense
                                          Advisory Fees       12b-1 Fees(4)       limitation)       limitation)
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth(6)                  0.90%              0.25%               0.00%             1.15%
BT Equity 500 Index(6)                         0.25%              0.25%               0.05%             0.55%
BT International Equity Index(6)               0.35%              0.25%               0.40%             1.00%
BT Small Company Index(6)                      0.25%              0.25%               0.25%             0.75%
Capital Guardian Research(6)                   0.65%              0.25%               0.05%             0.95%
Capital Guardian U.S. Equity(6)                0.65%              0.25%               0.05%             0.95%
EQ/Evergreen(6)                                0.75%              0.25%               0.05%             1.05%
EQ/Evergreen Foundation(6)                     0.63%              0.25%               0.07%             0.95%
MFS Emerging Growth Companies(6)               0.55%              0.25%               0.05%             0.85%
MFS Growth with Income(6)                      0.55%              0.25%               0.05%             0.85%
MFS Research(6)                                0.55%              0.25%               0.05%             0.85%
Merrill Lynch Basic Value Equity(6)            0.55%              0.25%               0.05%             0.85%
Merrill Lynch World Strategy(6)                0.70%              0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets
  Equity(6)                                    1.15%              0.25%               0.35%             1.75%
EQ/Putnam Balanced(6)                          0.55%              0.25%               0.10%             0.90%
EQ/Putnam Growth & Income
  Value(6)                                     0.55%              0.25%               0.05%             0.85%
T. Rowe Price Equity Income(6)                 0.55%              0.25%               0.05%             0.85%
T. Rowe Price International Stock(6)           0.75%              0.25%               0.20%             1.20%
Warburg Pincus Small Company                   0.65%              0.25%               0.10%             1.00%
  Value(6)
-----------------------------------------------------------------------------------------------------------------

----------
Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) We reserve the right to increase this charge to a maximum annual rate of 0.35%.

(3) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER."

(4) Portfolio shares are all subject to fees imposed under distribution plans (the "Rule 12b-1 Plans") adopted by The Hudson River Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The 12b-1 fee will not be increased for the life of the contracts. The Rule 12b-1 Plan for the Alliance Small Cap Growth Portfolio provides that Equitable Distributors, Inc. ("EDI") will receive an annual fee not to exceed the lesser of (a) 0.25% of the average daily net assets of the Portfolio attributable to Class IB shares and (b) an amount that, when added to certain other expenses of the Class IB shares, would result in the ratio of expenses to average daily net assets attributable to Class IB shares equaling 1.20%. Absent the expense limitation, the total annual expenses for 1998 for the Alliance Small Cap Growth Portfolio would have been 1.21%.

--------------------------------------------------------------------------------
12   Fee table
--------------------------------------------------------------------------------

(5) The fees and expenses shown for all Portfolios are for the year ended December 31, 1998. The investment management and advisory fees for each Portfolio of The Hudson River Trust may vary from year to year depending upon the average daily net assets of the respective Portfolio. The maximum investment management and advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for The Hudson River Trust. The other direct operating expenses will also fluctuate from year to year depending on actual expenses.

(6) The maximum investment management and advisory fees for each Portfolio of EQ Advisors Trust cannot be increased without a vote of that Portfolio's shareholders. See the prospectus for EQ Advisors Trust. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. However, EQ Financial Consultants, Inc. ("EQF"), EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each Portfolio. Under this agreement EQF has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of each Portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses, and 12b-1 fees) are limited for the average daily net assets of each Portfolio as follows: 0.90% for EQ/Alliance Premier Growth; 0.30% for BT Equity 500 Index; 0.75% for BT International Equity Index; 0.50% for BT Small Company Index; 0.70% for Capital Guardian Research and Capital Guardian U.S. Equity; 0.80% for EQ/Evergreen; 0.70% for EQ/Evergreen Foundation; 0.60% for MFS Emerging Growth Companies, MFS Growth with Income, MFS Research, and Merrill Lynch Basic Value Equity; 0.95% for Merrill Lynch World Strategy; 1.50% for Morgan Stanley Emerging Markets Equity; 0.65% for EQ/Putnam Balanced; 0.60% for EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; 0.95% for T. Rowe Price International Stock; and 0.75% for Warburg Pincus Small Company Value. The expenses shown for the BT International Equity Index and BT Small Company Index Portfolios reflect an increase effective on May 1, 1999.

     Absent the expense limitation, the "Other Expenses" for 1998 on an annualized basis for each of the Portfolios would have been as follows:
     0.33% for BT Equity 500 Index; 0.89% for BT International Equity Index; 1.31% for BT Small Company Index; 0.24% for MFS Emerging Growth Companies; 0.25% for MFS Research; 0.26% for Merrill Lynch Basic Value Equity; 0.66% for Merrill Lynch World Strategy; 1.23% for Morgan Stanley Emerging Markets Equity; 0.45% for EQ/Putnam Balanced; 0.24% for EQ/Putnam Growth & Income Value; 0.24% for T. Rowe Price Equity Income; 0.40% for T. Rowe Price International Stock; and 0.27% for Warburg Pincus Small Company Value. For the following Portfolios, the "Other Expenses" for 1999, absent the expense limitation, are estimated to be as follows: 0.74% for EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity; 0.76% for EQ/Evergreen; 0.86% for EQ/Evergreen Foundation; 0.59% for MFS Growth with Income. Initial seed capital was invested on December 31, 1998 for the EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income Portfolios. The EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity Portfolios commenced operations on May 1, 1999.

     Each Portfolio may at a later date make a reimbursement to EQF for any of the management fees waived or limited and other expenses assumed and paid by EQF pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio.

--------------------------------------------------------------------------------
                                                               Fee table      13
--------------------------------------------------------------------------------

EXAMPLE

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.



------------------------------------------------------------------------
                                                   At the end of each
                                                   period shown, the
                                                   expenses would be:
                                                ------------------------
                                                  1 year       3 years
------------------------------------------------------------------------
The Hudson River Trust Options
------------------------------------------------------------------------
Alliance Aggressive Stock                        $ 27.68      $  85.16
Alliance Common Stock                            $ 25.90      $  79.81
Alliance Conservative Investors                  $ 27.29      $  83.98
Alliance Global                                  $ 29.07      $  89.31
Alliance Growth & Income                         $ 24.63      $  81.98
Alliance Growth Investors                        $ 27.49      $  84.57
Alliance High Yield                              $ 28.28      $  86.95
Alliance Intermediate Government Securities      $ 27.49      $  84.57
Alliance International                           $ 32.55      $  99.64
Alliance Money Market                            $ 25.70      $  79.22
Alliance Small Cap Growth                        $ 31.45      $  96.40
------------------------------------------------------------------------
EQ Advisors Trust Options
------------------------------------------------------------------------
EQ/Alliance Premier Growth                       $ 30.96      $  94.93
BT Equity 500 Index                              $ 25.01      $  77.13
BT International Equity Index                    $ 29.47      $  90.50
BT Small Company Index                           $ 26.99      $  83.08
Capital Guardian Research                        $ 28.97      $  89.02
Capital Guardian U.S. Equity                     $ 28.97      $  89.02
EQ/Evergreen                                     $ 29.97      $  91.97
EQ/Evergreen Foundation                          $ 28.97      $  89.02
EQ/Putnam Balanced                               $ 28.48      $  87.53
EQ/Putnam Growth & Income Value                  $ 27.98      $  86.05
MFS Emerging Growth Companies                    $ 27.98      $  86.05
MFS Growth with Income                           $ 27.98      $  86.05
MFS Research                                     $ 27.98      $  86.05
Merrill Lynch Basic Value Equity                 $ 27.98      $  86.05
Merrill Lynch World Strategy                     $ 31.45      $  96.40
Morgan Stanley Emerging Markets Equity           $ 36.91      $ 112.51
T. Rowe Price Equity Income                      $ 27.98      $  86.05
T. Rowe Price International Stock                $ 31.45      $  96.40
Warburg Pincus Small Company Value               $ 29.47      $  90.50
------------------------------------------------------------------------

--------------------------------------------------------------------------------
14   Fee table
--------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

If you elect an annuity payout option:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a life annuity payout option, the expenses shown in the example would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998. See "Annuity administrative fee" under "Charges and expenses."

--------------------------------------------------------------------------------
                                           Contract features and benefits     15
--------------------------------------------------------------------------------


Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us we call "contributions."
We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                Available
Contract        for annuitant                                        Limitations on
type            issue ages      Source of contributions              contributions
--------------------------------------------------------------------------------------------------------
NQ              0 through 85    o After-tax money.                   o No additional contributions after
                                                                       age 86.
                                o Paid to us by check or transfer
                                  of contract value in a tax-deferred
                                  exchange under Section 1035 of the
                                  Internal Revenue Code.
--------------------------------------------------------------------------------------------------------
Rollover IRA    20 through 85   o Rollovers from a qualified plan.   o No additional rollover or direct
                                                                       transfer contributions after
                                o Rollovers from a TSA.                age 86.

                                o Rollovers from another             o Contributions after age 70 1/2
                                  traditional individual retirement    must be net of required
                                  arrangement.                         minimum distributions.

                                o Direct custodian-to-custodian      o Regular IRA contributions are
                                transfers from another                 not permitted.
                                traditional individual retirement
                                arrangement.
--------------------------------------------------------------------------------------------------------
Roth            20 through 85   o Rollovers from another Roth        o No additional rollover or direct
Conversion                        IRA.                                 transfer contributions after
IRA                                                                    age 86.
                                o Conversion rollovers from a
                                  traditional IRA.                   o Conversion rollovers after
                                                                       age 70 1/2 must be net of
                                o Direct transfers from another        required minimum distributions
                                  Roth IRA.                            for the traditional IRA you are
                                                                       rolling over.

                                                                     o You cannot roll over funds from
                                                                       a traditional IRA if your adjusted
                                                                       gross income is $100,000 or
                                                                       more.

                                                                     o Regular after-tax contributions
                                                                       are not permitted.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
16   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                Available
Contract        for annuitant                                        Limitations on
type            issue ages      Source of contributions              contributions
--------------------------------------------------------------------------------------------------------
QP              20 through 75   o Only transfer contributions from   o Regular ongoing payroll
                                  an existing qualified plan trust     contributions are not permitted.
                                  as a change of investment
                                  vehicle under the plan.            o Only one additional contribution
                                                                       may be made during a contract
                                o The plan must be qualified           year.
                                  under Section 401(a) of the
                                  Internal Revenue Code.             o No additional transfer
                                                                       contributions after age 76.
                                o For 401(k) plans, transferred
                                  contributions may only include     o For defined benefit plans,
                                  employee pre-tax contributions.      employee contributions are not
                                                                       permitted.

                                                                     o Contributions after age 70 1/2
                                                                       must be net of any required
                                                                       minimum distributions.
--------------------------------------------------------------------------------------------------------
Rollover TSA    20 through 85   o Rollovers from another TSA         o No additional rollover or direct
                                  contract or arrangement.             transfer contributions after
                                                                       age 86.
                                o Rollovers from a traditional IRA
                                  which was a "conduit" for TSA      o Contributions after age 70 1/2
                                  funds previously rolled over.        must be net of required
                                                                       minimum distributions.
                                o Direct transfers from another
                                  contract or arrangement under
                                  Section 403(b) of the Internal
                                  Revenue Code, complying with
                                  IRS Revenue Ruling 90-24.
--------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.
--------------------------------------------------------------------------------
The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution. Your contract date will be shown in your contract.
--------------------------------------------------------------------------------
For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" later in this prospectus.

--------------------------------------------------------------------------------
                                           Contract features and benefits     17
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I for more information on QP contracts.
--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the Equitable associate submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.
--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Select NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the 30 variable investment options will depend on the investment performance of the underlying Portfolios. Listed below are the currently available Portfolios, their investment objectives, and their advisers.
--------------------------------------------------------------------------------
You can choose among 30 variable investment options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
18   Contract features and benefits
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF THE HUDSON RIVER TRUST
----------------------------------------------------------------------------------------------------------------------
 Portfolio Name                     Objective                                         Adviser
----------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock          Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock              Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                   income
----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors    High total return without, in the adviser's       Alliance Capital Management L.P.
                                   opinion, undue risk to principal
----------------------------------------------------------------------------------------------------------------------
Alliance Global                    Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income           High total return through a combination of        Alliance Capital Management L.P.
                                   current income and capital appreciation
----------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors          High total return consistent with the adviser's   Alliance Capital Management L.P.
                                   determination of reasonable risk
----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                High return by maximizing current income          Alliance Capital Management L.P.
                                   and, to the extent consistent with that
                                   objective, capital appreciation
----------------------------------------------------------------------------------------------------------------------
Alliance Intermediate              High current income consistent with relative      Alliance Capital Management L.P.
 Government Securities             stability of principal
----------------------------------------------------------------------------------------------------------------------
Alliance International             Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
Alliance Money Market              High level of current income while preserving     Alliance Capital Management L.P.
                                   assets and maintaining liquidity
----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth          Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------------------
Portfolio Name                  Objective                                         Adviser
----------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth      Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index             Replicate as closely as possible (before          Bankers Trust Company
                                deduction of Portfolio expenses) the total
                                return of the Standard & Poor's 500
                                Composite Stock Price Index
----------------------------------------------------------------------------------------------------------------------
BT International Equity Index   Replicate as closely as possible (before          Bankers Trust Company
                                deduction of Portfolio expenses) the total
                                return of the Morgan Stanley Capital
                                International Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           Contract features and benefits     19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                      Objective                                          Adviser
--------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index              Replicate as closely as possible (before           Bankers Trust Company
                                    deduction of Portfolio expenses) the total
                                    return of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research*          Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity*       Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                        Capital appreciation                               Evergreen Asset Management Corp.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation             In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                    conservation of capital, and capital appreciation
--------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                 Long-term capital growth                           Massachusetts Financial Services Company
 Companies
--------------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income              Reasonable current income and long-term            Massachusetts Financial Services Company
                                    growth of capital and income
--------------------------------------------------------------------------------------------------------------------------------
MFS Research                        Long-term growth of capital and future income      Massachusetts Financial Services Company
--------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity    Capital appreciation and secondarily, income       Merrill Lynch Asset Management, L.P.
--------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy        High total investment return                       Merrill Lynch Asset Management, L.P.
--------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging             Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                  Balanced investment                                Putnam Investment Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income           Capital growth, current income is a secondary      Putnam Investment Management, Inc.
 Value                              objective
--------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income         Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                    appreciation
--------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock   Long-term growth of capital                        Rowe Price-Fleming International, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company        Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
 Value
--------------------------------------------------------------------------------------------------------------------------------

* May not currently be available in all states.

--------------------------------------------------------------------------------
20   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Other important information about the Portfolios is included in the separate prospectuses for The Hudson River Trust and EQ Advisors Trust attached at the end of this prospectus.

See "Proposed substitution of Portfolios" under "More information" for information regarding the proposed substitution of newly created Portfolios of EQ Advisors Trust for the Portfolios of The Hudson River Trust currently available under the variable investment options.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus under "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2000 through 2009. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3%; or

o for annuitants ages 76 or older, the fixed maturity option's maturity date is later than the February 15th immediately following the date annuity payments are to begin.

OPTIONS AT MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following options take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.

--------------------------------------------------------------------------------
                                           Contract features and benefits     21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, under "More information" later in this prospectus. Appendix II of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than seven years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on April 1, 1999 you chose the fixed maturity option with a maturity date of February 15, 2009, since the rate to maturity was 4.72% on April 1, 1999, we would have allocated $6,338.82 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend

--------------------------------------------------------------------------------
22   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the Alliance Money Market option into any of the other variable investment options. You must allocate your entire initial contribution into the Alliance Money Market option. We will transfer your value in the Alliance Money Market option into the other variable investment options that you select over the next 12 months. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the Alliance Money Market option. You may not allocate additional contributions to the Alliance Money Market option under this program.

The only amounts that should be transferred from the Alliance Money Market option are your regularly scheduled monthly transfers to the other variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the Alliance Money Market option to the other investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled.


If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                    ----------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a combined guaranteed minimum income benefit and guaranteed minimum death benefit. The combined benefit is available if the annuitant is between the ages of 20 and 75. There is an additional charge for this benefit. See "baseBUILDER benefits charge" under "Charges and expenses."

--------------------------------------------------------------------------------
                                           Contract features and benefits     23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
baseBUILDER provides income protection if you elect an income payout while the annuitant is alive and a death benefit if the annuitant dies.
--------------------------------------------------------------------------------

The guaranteed minimum income benefit component of baseBUILDER is described below under "Your guaranteed minimum income benefit under baseBUILDER." As part of baseBUILDER you have a choice of two guaranteed minimum death benefit options: either a "5% roll up to age 80" or an "annual ratchet to age 80." The two options are described under "Guaranteed minimum death benefit." The guaranteed minimum death benefit is provided under the contract even if you do not elect baseBUILDER, and for a broader range of annuitant ages at contract issue than those available under baseBUILDER.

YOUR GUARANTEED MINIMUM INCOME BENEFIT UNDER BASEBUILDER

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity contract. The Income Manager (Life Annuity with a Period Certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
We also refer to the guaranteed minimum income benefit as the "Living Benefit."
--------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT'S BENEFIT BASE.

On the contract date, your guaranteed minimum income benefit's benefit base ("benefit base") is equal to the initial contribution. Thereafter, your benefit base will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option and Alliance Intermediate Government Securities option) and in the special dollar cost averaging program. Amounts in the Alliance Money Market option, Alliance Intermediate Government Securities option, fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after age 80.

If you make an additional contribution to your contract, we will increase your current benefit base by the dollar amount of the additional contribution on the date that the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your benefit base for the withdrawal on the date that you make the withdrawal. See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for more detailed information. Under Rollover TSA contracts, we will reduce your benefit base by the amount of any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value and is used solely for purposes of calculating your guaranteed minimum income benefit.
--------------------------------------------------------------------------------

EXERCISING YOUR BENEFIT AND INCOME YOU WILL RECEIVE.

If you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (Life Annuity with a Period Certain) payout annuity contract, will be the greater of (i) your guaranteed minimum income benefit, and (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

The guaranteed minimum income benefit is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
24   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT.

The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options.


--------------------------------------------------------------------------------
                                         Guaranteed minimum
                                   income benefit - annual income
      Contract date                     payable for life with
 anniversary at exercise               10 year period certain
--------------------------------------------------------------------------------
             7                                $ 8,315
            10                                 10,341
            15                                 14,924
--------------------------------------------------------------------------------

Under NQ, Rollover IRA, and Roth Conversion IRA contracts, you may exercise the guaranteed minimum income benefit only within 30 days following the seventh or later contract date anniversary under your contract. However, you may not exercise the benefit before the annuitant is age 60, or after the annuitant is age 83. There is an exception if the annuitant is between ages 20 and 44 when your contract is issued. In this case you may exercise the benefit following the 15th or later contract date anniversary, but not after the annuitant is age 83. See "Exercise of guaranteed minimum income benefit under QP and Rollover TSA contracts" below regarding exercising the benefit under QP and Rollover TSA contracts.

Your contract will terminate when you exercise your guaranteed minimum income benefit. You will then receive an Income Manager (Life Annuity with a Period Certain) payout annuity contract. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:


--------------------------------------------------------------------------------
                                 Level payments*
--------------------------------------------------------------------------------
                                          Period certain years
                                        ------------------------
                                          Rollover IRA
                                           and Roth
             Annuitant's                  Conversion
           age at exercise                    IRA          NQ
--------------------------------------------------------------------------------
               60 to 75                       10           10
                  76                           9           10
                  77                           8           10
                  78                           7           10
                  79                           7           10
                  80                           7           10
                  81                           7            9
                  82                           7            8
                  83                           7            7
--------------------------------------------------------------------------------

* Other forms and periods certain may also be available. For Rollover IRA contracts, please see "Minimum distributions" under "Tax information," as to how this option may be affected if exercised after age 70 1/2.


You will begin receiving payments one payment period after the payout annuity contract is issued. For example, if you select monthly annuity payments, we will send your first payment to you approximately one month from the date your contract is issued.

Each year on your contract date anniversary, if you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may then notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

You may also apply your cash value at any time to an Income Manager (Life Annuity with a Period Certain) payout annuity contract, and you may always apply your account value to any of our annuity payout options. The annuity payout options are discussed under "Accessing your money." These options differ from the Income Manager payout annuity contracts. They may provide higher or lower income levels, but do not have all the features of the Income

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                                           Contract features and benefits     25
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your Equitable associate.

The Income Manager (Life Annuity with a Period Certain) payout annuity contracts are offered through our prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your Equitable associate. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More information" later in this prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified above based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT UNDER QP AND ROLLOVER TSA CONTRACTS. Under QP contracts, the guaranteed minimum income benefit may be exercised in the same manner as described above only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

Similarly, under Rollover TSA contracts the contract owner must convert the Rollover TSA contract in a direct rollover to a Rollover IRA contract according to our rules. The rollover to a Rollover IRA contract may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the Rollover TSA funds. See "Rollover or direct transfer contributions" under "Tax information" later in this prospectus.

GUARANTEED MINIMUM DEATH BENEFIT

Applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; and 20 through 75 at issue of QP contracts.

You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit equals your initial contribution. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% for amounts in the variable investment options (other than the Alliance Money Market option and Alliance Intermediate Government Securities option) and in the special dollar cost averaging program. Amounts in the Alliance Money Market option, Alliance Intermediate Government Securities option, fixed maturity options, and in a Rollover TSA contract loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other
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26   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.


Applicable for annuitant ages 80 through 85 when the contract is issued.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" under "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract and will reflect (i) any investment gain or loss in the variable investment options and
(ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our Processing Office, or your Equitable associate, can provide you with the cancellation instructions.

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                                         Determining your contract's value    27
--------------------------------------------------------------------------------

2
Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE

Your "account value" is the total of the values you have allocated to the (i) variable investment options and (ii) fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses." Under Rollover TSA contracts, if you have any outstanding loan your account value will include any amount in the loan reserve account.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. If you have a Rollover TSA contract with an outstanding loan, your cash value also is reduced by the amount of any outstanding loan plus accrued interest. Please see "Surrendering your contract to receive its cash value."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract. Your value will also be reduced by the dollar amount of any withdrawals that you make.

The unit value for each variable investment option depends on the investment performance of that option, minus daily charges for mortality and expense risks, administrative, and distribution expenses. On any day, your value in any variable investment option equals the number of units credited to your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless you make additional contributions, make a withdrawal, or transfer amounts between investment options. In addition, when we deduct the baseBUILDER benefits charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.
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28  Transferring your money among investment options
--------------------------------------------------------------------------------

3
Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or if its rate to maturity is 3%.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our Processing Office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We may, at any time, restrict the use of market timers and other agents acting under a power of attorney who are acting on behalf of more than one contract owner. Any agreements to use market timing services to make transfers are subject to our rules in effect at that time.

We will confirm all transfers in writing.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. However, it will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your Equitable associate or other financial adviser before electing the program.

--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested and then cancel the rebalancing program.

You may not elect the rebalancing program if you are participating in a dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.
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                                                       Accessing your money   29
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4
Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."

--------------------------------------------------------------------------------
                                 Method of withdrawal
--------------------------------------------------------------------------------
                                            Substantially         Minimum
Contract          Lump sum      Systematic     equal            distribution
--------------------------------------------------------------------------------
NQ                Yes           Yes             No                 No
--------------------------------------------------------------------------------
Rollover IRA      Yes           Yes             Yes                Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA             Yes           Yes             Yes                No
--------------------------------------------------------------------------------
QP                Yes           No              No                 Yes
--------------------------------------------------------------------------------
Rollover
  TSA             Yes*          No              No                 Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax information
     - Tax Sheltered Annuity contracts (TSAs)."

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $1,000. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own a Rollover IRA or Roth Conversion IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have
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30  Accessing  your money
--------------------------------------------------------------------------------

otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP, and Rollover TSA contracts only - See "Tax information")

We offer the minimum distribution withdrawal option to help you meet required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
--------------------------------------------------------------------------------

For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT

Benefit base - Your current benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current benefit base on a pro rata basis.

DEATH BENEFIT

5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on

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                                                        Accessing your money  31
--------------------------------------------------------------------------------

the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 85 - If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                    ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is
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32 Accessing your money
--------------------------------------------------------------------------------

processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Choosing your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments," below. For the tax consequences of surrenders, see "Tax information."

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

CHOOSING YOUR ANNUITY PAYOUT OPTIONS

The Equitable Accumulator Select offers you several choices for receiving retirement income. Each choice enables you to receive fixed or, in some cases, variable annuity payments.

You can choose from among the six different annuity payout options listed below. Restrictions apply, depending on the type of contract you own.

-------------------------------------------------------------
Annuity payout options      Life annuity
                            Life annuity - period
                             certain
                            Life annuity - refund
                             certain
                            Period certain annuity
-------------------------------------------------------------
Income Manager payout       Life annuity with a period
   options                   certain
                            Period certain annuity
-------------------------------------------------------------

ANNUITY PAYOUT OPTIONS

You can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because
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                                                       33  Accessing  your money
--------------------------------------------------------------------------------

there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity - period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. A life annuity with a period certain of 10 years is the normal form of annuity under the contracts. The period certain cannot extend beyond the annuitant's life expectancy.

o Life annuity - refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

All of the above payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

The life annuity, life annuity - period certain, and life annuity - refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor.

The following annuity payout options are available as variable annuities:

o    Life annuity.

o    Life annuity - period certain.

o    Joint and survivor life annuity (100% to survivor).

o    Joint and survivor life period certain annuity (100% to survivor).

Variable annuities may be funded through your choice of variable investment options investing in Portfolios of The Hudson River Trust. The contract also offers a fixed annuity payout option which can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity Unit Values" in the SAI.

We may offer other payout options not outlined here. Your Equitable associate can provide details.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin.

For NQ, Rollover IRA, and Roth Conversion IRA contracts, unless you choose a different payout option, we will pay annuity payments under a life annuity with a certain period of 10 years. The only payout options available under QP contracts and Rollover TSA contracts are the life annuity 10 year period certain and the joint and survivor life annuity 10 year period certain.

You can choose the date annuity payments begin but it may not be earlier than one year from the contract date. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be
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34 Accessing your money
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later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and whether it is fixed or variable, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s).

Amounts in the fixed maturity options that are applied to a payout option before a maturity date will result in a market value adjustment.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

INCOME MANAGER PAYOUT OPTIONS

For NQ, Rollover IRA, and Roth Conversion IRA contracts, two Income Manager payout options are also available. These are the Income Manager (Life Annuity with a Period Certain) and the Income Manager (Period Certain).

For QP contracts, the Income Manager payout options are available only after the trustee of the qualified plan directly rolls over the QP contract to a Rollover IRA contract. In this process the ownership of the QP contract is changed to the annuitant. The rollover to a Rollover IRA contract and the change of ownership may only occur when the annuitant will no longer be a participant in the qualified plan.

For Rollover TSA contracts, the Income Manager payout annuity options are available only after the Rollover TSA contract is rolled over to a Rollover IRA contract. This may generally occur when you are age 59 1/2, or you have separated from service with the employer who provided the Rollover TSA funds.

The Income Manager (Life Annuity with a Period Certain) provides guaranteed payments for the annuitant's life or for the annuitant's life and the life of a joint annuitant. The Income Manager (Period Certain) provides payments for a specified period. The contract owner and annuitant must meet the issue age and payment requirements. Both Income Manager annuities provide guaranteed level payments (NQ and IRA contracts). The Income Manager (Life Annuity with a Period Certain) also provides guaranteed increasing payments (NQ contracts only).

No additional contributions will be permitted under an Income Manager (Life Annuity with a Period Certain).

The Income Manager annuities are described in a separate prospectus. Copies of the most current version are available from your Equitable associate. To purchase an Income Manager annuity we also require the return of your contract. We will issue an Income Manager annuity to put one of the payout annuities into effect. Depending upon your circumstances, this may be done on a tax-free basis. Please consult your tax adviser.
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                                                         35 Charges and expenses
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5
Charges and expenses

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge.

o    An administrative charge.

o    A distribution charge.

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin charges for state premium and other taxes. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features, including an Equitable Accumulator contract that has a withdrawal charge but no distribution charge. This other contract may also provide higher rates to maturity for the fixed maturity options. A current prospectus for this other Equitable Accumulator contract may be obtained from your Equitable associate.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

BASEBUILDER BENEFITS CHARGE

If you elect the baseBUILDER combined guaranteed minimum income benefit and guaranteed minimum death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity
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36 Charges and expenses
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options in order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

ANNUITY ADMINISTRATIVE FEE

We generally deduct a fee of up to $350 from the amount to be applied to purchase a life annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Hudson River Trust and EQ Advisors Trust each deducts charges for the following types of fees and expenses:

o    Investment advisory fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for The Hudson River Trust and EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of The Hudson River Trust or EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variations will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.
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                                                     37 Payment of death benefit
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6
Payment of death benefit

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is signed. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the combined baseBUILDER benefit or not. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary who is the surviving spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. Under Rollover TSA contracts, you cannot have a successor owner/annuitant.

For Rollover IRA contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want the person named to receive the death benefit upon the annuitant's death to be the successor owner, you should name a successor owner. You may name a different person that will become the successor owner at any time by sending satisfactory notice to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the "beneficiary" for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the
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38 Payment of death benefit
--------------------------------------------------------------------------------

annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

BENEFICIARY CONTINUATION OPTION FOR ROLLOVER IRA CONTRACTS

Upon your death under a Rollover IRA contract, a non-spouse beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of the death benefit being paid in a single sum.

If you die AFTER the "required beginning date" (see "Tax information") for required minimum distributions, the contract will continue if:

(a)  you were receiving minimum distribution withdrawals from this contract; and

(b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available to them. You should contact our Processing Office for further information.

If you die BEFORE the "required beginning date" (and therefore you were not taking minimum distribution withdrawals under the contract), the beneficiary may begin taking minimum distribution withdrawals under the contract. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. That amount will be used to provide the withdrawals. These withdrawals will begin by December 31st of the calendar year following your death and will be based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used.

The designated beneficiary must be a natural person and of legal age at the time of election. The beneficiary must elect this option within 30 days following the date we receive proof of your death.

While the contract continues in your name, the beneficiary may make transfers among the investment options. However, additional contributions will not be permitted and the guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect. Although the only withdrawals that will be permitted are minimum distribution withdrawals, the beneficiary may choose at any time to withdraw all of the account value.
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                                                              39 Tax information
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7
Tax information

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under sections of the Internal Revenue Code (IRA, QP, and Rollover
TSA), you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide additional benefits.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions for a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount
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40 Tax  information
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of the payment. For variable annuity payments, your investment in the contract divided by the number of expected payments is your tax-free portion of each payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

The tax basis of the source contract carries over to the Equitable Accumulator Select NQ contract.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" and "When an NQ contract owner dies before the annuitant" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto
Rico resident is subject to U.S. taxation on such U.S.-source income. Only
Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your
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                                                             41 Tax  information
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personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are several types of IRAs, as follows:

o    "Traditional IRAs," typically funded on a pre-tax basis;

o    Roth IRAs, first available in 1998, funded on an after-tax basis; and

o SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http:// www.irs.ustreas.gov).

The Equitable Accumulator Select IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The Equitable Accumulator Select IRA contract has been approved by the IRS as to form for use as a traditional IRA. We expect to submit the Roth IRA version for formal IRS approval in 1999. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select IRA contract.


CANCELLATION

You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our Processing Office or your Equitable associate. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:

o    tax-free "rollover" contributions; or
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42 Tax  information
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o    direct custodian-to-custodian transfers from other traditional IRAs
     ("direct transfers"); or

o    regular contributions out of earned income or compensation.

We require that all of your contributions to the Equitable Accumulator Select Rollover IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below. Since we do not permit regular contributions under the Equitable Accumulator Select Rollover IRA contract, we do not discuss them in great detail in this prospectus.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age
     70 1/2; or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

You may also change your mind about amounts contributed as Roth IRA funds to traditional IRA funds, in accordance with special federal income tax rules, if you use the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.
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                                                             43 Tax  information
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o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions which fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments

Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receives them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.
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In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

Lifetime required minimum distributions

You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

When you have to take the first required minimum distribution

The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions

There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an "account-based" method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual
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account-based required minimum distributions, you have to use the "term certain"
method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?

No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?

No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum\ distribution calculations for one or more of your traditional IRAs.

What if you take more than you need to for any year?

The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take less than you need to for any year?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?

If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract
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within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

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The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o taxable "rollover" contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers"); or

o    regular after-tax contributions out of earnings.

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

ROLLOVERS AND DIRECT TRANSFERS

What is the difference between rollover and direct transfer transactions?

You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax exempt. Instead, the distribution from the traditional IRA is generally fully taxable.
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For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    "Qualified Distributions" from Roth IRAs; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

Nonqualified distributions from Roth IRAs

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records
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pertaining to such contributions and distributions until your interests in all
Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

SPECIAL RULES FOR NONQUALIFIED CONTRACTS IN QUALIFIED PLANS

Under QP contracts your plan administrator or trustee notifies you as to tax consequences. See Appendix I.

TAX SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

Employer-remitted contributions

The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.
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Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

Rollover or direct transfer contributions

You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59 1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.

DISTRIBUTIONS FROM TSAS

General

Depending on the terms of the employer plan and your employment status, you may have to get your employer's
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consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions

If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA;

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a "hardship" withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

Tax treatment of distributions

Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable,
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except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above,

o    the participant fails to repay the interest or principal when due, or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.
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TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Same as traditional IRA with these differences:

When you have to take the first required minimum distribution

The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age
70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
     70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:
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o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We
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apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o    any after-tax contributions you made to the plan; or

o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions which fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.
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ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding Portfolio of The Hudson River Trust and EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE HUDSON RIVER TRUST AND EQ ADVISORS TRUST

The Hudson River Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each trust issues different shares relating to each Portfolio.

The Hudson River Trust and EQ Advisors Trust do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on a trust's shares are reinvested in full. The Board of Trustees of The Hudson River Trust and EQ Advisors Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about The Hudson River Trust and EQ Advisors Trust, their investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plans relating to their Class IB shares, and other aspects of their operations, appears in their prospectuses, or in their SAIs which are available upon request.

PROPOSED SUBSTITUTION OF PORTFOLIOS. We are asking the SEC to approve the substitution of 14 newly created Portfolios of the EQ Advisors Trust for The Hudson River Trust Portfolios currently available under the variable investment options (the "Substitution"). The EQ Advisors Trust Portfolios will have substantially identical investment objectives, strategies, and policies as those of The Hudson River Trust Portfolios they would replace. The assets of any
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Portfolio of The Hudson River Trust underlying your contract would be transferred to the substituted EQ Advisors Trust Portfolio.

We believe that this Substitution will be in your best interest because you would have a single set of variable investment options with similar advisory structures. You also will have a single EQ Advisors Trust prospectus for all the Portfolios, rather than the two separate prospectuses you now receive. EQ Financial Consultants Inc. will be the manager of the new EQ Advisors Trust Portfolios, and Alliance Capital Management L.P. will continue to provide the day-to-day advisory services to each of the new Portfolios.

You should note that:

o No action is required on your part. You will not need to vote a proxy, file a new election, or take any other action if the SEC approves the Substitution.

o The elections you have on file for allocating your account value and contributions will remain unchanged until you direct us otherwise.

o We will bear all expenses directly relating to the Substitution transaction.

o The management fees for the new Portfolios will be the same as those for the corresponding Portfolios of The Hudson River Trust. Certain of the new EQ Advisors Trust Portfolios may have slightly higher expense ratios.

o On the effective date of the Substitution transaction, your account value (i.e., the units you own) in the variable investment options will be the same as before the transaction.

o    The Substitution will have no tax consequences for you.

Please review the EQ Advisors Trust prospectus that accompanies this prospectus. It contains more information about the EQ Advisors Trust, including its management structure, advisory arrangements, and general fees and expenses that will be of interest to you.

Subject to SEC approval, we expect the Substitution to be completed in the fall of 1999. It will affect everyone who has a balance in The Hudson River Trust Portfolios at that time. Of course, you may transfer your account value among the investment options, as usual.

We will notify you when we receive SEC approval, and again when the Substitution is complete.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:


-----------------------------------------------------------------
  Fixed maturity
     options
 with February 15th       Rate to maturity        Price
  maturity date of             as of            per $100 of
    maturity year          April 1, 1999       maturity value

        2000                    3.00%             $ 97.44
        2001                    3.79%             $ 93.25
        2002                    4.08%             $ 89.12
        2003                    4.21%             $ 85.22
        2004                    4.27%             $ 81.54
        2005                    4.42%             $ 77.54
        2006                    4.52%             $ 73.77
        2007                    4.54%             $ 70.47
        2008                    4.62%             $ 66.95
        2009                    4.72%             $ 63.39
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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:
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     (a)  We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not
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obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited as long as it is not later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our Processing Office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day the New York Stock Exchange is open for trading. Each business day ends at the time trading on the exchange closes (or is suspended) for the day. We calculate unit values for our variable investment options as of the end of each business day. This is usually 4:00 p.m., Eastern Time. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on
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either the 28th day of the month or the 1st day of the next month, whichever is the closest business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of The Hudson River Trust and EQ Advisors Trust we have the right to vote on certain matters involving the Portfolios, such as:

o    The election of trustees.

o    The formal approval of independent auditors selected for each trust.

o Any other matters described in the prospectuses for the trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control each trust. EQ Advisors Trust shares are sold only to our separate accounts and an affiliated qualified plan trust. The Hudson River Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Hudson River Trust Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of
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insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission- critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information."

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by

--------------------------------------------------------------------------------
62 More information
--------------------------------------------------------------------------------

surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Payment of death benefit" and "Beneficiary continuation option for Rollover IRA contracts." You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement.

DISTRIBUTION OF THE CONTRACTS

EQ Financial Consultants, Inc. ("EQF"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. During 1999, EQF plans to change its name to AXA Advisors, Inc. EQF serves as the principal underwriter of Separate Account No. 45. EQF is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EQF's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a Distribution and Servicing Agreement between EQF, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 45, Equitable Life paid EQF distribution fees of $325,380 for 1998, as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45. Before May 1, 1998, Equitable Distributors, Inc. ("EDI"), also an indirect, wholly owned subsidiary of Equitable Life, served as the distributor of the contracts and the principal underwriter of Separate Account No. 45. Pursuant to a Distribution Agreement between Equitable Life, certain of Equitable Life's separate accounts, including Separate Account No. 45, and EDI, Equitable Life paid EDI distribution fees of $9,444,621 for 1997 and $888,486 for 1996 as the distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account No. 45.

The contracts will be sold by registered representatives of EQF and its affiliates, who are also our licensed agents. EQF may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

--------------------------------------------------------------------------------
                                                       63 Investment performance
--------------------------------------------------------------------------------

9
Investment performance

We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the Portfolios in which they invest. We include these tables because they may be of general interest to you. THE RESULTS SHOWN REFLECT PAST PERFORMANCE. THEY DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. THEY ALSO DO NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all fees and charges under the contract, including the optional baseBUILDER benefits charge, but do not take the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee into account.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all fees and charges under the contract, but do not reflect the optional baseBUILDER benefits charge or the charges for any applicable taxes such as premium taxes or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the Portfolios in which the variable investment options invest. Since the contracts are being offered for the first time as of the date of this prospectus, we adjusted the results of the Portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

In addition, we have adjusted the results prior to October 1996, when The Hudson River Trust Class IB shares were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the Portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
64 Investment performance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK: 50% Russell 2000 Small Stock Index and 50% Standard & Poor's Mid-Cap Total Return Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
   Composite Index and 30% Standard & Poor's 500 Index.

 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

 ALLIANCE GROWTH & INCOME: 75% Standard & Poor's 500 Index and 25% Value Line Convertibles Index.

 ALLIANCE GROWTH INVESTORS: 70% Standard & Poor's 500 Index and 30% Lehman Government/Corporate Bond Index.

 ALLIANCE HIGH YIELD: Merrill Lynch High Yield Master Index.

 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
   Intermediate Government Bond Index.

 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
   Europe, Australia, Far East Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.
 Capital Guardian Research: Standard & Poor's 500 Index.
 Capital Guardian U.S. Equity:  Standard & Poor's 500 Index.

 EQ/EVERGREEN: Russell 2000 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERRILL LYNCH BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERRILL LYNCH WORLD STRATEGY: 36% Standard & Poor's 500
   Index/24% Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1
   Year+/14% Salomon Brothers World Government Bond (excluding
   U.S.)/and 5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.

 EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
   Lehman Government/ Corporate Bond Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
--------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 WARBURG PINCUS SMALL COMPANY VALUE: Russell 2000 Index.
--------------------------------------------------------------------------------
 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

--------------------------------------------------------------------------------
65  Investment performance
--------------------------------------------------------------------------------

                                    TABLE 1
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------
                                                                        Length of investment period
                                                      -------------------------------------------------------------------
                                                                                                     Since      Portfolio
                                                        1           3          5          10       portfolio    inception
 Variable investment options                          year        years      years      years      inception      date
-------------------------------------------------------------------------------------------------------------------------
   Alliance Aggressive Stock                          (1.55)%      8.51%      9.16%      16.54%          --      1/27/86
-------------------------------------------------------------------------------------------------------------------------
   Alliance Common Stock                              27.00%      25.05%     19.42%      16.22%          --      1/13/76
-------------------------------------------------------------------------------------------------------------------------
   Alliance Conservative Investors                    11.79%       8.44%      7.11%         --         7.07%     10/2/89
-------------------------------------------------------------------------------------------------------------------------
   Alliance Global                                    19.56%      13.55%     11.90%      12.46%        9.59%     8/27/87
-------------------------------------------------------------------------------------------------------------------------
   Alliance Growth & Income                           18.63%      20.07%     15.39%         --        12.46%     10/1/93
-------------------------------------------------------------------------------------------------------------------------
   Alliance Growth Investors                          16.93%      13.78%     11.55%         --        12.59%     10/2/89
-------------------------------------------------------------------------------------------------------------------------
   Alliance High Yield                                (6.90)%      9.11%      7.72%       8.85%          --       1/2/87
-------------------------------------------------------------------------------------------------------------------------
   Alliance Intermediate Government Securities         5.76%       4.08%      3.17%         --         4.70%      4/1/91
-------------------------------------------------------------------------------------------------------------------------
   Alliance International                              8.53%       3.42%        --          --         4.90%      4/3/95
-------------------------------------------------------------------------------------------------------------------------
   Alliance Money Market                               3.40%       3.20%      2.97%       3.34%          --      7/13/81
-------------------------------------------------------------------------------------------------------------------------
   Alliance Small Cap Growth                          (5.97)%        --         --          --         8.35%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   BT Equity 500 Index                                23.13%         --         --          --        23.13%    12/31/97
-------------------------------------------------------------------------------------------------------------------------
   BT International Equity Index                      18.17%         --         --          --        18.17%    12/31/97
-------------------------------------------------------------------------------------------------------------------------
   BT Small Company Index                             (3.87)%        --         --          --        (3.87)%   12/31/97
-------------------------------------------------------------------------------------------------------------------------
   MFS Emerging Growth Companies                      32.37%         --         --          --        26.45%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   MFS Research                                       22.12%         --         --          --        18.24%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   Merrill Lynch Basic Value Equity                    9.80%         --         --          --         2.01%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   Merrill Lynch World Strategy                        5.11%         --         --          --         4.18%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   Morgan Stanley Emerging Markets Equity            (28.19)%        --         --          --       (24.67)%    8/20/97
-------------------------------------------------------------------------------------------------------------------------
   EQ/Putnam Balanced                                 10.02%         --         --          --        11.46%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   EQ/Putnam Growth & Income Value                    11.02%         --         --          --        12.82%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   T. Rowe Price Equity Income                         7.33%         --         --          --        13.72%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   T. Rowe Price International Stock                  11.88%         --         --          --         4.24%      5/1/97
-------------------------------------------------------------------------------------------------------------------------
   Warburg Pincus Small Company Value                (11.45)%        --         --          --         2.01%      5/1/97
-------------------------------------------------------------------------------------------------------------------------

----------

The inception dates for the Portfolios that became available on or after December 31, 1998 and are therefore not shown in the tables are: EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (December 31, 1998); EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (May 1, 1999).

--------------------------------------------------------------------------------
66 Investment performance
--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------
                                                                    Length of investment period
                                             -----------------------------------------------------------------------
                                                                                                            Since
                                                    1             3              5             10         portfolio
Variable investment options                       year          years          years          years       inception*
--------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock                     $   984.50     $ 1,277.63     $ 1,549.85     $ 4,619.71             --
--------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                         $ 1,270.00     $ 1,955.50     $ 2,428.99     $ 4,494.80             --
--------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors               $ 1,117.90     $ 1,275.32     $ 1,410.03             --     $ 1,979.28
--------------------------------------------------------------------------------------------------------------------
Alliance Global                               $ 1,195.60     $ 1,464.22     $ 1,754.46     $ 3,235.83     $ 3,001.81
--------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income                      $ 1,186.30     $ 1,731.03     $ 2,045.73             --     $ 2,023.23
--------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                     $ 1,169.30     $ 1,473.15     $ 1,727.10             --     $ 3,272.51
--------------------------------------------------------------------------------------------------------------------
Alliance High Yield                           $   931.00     $ 1,299.09     $ 1,450.09     $ 2,335.95             --
--------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities   $ 1,057.60     $ 1,127.36     $ 1,169.06             --     $ 1,444.19
--------------------------------------------------------------------------------------------------------------------
Alliance International                        $ 1,085.30     $ 1,106.18             --             --     $ 1,210.96
--------------------------------------------------------------------------------------------------------------------
Alliance Money Market                         $ 1,034.00     $ 1,099.25     $ 1,157.42     $ 1,388.83             --
--------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                     $   940.30             --             --             --     $ 1,173.92
--------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                           $ 1,231.30             --             --             --     $ 1,231.30
--------------------------------------------------------------------------------------------------------------------
BT International Equity Index                 $ 1,181.70             --             --             --     $ 1,181.70
--------------------------------------------------------------------------------------------------------------------
BT Small Company Index                        $   961.30             --             --             --     $   961.30
--------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                 $ 1,323.70             --             --             --     $ 1,598.96
--------------------------------------------------------------------------------------------------------------------
MFS Research                                  $ 1,221.20             --             --             --     $ 1,398.09
--------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity              $ 1,098.00             --             --             --     $ 1,267.70
--------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy                  $ 1,051.10             --             --             --     $ 1,085.42
--------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity        $   718.10             --             --             --     $   567.48
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                            $ 1,100.20             --             --             --     $ 1,242.40
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               $ 1,110.20             --             --             --     $ 1,272.79
--------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                   $ 1,073.30             --             --             --     $ 1,293.27
--------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock             $ 1,118.80             --             --             --     $ 1,086.52
--------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value            $   885.50             --             --             --     $ 1,040.68
--------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       67 Investment performance
--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-------------------------------------------------------------------------------------------------------------------
                                                                                                          Since
                                         1 year       3 years      5 years     10 years      20 years   inception*
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                (1.55)%       8.69%       9.39%        16.69%            --     15.59%
-------------------------------------------------------------------------------------------------------------------
 Lipper Mid--Cap Growth                   12.16%       16.33%      14.87%        15.44%            --     13.69%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 8.28%       17.77%      15.56%        16.49%            --     14.78%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                    27.00%       25.24%      19.66%        16.44%        16.42%     14.24%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                            22.86%       22.23%      18.63%        16.72%        16.30%     16.01%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                28.58%       28.23%      24.06%        19.21%        17.76%     15.98%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS          11.79%        8.66%       7.37%           --             --      7.96%
-------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio                14.20%       15.62%      14.31%           --             --     12.55%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                15.59%       14.45%      13.37%           --             --     12.08%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                          19.56%       13.76%      12.14%        12.69%            --     10.47%
-------------------------------------------------------------------------------------------------------------------
 Lipper Global                            14.34%       14.67%      11.98%        11.21%            --         --
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                24.34%       17.77%      11.98%        11.21%            --      9.55%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH & INCOME                 18.63%       20.27%      15.64%           --             --     14.68%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   15.61%       21.25%      18.35%           --             --     17.89%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                22.85%       22.69%      19.96%           --             --     20.48%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                16.93%       13.99%      11.80%           --             --     13.93%
-------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio                14.20%       15.62%      14.31%           --             --     12.55 %
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                22.85%       22.69%      19.96%           --             --     15.55 %
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                      (6.90)%       9.30%       7.96%         9.11%            --      8.45%
-------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                (0.44)%       8.21%       7.37%         9.34%            --      8.97%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 3.66%        9.11%       9.01%        11.08%            --     10.72%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               5.76%        4.29%       3.44%            --            --      5.14%
-------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Government            7.68%        6.21%       5.91%            --            --      7.25%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 8.49%        6.74%       6.45%            --            --      7.60 %
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                    8.53%        3.63%         --             --            --      5.49%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                     13.02%        9.94%         --             --            --     10.74 %
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                20.00%        9.00%         --             --            --      9.68 %
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.40%        3.42%       3.23%         3.63%            --      5.11%
-------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                       4.84%        4.87%       4.77%         5.20%            --      6.77%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 5.05%        5.18%       5.11%         5.44%            --      6.76%
-------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                (5.97)%         --          --             --            --     10.25%
-------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth              (0.33)%         --          --             --            --     16.72%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 1.23%          --          --             --            --     16.58%
-------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                      23.13%          --          --             --            --     23.13%
-------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                     26.78%          --          --             --            --     26.78%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                28.58%          --          --             --            --     28.58%
-------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX            18.17%          --          --             --            --     18.17%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                     12.17%          --          --             --            --     12.17%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                20.00%          --          --             --            --     20.00%
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
68 Investment performance
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                        Since
                                             1 year   3 years     5 years    10 years    20 years     inception*
-----------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX               18.17%     --           --           --           --         18.17%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper International                        12.17%     --           --           --           --         12.17%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   20.00%     --           --           --           --         20.00%
-----------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                      (3.87)%    --           --           --           --         (3.87)%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                             1.53%     --           --           --           --          1.53%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   (2.54)%    --           --           --           --         (2.54)%
-----------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES               32.37%     --           --           --           --         32.69%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Mid--Cap                             15.97%     --           --           --           --         22.72%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   (2.54)%    --           --           --           --         14.53%
-----------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                                22.12%     --           --           --           --         22.44%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                               25.82%     --           --           --           --         28.73%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%     --           --           --           --         31.63%
-----------------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY             9.80%     --           --           --           --         15.46%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      15.54%     --           --           --           --         21.32%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%     --           --           --           --         31.63%
-----------------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY                 5.11%     --           --           --           --          5.23%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio             9.34%     --           --           --           --         11.15%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   19.55%     --           --           --           --         20.00%
-----------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                    (28.19)%    --           --           --           --        (33.79)%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                    (30.50)%    --           --           --           --        (36.28)%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  (25.34)%    --           --           --           --        (28.92)%
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                          10.02%     --           --           --           --         14.09%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                             14.61%     --           --           --           --         17.83%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.36%     --           --           --           --         23.48%
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE             11.02%     --           --           --           --         15.74%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      15.54%     --           --           --           --         21.32%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%     --           --           --           --         31.63%
-----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                  7.33%     --           --           --           --         16.85%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                        10.76%     --           --           --           --         19.07%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%     --           --           --           --         31.63%
-----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK           11.88%     --           --           --           --          5.30%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper International                        12.17%     --           --           --           --          9.06%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   20.00%     --           --           --           --         13.43%
-----------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE         (11.45)%    --           --           --           --          2.58%
-----------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                             1.53%     --           --           --           --         16.77%
-----------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  (2.54)%     --           --           --           --         14.53%
-----------------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       69 Investment performance
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Since
                                          1 year         3 years       5 years       10 years       20 years       inception*
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE AGGRESSIVE STOCK                (1.55)%        28.42%        56.67%        368.05%              --        550.62%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Mid--Cap Growth                   12.16%         58.64%       102.73%        334.88%              --        448.32%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 8.28%         63.35%       106.12%        360.30%              --        494.67%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                    27.00%         96.46%       145.35%        358.29%        1,991.24%     2,026.84%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                            22.86%         84.52%       138.97%        388.00%        2,185.68%     3,490.04%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                28.58%        110.85%       193.91%        479.62%        2,530.43%     2,919.92%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS          11.79%         28.29%        42.73%            --               --        103.05%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio                14.20%         15.62%        14.31%            --               --         12.55%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                15.59%         14.45%        13.37%            --               --         12.08%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                          19.56%         47.23%        77.37%        230.13%              --        209.63%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Global                            14.34%         14.67%        11.98%         11.21%              --             --
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                24.34%         17.77%        11.98%         11.21%              --          9.55%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH & INCOME                 18.63%         73.96%       196.77%            --               --        105.27%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   15.61%         21.25%        18.35%            --               --         17.89%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                22.85%         22.69%        19.96%            --               --         20.48%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS                16.93%         48.12%        74.67%            --               --        233.85%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio                14.20%         15.62%        14.31%            --               --         12.55%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                22.85%         22.69%        19.96%            --               --         15.55%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                      (6.90)%        30.56%        46.65%        139.11%              --        164.68%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper High Current Yield                (0.44)%        26.80%        43.00%        145.62               --        182.21%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 3.66%         29.90%        53.96%        186.01%              --        239.69%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                               5.76%         13.43%        18.44%            --               --         47.46%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Intermediate Government            7.68%          6.21%         5.91%            --               --          7.25%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 8.49%          6.74%         6.45%            --               --          7.60%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                    8.53%         11.30%           --             --               --         22.17%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper International                     13.02%          9.94%           --             --               --         10.74%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                20.00%          9.00%           --             --               --          9.68%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.40%         10.60%        17.22%         42.89%              --        138.78%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                       4.84%         15.34%        26.25%         66.09%              --        214.68%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 5.05%         16.35%        28.27%         69.88%              --        214.45%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                (5.97)%            --           --             --               --         17.69%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Company Growth              (0.33)%            --           --             --               --         28.98%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 1.23%             --           --             --               --         29.23%
-------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                      23.13%             --           --             --               --         23.13%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index                     26.78%             --           --             --               --         26.78%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                28.58%             --           --             --               --         28.58%
-------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX            18.17%             --           --             --               --         18.17%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper International                     12.17%             --           --             --               --         12.23%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                20.00%             --           --             --               --         20.00%
-------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                   (3.87)%            --           --             --               --         (3.87)%
-------------------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                          1.53%             --           --             --               --          1.49%
-------------------------------------------------------------------------------------------------------------------------------
 Benchmark                                (2.54)%            --           --             --               --         (2.54)%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
70 Investment performance
--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1998:

----------------------------------------------------------------------------------------------------------------------
                                                                                                            Since
                                             1 year       3 years     5 years     10 years    20 years    inception*
----------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES               32.37%       --           --           --           --        60.31%
----------------------------------------------------------------------------------------------------------------------
 Lipper Mid--Cap                             15.97%       --           --           --           --        42.16%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   (2.54)%      --           --           --           --        25.40%
----------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                                22.12%       --           --           --           --        40.19%
----------------------------------------------------------------------------------------------------------------------
 Lipper Growth                               25.82%       --           --           --           --        52.86%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%       --           --           --           --        57.60%
----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH BASIC VALUE EQUITY             9.80%       --           --           --           --        27.11%
----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      15.54%       --           --           --           --        21.32%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%       --           --           --           --        31.63%
----------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY                 5.11%       --           --           --           --         8.88%
----------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio             9.34%       --           --           --           --        11.15%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   19.55%       --           --           --           --        20.00%
----------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                    (28.19)%      --           --           --           --       (43.02)%
----------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                    (30.50)%      --           --           --           --       (45.67)%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                  (25.34)%      --           --           --           --       (36.71)%
----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                          10.02%       --           --           --           --        24.59%
----------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                             14.61%       --           --           --           --        17.83%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.36%       --           --           --           --        23.48%
----------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE             11.02%       --           --           --           --        27.62%
----------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      15.54%       --           --           --           --        38.49%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%       --           --           --           --        57.60%
----------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                  7.33%       --           --           --           --        29.66%
----------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                        10.76%       --           --           --           --        19.07%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   28.58%       --           --           --           --        31.63%
----------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK            7.33%       --           --           --           --        29.66%
----------------------------------------------------------------------------------------------------------------------
 Lipper International                        12.17%       --           --           --           --         9.06%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   20.00%       --           --           --           --        13.43%
----------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE         (11.45)%      --           --           --           --         4.35%
----------------------------------------------------------------------------------------------------------------------
 Lipper Small Cap                             1.53%       --           --           --           --        16.77%
----------------------------------------------------------------------------------------------------------------------
 Benchmark                                   (2.54)%      --           --           --           --        14.53%
----------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

--------------------------------------------------------------------------------
                                                       71 Investment performance
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN

------------------------------------------------------------------------------------------------------------------------------------
                                         1989     1990     1991     1992      1993      1994     1995     1996    1997       1998
------------------------------------------------------------------------------------------------------------------------------------
Alliance Aggressive Stock              40.86%    6.16%   83.43%   (4.95)%   14.59%    (5.59)%  29.21%   19.93%    8.77%     (1.55)%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                  23.28%   (9.82)%  35.34%    1.31%    22.52%    (3.94)%  30.01%   21.97%   26.84%     27.00%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors         2.61%    4.40%   17.67%    3.76%     8.77%    (5.86)%  18.19%    3.25%   11.15%     11.79%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Global                        24.41%   (7.81)%  28.15%   (2.35)%   29.68%     3.29%   16.63%   12.47%    9.49%     19.56%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth & Income                  --       --       --       --     (0.72)%   (2.41)%  21.79%   17.86%   24.42%     18.63%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors               3.35%    8.61%   46.16%    2.96%    13.15%    (4.94)%  24.05%   10.51%   14.63%     16.93%
------------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                     3.20%   (2.95)%  22.17%   10.23%    20.88%    (4.58)%  17.71%   20.60%   16.28%     (6.90)%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                              --       --    10.71%    3.64%     8.50%    (6.13)%  11.24%    1.85%    5.31%      5.76%
------------------------------------------------------------------------------------------------------------------------------------
Alliance International                    --       --       --       --        --        --     9.76%    7.77%   (4.84)%     8.53%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                   7.18%    6.23%    4.23%    1.65%     1.06%     2.10%    3.80%    3.37%    3.48%      3.40%
------------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                 --       --       --       --        --        --       --       --    25.16%+    (5.97)%
------------------------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                       --       --       --       --        --        --       --       --       --      23.13%
------------------------------------------------------------------------------------------------------------------------------------
BT International Equity Index             --       --       --       --        --        --       --       --       --      18.17%
------------------------------------------------------------------------------------------------------------------------------------
BT Small Company Index                    --       --       --       --        --        --       --       --       --      (3.87)%
------------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies             --       --       --       --        --        --       --       --    21.11%+    32.37%
------------------------------------------------------------------------------------------------------------------------------------
MFS Research                              --       --       --       --        --        --       --       --    14.80%+    22.12%
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Equity          --       --       --       --        --        --       --       --    15.77%+     9.80%
------------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch World Strategy              --       --       --       --        --        --       --       --     3.58%+     5.11%
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity    --       --       --       --        --        --       --       --    (20.66)%+  (28.19)%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                        --       --       --       --        --        --       --       --    13.24%+    10.02%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value           --       --       --       --        --        --       --       --    14.96%+    11.02%
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income               --       --       --       --        --        --       --       --    20.81%+     7.33%
------------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock         --       --       --       --        --        --       --       --    (2.57)%+   11.88%
------------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value        --       --       --       --        --        --       --       --    17.84%+   (11.45)%
------------------------------------------------------------------------------------------------------------------------------------

----------
+ Returns for these Portfolios represent less than 12 months of performance. The returns are as of each Portfolio inception date as shown in Table 1.

--------------------------------------------------------------------------------
72 Investment  performance
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the Portfolios and may compare the performance or ranking of those options and the Portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or Portfolio by nationally recognized financial publications. Examples of such publications are:

---------------------------------------------------------------------------
 Barron's                                      Money Management Letter
---------------------------------------------------------------------------
 Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
---------------------------------------------------------------------------
 Business Week                                 National Underwriter
---------------------------------------------------------------------------
 Forbes                                        Pension & Investments
---------------------------------------------------------------------------
 Fortune                                       USA Today
---------------------------------------------------------------------------
 Institutional Investor                        Investor's Business Daily
---------------------------------------------------------------------------
 Money                                         The New York Times
---------------------------------------------------------------------------
 Kiplinger's Personal Finance                  The Wall Street Journal
---------------------------------------------------------------------------
 Financial Planning                            The Los Angeles Times
---------------------------------------------------------------------------
 Investment Adviser                            The Chicago Tribune
---------------------------------------------------------------------------
 Investment Management Weekly
---------------------------------------------------------------------------

Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable insurance and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option and Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The yields and effective yields assume the deduction of all contract charges and expenses other than the optional baseBUILDER benefits charge and any charge for taxes such

--------------------------------------------------------------------------------
                                                       73 Investment performance
--------------------------------------------------------------------------------

as premium tax. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option, Alliance High Yield Option, and Alliance Intermediate Government Securities Option" in the SAI.

--------------------------------------------------------------------------------
74 Incorporation of certain documents by reference
--------------------------------------------------------------------------------

10
Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 1998 and a current report on Form 8-K dated April 9, 1999, are considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone :
(212) 554-1234).

--------------------------------------------------------------------------------
                        A-1 Appendix I: Purchase considerations for QP contracts
--------------------------------------------------------------------------------

Appendix I: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's "normal retirement benefit" that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the "accrued benefit" for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. Given that required minimum distributions must commence from the plan for annuitants after age 70 1/2 (unless the annuitant is not a 5% owner who provided the plan funds) trustees should consider whether the QP contract is an appropriate purchase for annuitants approaching or over age 70 1/2.

Finally, because the method of purchasing the QP contract and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

--------------------------------------------------------------------------------
                                B-1 Appendix II: Market value adjustment example
--------------------------------------------------------------------------------

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 (nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2004.

-------------------------------------------------------------------------------------------------------------
                                                                Assumed rate to maturity on February 15, 2004
                                                                ---------------------------------------------
                                                                       5.00%                 9.00%
-------------------------------------------------------------------------------------------------------------
 As of February 15, 2004 (before withdrawal)
-------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048             $ 119,487
-------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080             $ 131,080
-------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968             $ (11,593)
-------------------------------------------------------------------------------------------------------------
On February 15, 2004 (after withdrawal)
-------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501             $  (4,851)
-------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
   [$50,000 - (4)]                                                   $ 45,499             $  54,851
-------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581             $  76,229
-------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032             $ 106,915
-------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048             $  69,487
-------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

--------------------------------------------------------------------------------
                      C-1 Appendix III: Guaranteed minimum death benefit example
--------------------------------------------------------------------------------

Appendix III: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option, Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------------
                                     5% roll up to
  End of                                age 80           Annual ratchet to age 80 guaranteed
 contract                          guaranteed minimum                  minimum
   year           Account value      death benefit(1)               death benefit
-----------------------------------------------------------------------------------------------
    1              $105,000          $  105,000(1)                 $  105,000(3)
-----------------------------------------------------------------------------------------------
    2              $115,500          $  110,250(2)                 $  115,500(3)
-----------------------------------------------------------------------------------------------
    3              $129,360          $  115,763(2)                 $  129,360(3)
-----------------------------------------------------------------------------------------------
    4              $103,488          $  121,551(1)                 $  129,360(4)
-----------------------------------------------------------------------------------------------
    5              $113,837          $  127,628(1)                 $  129,360(4)
-----------------------------------------------------------------------------------------------
    6              $127,497          $  134,010(1)                 $  129,360(4)
-----------------------------------------------------------------------------------------------
    7              $127,497          $  140,710(1)                 $  129,360(4)
-----------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page
Unit Values                                                                   2
Annuity Unit Values                                                           2
Custodian and Independent Accountants                                         3
Yield Information for the Alliance Money Market Option, Alliance High Yield
 Option, and Alliance Intermediate Government Securities option               3
Long-Term Market Trends                                                       4
Key Factors in Retirement Planning                                            6
Financial Statements                                                          9

HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL
  INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547
  Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator Select SAI for Separate Account No. 45 dated May 1, 1999:


------------------------------------------------------------------------------
Name


------------------------------------------------------------------------------
Address


------------------------------------------------------------------------------
City            State    Zip

(AGTSELSAI)

Income Manager(Reg. TM)
Payout annuity contracts

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.


PROSPECTUS DATED MAY 1, 1999
--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER?

Income Manager contracts are payout annuity contracts issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. They are designed to provide retirement income. We offer two versions of the Income Manager payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract you may choose whether payments are made on a single life or a joint and survivor life basis.

TYPES OF CONTRACTS. We offer the contracts for use as:


o    A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"). There are two types of IRAs, Traditional IRAs or Roth IRAs. Because Roth IRAs were newly introduced in 1998 and have a five year aging period before distributions should begin, we do not expect to offer payout annuity Roth IRA contracts before the year 2003.

A contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to these fixed maturity options will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at http://www.sec.gov.



 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

--------------------------------------------------------------------------------
2    Contents of this prospectus
--------------------------------------------------------------------------------


Contents of this prospectus
--------------------------------------------------------------------------------


INCOME MANAGER(Reg. TM)

--------------------------------------------------------------------------------
Index of key words and phrases                                        4
Who is Equitable Life?                                                5
How to reach us                                                       6
Income Manager at a glance - key features                             7


--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                       10
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                 10
Source of contributions                                              10
Owner and annuitant requirements                                     10
What are your investments under the contract?                        10
What are your contract choices?                                      12
Life annuity with a period certain contract                          12
Period certain contract                                              18

--------------------------------------------------------------------------------
2
OTHER BENEFITS AND FEATURES OF THE
   CONTRACTS                                                         20
--------------------------------------------------------------------------------
How you can make your contributions                                  20
Your right to cancel within a certain number of days                 20
Surrendering your contract to receive its cash value                 20
When to expect payments                                              20
--------------------------------------------------------------------------------

"We", "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 Contents of this prospectus   3
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
3
CHARGES                                                               21
--------------------------------------------------------------------------------
Withdrawal charges                                                    21
Amounts applied from other contracts issued by Equitable
   Life                                                               21
Charges for state premium and other applicable taxes                  22
Group or sponsored arrangements                                       22
Other distribution arrangements                                       22

--------------------------------------------------------------------------------
4
PAYMENT OF DEATH BENEFIT                                              23
--------------------------------------------------------------------------------
Your beneficiary                                                      23
Choosing annuity payout options                                       23

--------------------------------------------------------------------------------
5
TAX INFORMATION                                                       24
--------------------------------------------------------------------------------
Overview                                                              24
Taxation of nonqualified annuities                                    24
Special rules for NQ contracts issued in Puerto Rico                  25
Individual retirement arrangements (IRAs)                             26
Traditional individual retirement annuities (Traditional IRAs)        26
Federal and state income tax withholding and information reporting    33

--------------------------------------------------------------------------------
6
MORE INFORMATION                                                      35
--------------------------------------------------------------------------------
About our fixed maturity options                                      35
About the separate account for the fixed maturity options             35
About our general account                                             36
Other methods of payment                                              36
About payments under period certain contracts                         36
Dates and prices at which contract events occur                       37
About our year 2000 progress                                          37
About legal proceedings                                               38
About our independent accountants                                     38
Transfers of ownership, collateral assignments, loans,
   and borrowing                                                      38
Distribution of contracts                                             38

--------------------------------------------------------------------------------
7
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                                          39
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
   EXAMPLE                                                           A-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4    Index of key words and phrases
--------------------------------------------------------------------------------



Index of key words and phrases
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.




                                                                  Page

account value                                                       15
annuitant                                                           10
beneficiary                                                         23
business day                                                        37
cash value                                                          15
contract date                                                        8
contract year                                                        8
contribution                                                        10
deferral period                                                     13
fixed maturity amount                                               10
fixed maturity options                                              10
IRA                                                               cover
IRS                                                                 23
joint and survivor                                                  12
joint owners                                                        10
life annuity with a period certain                                  12
life contingent annuity                                             13
market adjusted amount                                              11
market value adjustment                                             11
maturity value                                                      11
off maturity date                                                   11
NQ                                                                  25
payout option                                                       23
period certain                                                       7
Processing Office                                                    6
rate to maturity                                                    10
SEC                                                               cover
separate account                                                    35
single life                                                         12
traditional IRA                                                     26


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your Equitable associate can provide further explanation about your contract.



  -------------------------------------------------------------------------
  PROSPECTUS                   CONTRACT ON SUPPLEMENTAL MATERIALS
  -------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  -------------------------------------------------------------------------
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's")
                               in supplemental materials)
  -------------------------------------------------------------------------
  off maturity date payments   Model Payment Portion
  -------------------------------------------------------------------------
  market adjusted amount       annuity account value
  -------------------------------------------------------------------------
  maturity date                Expiration Date
  -------------------------------------------------------------------------
  rate to maturity             Guaranteed Rate
  -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Who is Equitable Life?   5
--------------------------------------------------------------------------------


Who is Equitable Life?
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies, Incorporated ("Equitable Companies"), whose majority shareholder is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, Equitable Companies plans to change its name to AXA Financial, Inc.

Equitable Companies and its consolidated subsidiaries managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

--------------------------------------------------------------------------------
6    Who is Equitable Life?
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
HOW TO REACH US

You may communicate with our Processing Office listed below for any of the following purposes:


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Income Manager
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
Income Manager
c/o First Chicago National Processing Center
300 Harmon Meadows Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life
Income Manager
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life
Income Manager
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------
During our regular business hours you may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.
--------------------------------------------------------------------------------

REPORTS WE PROVIDE:


o    Statement of your contract values as of the last day of the calendar year;


o    Three written reports of your contract values each year; and


o    Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.


WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

1)   address changes;

2)   beneficiary changes;

3)   withdrawal requests; and

4)   contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

--------------------------------------------------------------------------------
                                  Income Manager at a glance - key features    7
--------------------------------------------------------------------------------



Income Manager at a glance - key features
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------
                                       INCOME MANAGER
                                       (LIFE ANNUITY                          INCOME MANAGER
                                   WITH A PERIOD CERTAIN)                    (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------
 INCOME PAYMENTS          NQ - Level or increasing payments.      NQ and IRA - Level payments only.
                          IRA - Level payments only.
--------------------------------------------------------------------------------------------------------
 PERIOD CERTAIN           You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.
--------------------------------------------------------------------------------------------------------
 FORM OF PAYMENT          Single life or joint and survivor.      Single life only.
 AVAILABLE
--------------------------------------------------------------------------------------------------------
 PAYMENTS AFTER THE END   Payments continue while the annuitant   None
 OF THE PERIOD CERTAIN    or joint annuitant is living.
--------------------------------------------------------------------------------------------------------
 CONTRIBUTION AMOUNTS:
  INITIAL MINIMUM:        o $10,000                               o $10,000
  ADDITIONAL MINIMUM:     o $1,000 (subject to restrictions)      o Not permitted
                          Maximum investment limitations may      Maximum investment limitations may
                          apply.                                  apply.
--------------------------------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS   o 15 fixed maturity options with maturities ranging from approximately 1 to
                            15 years.
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          o Principal guarantees.

                            - If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------------------------------
 TAXES                    Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.

                          o NQ - A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.
                          o IRA - All amounts distributed are generally taxable.
--------------------------------------------------------------------------------------------------------
 DEATH BENEFIT            A death benefit is provided if the      A death benefit is provided if the
                          annuitant dies before the end of the    annuitant dies before the end of the
                          period certain. There is no death       period certain.
                          benefit after the period certain.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8    Income Manager at a glance - key features
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                       INCOME MANAGER
                                       (LIFE ANNUITY                          INCOME MANAGER
                                   WITH A PERIOD CERTAIN)                    (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
ACCESS TO YOUR            o Withdrawals.                          o Withdrawals.
MONEY DURING THE          o Contract surrender.                   o Contract surrender.
PERIOD CERTAIN
                          A market value adjustment may apply.    A market value adjustment may apply.
                          You may also incur income tax and a     You may also incur income tax and a
                          penalty tax.                            penalty tax.

                          You cannot take a withdrawal from,
                          or surrender your life contingent
                          annuity.
--------------------------------------------------------------------------------------------------------
CHARGES                   o    We deduct a charge for taxes       o    We deduct a charge for taxes
                               such as premium taxes that may          such as premium taxes that may
                               be imposed in your state. We            be imposed in your state. We
                               deduct this charge from your            deduct this charge from your
                               contributions.                          contributions.

                          o    During the first seven             o    During the first seven contract
                               contract years following a              years, a charge will be deducted
                               contribution, a charge will be          from amounts that you withdraw. The
                               deducted from amounts that you          charge begins at 7% in the first
                               withdraw that exceed 10% of             contract year. It declines each
                               your account value. We use the          year to 1% in the seventh contract
                               account value on the most               year. There is no withdrawal charge
                               recent contract date                    in the eighth and later contract
                               anniversary to calculate the            years.
                               10% amount available. The
                               charge begins at 7% in the         o    There is no free withdrawal
                               first contract year following           amount.
                               a contribution. It declines
                               each year to 1% in the seventh
                               contract year. There is no
                               withdrawal charge in the
                               eighth and later contract
                               years following a contribution.

--------------------------------------------------------------------------------------------------------
The 12-month period beginning on your contract date and each anniversary of that date is a "contract year." The "contract date" is the effective date of a contract. This usually is the business day we receive your initial contribution.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
ANNUITANT                 NQ and IRA level payments: 45 -- 83
ISSUE AGES                NQ increasing payments: 53 1/2 -- 83

                          Different ages may apply depending on
                          when annuity payments start.
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  Income Manager at a glance - key features    9
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your Equitable associate, or call us, if you have any questions.

--------------------------------------------------------------------------------
10   Contract features and benefits
--------------------------------------------------------------------------------


1
Contract features and benefits
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO
YOUR CONTRACT

You may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this prospectus.


SOURCE OF CONTRIBUTIONS

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

IRA CONTRACTS. Contributions may be made from:


o    Rollovers from a qualified plan.


o    Rollovers from a Tax Sheltered Annuity (TSA).


o    Rollovers from another traditional individual retirement arrangement.


o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this prospectus.

OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided both owners are of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. A joint annuitant may be named.


WHAT ARE YOUR INVESTMENTS UNDER THE
CONTRACT?


FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of our general account assets. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail later in this prospectus under "More information."

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

--------------------------------------------------------------------------------
                                           Contract features and benefits     11
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

On the maturity date of each of your fixed maturity options your fixed maturity amount, assuming you have not made any withdrawals, will equal your contribution to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Guaranteed rates to maturity for new allocations as of April 1, 1999 and the related price per $100 of maturity value were as follows:


------------------------------------------------------------------------
    FIXED MATURITY
     OPTIONS WITH
     FEBRUARY 15TH                 RATE TO                  PRICE
   MATURITY DATE OF              MATURITY AS             PER $100 OF
     MATURITY YEAR            OF APRIL 1, 1999          MATURITY VALUE
------------------------------------------------------------------------
         2000                       3.25%                  $ 97.23
         2001                       4.04%                  $ 92.83
         2002                       4.33%                  $ 88.51
         2003                       4.46%                  $ 84.43
         2004                       4.52%                  $ 80.60
         2005                       4.67%                  $ 76.45
         2006                       4.77%                  $ 72.56
         2007                       4.79%                  $ 69.16
         2008                       4.87%                  $ 65.55
         2009                       4.97%                  $ 61.91
         2010                       4.90%                  $ 59.41
         2011                       4.90%                  $ 56.63
         2012                       4.90%                  $ 53.99
         2013                       4.90%                  $ 51.46
         2014                       4.90%                  $ 49.05
------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT. If you make any withdrawals, (including surrender of your contract or when we make deductions for withdrawal charges), from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this prospectus. We provide an example of how we calculate the market value adjustment in the Appendix to this prospectus.


SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account later in this prospectus under "More information."

OFF MATURITY DATE PAYMENTS. Under Income Manager contracts you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead

--------------------------------------------------------------------------------
12   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. We discuss both versions below.


LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

--------------------------------------------------------------------------------
 "Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.


ADDITIONAL CONTRIBUTIONS

If your annuity payments are set to begin on February 15, 2000 or later, and you are age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can only make additional contributions during the first contract year.

Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after you are age 70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this prospectus.

If you are using the proceeds from another type of contract issued by us to purchase this contract, you will not be permitted to make additional contributions.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o    the amount of your contribution;

o    the form of payments;

--------------------------------------------------------------------------------
                                           Contract features and benefits     13
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o    the frequency of payments; and

o    the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS


NQ CONTRACTS. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. See "Payments after the period certain" below.

IRA CONTRACTS. Only level payments are available under IRA contracts.

Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.


YOUR PERIOD CERTAIN

LEVEL PAYMENTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your contract is issued is as follows:

--------------------------------------------------------------------------------
14   Contract features and benefits
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                  NQ CONTRACTS
--------------------------------------------------------------------------------
        ANNUITANT'S AGE AT ISSUE*                  MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
             45 through 70                                15 years
             71 through 75                          85 less age at issue
             76 through 80                                10 years
             81 though 83                           90 less age at issue
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  IRA CONTRACTS
--------------------------------------------------------------------------------
        ANNUITANT'S AGE AT ISSUE*                  MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
             45 through 70                                15 years
             71 through 78                          85 less age at issue
             79 through 83                                7 years
--------------------------------------------------------------------------------

    *For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

INCREASING PAYMENTS. Under NQ contracts if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:


--------------------------------------------------------------------------------
        ANNUITANT'S AGE AT ISSUE*                      PERIOD CERTAIN
--------------------------------------------------------------------------------
           53 1/2 through 70                               15 years
             71 through 75                                 12 years
             76 through 80                                  9 years
             81 through 83                                  6 years
--------------------------------------------------------------------------------

    *For joint and survivor payments, the period certain is based on the age of the younger annuitant.

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

--------------------------------------------------------------------------------
                                       PERIOD CERTAIN BASED
                                        ON DEFERRAL PERIOD
--------------------------------------------------------------------------------
       ANNUITANT'S AGE          1 - 36        37-60          61-72
         AT ISSUE*              MONTHS        MONTHS         MONTHS
--------------------------------------------------------------------------------
       59 1/2 through 70      12 years        9 years        9 years
        71 through 75          9 years        9 years         n/a
        76 through 80          6 years        6 years         n/a
        81 through 83            n/a            n/a           n/a
--------------------------------------------------------------------------------

    *For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.



PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;


o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;


o    neither the annuitant nor the joint annuitant can be over age 83; and


o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.


PAYMENTS AFTER THE PERIOD CERTAIN

After the end of the period certain, we will continue your payments under the life contingent annuity if the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

--------------------------------------------------------------------------------
                                           Contract features and benefits     15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.


EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)  a male age 70 (who is both the contract owner and the annuitant);

(2)  single life annuity payments;

(3)  a contribution of $100,000;

(4)  no additional contributions; and

(5)  a period certain of 15 years.

If you had a contract date of April 1, 1999, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:

--------------------------------------------------------------------------------
      PAYMENT
      PERIOD                MONTHLY          QUARTERLY           ANNUAL
--------------------------------------------------------------------------------
     START DATE             5/15/99          7/15/99             4/15/00
--------------------------------------------------------------------------------
      PAYMENT               $  654           $1,971              $8,092
--------------------------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.
--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

--------------------------------------------------------------------------------
16   Contract features and benefits
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXAMPLE

The example below illustrates the effect of a withdrawal based on:

(1)  a single contribution of $100,000 made on April 1, 1999;

(2)  level annual payments of $7,601 to be made on February 15th of each year;

(3)  joint and two-thirds to survivor payments for a male and female, both age
     70;

(4)  a period certain of 15 years;

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $67,907.44 when the annuitants are age 73.

The requested withdrawal amount would be $16,976.86 ($67,907.44 x .25). In this case, $6,790.74 ($67,907.44 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,186.12 ($16,976.86
- $6,790.74) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $407.44 ($10,186.12 x .04). The account value after the withdrawal is $50,523.14 ($67,907.44 - $16,976.86 - $407.44). The payments would be reduced to $6,254.75 and the remaining period certain would be reduced to 10 years from 12.

DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

--------------------------------------------------------------------------------
                                           Contract features and benefits     17
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.


When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-annuitant owner's death. Unless the alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long the annuitant (or joint annuitant) is living.


SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

--------------------------------------------------------------------------------
18   Contract features and benefits
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

PERIOD CERTAIN CONTRACT

You may purchase the period certain contract if you are age 59 1/2 or older.
The annuitant must be at least age 59 1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.


ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" for an example of payments.


PAYMENTS

Whether you choose monthly, quarterly, or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS


After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.


DEATH BENEFIT


When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract,

--------------------------------------------------------------------------------
                                           Contract features and benefits     19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.


When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.


When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

--------------------------------------------------------------------------------
20   Other benefits and features of the contracts
--------------------------------------------------------------------------------


2
Other benefits and features of the contracts
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the Equitable associate submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

Please see "Tax information" for possible consequences of cancelling your contract.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

--------------------------------------------------------------------------------
                                                                    Charges   21
--------------------------------------------------------------------------------


3
Charges
--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                                  CONTRACT YEAR
--------------------------------------------------------------------------------
                   1      2      3      4       5       6       7       8+
--------------------------------------------------------------------------------
Percentage of
 Contribution     7.0%   6.0%   5.0%   4.0%    3.0%    2.0%    1.0%    0.0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS. IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.


AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

--------------------------------------------------------------------------------
22   Charges
--------------------------------------------------------------------------------

To purchase any Income Manager contract we require that you return your original contract to us. A new Income Manager contract will be issued putting this annuity into effect.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

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                                                Payment of death benefit      23
--------------------------------------------------------------------------------

4
Payment of death benefit

--------------------------------------------------------------------------------


YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.


CHOOSING ANNUITY PAYOUT OPTIONS

If you die before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.


ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity - period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity - refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity, life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or Traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions for a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. This contract is intended to be a payout annuity. However, because you may be able to delay beginning payments, rules governing deferred annuity contracts could apply. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
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ANNUITY PAYMENTS


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the


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contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Income Manager contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

The tax basis of the source contract carries over to the Income Manager NQ contract.


SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of the withdrawal may not be taxable.


DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary; or

o    payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and


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Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are several types of IRAs, as follows:


o    Traditional IRAs, typically funded on a pre-tax basis;

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.ustreas.gov).

The Income Manager IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

The Income Manager IRA contract has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Income Manager IRA contract.


CANCELLATION

You can cancel an Income Manager IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a Traditional
IRA:


o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers"); or

o    "regular" contributions out of earned income or compensation.

We require that your initial contribution to the Income Manager Traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below. Any additional contributions you make may be rollovers, direct transfers, or regular Traditional IRA contributions.


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LIMITS ON CONTRIBUTIONS

Generally, $2,000 is the maximum amount that you may contribute to all IRAs in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA. You cannot make regular Traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.


SPECIAL RULES FOR SPOUSES

If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Traditional IRAs. Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's Traditional IRAs. Each spouse owns his or her Traditional IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a Traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.


DEDUCTIBILITY OF CONTRIBUTIONS

The amount of Traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your Traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your Traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your Traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your Traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return

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with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:




($10,000-excess AGI)    times    $2,000 (or earned     equals     the adjusted
---------------------     x       income, if less)        =       deductible
  divided by $10,000                                              contribution
                                                                  limit

NONDEDUCTIBLE CONTRIBUTIONS

If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the non-working spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.


WHEN YOU CAN MAKE CONTRIBUTIONS

If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular Traditional IRA contributions for a tax year.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000;

o regular contributions of more than earned income for the year, if that amount is under $2,000;

o    regular contributions to a Traditional IRA made after you reach age
     70 1/2; and

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular Traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a Traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources:


o    qualified plans;

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o    TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other Traditional IRAs.

Any amount contributed to a Traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

You actually receive a distribution that can be rolled over and you roll it over to a Traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your Traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions and may be rolled over tax-free to an IRA unless the distribution is:

o    only after-tax contributions you made to the plan;

o required minimum distributions after age 70 1/2 or separation from service;

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary;

o substantially equal periodic payments made for a specified period of 10 years or more;

o    a hardship withdrawal;

o    corrective distributions which fit specified technical tax rules;

o    loans that are treated as distributions;

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     and

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one Traditional IRA to one or more of your other Traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Traditional IRA to one or more other Traditional IRAs. Also, in some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a Traditional IRA at any time. You do not need to wait for a special event like retirement.


TAXATION OF PAYMENTS

Earnings in Traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments


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from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a Traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any Traditional IRA (it does not have to be to this particular Traditional IRA contract), those contributions are recovered tax free when you get distributions from any Traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to Traditional IRAs. At the end of any year in which you have received a distribution from any Traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all Traditional IRA distributions made during the year. Multiply this by all distributions from the Traditional IRA during the year to determine the nontaxable portion of each distribution.

     In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above;

o the entire amount received is rolled over to another Traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the Traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" Traditional IRA treatment:

     -- the source of funds you used to establish the Traditional IRA must have been a rollover contribution from a qualified plan, and

     -- the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. Since the Income Manager annuity is intended to be a payout contract, it may not be an appropriate contract if you plan to use it as a conduit IRA.

Distributions from a Traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS


Lifetime required minimum distributions

You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.


When you have to take the first required minimum distribution

The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


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Account based method

If you choose an "account-based" method, you divide the value of your Traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your Traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity).


Annuity based method

If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

Do you have to pick the same method to calculate your required minimum distributions for all of your Traditional IRAs and other retirement plans?

No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


Will we pay you the annual amount every year from your Traditional IRA based on the method you choose?

No, we do not automatically make distributions from your contract before your annuity payments begin.


What if you take more than you need to for any year?

The required minimum distribution amount for your Traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your Traditional IRAs and vice-versa. However, the IRS will let you figure out the required minimum distribution for each Traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall Traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.


What if you take less than you need to for any year?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for Traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select


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a method with us, we will assume you are taking your required minimum distribution from another Traditional IRA that you own.


What are the required minimum distribution payments after you die?

If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the Traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or
(b) roll over your Traditional IRA into his or her own Traditional IRA.


Important information about minimum distributions under your contract

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

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BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a Traditional IRA. You cannot use a Traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the Traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a Traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

     o    on or after your death;

     o    because you are disabled (special federal income tax definition);

     o used to pay certain extraordinary medical expenses (special federal income tax definition);

     o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

     o used to pay certain first-time home buyer expenses (special federal income tax definition);

     o used to pay certain higher education expenses (special federal income tax definition); or

     o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59 1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.


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34   Tax information
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If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.


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ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date. (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See the Appendix to this prospectus for an example of how we calculate the market value adjustment.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations,
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including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.


ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS

The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on April 1, 1999 with the first payment on February 15, 2000. To achieve this result, a single contribution of $78,923.30 is required, and is allocated among the fixed maturity options as indicated below.


-----------------------------------------------------------------------------
  FEBRUARY 15TH OF                     PRICE PER $100 OF      ALLOCATION OF
   CALENDAR YEAR           PAYMENT       MATURITY VALUE        CONTRIBUTION
-----------------------------------------------------------------------------
       2000                $10,000          $ 97.23            $  9,723.50
-----------------------------------------------------------------------------
       2001                $10,000          $ 92.83            $  9,282.67
-----------------------------------------------------------------------------
       2002                $10,000          $ 88.51            $  8,850.98
-----------------------------------------------------------------------------
       2003                $10,000          $ 84.43            $  8,442.76
-----------------------------------------------------------------------------
       2004                $10,000          $ 80.60            $  8,059.67
-----------------------------------------------------------------------------
       2005                $10,000          $ 76.45            $  7,645.43
-----------------------------------------------------------------------------
       2006                $10,000          $ 72.56            $  7,256.47
-----------------------------------------------------------------------------
       2007                $10,000          $ 69.16            $  6,915.68
-----------------------------------------------------------------------------
       2008                $10,000          $ 65.55            $  6,554.98
-----------------------------------------------------------------------------
       2009                $10,000          $ 61.91            $  6,191.16
-----------------------------------------------------------------------------
                                                        Total  $ 78,923.30
-----------------------------------------------------------------------------

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DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


BUSINESS DAY

Our "business day" is any day the New York Stock Exchange is open for trading. Each business day ends at the time regular trading on the exchange closes (or is suspended) for the day. Our business day ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the separate account to provide for payments off maturity dates, will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day.


ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your contract and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. By year end 1998, the work of modifying or replacing non-compliant systems was substantially completed. Equitable Life has begun comprehensive testing of its year 2000 compliance and expects that the testing will be substantially completed by June 30, 1999. Equitable Life has contacted third-party service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. Most third-party service providers have provided Equitable Life confirmation of their year 2000 compliance. Equitable Life believes it is on schedule for substantially all such systems and services, including those considered to be mission-critical, to be confirmed as year 2000 compliant, renovated, replaced or the subject of contingency plans, by June 30, 1999, except for one investment accounting system that is scheduled to be replaced by August 31, 1999 and confirmed as year 2000 compliant by September 30, 1999. Additionally, Equitable Life will be supplementing its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures. Year 2000 specific contingency plans are anticipated to be in place by June 30, 1999.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the systems of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Sec. 1 (1998).


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ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 1998 and 1997, and for the three years ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


DISTRIBUTION OF CONTRACTS

Equitable Distributors, Inc. ("EDI") and EQ Financial Consultants, Inc. ("EQF"), indirect, wholly owned subsidiaries of Equitable Life, are the distributors of the contracts and have responsibility for sales and marketing functions. EDI and EQF are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. The principal business address of EDI and EQF is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between Equitable Life, certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, and EDI, Equitable Life paid EDI distribution fees of $129,520 for 1998, $962,599 for 1997 and $202,400 for 1996, as the distributor of the contracts. Under a distribution and services agreement between EQF, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid EQF $325,380 for 1998, as the distributor for certain contracts including these contracts. During 1999, EQF plans to change its name to AXA Advisors, Inc.

The contracts will be sold by registered representatives of EDI and EQF as well as by affiliated and unaffiliated broker-dealers with which EDI and/or EQF has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. EDI and EQF may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

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                            Incorporation of certain documents by reference   39
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7
Incorporation of certain documents by reference
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Equitable Life's annual report on form 10-K for the year ended December 31, 1998 and a current report on form 8-K dated April 9, 1999, are considered to be part of this prospectus because they are incorporated by reference.

After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our exchange act documents and reports, including our annual and quarterly reports on form 10-K and form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

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Appendix: Market value adjustment example
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Appendix: Market value adjustment example
--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2004.


-------------------------------------------------------------------------------------------------
                                                                       ASSUMED RATE TO MATURITY
                                                                         ON FEBRUARY 15, 2004
                                                                       --------------------------
                                                                            5.00%        9.00%
-------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2004 (BEFORE WITHDRAWAL)
-------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,048    $119,487
-------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,080    $131,080
-------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                           $ 12,968    $(11,593)
-------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2004 (AFTER WITHDRAWAL)
-------------------------------------------------------------------------------------------------
(4) Portion of the market adjusted amount associated with withdrawal:
    (3) x [$50,000/(1)]                                                 $  4,501    $ (4,851)
-------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                                     $ 45,499    $ 54,851
-------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                    $ 85,581    $ 76,229
-------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,032    $106,915
-------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,048    $ 69,487
-------------------------------------------------------------------------------------------------

You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment/ is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.